UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

DEERFIELD TRIARC CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Deerfield Triarc Capital Corp. Common Stock, par value $0.001 per share.

	(2)	Aggregate number of securities to which transaction applies: 9,635,192 shares of Deerfield Triarc Capital Corp. Common Stock, par value $0.001 per share.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $293,767,364.48, the sum of $145,000,000 in cash plus the value of 9,635,192 shares of Deerfield Triarc Capital Corp. Common Stock ($148,767,364.48 based upon the average high and low prices reported on the New York Stock Exchange on May 18, 2007).

	(4)	Proposed maximum aggregate value of transaction: $293,767,364.48.

	(5)	Total fee paid: $58,753.47 computed in accordance with Rule 0-11(c)(1) of the Securities Exchange Act of 1934, as amended.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

DEERFIELD TRIARC CAPITAL CORP.
6250 N. River Road, 9th Floor
Rosemont, Illinois 60018

, 2007

Dear Stockholder:

On behalf of the board of directors, I cordially invite you to attend the 2007 Annual Meeting of Stockholders of Deerfield Triarc Capital Corp. (the “Meeting”), which will be held at  . We are excited about our current direction and greatly appreciate the support of our stockholders. The matters to be considered by our stockholders at the Meeting are described in detail in the accompanying materials. Among the matters that you will be considering is the proposed issuance of shares of our common stock to enable us to complete the acquisition of our external manager.

It is very important that you be represented at the Meeting regardless of the number of shares you own or whether you are able to attend the Meeting in person. Even if you plan to attend the Meeting, let me urge you to mark, sign and date your proxy card today and return it in the envelope provided. Voting by proxy card will not prevent you from voting in person, but will ensure that your vote is counted, if for whatever reason, you are unable to attend.

Your continued support and interest in Deerfield Triarc Capital Corp. are sincerely appreciated.

Sincerely,

Peter H. Rothschild Interim Chairman

DEERFIELD TRIARC CAPITAL CORP.
6250 N. River Road, 9th Floor
Rosemont, Illinois 60018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on   , 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders (the “Meeting”) of Deerfield Triarc Capital Corp. (“DFR”) to be held on    , 2007, at 10:00 a.m., Eastern Daylight Savings Time, at  .

As you may know, on April 19, 2007 we entered into a merger agreement (the “Merger Agreement”) with DFR Merger Company, LLC, our wholly owned subsidiary (“Merger Sub”), Deerfield & Company LLC (“Deerfield”), an entity in which Triarc Companies, Inc. (“Triarc”) owns a controlling interest, and Triarc (as the sellers’ representative), which provides for the merger of Merger Sub with and into Deerfield (the “Merger”). If the Merger is completed, Deerfield will become an indirect, wholly owned subsidiary of DFR.

Since our inception, we have sought to provide returns to our investors through a combination of dividends and capital appreciation on our investments, which are primarily mortgage-backed securities. Historically, all investment management services for DFR have been provided by our external manager, Deerfield Capital Management LLC (“DCM”), a wholly owned subsidiary of Deerfield, under the supervision of our board of directors (the “Board”), pursuant to a management agreement with DCM. Our Board has considered whether DFR should acquire Deerfield, which would result in our becoming a more diversified financial services company with increasingly diversified revenue sources and convert our current external management structure into an internally- managed structure. After due deliberation and consideration of the various factors described in the enclosed proxy statement, and upon the unanimous recommendation of a special committee of the Board comprised solely of directors who have no material financial interest in the Merger that differs from that of our stockholders (the “Special Committee”), the Board determined that the Merger is advisable and in the best interests of DFR and its stockholders. The members of the Board with a material financial interest in the Merger that differs from that of our stockholders abstained from voting to approve the Merger.

The Merger is subject to customary closing conditions, including the approval of the issuance of shares of DFR common stock in the Merger by DFR’s stockholders representing (1) a majority of the votes cast on the proposal (provided that the total votes cast on the proposal represent a majority of the outstanding shares of our common stock entitled to vote on the proposal) and (2) a majority of the votes cast on the proposal by stockholders who are not affiliates of Deerfield or Triarc. If all of the conditions to the Merger are satisfied or waived, we anticipate completing the Merger within several business days after the Meeting.

The aggregate consideration to be paid by DFR in connection with the Merger consists of $145 million in cash and 9,635,192 shares of DFR common stock. The cash portion of the aggregate consideration is subject to various deductions, including an amount equal to the principal amount and accrued and unpaid interest outstanding, if any, under a revolving note of Deerfield immediately prior to the Merger and an amount equal to the unpaid transaction expenses of Deerfield and Triarc (incurred on behalf of all Deerfield members generally) immediately prior to the Merger. The 9,635,192 shares of DFR’s common stock to be issued upon the completion of the Merger will constitute approximately  % of the outstanding shares of DFR’s common stock after the Merger. This issuance will reduce your percentage ownership of our common stock.

Of the total of 9,635,192 shares of DFR common stock to be issued in the Merger, 2,504,817 shares will be deposited into an escrow account and will be available as the sole recourse to satisfy the post-closing indemnification obligations of the members of Deerfield. The Merger Agreement also permits Deerfield, prior to the Merger, to distribute to its members up to approximately $6.0 million of cash (plus amounts for taxes relating to pre-closing periods, minus the amount of certain debt prepayments, if any, made after the date of the Merger Agreement), and requires Deerfield to distribute to its members 309,038 shares of DFR common stock owned by Deerfield. Upon the completion of the Merger, DFR will change its name to Deerfield Capital Corp.

In order to fund the cash portion of the consideration and our expenses associated with the Merger, we intend to incur $155.0 million of debt financing.

At this Meeting, you will be asked to consider and vote upon the following proposals to:

1.

approve the issuance of 9,635,192 shares of our common stock to the members of Deerfield as part of the consideration for the merger of Merger Sub with and into Deerfield pursuant to the Merger Agreement, which will enable us to complete the Merger;

2.	re-elect Robert B. Machinist and Jonathan W. Trutter as Class III directors of DFR to serve on our Board for a three-year term or until their successors have been duly elected and qualified;
3.	ratify the appointment by our audit committee of Deloitte & Touche LLP to serve as DFR’s independent auditors for the fiscal year ending December 31, 2007;
4.	approve an amendment to the Deerfield Triarc Capital Corp. Stock Incentive Plan to increase the shares of common stock reserved for issuance under the plan from 2,692,313 to 6,136,725; and
5.	act upon such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

We are seeking your approval of this issuance of our common stock because the New York Stock Exchange rules require that it be approved by our stockholders representing a majority of the votes cast on the proposal (provided that the total votes cast on the proposal represent a majority of the outstanding shares of our common stock entitled to vote on the proposal), and because we have made the approval of the stock issuance by our stockholders representing a majority of the votes cast on the proposal a condition to the consummation of the transactions contemplated by the Merger Agreement. We have also made the approval of the stock issuance by a majority of the votes cast on the proposal by stockholders who are not affiliates of Deerfield or Triarc a condition to the consummation of the transactions contemplated by the Merger Agreement.

After careful consideration, the Special Committee unanimously determined that the Merger is in the best interests of DFR and its stockholders that are not also beneficial owners of interests in Deerfield and adopted the Merger Agreement. After careful consideration, including consideration of the unanimous recommendation of the Special Committee, our Board (excluding those members who abstained because of a material financial interest in the Merger that differs from that of our stockholders) has determined that the Merger is in the best interests of DFR and its stockholders and adopted the Merger Agreement and now recommends that you vote FOR approval of DFR’s issuance of 9,635,192 shares of DFR’s common stock to the members of Deerfield in the Merger to enable DFR to complete the Merger. In addition, our Board recommends that you vote FOR each other proposal to be voted on at the Meeting.

Your vote is important. You should read the attached proxy statement and the information incorporated by reference into this proxy statement carefully. Whether or not you plan to attend the Meeting, you are urged to complete, date and sign the enclosed proxy and return it to us promptly. You may revoke your proxy at any time before it is voted by giving written notice to our corporate secretary, by attending the Meeting and voting in person or by submitting a proxy dated a later date.

Thank you very much for your continued support.

By order of the Board:

Frederick L. White Senior Vice President, General Counsel and Secretary

Rosemont, Illinois
   , 2007

QUESTIONS AND ANSWERS

Q:	Why did DFR send this proxy statement to me?
A:

We sent this proxy statement and the enclosed proxy card to you because the Board is soliciting your proxy to vote your shares at the Meeting. This proxy statement is designed to assist you in voting and provides the information that we are required to provide to you under the rules of the Securities and Exchange Commission, or SEC. In particular, DFR has agreed to acquire Deerfield under the terms of the Merger Agreement, which is attached to this proxy statement as Annex A. You are encouraged to carefully review the Merger Agreement.

For the acquisition to be completed, DFR stockholders must vote to approve the issuance of shares of our common stock in connection with the Merger. We are seeking your approval of this issuance of common stock because the rules of the New York Stock Exchange, or NYSE, require that it be approved by our stockholders representing a majority of the votes cast on the proposal (provided that the total votes cast on the proposal represent a majority of the outstanding shares of our common stock entitled to vote on the proposal), and because we have made the approval of the stock issuance by our stockholders representing a majority of the votes cast on the proposal a condition to the consummation of the transactions contemplated by the Merger Agreement. We have also made the approval of the stock issuance by a majority of the votes cast on the proposal by stockholders who are not affiliates of Deerfield or Triarc a condition to the consummation of the transactions contemplated by the Merger Agreement. We are also asking for your approval of several other matters described in this proxy statement.

Q:	What will happen in the Merger?
A:

If the Merger is completed, Merger Sub, a wholly owned subsidiary of DFR, will be merged with and into Deerfield and Deerfield will continue as the surviving entity and become an indirect, wholly-owned subsidiary of DFR. DFR will be renamed “Deerfield Capital Corp.” After the Merger, we intend to continue to maintain our election to be taxed as a REIT under federal income tax laws and will hold our interests in Deerfield and DCM through domestic taxable REIT subsidiaries, or TRSs.

Q:	What consideration will DFR pay in the Merger?
A:

The aggregate consideration to be paid by DFR in connection with the Merger consists of $145 million in cash and 9,635,192 shares of DFR common stock. The cash portion of the aggregate consideration is subject to various deductions, including an amount equal to the principal amount and accrued and unpaid interest outstanding, if any, under a revolving note of Deerfield immediately prior to the Merger, and an amount equal to the unpaid transaction expenses of Deerfield and Triarc (incurred on behalf of all Deerfield members generally) immediately prior to the Merger. The 9,635,192 shares of DFR’s common stock to be issued in the Merger, will constitute approximately     % of the outstanding shares of DFR’s common stock immediately following completion of the Merger. This issuance will reduce your percentage ownership of our common stock.

Of the total of 9,635,192 shares of DFR common stock to be issued in the Merger, 2,504,817 shares will be deposited into an escrow account and will be available as the sole recourse to satisfy the post-closing indemnification obligations of the members of Deerfield. The Merger Agreement also permits Deerfield, prior to the Merger, to distribute to its members up to approximately $6.0 million of cash (plus amounts for taxes relating to pre-closing periods, minus the amount of certain debt prepayments, if any, made after the date of the Merger Agreement), and requires Deerfield to distribute to its members 309,038 shares of DFR common stock owned by Deerfield. In order to fund the cash portion of the consideration

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and our expenses associated with the Merger, we and our subsidiaries intend to incur $155.0 million of debt financing.
Q:	Why is DFR proposing the Merger?
A:

We believe that the proposed Merger provides us with an opportunity to (i) acquire an alternative asset manager that will both significantly diversify our existing business and sources of income and (ii) convert our current external management structure into an internally-managed structure. We believe the proposed Merger will result in our becoming a more diversified financial services company that generates both non-capital intensive fee-based revenue from DCM’s alternative asset management platform, as well as risk-adjusted spread-based income from DFR’s investment portfolio of mortgage assets and alternative fixed income investments. We believe the combination of the highly scalable nature of DCM’s asset advisory business and the broader access that DCM may have to capital afforded by its acquisition by a public company will better position us to leverage DCM’s existing infrastructure and investment personnel to launch new products and business lines. In addition, we believe the internalization of our manager that will result from the Merger will enhance the efficiency of our cost structure. For these and other reasons, we believe the proposed Merger will be accretive to our net income and earnings per share and, therefore, will enhance stockholder value; however, these or any other benefits may not be realized. See “Proposal 1—Reasons for the Proposed Merger” and “Risk Factors.”

Q:	What was the process used to determine the amount of the Merger consideration?
A:

The consideration payable to the members of Deerfield in connection with the Merger was determined following negotiations between a special committee of our Board, or the Special Committee, on the one hand, and Deerfield and Triarc, as the sellers’ representative, on the other hand, in consultation with their respective legal and financial advisors. See “Proposal 1—Background of the Proposed Merger.” The members of the Special Committee have no material financial interest in the Merger that differs from those of our other stockholders. The Special Committee was authorized by our Board as it deemed appropriate, among other things, to:

	•	review, consider and evaluate any proposals that may be made with respect to any business combination transaction involving the acquisition by us of Deerfield or its business;
	•	negotiate the terms and conditions of any such proposal (including price, form and structure) and of any and all agreements in respect of such a transaction;
	•	reject any proposal that may be made with respect to such a transaction;
	•	make and publish recommendations to our Board and our stockholders in respect of any transaction or proposal with respect thereto; and
	•	select and retain, at our expense, such legal, financial and other advisors or agents to assist it in the performance of its duties and the exercise of its powers.

The Special Committee determined that, in light of all of the factors that it considered, the Merger and the other transactions contemplated by the Merger Agreement, including the issuance of 9,635,192 shares of our common stock pursuant to the Merger Agreement and payment of the cash portion of the Merger consideration, are in our best interest and in the best interest of our stockholders that are not also beneficial owners of interests in Deerfield. See “Proposal 1—Recommendations of the Special Committee and the Board—Special Committee Recommendation; Reasons for Recommendation.”

Q:	When is the Meeting and where will it be held?
A:	The Meeting will be held on , 2007, at 10:00 a.m., Eastern Daylight Savings Time, at .

Q:	What may I vote on?
A:	You may vote on the following matters:
1.

approve the issuance of 9,635,192 shares of our common stock to the members of Deerfield as part of the consideration for the merger of Merger Sub with and into Deerfield pursuant to the Merger Agreement, which will enable us to complete the Merger;

	2.	re-elect Robert B. Machinist and Jonathan W. Trutter as Class III directors of DFR to serve on our Board for a three-year term or until their successors have been duly elected and qualified;
	3.	ratify the appointment by our audit committee of Deloitte & Touche LLP to serve as DFR’s independent auditors for the fiscal year ending December 31, 2007;
	4.	approve an amendment to the Deerfield Triarc Capital Corp. Stock Incentive Plan to increase the shares of common stock reserved for issuance under the plan from 2,692,313 to 6,136,725; and
	5.	act upon such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.
Q:	How does the Board recommend I vote?
A:

The Board (excluding those members who abstained because of a material financial interest in the Merger that differs from that of our stockholders) recommends a vote FOR the share issuance proposal. The Board unanimously recommends a vote FOR each of the other proposals.

Q:	What risks should I consider in deciding whether to vote for the proposals?
A:

You should carefully review the section of this proxy statement entitled “Risk Factors” beginning on page 13 as well as those risks discussed in our annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the three months ended March 31, 2007, which are incorporated by reference into this proxy statement.

Q:	Who is entitled to vote?
A:	Only those stockholders who owned DFR common stock at the close of business on the Record Date, which was , 2007, are entitled to vote at the Meeting.
Q:	How do I vote and how can I revoke my proxy?
A:

You may vote your shares either in person or by proxy. Stockholders may submit their votes by proxy by mail, using the enclosed proxy card. For further instructions on voting, see your enclosed proxy card in this proxy statement. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the proposals and at the Board’s discretion on any other matters that properly come before the Meeting. You have the right to revoke your proxy at any time before the Meeting by:

•	delivering written notice of such revocation to our Corporate Secretary before the Meeting;

•	submitting a properly executed proxy bearing a later date; or

•	attending the Meeting and voting in person.

If you hold your shares in street name (that is, through a broker or other nominee or intermediary), you may vote and revoke a previous vote only by following the procedures established by the broker or other nominee or intermediary.

You may provide written notice to our corporate secretary at Deerfield Triarc Capital Corp., Attention: Corporate Secretary, 6250 N. River Road, 9th Floor, Rosemont, Illinois 60018.

Q:	How many shares can vote?
A:

DFR’s charter authorizes the issuance of up to 500,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. On the Record Date, DFR’s issued and outstanding stock consisted of   shares of common stock and no shares of preferred stock. Each holder of DFR common stock is entitled to one vote for each share held on the Record Date.

Q:	What is a “quorum”?
A:

A “quorum” is a majority of the outstanding shares of DFR common stock. These shares may be present at the Meeting or represented by proxy, and there must be a quorum for the Meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker non-votes will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum.

Q:	What vote is required?
A:	The vote required for each of the proposals is set forth below:
•

Share Issuance: This resolution requires the affirmative vote of: (i) a majority of the votes cast on the proposal (provided that the total votes cast on the proposal represent a majority of the outstanding shares of our common stock entitled to vote on the proposal); and (ii) a majority of the votes cast on the proposal by stockholders who are not affiliates of Deerfield or Triarc.

• Elections of Director Nominees: This resolution requires a plurality of the votes cast.
• Ratification of Independent Auditors: This resolution requires the affirmative vote of the majority of votes cast on the proposal.
•

Increase in number of shares available for issuances under the Deerfield Triarc Capital Corp. Stock Incentive Plan: This resolution requires the affirmative votes of the majority of votes cast on the proposal (provided that the total votes cast on the proposal represent a majority of the outstanding shares of our common stock entitled to vote on the proposal).

Q:	What if I object to the proposed issuance of shares to complete the Merger? Do I have dissenters’ or appraisal rights?
A:

If you object to the issuance of shares, which will enable the Merger, you should vote against this proposal. However, under applicable Maryland law, DFR stockholders do not have dissenters’ or appraisal rights in connection with the issuance of shares to complete the Merger or the other matters being voted upon at the Meeting.

Q:	What happens if the Merger is not consummated?
A:

If DFR does not complete the Merger, we will continue to operate as an externally managed company. See “Risk Factors” beginning on page 13 of this proxy statement for a description of some of the risks associated with not completing the Merger.

Q:	When do you expect the Merger to be completed?
A:

Assuming all of the other conditions to completion of the Merger have been satisfied, including the approval of the share issuance, we expect that the Merger will be consummated within several business days following the Meeting.

For a description of the conditions to completion of the Merger. See “Proposal 1—Description of the Material Agreements Relating to the Merger—The Merger Agreement—Conditions to the Completion of the Merger.”

Q:	If my shares of DFR common stock are held in “street name” by my broker, will my broker automatically vote my shares for me?
A:

No, with respect to each proposal other than proposals that relate to the election of directors and the ratification of our independent auditors, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:	Who will solicit and pay the cost of soliciting proxies?
A:

We will pay the SEC a filing fee in connection with this proxy statement and we will pay expenses related to the printing and mailing of this proxy statement. In addition to solicitation by mail and, without additional compensation for such services, proxies may be solicited personally, or by telephone or telecopy, by our directors or officers. We will bear the cost of soliciting proxies and will pay approximately $   (plus reimbursement of out-of-pocket expenses) to   to assist with the solicitation of proxies.   may solicit proxies by telephone or other electronic means or in person. We also will reimburse   for routine out-of-pocket expenses in connection with this proxy solicitation, which expenses will include a charge of $   for each shareholder successfully contacted. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common stock held of record by such persons, and we will, upon request of such record holders, reimburse forwarding charges and out-of- pocket expenses. In addition, we will indemnify   against any losses arising out of the firm’s proxy soliciting services on our behalf.

If you have further questions, you may contact our proxy solicitor at the address or telephone number indicated below.
Q:	Who can help answer my questions, and where can I get additional information about matters described in this proxy statement?
A:

If you have questions about the matters described in this proxy statement, or how to submit your proxy or if you need additional copies of the proxy statement or the enclosed proxy card or voting instructions, you should contact  , our proxy solicitor, at  .

You may also obtain additional information about DFR from documents filed with the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy such material at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also find DFR’s SEC filings at the SEC’s website at http://www.sec.gov. You may also obtain copies of this proxy statement and any other reports or information that we file with the SEC, free of charge, by directing a request to Deerfield Triarc Capital Corp., Attention: Investor Relations, 6250 N. River Road, 9th Floor, Rosemont, Illinois 60018. Our website is http://www.deerfieldtriarc.com. The information contained on our website is not incorporated into this proxy statement.

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TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS	i
GENERAL MEETING INFORMATION	1
General	1
Date, Time and Place of the Meeting	1
Mailing Address; Date of Mailing	1
Notice & Voting	1
Votes Required for Approval of Each Proposal	2
Abstentions and Unspecified Shares Held in Street Name	2
Quorum	3
Availability of Documents	3
FORWARD-LOOKING STATEMENTS	4
SUMMARY	7
Deerfield Triarc Capital Corp.	7
Deerfield & Company LLC	7
Deerfield Capital Management LLC	8
The Share Issuance Proposal; Parties to the Merger	8
Consideration to be Paid in the Merger	8
Principal Reasons for the Merger	9
Recommendation of Special Committee and Board	9
Opinions of Bear, Stearns & Co. Inc. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc.	10
Interests of Certain of Our Directors and Officers in the Merger	10
Our Management Following the Merger	10
Registration Rights Agreement	10
Closing	10
Board Nominees	11
Conditions of the Merger	11
Termination	12
Regulatory Matters	12
No Dissenter’s or Appraisal Rights with Respect to the Merger	12
U.S. Federal Income Tax Consideration	12
Accounting Treatment	12
Financing	12
Risk Factors	12
RISK FACTORS	13
COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND POLICY	24
PROPOSAL NO. 1 APPROVE THE ISSUANCE OF 9,635,192 SHARES OF DFR COMMON STOCK TO THE HOLDERS OF DEERFIELD OWNERSHIP INTERESTS PURSUANT TO THE MERGER AGREEMENT TO ENABLE DFR TO COMPLETE THE MERGER.	26
Deerfield Triarc Capital Corp.	26
Deerfield, DCM and the Management Agreement	26
Our Organizational Structure Shortly After the Merger	28
Management Agreement	28
Our Organizational Structure	29
Reasons for the Proposed Merger	30
Certain Interests of Our Officers and Directors in Deerfield	31
Background of the Proposed Merger	32
Dissenter’s or Appraisal Rights	40
Accounting Treatment	40
Financing	40
Recommendations of the Special Committee and the Board	41
Opinion of Bear, Stearns & Co. Inc.	44

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DEERFIELD TRIARC CAPITAL CORP.
PROXY STATEMENT

GENERAL MEETING INFORMATION

General

This proxy statement and the accompanying form of proxy and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Directors, or the Board, of Deerfield Triarc Capital Corp., a Maryland corporation, for use at the 2007 Annual Meeting of Stockholders, or the Meeting. Unless otherwise noted or the context otherwise requires, we refer to Deerfield Triarc Capital Corp. as “DFR,” “we,” “us,” “our,” or “our company,” to Deerfield & Company LLC and its subsidiaries as “Deerfield,” to Deerfield Capital Management LLC, a wholly owned subsidiary of Deerfield and our external manager as “DCM” or “our manager,” to Triarc Companies Inc. as “Triarc” and to DFR Merger Company, LLC, our wholly owned subsidiary, as “Merger Sub.”

Important Note

No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such representation must not be relied upon as having been authorized by us, Deerfield or any other person or entity. This proxy statement provides you with detailed information about the proposals to be considered and voted upon at the Meeting. The information in this proxy statement is current as of the date of this proxy statement. Stockholders are urged to carefully review this proxy statement, including the accompanying annexes, which discuss each of the proposals to be voted upon at the Meeting. You are encouraged to carefully review the section of this proxy statement captioned “Risk Factors” beginning on page 13, which describes certain factors that should be considered in evaluating the proposals to be considered and voted upon at the Meeting.

This proxy statement does not constitute the solicitation of a proxy from any person in any jurisdiction where it is unlawful to make such proxy solicitation. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

Date, Time and Place of the Meeting

The Meeting will be held on  , 2007 at             , at 10:00 a.m., Eastern Daylight Savings Time, and any adjournments or postponements thereof.

Mailing Address; Date of Mailing

The mailing address of our principal executive office is 6250 N. River Road, 9th Floor, Rosemont, Illinois 60018. This proxy statement and the enclosed form of proxy and Notice of Annual Meeting are first being mailed to the stockholders on or about  , 2007.

Notice & Voting

Each outstanding share of our common stock entitles its holder to one vote. Only our stockholders of record at the close of business on  , 2007, or the Record Date, will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. As of the Record Date, there were   shares of DFR common stock outstanding and entitled to vote at the Meeting and approximately   holders of record. For your comfort and security, admission to the Meeting will be by ticket only. You also must present identification containing a photograph. If you are a registered stockholder (your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the enclosed proxy card.

Your admission ticket can be detached from the top portion of the proxy card. If you are a beneficial owner (your shares are held in street name by a bank, broker or other nominee or intermediary) and plan to attend the Meeting, your admission ticket is the left side of your voting information form. In addition, you can obtain an admission ticket in advance by writing to Corporate Secretary, Deerfield Triarc Capital Corp., 6250 N. River Road, 9th Floor, Rosemont, Illinois 60018, and enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting. Tickets may be issued to others at our discretion.

If you complete and properly sign and return the accompanying proxy card, your shares will be voted as you specify, but if you do not specify a vote with respect to a proposal, your shares will be voted as the Board recommends with respect to the proposals.

Under our bylaws, business transacted at the Meeting is confined to the purposes stated in the Notice of Annual Meeting. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on matters that are incidental to the conduct of the Meeting.

You may revoke your proxy by:

•	delivering written notice of such revocation to our Corporate Secretary before the Meeting;

•	submitting a properly executed proxy bearing a later date; or

•	attending the Meeting and voting in person.

If you hold your shares in street name (that is, through a broker or other nominee or intermediary), you may vote and revoke a previous vote only by following the procedures established by the broker or other nominee or intermediary.

Votes Required for Approval of Each Proposal

Share Issuance. For the proposal to issue 9,635,192 shares of our common stock in connection with the merger of Merger Sub with and into Deerfield, or the Merger, you may vote in favor of the proposal, against the proposal or abstain from voting. Under the NYSE rules and the Merger Agreement, if a quorum is present, ratification of this proposal requires the affirmative vote of: (i) a majority of the votes cast on the proposal (provided that the total votes cast on the proposal represent a majority of the outstanding shares of our common stock entitled to vote on the proposal); and (ii) a majority of the votes cast on the proposal by stockholders who are not affiliates of Deerfield or Triarc.

Election of Director Nominees. For the election of the director nominees, you may vote in favor of some or all of the nominees or withhold your vote as to some or all of the nominees. If a quorum is present, then the nominees receiving a plurality of the votes cast at the Meeting will be elected directors.

Ratification of Independent Auditors. For the proposal to ratify the appointment of the independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. If a quorum is present, ratification of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.

Increase in number of shares available for issuance under the Deerfield Triarc Capital Corp. Stock Incentive Plan. For the proposal to increase the number of shares available for issuance under the Deerfield Triarc Capital Corp. Stock Incentive Plan, or the Stock Incentive Plan, you may vote in favor of the proposal, against the proposal or abstain from voting. If a quorum is present, ratification of this proposal requires the affirmative vote of a majority of the votes cast on the proposal (provided that the total votes cast on the proposal represent a majority of the outstanding shares of our common stock entitled to vote on the proposal).

Abstentions and Unspecified Shares Held in Street Name

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners, unless the brokers have been given discretionary voting power by the beneficial owners. However, brokers or nominees holding shares for a beneficial owner might not have discretionary voting power and might not have received voting instructions from the beneficial owner of the shares. In such cases, a broker may not vote on a proposal, which is known as a “broker non-vote.”

Broker non-votes will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum. Assuming a quorum is present, broker non-votes will thus have no effect on proposals that require the affirmative vote of a majority of the votes cast.

Because the election of directors and ratification of our independent auditors are routine matters for which specific instructions from beneficial owners will not be required, no broker non-votes will arise in the context of these proposals. The approval of other proposals is not considered routine, and broker non-votes may arise in the context of these proposals.

Share Issuance. For the proposal to issue 9,635,192 shares of our common stock in connection with the Merger, abstentions and broker non-votes are not considered votes cast and will not be counted for or against the proposal, or towards the total votes cast on the proposal for the purposes of determining if the necessary majority of outstanding shares has voted on the proposal.

Election of Director Nominees. You may not abstain from electing a nominee as a director. With respect to each nominee, you must vote for the election of the nominee or withhold your vote. Votes withheld from the election of a director will have the effect of a vote AGAINST the director nominee because a plurality of the votes cast at the Meeting is required for the election of each director.

Ratification of Independent Auditors. Abstentions are not considered votes cast and will not be counted for or against the proposal to ratify the appointment of the independent auditors, but will be counted for the purpose of determining the existence of a quorum.

Amendment to the Deerfield Triarc Capital Corp. Stock Incentive Plan. For the proposal to amend the Deerfield Triarc Capital Corp. Stock Incentive Plan, or the Stock Incentive Plan, abstentions and broker non-votes are not considered votes cast and will not be counted for or against the proposal, but will be counted for the purpose of determining the existence of a quorum.

Quorum

A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. At the close of business on May  , 2007, we had   shares of common stock outstanding.

Availability of Documents

The following documents are posted on our Internet site: http://www.deerfieldtriarc.com (the information on which is not incorporated into this proxy statement), and can also be obtained from us by written request to Corporate Secretary, Deerfield Triarc Capital Corp., 6250 N. River Road, 9th Floor, Rosemont, Illinois 60018

•	Our Corporate Charter;

•	Our Bylaws;

•	The Charters of each of our standing Board committees;

•	Our Corporate Governance Guidelines;

•	Our Code of Business Conduct; and

•	Our procedures for the submission and treatment of concerns and complaints by interested persons.

We have selected   as our proxy solicitor. If you have questions, require assistance voting your shares or need additional copies of proxy materials, you may call  .

The date of this proxy statement is  , 2007

FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement and the information incorporated by reference into this proxy statement are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to such things as future capital expenditures, growth, business strategy and the benefits of the Merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the Merger and the financing transaction and any other statements regarding pro forma or future results or expectations. Forward looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond our or Deerfield’s control. The forward-looking statements are also based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this proxy statement, except as otherwise required by federal securities laws.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

Relating to the Merger:

•	our ability to integrate the businesses of DFR and Deerfield successfully and the amount of time and expense spent and incurred in connection with the integration;

•	the ability to realize the economic benefits that we anticipate as a result of the Merger;

•	the ability to obtain required governmental and stockholder approvals required in connection with the Merger, and the ability to complete the Merger in the expected timeframe;

•	federal income tax liability as a result of owning Deerfield and DCM through taxable REIT subsidiaries and the effect of our acquisition of Deerfield on our ability to continue to qualify as a REIT;

•	the impact of owning Deerfield in connection with our exclusion from the definition of investment company under the Investment Company Act of 1940;

•	the limitations or restrictions imposed on DCM’s investment and management services as a result of our ownership of DCM; and

•

the impact of the issuance of common stock in connection with the Merger, which may include dilution of the ownership of our existing stockholders and depression of the market price of our common stock.

Relating to the ongoing operation of DFR:

•	higher than expected prepayment rates on the mortgages underlying DFR’s mortgage securities holdings;

•	DFR’s inability to obtain favorable interest rates or margin terms on the financing that are needed to leverage DFR’s mortgage securities and other positions;

•	increased rates of default on DFR’s loan portfolio (which risk rises as the portfolio seasons), and decreased recovery rates on defaulted loans;

•

flattening or inversion of the yield curve (short term interest rates increasing at a greater rate than longer term rates), reducing DFR’s net interest income on its financed mortgage securities positions;

•	DFR’s inability adequately to hedge its holdings sensitive to changes in interest rates;

•	narrowing of credit spreads, thus decreasing our net interest income on future credit investments (such as bank loans);

•	changes in REIT qualification requirements, making it difficult for DFR to conduct its investment strategy;

•	lack of availability of qualifying real estate-related investments;

•	DFR’s inability to continue to issue collateralized debt obligation vehicles (which can provide DFR with attractive financing for debt securities investments);

•	adverse changes in accounting principles, tax law, or legal/regulatory requirements;

•	competition with other REITs for the investments with limited supply;

•	changes in the general economy or debt markets in which DFR invests;

•	failure to comply with applicable laws and regulations;

•	limitations and restrictions contained in instruments and agreements governing indebtedness and preferred stock;

•	ability to raise additional capital and secure additional financing;

•	ability to retain key employees;

•	liability resulting from actual or potential future litigation;

•	competition and the impact of competition; and

•	actions of domestic and foreign governments.

Relating to the ongoing operation of DCM:

•

significant reductions in DCM’s client assets under management (which would reduce DCM’s advisory fee revenue), due to such factors as weak performance of its investment products (either on an absolute basis or relative to its competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that DCM trades, loss of key portfolio management or other personnel (or lack of availability of additional key personnel if needed for expansion), reduced investor demand for the types of investment products DCM offers, loss of investor confidence due to adverse publicity, and non-renewal or early termination of investment management agreements;

•	pricing pressure on the advisory fees that DCM can charge for its investment advisory services;

•

difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity, inability to hire the necessary additional personnel or lack of potentially profitable trading opportunities;

•

DCM’s removal as investment advisor of one or more of the collateral debt obligation vehicles (CDOs) or other accounts DCM manages, or the reduction in DCM’s CDO management fees because of payment defaults by issuers of the underlying collateral or the triggering of certain structural protections built into CDOs;

•	availability, terms (including changes in interest rates) and effective deployment of capital;

•

changes in legal or self-regulatory requirements, including franchising laws, investment management regulations, accounting standards, environmental laws, overtime rules, minimum wage rates and taxation rates;

•	the costs, uncertainties and other effects of legal, environmental and administrative proceedings; and

•	the impact of general economic conditions on consumer spending or securities investing, including a slower consumer economy and the effects of war or terrorist activities.

These and other factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in (i) “Risk Factors” of this proxy statement, (ii) “Item 1A. Risk Factors” of DFR’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the three months ended March 31, 2007, and (iii) from time to time in DFR’s other public filings with the SEC and public statements by DFR. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on the forward-looking statements.

SUMMARY

You should rely only on the information contained in or incorporated by reference into this proxy statement in deciding how to vote on the proposals to be considered at the Meeting. We have authorized no one to provide you with additional or different information. The following is a summary of information in this proxy statement, particularly as it relates to the Merger. This summary may not contain all of the information about the Merger or the other proposals that is important to you. For a complete description of the Merger, we encourage you to read the Merger Agreement attached as Annex A to this proxy statement. In addition, you are encouraged to read the information incorporated by reference into this proxy statement, which includes important business and financial information about us, which has been filed with the SEC. You may obtain this information without charge from us or from the SEC through its website at http://www.sec.gov.

Deerfield Triarc Capital Corp.

We are a diversified financial company that invests in real estate investments, primarily mortgage-backed securities, as well as corporate investments. We are externally managed by DCM, a wholly owned subsidiary of Deerfield. We have elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, and intend to continue to operate so as to qualify as a REIT. Our objective is to provide attractive returns to our investors through a combination of dividends and capital appreciation. To achieve this objective, we intend to opportunistically invest in financial assets to construct an investment portfolio that is leveraged where appropriate in order to achieve attractive risk-adjusted returns and that is structured to allow us to maintain our qualification as a REIT and the requirements for exclusion from regulation under the Investment Company Act of 1940, as amended, or 1940 Act.

Our targeted investments may be categorized as follows:

Real Estate Investments	Corporate Investments
Residential mortgage-backed securities, or RMBS	Senior secured and unsecured loans
Commercial mortgage-backed securities, or CMBS	Mezzanine loans
Commercial real estate loans	High yield corporate bonds
Distressed and stressed debt securities
Equity securities
Credit default and total return swaps
Other investments

In addition, we may invest opportunistically in other fixed income investments, including investment grade corporate bonds and related derivatives, government bonds and related derivatives and other fixed income-related instruments.

As noted above, we are externally managed by DCM, a fixed income asset manager and a SEC registered investment adviser. DCM is a wholly-owned subsidiary of Deerfield. Triarc owns a majority interest in Deerfield. Assuming we complete the Merger, we will acquire DCM and become an internally managed company.

Deerfield & Company LLC

Deerfield is a holding company the primary assets of which are all of the outstanding membership interests of DCM and capital stock of Deerfield Capital Management (Europe) Limited, or DCM (Europe). Deerfield’s principal executive offices are located at 6250 N. River Road, 9th Floor, Rosemont, Illinois 60018, and the telephone number is (773) 380-1600.

Deerfield Capital Management LLC

DCM is a wholly owned subsidiary of Deerfield and a Chicago-based, SEC registered asset manager that manages client funds (primarily for institutions) worldwide. DCM (together with its predecessor companies) commenced its investment management operations in 1993. As of May 1, 2007, DCM managed approximately $14.2 billion of client funds. Through our management agreement with DCM, we have had access to its resources in portfolio management and infrastructure support, such as risk management, credit analysis, operations, systems, accounting, portfolio valuation, compliance and internal audit. As of May 1, 2007, DCM had 144 employees, including 47 portfolio managers and investment analysts. Also, as of May 1, 2007, DCM had 33 full-time investment professionals specializing in mortgage backed securities, or MBS, asset-backed securities, or ABS, loans and leveraged finance, dedicating a significant part of their time to sourcing (including performing due diligence) and managing the assets of our portfolio. DCM’s investment professionals perform services for other DCM accounts as well as ours. For the year ended December 31, 2006 and three months ended March 31, 2007, 21.6% and 31.6% of DCM’s revenues were derived from services provided to us, respectively.

DCM primarily invests in a broad range of debt instruments in managing client portfolios. The primary investment focus is on MBS and other ABS, loans, corporate bonds, leveraged finance instruments and government securities. DCM has separate portfolio management teams for each of these areas. Deerfield primarily utilizes fundamental credit analysis, duration management, yield curve arbitrage and basis spread techniques in its investing.

We are the only account that DCM manages pursuant to the specific investment strategy it uses for us, although DCM uses some of the components of that strategy for some of its other clients. For example, in selecting bank loan investments for us, DCM uses the same or similar analysis that it uses in managing bank loan portfolios for other clients.

The Share Issuance Proposal; Parties to the Merger

At the Meeting, you will be asked to consider and vote upon a proposal to approve the issuance of shares of our common stock in order to complete the transaction contemplated by the Merger Agreement that we entered into on April 19, 2007 with Merger Sub, our wholly owned subsidiary, Deerfield, an entity in which Triarc owns a controlling interest, and Triarc, as the sellers’ representative.

Since our inception, we have sought to provide returns to our investors through a combination of dividends and capital appreciation on our real estate investments, which are primarily in mortgage-backed securities. These day-to-day operations historically have been managed by DCM, a wholly owned subsidiary of Deerfield, under the supervision of the Board pursuant to the management agreement with DCM. If the Merger is completed, Deerfield will become an indirect, wholly owned subsidiary of DFR. As a result, our existing business will diversify significantly and we will become internally managed. Following the Merger, we intend to continue to be taxed as a REIT and will hold our interests in Deerfield and DCM through domestic taxable REIT subsidiaries, or TRSs.

Consideration to be Paid in the Merger

The aggregate consideration to be paid by DFR in connection with the Merger consists of $145 million in cash and 9,635,192 shares of DFR common stock. The cash portion of the aggregate consideration is subject to various deductions, including an amount equal to the principal amount and accrued and unpaid interest outstanding, if any, under a revolving note of Deerfield immediately prior to the Merger and an amount equal to the unpaid transaction expenses of Deerfield and Triarc (incurred on behalf of all Deerfield members generally) immediately prior to the Merger. The 9,635,192 shares of DFR’s common stock to be issued in the Merger, will constitute approximately  % of the outstanding shares of DFR’s common stock immediately following completion of the Merger. This issuance will reduce your percentage ownership of our common stock.

Of the total of 9,635,192 shares of DFR common stock to be issued in the Merger, 2,504,817 shares will be deposited into an escrow account and will be available as the sole recourse to satisfy the post-closing indemnification obligations of the members of Deerfield. The Merger Agreement also permits Deerfield, prior to the Merger, to distribute to its members up to approximately $6.0 million of cash (plus amounts for taxes relating to pre-closing periods, minus the amount of certain debt prepayments, if any, made after the date of the Merger Agreement), and requires Deerfield to distribute to its members 309,038 shares of DFR common stock owned by Deerfield. In order to fund the cash portion of the consideration and our expenses associated with the Merger, we and our subsidiaries intend to incur $155.0 million of debt financing.

Principal Reasons for the Merger

We believe that the proposed Merger provides us with an opportunity to (i) acquire an alternative asset manager, which will both significantly diversify our existing business and sources of income and (ii) convert our current external management structure into an internally-managed structure. We believe the proposed Merger will result in our becoming a more diversified financial services company that generates both non-capital intensive fee-based revenue from DCM’s alternative asset management platform, as well as risk-adjusted spread-based income from DFR’s investment portfolio of mortgage assets and alternative fixed income investments. We believe the combination of the highly scalable nature of DCM’s asset advisory business and the broader access that DCM may have to capital afforded by its acquisition by a public company will better position us to leverage DCM’s existing infrastructure and investment personnel to launch new products and business lines. In addition, we believe the internalization of our manager that will result from the Merger will enhance the efficiency of our cost structure. For these and other reasons, we believe the proposed Merger will be accretive to our net income and earnings per share and, therefore, will enhance stockholder value; however, these or any other benefits may not be realized. See “Proposal 1—Reasons for the Proposed Merger” and “Risk Factors.”

Recommendation of Special Committee and Board

The Special Committee has determined that, in light of all of the factors that it considered, the Merger and the other transactions contemplated by the Merger Agreement, including the issuance of 9,635,192 shares our common stock pursuant to the Merger Agreement, are fair to DFR and in our best interest and in the best interest of our stockholders that are not also beneficial owners of interests in Deerfield. Accordingly, the Special Committee has unanimously approved the Merger Agreement and the issuance of our common stock pursuant to the Merger Agreement and it has unanimously recommended that the Board approve the Merger Agreement and the issuance of our common stock pursuant to the Merger Agreement and recommend that stockholders vote FOR the proposed issuance of 9,635,192 shares of our common stock pursuant to the Merger Agreement.

After careful consideration, including consideration of the unanimous recommendation of the Special Committee and the opinions of Bear, Stearns & Co. Inc., or Bear Stearns, and Houlihan Lokey Howard & Zukin Financial Advisors, Inc., or Houlihan Lokey, our Board (excluding those members who abstained because of a material financial interest in the Merger that differs from that of our stockholders) has approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the issuance of 9,635,192 shares of our common stock pursuant to the Merger Agreement. The Board (excluding those members who abstained because of a material financial interest in the Merger that differs from that of our stockholders) recommends that stockholders vote FOR the proposed issuance of 9,635,192 shares of our common stock pursuant to the Merger Agreement. See “Proposal 1—Recommendations of the Special Committee and the Board.”

The Board also unanimously recommends that you vote FOR each other proposal described in this proxy statement.

Opinions of Bear, Stearns & Co. Inc. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

In connection with the Merger, Bear Stearns and Houlihan Lokey, the Special Committee’s financial advisors, each provided its opinion that, as of April 19, 2007, based upon and subject to the assumptions, factors, qualifications and limitations set forth in such written opinions, the proposed cash and stock consideration to be paid by us in the Merger, taken in the aggregate, was fair to DFR, from a financial point of view. The full text of the written opinions of Bear Stearns and Houlihan Lokey, which describe, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, are attached as Annex B and Annex C to this proxy statement, respectively, and are incorporated by reference into this document. You are encouraged to read the opinions carefully in their entirety. Bear Stearns and Houlihan Lokey each provided its opinion to the Special Committee to assist the Special Committee in evaluating, from a financial point of view, the consideration provided for in the Merger Agreement. The opinions do not address any other aspect of the Merger and do not constitute a recommendation as to how you should vote in connection with the proposed issuance.

Interests of Certain of Our Directors and Officers in the Merger

Three of our directors and certain of our officers have a material financial interest in the Merger that differs from that of our stockholders because they or their affiliates are members of Deerfield and will receive a portion of the Merger consideration in exchange for their profits interests in Deerfield or, in the case of Mr. Sachs, certain of his affiliates that are members of Deerfield have the right under Deerfield’s existing operating agreement to require Triarc to purchase for cash all or a part of their membership interests in Deerfield simultaneously with the completion of the Merger. In addition, all of our officers and three of our directors are also directors, officers, employees or consultants of Triarc and/or Deerfield or their respective affiliates, certain of whom may benefit from early vesting of restricted stock awards. See “Proposal 1—Certain Interests of our Officers and Directors in Deerfield.”

Our Management Following the Merger

On May 25, 2007, certain affiliates of Mr. Sachs irrevocably exercised their right under Deerfield’s existing operating agreement to require Triarc to purchase for cash all of their membership interests in Deerfield simultaneously with the completion of the Merger. In connection with this exercise, Mr. Sachs has tendered his resignation as a director and as chairman and chief executive officer of Deerfield and its subsidiaries, effective upon completion of the Merger. It is anticipated, however, that Mr. Sachs will remain as a director of DFR. With the exception of Mr. Sachs, we expect substantially all of the key members of DCM’s management team who are currently providing services to us will remain employed by DCM following the Merger, and will continue to provide services to us through a services agreement with DCM.

Registration Rights Agreement

We have granted rights to a subsidiary of Triarc and, subject to their execution of the registration rights agreement, the other members of Deerfield who would receive stock in connection with the Merger, and to their permitted transferees, in respect of the registration of any shares of DFR common stock issued in exchange for membership interests of Deerfield, which require us to register those shares under the Securities Act of 1933, as amended, or the Securities Act. See “Proposal 1—Description of the Material Agreements Relating to the Merger—The Registration Rights Agreement.”

Closing

We anticipate the completion of the Merger will occur within several business days following the satisfaction or waiver of the conditions to the Merger set forth in the Merger Agreement (other than conditions that by their nature are to be satisfied at the completion of the Merger), or on such other date as we and Deerfield may mutually agree. See “Proposal 1—Description of the Material Agreements Relating to the Merger—The Merger Agreement—Conditions to the Completion of the Merger.”

Board Nominees

In the Merger Agreement, we have agreed, subject to the Board’s fiduciary duties and compliance with applicable laws, to cause an individual designated by Triarc (as the sellers’ representative) to be nominated as a Class I director for election to the Board for a three-year term at our annual stockholders’ meeting to be held in 2008.

Conditions of the Merger

The obligation of either party to complete the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including:

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

•

the approval of the issuance of 9,635,192 shares of our common stock by the affirmative vote of our stockholders representing (i) a majority of the total votes cast on the proposal (provided that the total votes cast on the proposal represent a majority of the outstanding shares of our common stock entitled to vote on the proposal) and (ii) a majority of the total votes cast on the proposal by stockholders who are not affiliates of Deerfield or Triarc.

The obligation of DFR to complete the Merger is subject to the satisfaction or waiver by DFR, in its sole discretion, of certain conditions set forth in the Merger Agreement, including:

•	the receipt by DFR of debt financing for the aggregate cash consideration payable in the Merger and related fees and expenses;

•	the receipt by Deerfield of consents to the assignment or deemed assignment of advisory contracts from clients constituting at least 80% of its assets under management;

•	the satisfaction by Triarc of put rights of affiliates of Mr. Sachs; and

•	the absence of any occurrence having a material adverse effect on Deerfield.

The obligation of Deerfield to complete the Merger is subject to the satisfaction or waiver by Deerfield, in its sole discretion, of certain conditions set forth in the Merger Agreement, including:

•	the resale shelf registration statement contemplated by the registration rights agreement having been declared effective by the SEC;

•	the delivery to Deerfield by DFR’s special tax counsel of a legal opinion as to DFR’s continued qualification as a REIT following the completion of the Merger;

•	the elimination of “Triarc” from DFR’s corporate name;

•	the authorization for listing by the NYSE of the 9,635,192 shares of our common stock to be issued upon the completion of the Merger;

•	the exemption by DFR of certain Deerfield members from certain stock ownership limitations;

•	the satisfaction by Triarc of put rights of affiliates of Mr. Sachs and, should they be exercised, of another member of Deerfield; and

•	the absence of any occurrence having a material adverse effect on DFR.

See “Proposal 1—Description of the Material Agreements Relating to the Merger—Conditions to the Completion of the Merger.”

Termination

The Merger Agreement may be terminated at any time before the closing, by mutual written consent of Deerfield and us, before or after approval of the share issuance proposal by our stockholders, or by either us or Deerfield under certain circumstances. Further, the Merger Agreement may be terminated by either Deerfield or us after October 19, 2007 if the Merger has not occurred by that date. See “Proposal 1—Description of the Material Agreements Relating to the Merger—Termination of the Merger Agreement.”

Regulatory Matters

DFR and Deerfield must seek regulatory consent to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Further, the resale registration statement contemplated by the registration rights agreement must have been declared effective by the SEC under the Securities Act. We will also need the approval of the U.K. Financial Services Authority. See “Proposal 1—Description of the Material Agreements Relating to the Merger—The Merger Agreement—Conditions to the Completion of the Merger.”

No Dissenter’s or Appraisal Rights with Respect to the Merger

Under Maryland law, you will not be entitled to appraisal rights with respect to the Merger. See “Proposal 1—Dissenter’s or Appraisal Rights.”

U.S. Federal Income Tax Consideration

The Merger will not result in the recognition of taxable income by us or our stockholders for U.S. federal income tax purposes. Because we will hold Deerfield and DCM through domestic TRSs, income from Deerfield and DCM will be fully subject to federal, state and local income tax. In addition, our ability to make future investments in TRSs may be limited as a result of our ownership of Deerfield and DCM. See “Proposal 1—Material United States Federal Income Tax Consequences of the Merger.”

Accounting Treatment

In accordance with United States generally accepted accounting principles, or GAAP, DFR will account for the Merger using the purchase method of accounting. Under the purchase method of accounting, DFR will allocate the total estimated purchase price to Deerfield’s net tangible assets and identifiable intangible assets based on their fair values as of the date of completion of the Merger, and record the excess of the purchase price over those fair values as goodwill. DFR will incur amortization expense over the useful lives of identifiable intangible assets acquired in connection with the Merger. In addition, to the extent the value of goodwill or identifiable intangible assets becomes impaired, DFR may be required to incur material charges relating to the impairment of that asset.

Financing

We and our subsidiaries will incur substantial additional indebtedness to complete the Merger. We intend to enter into a senior secured term credit facility with UBS Loan Finance LLC, UBS Securities LLC, Bank of America, N.A. and Bank of America Securities LLC, providing for $155.0 million of financing to us and our subsidiaries by a syndicate of lenders, including UBS Loan Finance LLC and Bank of America, N.A. The amount borrowed under this credit facility is expected to be payable in full on a date five years from the closing date. The proceeds of this indebtedness will be used to pay the cash portion of the Merger consideration and DFR’s Merger-related fees and expenses. See “Proposal 1—Financing.”

Risk Factors

There are a number of risks associated with the Merger that you should consider before returning your proxy. See “Risk Factors” on page 13 of the proxy statement.

RISK FACTORS

The failure to fulfill all conditions precedent to the Merger may prevent the consummation of the Merger, which would cause us to receive little or no benefit from the substantial costs we have incurred in connection with the Merger, or may lead to a change in the terms of the Merger Agreement that may be unfavorable to us.

The obligation of either party to complete the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including,

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

•

the approval of the issuance of 9,635,192 shares of our common stock by the affirmative vote of our stockholders representing (i) a majority of the votes cast on the proposal (provided that the total votes cast on the proposal represent a majority of the outstanding shares of our common stock entitled to vote on the proposal); and (ii) a majority of the votes cast on the proposal by stockholders who are not affiliates of Deerfield or Triarc.

The obligation of DFR to complete the Merger is subject to the satisfaction or waiver by DFR, in its sole discretion, of certain conditions set forth in the Merger Agreement, including:

•	the receipt by DFR of debt financing for the aggregate cash consideration payable in the Merger and related fees and expenses;

•	the receipt by Deerfield of consents to the assignment or deemed assignment of advisory contracts from clients constituting at least 80% of its assets under management;

•	the satisfaction by Triarc of put rights of affiliates of Mr. Sachs; and

•	the absence of any occurrence having a material adverse effect on Deerfield.

The obligation of Deerfield to complete the Merger is subject to the satisfaction or waiver by Deerfield, in its sole discretion, of certain conditions set forth in the Merger Agreement, including:

•	the resale shelf registration statement contemplated by the registration rights agreement having been declared effective by the SEC;

•	the delivery to Deerfield by DFR’s special tax counsel of a legal opinion as to DFR’s continued qualification as a REIT following the completion of the Merger;

•	the elimination of “Triarc” from DFR’s corporate name;

•	the authorization for listing by the NYSE of the 9,635,192 shares of our common stock to be issued upon the completion of the Merger;

•	the exemption by DFR of certain Deerfield members from certain stock ownership limitations;

•	the satisfaction by Triarc of put rights of affiliates of Mr. Sachs and, should they be exercised, of another member of Deerfield; and

•	the absence of any occurrence having a material adverse effect on DFR.

If one or more of these conditions to the completion of the Merger are not met, then the party to the Merger Agreement entitled to the benefit of such condition may elect not to proceed with the Merger or may instead waive any or all conditions precedent. Accordingly, the Merger may not be consummated or, if consummated, the final terms of the Merger may be less favorable to us than the terms in the current version of the Merger Agreement attached as Annex A to this proxy statement. See “Proposal 1—Description of the Material Agreements Relating to the Merger—The Merger Agreement—Conditions to the Completion of the Merger.”

Our existing stockholders may be substantially diluted by the issuance of shares of our common stock in the Merger and this issuance may depress the market price of our common stock.

In determining whether to vote in favor of the issuance of approximately 9,635,192 shares of our common stock to enable us to complete the Merger, our stockholders should consider that they are subject to the risk of substantial dilution of their interests which will result from the issuance of such shares, and that as a result of this issuance, Deerfield’s members will receive approximately  % of our outstanding common stock as of    , 2007. Accordingly, our current stockholders’ ownership interest would decrease by approximately  %. This economic ownership dilution could reduce the market price of our common stock unless and until we realize improved economic performance as a result of the Merger. If we do not achieve the economic benefits of the Merger that we seek, our stockholders could suffer substantial dilution without corresponding value.

We have always been externally managed and we may not be able to successfully transition to an internally managed company.

We have always been externally managed and have not had our own management personnel. With the exception of Mr. Sachs, we expect substantially all of the key members of DCM’s management team who are currently providing services to us will remain employed by DCM following the Merger, and will continue to provide services to us through a services agreement with DCM. Following the Merger these individuals will be employees of DCM, our subsidiary following the Merger, or us, and we will be responsible for designing and implementing our own compensation structure. We may not be successful when designing and implementing our own compensation structure and our management team may not be satisfied with the new arrangement. If we do not successfully transition to an internally managed company and otherwise successfully integrate Deerfield’s operations, our operations and financial performance could be significantly damaged.

The pro forma financial statements presented for illustrative purposes may not be indicative of our financial condition or results of operations following the Merger.

The pro forma financial statements contained in this proxy statement are presented for illustrative purposes only and may not be indicative of our financial condition or results of operations following the Merger for several reasons. The pro forma financial statements have been derived from the financial statements of DFR and Deerfield and certain adjustments and assumptions have been made regarding our acquisition of Deerfield after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy.

We may not uncover all risks associated with acquiring Deerfield and significant liabilities may arise after completion of the Merger.

There may be risks that we fail or are unable to discover in the course of performing our due diligence in connection with the completion of the acquisition. All of Deerfield’s liabilities will remain intact after the Merger, whether pre-existing or contingent, as a matter of law. While we have tried to minimize this risk by conducting due diligence, there could be numerous liabilities that we failed to identify. Any significant liability that may arise or be discovered after the closing may harm our business, financial condition, results of operations and prospects. Further, any rights to indemnification we have are subject to a one-year survival period and other limitations, and the shares held in escrow could be insufficient to satisfy any claims we may have.

The opinions obtained by us from our financial advisors do not address the fairness, from a financial point of view, of the Merger consideration at any time other than April 19, 2007 and will not reflect changes in circumstances prior to the closing date of the Merger.

On April 19, 2007, Bear Stearns delivered to the Special Committee its opinion that, as of April 19, 2007, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the consideration to be paid by DFR was fair, from a financial point of view, to DFR. Further, on April 19, 2007, Houlihan Lokey delivered to the Special Committee its opinion that, as of April 19, 2007, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the consideration to be paid by DFR was fair, from a financial point of view, to DFR.

Our stockholders should be aware that the opinions are directed to the Special Committee, not our stockholders, that they contain numerous assumptions and conditions that should be reviewed carefully and that the financial opinions do not address the fairness, from a financial point of view, of the Merger consideration at any time other than at April 19, 2007. Our stockholders should also be aware that the opinions did not reflect changes after April 19, 2007 that may occur or may have occurred to the operations, businesses, financial condition or prospects of us or Deerfield, general market and economic conditions, and other factors.

If the Merger is not completed, we will have nonetheless incurred substantial costs, and our financial results and operations and the market price of our common stock may be adversely affected.

We have incurred and expect to continue to incur substantial costs in connection with the Merger. These costs are primarily associated with the fees of financial advisors, attorneys, accountants and consultants. In addition, we have diverted significant management resources in an effort to complete the Merger. If the Merger is not completed, we will receive little or no benefit from these costs. In addition, if the Merger is not completed, we may experience negative reactions from the financial markets and others. Each of these factors may adversely affect the trading price of our common stock and our financial results and operations.

We will need to incur substantial indebtedness to consummate the Merger and our leverage could adversely affect our financial health.

As of March 31, 2007, our total long-term outstanding debt on a consolidated basis was approximately $972.2 million. In order to complete the Merger, we plan to incur an additional $155.0 million of indebtedness, and will also assume debt of Deerfield outstanding as of March 31, 2007 in the amount of $3.6 million. Our indebtedness could adversely affect our financial health and business and future operations by, among other things:

•	making it more difficult for us to satisfy our obligations, including with respect to our indebtedness;

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain any additional financing we may need to operate, develop and expand our business;

•	requiring us to dedicate a substantial portion of any cash flows to service our debt, which reduces our funds available for operations and future business opportunities;

•	potentially making us more highly leveraged than our competitors, which could potentially decrease our ability to compete in our industry;

•	increasing our exposure to risks of interest rate fluctuations as some of our borrowings are at variable rates of interest; and

•	limiting our flexibility in planning for, or reacting to, changes in our business, and the industry in which we operate.

Our ability to make payments on our debt will depend upon our future operating performance, which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. If the cash flows from our operations are insufficient to service our debt obligations, we may take actions, such as delaying or reducing capital expenditures, attempting to restructure or refinance our debt, selling assets or operations or seeking additional equity capital. Any or all of these actions may not be sufficient to allow us to service our debt obligations. Further, we may be unable to take any of these actions on satisfactory terms, in a timely manner or at all. Our failure to generate sufficient funds to pay our debts or to successfully undertake any of these actions could, among other things, materially adversely affect the market value of our common stock and our ability to repay our obligations under our indebtedness.

We anticipate that the terms of our proposed senior secured term loan facility that we will obtain to assist with the funding of the cash portion of the Merger consideration will impose operating and financial restrictions, which may prevent us from raising additional capital and capitalizing on certain business opportunities.

We expect that the terms of our new credit facility that we will enter into in connection with the Merger will require us to comply with certain financial covenants, including a maximum senior leverage ratio, a minimum interest coverage ratio and a minimum tangible net worth. The proposed terms of our new credit facility also include certain covenants restricting or limiting our ability to, among other things:

•	dispose of non-financial assets other than in the ordinary course of business;

•	merge or consolidate with any entity or make an acquisition;

•	declare dividends (subject to maintaining our status as a REIT) or redeem or repurchase capital stock or make other shareholder distributions;

•	prepay, redeem or purchase certain debt;

•	make loans to or invest in certain subsidiaries;

•	create additional liens;

•	enter into transactions with affiliates;

•	modify or waive our organizational documents; or

•	change our fiscal year.

These covenants may adversely affect our ability to finance future operations or limit our ability to pursue certain business opportunities or take certain corporate actions. The covenants may also restrict our flexibility in planning for changes in our business and the industry and make us more vulnerable to economic downturns and adverse developments. The documentation governing the credit facility has not been finalized and, accordingly, the actual terms may further restrict our operation of our business.

Following completion of the Merger, our performance will be subject to significant risks that are associated with DCM’s business to which we have not historically been subject.

Historically we have been a financial company that invests primarily in mortgage-backed securities and other real estate investments, as well as corporate investments. We generate risk-adjusted spread-based income from our investment portfolio. DCM is SEC-registered asset manager that, as of May 1, 2007, managed approximately $14.2 billion of client funds. DCM generates fee-based revenue from the management of these client funds. Accordingly, while the completion of the Merger would significantly diversify our business, it will also subject us to significant new risks and uncertainties associated with DCM’s business to which we have not historically been subject, which are described in this proxy statement.

The income from Deerfield and DCM will be subject to federal, state and local income tax, and our ownership of Deerfield and DCM may jeopardize our REIT qualification and may limit our ability to conduct our investment strategy.

Deerfield’s income consists solely of the income earned by DCM, which consists primarily of advisory fee income. That advisory fee income is not qualifying income for purposes of either the 75% or 95% gross income test applicable to REITs. A REIT, however, may own stock and securities in one or more TRSs that may earn income that would not be qualifying income if earned directly by the parent REIT. Consequently, following the Merger, we will hold our ownership interest in Deerfield and DCM through domestic TRSs. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS pays federal, state and local income tax at regular corporate rates on any income it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Because we will hold our ownership interest in Deerfield and DCM through domestic TRSs, the income earned by Deerfield and DCM will be fully subject to federal, state and local income tax. Moreover, the value of our investment in the stock and securities of our TRSs may not, in the aggregate, exceed 20% of the value of our total assets. In addition, our income from our TRSs, combined with our other nonqualifying income for purposes of the 75% gross income test, may not exceed 25% of our gross income on an annual basis. Accordingly, our ownership of Deerfield and DCM may limit our ability to invest in other TRSs and other assets that produce nonqualifying income, even though such investments would otherwise have been in accordance with our investment strategy.

DCM’s revenues fluctuate based on the amount and/or value of client assets, which could decrease for various reasons including investment losses, withdrawal of capital, or both.

DCM’s success depends on its ability to earn investment advisory fees from the client accounts it manages. Such fees generally consist of payments based on the amount of assets in the account (management fees), and on the profits earned by the account or the returns to certain investors in the accounts (performance fees). If there is a reduction in an account’s assets, there will be a corresponding reduction in DCM’s management fees from the account, and a likely reduction in DCM’s performance fees (if any) relating to the account, since the smaller the account’s asset base the smaller will be the potential profits earned by the account. There could be a reduction in an account’s assets as the result of investment losses in the account, the withdrawal by investors of their capital in the account, or both.

Investors in the accounts managed by DCM have various types of withdrawal rights, ranging from the right of investors in separate accounts to withdraw any or all of their capital on a daily basis, the right of investors in hedge funds to withdraw their capital on a monthly or quarterly basis, and the right of investors in CDOs to terminate the CDO in specified situations. Investors in hedge funds and managed accounts might withdraw capital for many reasons, including their dissatisfaction with the account’s performance, adverse publicity regarding DCM, DCM’s loss of key personnel, errors in reporting to investors account values or account performance, other matters resulting from problems in DCM’s systems technology, investors’ desire to invest their capital elsewhere, and their need (in the case of investors that are themselves investment funds) for the capital to fund withdrawals by their investors. DCM could experience a major loss of account assets, and thus advisory fee revenue, at any time.

Poor investment performance could lead to a loss of clients and a decline in DCM’s revenues.

Investment performance is a key factor for the retention of client assets, the growth of DCM’s assets under management and the generation of management fee revenue. Poor investment performance could impair DCM’s revenues and growth because:

•	existing clients might withdraw funds in favor of better performing products, which would result in lower investment management fees for DCM;

•	DCM’s subordinate management fees for a CDO may be deferred;

•	DCM’s ability to attract funds from existing and new clients might diminish; and

•	DCM might earn minimal or no performance fees.

The failure of DCM’s investment products to perform well both on an absolute basis and in relation to competing products, therefore, could have a material adverse effect on DCM’s business.

DCM derives much of its revenues from contracts that may be terminated on short notice.

DCM derives a substantial portion of its revenues from investment management agreements with accounts that generally have the right to remove DCM as the investment advisor of the account and replace it with a substitute investment advisor. Some of these investment management agreements may be terminated for various reasons, including failure to follow the account’s investment guidelines, fraud, breach of fiduciary duty and gross negligence, or, alternatively, may not be renewed.

With respect to DCM’s agreements with some of the CDOs it manages, DCM can be removed without cause by investors that hold a specified amount of the securities issued by the CDO. All of DCM’s agreements with CDOs allow investors that hold a specified amount of securities issued by the CDO to remove DCM for “cause,” which typically includes DCM’s violation of the management agreement or the CDO’s indenture, DCM’s breach of its representations and warranties under the agreement, DCM’s bankruptcy or insolvency, DCM’s fraud or a criminal offense by DCM or its employees, and the failure of certain of the CDO’s performance tests. These “cause” provisions may be triggered from time to time with respect to our CDOs, and as a result DCM could be removed as the investment manager of such CDOs.

Although DCM is expected to remain as the investment advisor for each of its clients, the Merger, if consummated, will constitute a change of control of DCM and thus result in a deemed assignment of DCM’s advisory contracts under the Investment Advisers Act. In addition, certain of DCM’s advisory contracts require the explicit consent of the client, the underlying investors in the client, or other third parties to the assignment of the advisory contract that results from the Merger. As the Merger Agreement requires that DCM obtain consents to the assignment or deemed assignment of advisory contracts from clients constituting at least 80% of its assets under management, we could be obligated to complete the Merger even if clients constituting up to 20% of DCM’s assets under management determine not to consent to the assignment or deemed assignment of the advisory contracts. Under such circumstances, we may lose a portion of DCM’s expected advisory fees, which we may not be able to replace.

DCM could lose client assets as the result of the loss of key DCM personnel.

DCM generally assigns the management of its investment products to specific teams, consisting of DCM portfolio management and other personnel. The loss of a particular member or members of such a team—for example, because of resignation or retirement—could cause investors in the product to withdraw, to the extent they have withdrawal rights, all or a portion of their investment in the product, and adversely affect the marketing of the product to new investors and the product’s performance. In the case of certain CDOs, DCM can be removed as investment advisor upon its loss of specified key employees. In the case of certain other accounts, investors have the right to immediately redeem their investments upon DCM’s loss of specified key employees. In addition to the loss of specific portfolio management team members, the loss of one or more members of DCM’s senior management involved in supervising the portfolio teams could have similar adverse effects on DCM’s investment products. In connection with the exercise by certain affiliates of Mr. Sachs of their right under Deerfield’s existing operating agreement to require Triarc to purchase for cash all of their membership interests in Deerfield simultaneously with the completion of the Merger, on May 25, 2007, Mr. Sachs tendered his resignation as a director and as chairman and chief executive officer of Deerfield and its subsidiaries, effective upon completion of the Merger. The Merger might cause DCM to lose one or more other key employees, which may result in the loss of existing clients.

DCM may need to offer new investment strategies and products in order to continue to generate revenue.

The segments of the asset management industry in which DCM operates are subject to rapid change. Investment strategies and products that had historically been attractive to investors may lose their appeal for various reasons. Thus, strategies and products that have generated fee revenue for DCM in the past may fail to do so in the future. In such case, DCM would have to develop new strategies and products in order to retain investors or replace withdrawing investors with new investors.

It could be both expensive and difficult for DCM to develop new strategies and products, and DCM may not be successful in this regard. In addition, alternative asset management products represent a substantially smaller segment of the overall asset management industry than traditional asset management products (such as many corporate bond funds). DCM’s inability to expand its offerings beyond alternative asset management products could inhibit its growth and harm its competitive position in the investment management industry.

Changes in the fixed income markets could adversely affect DCM.

DCM’s success depends largely on the attractiveness to institutional investors of investing in the fixed income markets, and changes in those markets could significantly reduce the appeal of DCM’s investment products to such investors. Such changes could include increased volatility in the prices of fixed income instruments, periods of illiquidity in the fixed income trading markets, changes in the taxation of fixed income instruments, significant changes in the “spreads” in the fixed income markets (the amount by which the yields on particular fixed income instruments exceed the yields on benchmark U.S. Treasury securities), and the lack of arbitrage opportunities between U.S. Treasury securities and their related instruments (such as interest rate swap and futures contracts).

The fixed income markets can be highly volatile, and the prices of fixed income instruments may fluctuate for many reasons beyond DCM’s control or ability to anticipate, including economic and political events and terrorism acts. Any adverse changes in the fixed income markets could reduce DCM’s revenues.

The narrowing of CDO spreads could make it difficult for DCM to launch new CDOs.

It is important for DCM to be able to launch new CDO products from time to time, both to expand its CDO activities (which are a major part of DCM’s business) and to replace existing CDOs as they are terminated or mature. The ability to launch new CDOs is dependent on the amount by which the interest earned on the collateral held by the CDO (such as bank loans or asset-backed securities) exceeds the interest payable by the CDO on the debt obligations it issues to investors, as well as other factors. If these “spreads” are not wide enough, the proposed CDO will not be attractive to investors and thus cannot be launched. There may be sustained periods when such spreads will not be sufficient for DCM to launch new CDO products, which could impair DCM’s business.

DCM could lose client assets as the result of adverse publicity.

Asset managers such as DCM can be particularly vulnerable to losing clients because of adverse publicity. Asset managers are generally regarded as fiduciaries, and if they fail to adhere at all times to a high level of honesty, fair dealing and professionalism they can incur large and rapid losses of client assets. Accordingly, a relatively small perceived lapse in this regard, particularly if it resulted in a regulatory investigation or enforcement proceeding, could materially harm DCM’s business.

DCM could incur losses due to trading errors.

DCM could make errors in placing transaction orders for client accounts, such as purchasing a security for an account whose investment guidelines prohibit the account from holding the security, purchasing an unintended amount of the security, or placing a buy order when DCM intended to place a sell order. If the transaction resulted in a loss for the account, DCM might be required to reimburse the account for the loss, or DCM might choose to do so for client relations purposes. Such reimbursements could be substantial.

DCM could lose management fee income from its CDOs because of payment defaults by issuers of collateral held by the CDOs or the triggering of certain structural protections built into CDOs.

Under the investment management agreements between DCM and the CDOs it manages, DCM’s management fee from the CDO is generally subject to a “waterfall” structure, under which DCM will not receive all or a portion of its fees if, among other things, the CDO does not have sufficient cash flows from its underlying collateral (such as bank loans or asset-backed securities) to pay the required interest on the notes it has issued to investors and certain expenses. This could occur if there are defaults by issuers of the collateral on their payments of principal or interest relating to the collateral. In that event, DCM’s management fees would be deferred until funds are available to pay the fees, if such funds become available. In addition, many CDOs have structural provisions meant to protect investors from deterioration in the credit quality of the underlying collateral pool. If those provisions are triggered, then certain portions of DCM’s management fees may be deferred indefinitely.

DCM may be unable to increase its assets under management in certain of its investment vehicles, or it may have to reduce such assets, because of capacity constraints.

Some of DCM’s investment vehicles are limited in the amount of client assets they can accommodate by the amount of liquidity in the instruments traded by the vehicles, the arbitrage opportunities available in those instruments, or other factors. DCM may thus manage investment vehicles that are relatively successful but that cannot accept additional capital because of such constraints. In addition, DCM might have to reduce the amount of assets managed in investment vehicles that face capacity constraints. Changes in the fixed income markets could materially reduce capacity, such as an increase in the number of asset managers using the same or similar strategies as DCM.

The fixed income investment management market is highly competitive and DCM may lose client assets due to competition from other asset managers that have greater resources than DCM or that are able to offer services and products at more competitive prices.

The alternative asset management industry is very competitive. Many firms offer similar and additional investment management products and services to the same types of clients that DCM targets. DCM currently focuses almost exclusively on fixed income securities and related financial instruments in managing client accounts. It has limited experience in equity securities. This is in contrast to numerous other asset managers with comparable assets under management, which have significant background and experience in both the equity and debt markets and thus are more diversified.

In addition, many of DCM’s competitors have or may in the future develop greater financial and other resources, more extensive distribution capabilities, more effective marketing strategies, more attractive investment vehicle structures and broader name recognition. DCM’s competitors may be able to use these resources and capabilities to place DCM at a competitive disadvantage in retaining assets under management and adding new assets. Also, DCM may be at a disadvantage in competing with other asset managers that are subject to less regulation and are thus less restricted in their client solicitation and portfolio management activities, and DCM may be competing for non-U.S. clients with asset managers that are based in the jurisdiction of the prospective client’s domicile.

Because barriers to entry into the alternative asset management business are relatively low, DCM may face increased competition from many new entrants into DCM’s relatively limited market of providing fixed income asset management services to institutional clients.

Additionally, if other asset managers offer services and products at more competitive prices than DCM, DCM may not be able to maintain its current fee structure. Although DCM’s investment management fees vary somewhat from product to product, historically DCM has competed primarily on the performance of its products and not on the level of its investment management fees relative to those of its competitors. In recent years, however, despite the fact that alternative asset managers typically charge higher fees than traditional managers, particularly with respect to hedge funds and similar products, there has been a trend toward lower fees in the investment management industry generally.

In order to maintain its fee structure in a competitive environment, DCM must be able to continue to provide clients with investment returns and service that make investors willing to pay DCM’s fees. DCM might not succeed in providing investment returns and service that will allow it to maintain its current fee structure. Fee reductions on existing or future business could impair DCM’s profit margins and results of operations.

Changes in laws, regulations or government policies affecting DCM’s businesses could limit its revenues, increase its costs of doing business and materially and adversely affect its business.

DCM’s business is subject to extensive government regulation. This regulation is primarily at the federal level, through regulation by the SEC under the Investment Advisers Act of 1940, as amended, and regulation by the Commodity Futures Trading Commission, or CFTC, under the Commodity Exchange Act, as amended. DCM is also regulated by state regulators.

The Investment Advisers Act imposes numerous obligations on investment advisers including anti-fraud prohibitions, advertising and custody requirements, disclosure obligations, compliance program duties and trading restrictions. The CFTC regulates commodity futures and option markets and imposes numerous obligations on the industry. DCM is registered with the CFTC as both a commodity trading advisor and a commodity pool operator and certain of its employees are registered with the CFTC as “associated persons.” DCM is also a member of the National Futures Association, the self-regulatory organization for the U.S. commodity futures industry, and thus subject to its regulations.

If DCM fails to comply with applicable laws or regulations, DCM could be subject to fines, censure, suspensions of personnel or other sanctions, including revocation of its registration as an investment adviser, commodity trading advisor or commodity pool operator. Changes in laws, regulations or government policies could limit DCM’s revenues, increase its costs of doing business and materially harm its business.

DCM (Europe), a subsidiary of Deerfield, is subject to extensive government regulation, primarily by the United Kingdom Financial Services Authority under the U.K. Financial Services and Markets Act of 2000. Such regulation is generally similar to the regulation governing DCM.

The non-U.S. domiciled investment funds that DCM manages are regulated in the jurisdiction of their domicile. Changes in the laws or government policies of these foreign jurisdictions could limit DCM’s revenues from these funds, increase DCM’s costs of doing business in these jurisdictions and materially adversely affect DCM’s business.

The level of investor participation in DCM’s products may also be affected by the regulatory and self-regulatory requirements and restrictions applicable to DCM’s products and investors, the financial reporting requirements imposed on DCM’s investors and financial intermediaries, and the tax treatment of DCM’s products. Adverse changes in any of these areas may result in a loss of existing investors or difficulties in attracting new investors.

DCM’s business may be harmed by it becoming a subsidiary of a REIT.

DCM’s status as a subsidiary of a REIT may make it difficult for DCM to retain existing clients, including the underlying investors in the investment funds DCM manages, and to attract new clients. Such clients may determine that DCM has an incentive to favor its management of our investing over DCM’s investing for those clients, particularly if the client account is likely to compete with us, for example with regard to the allocation of scarce investment opportunities. While we cannot predict the effect on DCM’s business that will result from DCM becoming a wholly-owned subsidiary of a REIT, the completion of the Merger could have an adverse effect on DCM’s existing and future client relationships and its business and revenues.

Our ownership of Deerfield might jeopardize our 1940 Act exemption or limit our ability to conduct our investment strategy and thus reduce our earnings and ability to pay dividends.

In order to be exempt from regulation under the Investment Company Act of 1940, or 1940 Act, we—and each of our subsidiaries—must qualify for one of the exemptions from investment company status in the 1940 Act. Our ownership of Deerfield will be held through our subsidiary Deerfield Triarc Capital LLC, or DTC LLC, which relies on an exemption from investment company status that generally requires it to maintain at least 55% of its assets in specified real estate assets and at least 80% of its assets in real estate and real-estate related securities. DTC LLC’s ownership interest in Deerfield will not constitute such a security, and thus may make it more difficult for DTC LLC to comply with the 80% asset test. As a result, we will need to monitor carefully DTC LLC’s compliance with the 80% asset test, and the Merger may make it difficult for DTC LLC to acquire other assets that do not qualify for the 80% test, which might generate higher returns than Deerfield. If DTC LLC fails to meet the 80% asset test, we could be required to materially restructure our activities and to register as an investment company under the 1940 Act, which could impair our operating results.

Our status as a proprietary account of DCM might restrict DCM’s management of our investing.

For regulatory purposes, we are likely to be considered a “proprietary” account of DCM after the Merger. This may restrict DCM’s management of our account, for example with regard to “crossing” transactions between our account and the account of a non-proprietary DCM client. DCM may not be successful in managing these restrictions after the completion of the Merger.

HISTORIC AND PRO FORMA CAPITALIZATION

The following table sets forth the capitalization of DFR and Deerfield as of March 31, 2007, and the pro forma capitalization of our company after giving effect to the Merger and the financing incurred in connection therewith. This table should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, the DFR and Deerfield audited and unaudited historical financial statements, including the notes thereto, and “Information Relating to DFR—DFR’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information Relating to Deerfield—Deerfield’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case, included elsewhere or incorporated by reference in this proxy statement.

The unaudited pro forma capitalization is not necessarily indicative of the capitalization of our company following the Merger that would have occurred had the Merger and the financing incurred in connection therewith occurred on the date indicated, nor is it necessarily indicative of future capitalization. The unaudited pro forma adjustments are based upon information set forth in this proxy statement, and certain assumptions included in the notes to the unaudited pro forma condensed combined financial statements.

The pro forma capitalization reflects DFR as the accounting acquirer, with the Merger reflected as an acquisition and, accordingly, goodwill is recorded in conjunction with the shares issued by DFR to the members of Deerfield. The table below assumes a purchase price of $301.3 million for accounting purposes, based on the issuance of 9,635,192 shares at $16.23, the average closing price of our common stock on April 18, 19, 20, 23 and 24, 2007, and a cash payment of $145.0 million. There are certain other transaction related costs and allocations also included in this table. The pro forma information discussed below is preliminary and for illustrative purposes only.

	As of March 31, 2007
	Historical	Adjustments	Pro Forma
	(unaudited)
(in thousands)
Long-term debt:
Revolving warehouse funding facility	$284,750	$—	$284,750
Market Square	276,000	—	276,000
Pinetree	287,738	—	287,738
Trust preferred securities	123,717	—	123,717
Term loan	—	155,000	155,000

Total long-term debt	972,205	155,000	1,127,205

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	51	96	147
Additional paid-in capital	748,837	155,355	904,192
Accumulated other comprehensive loss	(65,414)	—	(65,414)
Treasury stock	—	(1,957)	(1,957)
Retained earnings	9,785	(548)	9,237

Total stockholders’ equity	693,259	152,946	846,205

Total capitalization	$1,665,464	$307,946	$1,973,410

COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND POLICY

Our common stock has been trading on the NYSE under the trading symbol “DFR” since our initial public offering on June 29, 2005. As of May 14, 2007, DFR had 51,732,066 shares of common stock issued and outstanding and there were approximately 35 holders of record.

The following table sets forth, for the periods indicated, the high and low closing prices of our common stock as reported on the New York Stock Exchange:

	Closing Stock Price		Cash Dividends Declared Per Share
	High	Low
2005:
1st quarter	*	*	$0.225
2nd quarter	$16.00	$15.69	$0.350
3rd quarter	$15.95	$12.98	$0.300	(1)
4th quarter	$14.21	$12.58	$0.350
2006:
1st quarter	$13.89	$12.84	$0.360	(1)
2nd quarter	$13.59	$12.68	$0.380	(1)
3rd quarter	$13.62	$12.79	$0.400	(1)
4th quarter	$17.11	$13.11	$0.420
2007:
1st quarter	$17.03	$14.07	$0.420	(1)
2nd quarter (through May 14, 2007)	$17.00	$14.67	$—

*	To our knowledge, no trades of our common stock occurred on PORTAL (SM) Market, or PORTAL, during this period.

(1)	Cash dividends declared per share were declared in the following quarter for the quarter presented.

Prior to our June 29, 2005 initial public offering, there had been no public trading market for our common stock, but the shares of our common stock issued to qualified institutional buyers in connection with our December 2004 private offering were eligible for trading in PORTAL, a subsidiary of the NASDAQ Stock Market, Inc., that permits secondary sales of eligible unregistered securities to qualified institutional buyers in accordance with Rule 144A under the Securities Act.

The information above regarding PORTAL prices may not be complete because we have access only to information regarding trades reported by our initial purchaser and placement agent and not trades reported by other broker-dealers. Moreover, broker-dealers are not required to report all trades to PORTAL.

To satisfy the requirements to qualify as a REIT and generally not be subject to federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available. Any future distributions we make will be at the discretion of our Board and will depend upon our earnings and financial condition, maintenance of REIT status, applicable provisions of the Maryland General Corporation Law and such other factors as our Board deems relevant. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, please see “Part I—Item 1A.—Risk Factors” of our annual report on Form 10-K and quarterly report on Form 10-Q incorporated by reference in this proxy statement.

The following table sets forth the closing price of our common stock as reported on the NYSE on April 19, 2007 (the last day of trading before the day the Merger was announced), on  , 2007, the Record Date, and on  , 2007, the date of this proxy statement. There is no established public trading market for Deerfield’s membership interests.

Price Per Share of DFR Common Stock
April 19, 2007	$15.02
, 2007
, 2007

PROPOSAL NO. 1

APPROVE THE ISSUANCE OF 9,635,192 SHARES OF DFR COMMON STOCK TO THE HOLDERS OF DEERFIELD OWNERSHIP INTERESTS PURSUANT TO THE MERGER AGREEMENT TO ENABLE DFR TO COMPLETE THE MERGER.

This section of the proxy statement describes material aspects of the proposed Merger, including the issuance of shares of our common stock pursuant to the Merger Agreement. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the full text of the Merger Agreement, which is attached as Annex A, and the other documents we refer you to for a more complete understanding of the Merger. In addition, important business and financial information about DFR is incorporated into this proxy statement/prospectus by reference. See “How to Obtain More Information.”

Deerfield Triarc Capital Corp.

DFR is a diversified financial company that invests in real estate investments, primarily mortgage-backed securities, as well as corporate investments. We have elected to be taxed as a REIT, for federal income tax purposes, and intend to continue to operate so as to qualify as a REIT. Our objective is to provide attractive returns to our investors through a combination of dividends and capital appreciation. To achieve this objective, we intend to invest opportunistically in financial assets to construct an investment portfolio that is leveraged where appropriate in order to achieve attractive risk-adjusted returns and that is structured to allow us to maintain our qualification as a REIT and the requirements for exclusion from regulation under the Investment Company Act of 1940, as amended, or 1940 Act.

We have been externally managed by DCM since commencement of business in December 2004.

Deerfield, DCM and the Management Agreement

Upon the completion of the Merger, we will become the owner of all of the membership interests of Deerfield. At such time, we will become internally managed and our existing management agreement with DCM will be cancelled.

Deerfield

Deerfield is a holding company the primary assets of which are all of the outstanding membership interests of DCM and all of the outstanding shares of DCM (Europe).

DCM

DCM is a wholly owned subsidiary of Deerfield and a Chicago-based, SEC registered asset manager that manages client funds (primarily for institutions) worldwide. DCM (together with its predecessor companies) commenced its investment management operations in 1993. As of May 1, 2007, DCM managed approximately $14.2 billion of client funds. Through our management agreement with DCM, we have had access to its resources in portfolio management and infrastructure support, such as risk management, credit analysis, operations, systems, accounting, portfolio valuation, compliance and internal audit. As of May 1, 2007, DCM had 144 employees, including 47 portfolio managers and investment analysts. Also, as of May 1, 2007, DCM had 33 full-time investment professionals specializing in MBS, ABS, loans and leveraged finance, dedicating a significant part of their time to sourcing, including performing due diligence, and managing the assets of our portfolio. DCM’s investment professionals perform services for other DCM accounts as well as ours. For the year ended December 31, 2006 and three months ended March 31, 2007, 21.6% and 31.6% of DCM’s revenues were derived from services provided to us, respectively.

DCM primarily invests in a broad range of debt instruments in managing client portfolios. The primary investment focus is on MBS and other ABS, loans, corporate bonds, leveraged finance instruments and government securities. DCM has separate portfolio management teams for each of these areas. DCM primarily utilizes the following strategies: fundamental credit analysis, duration management, yield curve arbitrage and basis spread techniques.

DCM has historically been very selective in making investments, basing its investment decisions on in-depth fundamental research and proprietary analytical methodologies, and relying on teams of experienced senior portfolio managers and research analysts. DCM values portfolio diversity, favors stable sectors that are resilient across economic cycles and takes into account industry and macroeconomic trends in its decision making. In addition, DCM has experience evaluating and negotiating structural protection for its investments with a clear focus on minimizing credit losses.

DCM (together with its predecessor companies) has actively operated as an asset manager since 1993 and registered with the SEC as an investment adviser in January 1997. DCM is also registered with the U.S. Commodity Futures Trading Commission as a commodity pool operator and commodity trading advisor, and is a member of the U.S. National Futures Association.

As of May 1, 2007, Triarc, through a subsidiary, owned approximately 64% of the outstanding capital interests, at least 52% of the profits interests and approximately 94% of the voting interests in Deerfield, which owns 100% of DCM. Senior management of DCM owns and controls the balance of the equity and voting interests in Deerfield. In addition, all of our officers and three of our seven directors are also employees of DCM or its affiliates. See “Certain Interests of Our Officers and Directors in Deerfield.”

We are the only account that DCM manages pursuant to the specific investment strategy it uses for us, although DCM uses some of the components of that strategy for its other clients. For example, in selecting bank loan investments for us, DCM uses the same or similar analysis that it uses in managing bank loan portfolios for other clients. We are party to a management agreement with DCM, pursuant to which DCM provides these investment management services to us. See “Management Agreement.”

Our Organizational Structure Shortly After the Merger

The following chart summarizes our expected structure shortly after the completion of the Merger:

Management Agreement

We are party to a management agreement with DCM that provides for the day-to-day management of our operations. The management agreement requires DCM to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board. DCM’s role as manager is under the supervision and direction of our Board.

Our Organizational Structure

The following chart summarizes our structure as of May 14, 2007:

(1)

We formed Deerfield Triarc TRS Holdings, Inc., TRS Holdings, a TRS, because it gives us flexibility to hold certain assets or engage in certain activities that we, as a REIT, cannot hold or in which we cannot engage directly.

(2)	We own substantially all of the equity interest in Market Square CLO Ltd., a Cayman Islands limited liability company and one of our TRSs, in the form of preference shares.

(3)

We formed Deerfield Triarc Capital Trust I, Deerfield Triarc Capital Trust II and Deerfield Triarc Capital Trust III for the sole purpose of issuing trust preferred securities. These trusts are not consolidated into our financial statements because, although we own 100% of the common shares of each trust, we are not deemed the primary beneficiary of the Trusts. The Trusts are each a separate legal entity but are shown in one box in the above table for ease of presentation.

(4)	We own all the equity interests in Pinetree CDO Ltd., a Cayman Islands limited liability company and our qualified REIT subsidiary, in the form of preference shares and ordinary shares.

(5)	We formed Deerfield Triarc TRS (Bahamas) Ltd., one of our TRSs, and DWFC, LLC to facilitate a $375.0 million three-year warehouse funding agreement with Wachovia Capital Markets, LLC.

Under the management agreement, DCM is entitled to receive a base management fee, incentive fee, reimbursement of certain expenses and, in certain circumstances, a termination fee as described in the management agreement. The following table summarizes the fees payable to DCM pursuant to the management agreement:

Fee	Summary Description
Base Management Fee

Payable monthly in arrears in an amount equal to 1/12 of our equity (as defined in the management agreement) times 1.75%. DCM uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

Incentive Fee

Payable quarterly in an amount equal to the product of: (a) 25% of the dollar amount by which (i) our net income (determined in accordance with GAAP) and before non-cash equity compensation expense and before incentive fees, for the quarter per common share (based on the weighted average number of common shares outstanding for the quarter) exceeds (ii) an amount equal to (A) the weighted average of the price per share of the common shares in the December 2004 private offering and our June 2005 initial public offering, and the price per common share in any subsequent offerings by us, in each case at the time of issuance thereof, multiplied by (B) the greater of (1) 2.00% and (2) 0.50% plus one-fourth of the Ten Year Treasury Rate for such quarter, multiplied by (b) the weighted average number of common shares outstanding during the quarter; provided, that the foregoing calculation of incentive fees is adjusted to exclude one- time events pursuant to changes in GAAP, as well as non-cash charges after discussion between Deerfield Capital and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

Termination Fee

Payable upon termination without cause or non-renewal of the management agreement in an amount equal to two times the sum of the average annual base management fee and the average annual incentive fees earned by DCM during the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

For the year ended December 31, 2006, we paid DCM base management fees of $13.3 million, incentive fees of $3.3 million ($2,805,000 in cash and $495,000 in the form of 36,850 shares of our common stock) and expense reimbursements of $0.6 million. In addition, we recognized amortization of restricted stock and option grants expense of $2.4 million.

If the Merger is completed, the management agreement will be cancelled and we will no longer pay fees or other amounts to a third party manager. Further, we will not pay any termination fee.

Reasons for the Proposed Merger

We believe the proposed Merger provides us with an opportunity to acquire an alternative asset management company that will both significantly diversify our existing business and sources of income and convert our current external management structure into an internally-managed structure. We believe the benefits to us and our stockholders of such an opportunity include:

•

The proposed Merger will result in our becoming a more diversified financial services company that can generate both non-capital intensive fee-based revenue from DCM’s alternative asset management platform, including the management of third-party fixed income-

focused vehicles such as CDOs, hedge funds and managed accounts, as well as risk-adjusted spread-based income from DFR’s investment portfolio of mortgage assets and alternative fixed income investments.

•

The addition of DCM’s asset management businesses will diversify our revenue sources and provide us with a substantial fee-based, non-capital intensive business managing alternative assets, including third-party fixed income-focused vehicles such as CDOs, hedge funds and managed accounts.

•

The combination of the highly scalable nature of DCM’s asset management business and the broader access that DCM may have to capital afforded by its acquisition by a public company will better position us to leverage on DCM’s existing infrastructure and investment personnel to launch new products and business lines.

•

Establishing an internal management team will achieve a better alignment of interests between management and the stockholders and eliminate certain possible conflicts of interest associated with having an external manager.

•

The internalization of our manager will enhance the efficiency of our cost structure due to the reduction in our operating costs that will result from our no longer having to pay management and incentive fees and expense reimbursements to DCM under our existing management agreement and the realization of potential cost synergies resulting from the proposed Merger.

•

Although the benefits described above may not be realized, we believe that, for the reasons described above, the Merger would be accretive to our net income and earnings per share and, therefore, we believe it would enhance stockholder value. See “Risk Factors.”

In connection with the acquisition of DCM pursuant to the proposed Merger, we will issue 9,635,192 shares of our common stock to the members of Deerfield. In this proxy statement, we are seeking your approval of this issuance of common stock because the New York Stock Exchange rules require that it be approved by our stockholders representing a majority of the votes cast on the proposal (provided that the total votes cast on the proposal represent a majority of the outstanding shares of our common stock entitled to vote on the proposal), and because we have made the approval of the stock issuance by our stockholders representing a majority of the votes cast on the proposal a condition to the consummation of the transactions contemplated by the Merger Agreement. We have also made the approval of the stock issuance by a majority of the votes cast on the proposal by stockholders who are not affiliates of Deerfield or Triarc a condition to the consummation of the transactions contemplated by the Merger Agreement.

Certain Interests of Our Officers and Directors in Deerfield

Three of our seven directors and all of our executive officers are also employees of Deerfield or its affiliates:

•

Nelson Peltz, a director and also the chairman of the Board from December 2004 until April 2007, is also a director and the chairman and chief executive officer of Triarc, which owns a controlling interest in Deerfield, and is also a director of Deerfield and DCM.

•	Gregory H. Sachs, a director, is also a director and the chairman and chief executive officer of Deerfield and DCM, and a director of Triarc.

•	Jonathan W. Trutter, a director and our chief executive officer, is also the chief investment officer and a senior managing director of DCM.

•	Robert C. Grien, our president, is also a senior managing director of DCM.

•	Richard Smith, our chief financial officer, is also senior vice president of finance of DCM.

•

Frederick L. White, our senior vice president, general counsel and corporate secretary, is also a managing director and the general counsel of DCM, and the general counsel and assistant secretary of Deerfield.

In addition, the following of our directors and executive officers are beneficial owners of membership interests in Deerfield as described below:

•

Mr. Peltz is also a director, the chairman and chief executive officer and the beneficial owner of approximately 34% of the total voting power of Triarc (the holder of approximately 64% of the outstanding capital interests, at least 52% of the profits interests and approximately 94% of the voting interests in Deerfield) and also the holder of approximately 5.1% of the profits interests in Triarc Deerfield Holdings, LLC (the subsidiary of Triarc that is the direct holder of Triarc’s interest in Deerfield).

•	Mr. Sachs is the beneficial owner of approximately 26% of the outstanding capital interests and 25% of the profits interests in Deerfield.

•	Mr. Trutter is the beneficial owner of approximately 2.6% of the profits interests in Deerfield.

•	Mr. White is the beneficial owner of 0.10% of the profits interests in Deerfield.

•	In addition, Mr. Grien holds 20,418 shares of DFR restricted stock that will become vested and transferable if Mr. Sachs ceases to serve on the board of directors of DCM.

As members of Deerfield, affiliates of Mr. Peltz and Messrs. Trutter and White have executed, or are entitled to execute, the registration rights agreement which will be entered into with the members of Deerfield who will receive our common stock in connection with the Merger and will receive the registration rights described under “Description of the Material Agreements Relating to the Merger—Registration Rights Agreement”.

In the case of Mr. Sachs, who is one of our directors and also a director and the chairman and chief executive officer of Deerfield and DCM, on May 25, 2007 certain of Mr. Sachs’ affiliates that are members of Deerfield irrevocably exercised their right under Deerfield’s existing operating agreement to require Triarc to purchase for cash all of the membership interests in Deerfield held by these affiliates of Mr. Sachs simultaneously with the completion of the Merger. In connection with this exercise, Mr. Sachs has tendered his irrevocable resignation as a director and chairman and chief executive officer of Deerfield and its subsidiaries effective upon completion of the Merger. It is anticipated, however, that Mr. Sachs will remain as a director of DFR. In connection with his resignation as an officer of Deerfield and its subsidiaries, Mr. Sachs will also be entitled to severance payments and certain other benefits.

Background of the Proposed Merger

In May 2006, the Nominating & Corporate Governance Committee of our Board, or the governance committee, met to conduct its annual self-assessment. At the meeting, the members also discussed whether DFR needed a clearer strategy for its future growth and to increase the yield of its common stock.

On June 1, 2006, the governance committee met with Mr. Peltz, our then-chairman and the chairman and chief executive officer of Triarc, to review the results of its self-assessment. In connection with the meeting, the members of the governance committee expressed to Mr. Peltz their concern that DFR needed a clearer strategy for its future growth and to increase the yield of its common stock. In this discussion, the issue was raised as to whether DFR should consider acquiring DCM in order to both diversify DFR’s revenue sources and internalize its management.

In June 2006, following the governance committee’s meeting with Mr. Peltz, Peter H. Rothschild, a director and member of the governance committee, contacted an investment bank in connection with DFR’s possible internalization of its management through the acquisition of DCM. Mr. Rothschild requested that the investment bank conduct a preliminary review of the feasibility of DFR acquiring DCM, including the level of consideration DFR should offer for DCM to effect the acquisition.

By mid-July 2006, the investment bank had sufficiently completed an analysis to report preliminary results to Mr. Rothschild and Mr. Rothschild reported those results to his co-directors, Robert E. Fischer, Robert B. Machinist and Howard Rubin. During this time, Messrs. Rothschild, Fischer, Machinist and Rubin were also informed that Mr. Sachs, a director and the chairman and chief executive officer of Deerfield and DCM, was in discussions with Triarc regarding the possible acquisition of Triarc’s membership interests in Deerfield by certain members of DCM’s management.

On July 17, 2006, Messrs. Fischer, Machinist and Rothschild met with Mr. Peltz to discuss the possible acquisition of DCM in light of the investment bank’s preliminary conclusions. At the meeting, Messrs. Fischer, Machinist and Rothschild told Mr. Peltz that DFR may consider acquiring DCM for consideration consisting of cash and stock having an aggregate value of approximately $250 million. The closing price of DFR common stock on July 14, 2006, the last trading day prior to the meeting, was $12.79.

In late July 2006, Mr. Peltz informed Mr. Rothschild that Triarc had determined that DFR’s tentative proposal was too low and that, instead, Triarc was considering other alternative transactions.

In mid-September 2006, Triarc suggested to Mr. Fischer that both he and the other DFR directors who do not hold membership interests in Deerfield should be prepared to form a special committee of the Board, consisting of directors who do not hold membership interests in Deerfield, to determine whether DFR should take any action under DFR’s management agreement with DCM in the event of a third party offer to acquire DCM.

During the period from early October 2006 through mid-January 2007, the closing price of DFR common stock rose from $13.11 on October 2, 2006 to $17.03 on January 19, 2007.

In late January 2007, a representative of Triarc, informed Messrs. Fischer, Machinist, Rothschild and Rubin that Triarc had received expressions of interest from at least two unaffiliated potential acquirers of Deerfield and suggested that a special committee of the Board, consisting of directors who do not hold membership interests in Deerfield, be established to determine what action DFR should take under its management agreement with DCM in connection with any third-party proposals to acquire Deerfield.

In early February 2007, various DFR directors who do not hold membership interests in Deerfield had informal conversations with representatives of Triarc as to whether Triarc and Deerfield would consider a proposal from DFR to acquire Deerfield in which a significant portion of the consideration would consist of DFR common stock. The directors noted the appreciation in the trading price of DFR common stock over the prior months and both DFR and DCM’s improved operating results. Triarc responded that it would be prepared to entertain such a proposal.

Subsequently, these directors held additional informal conversations with representatives of Triarc regarding the need to establish a special committee of the Board, consisting of directors who do not beneficially own membership interests in Deerfield, and engage independent financial and legal advisors to consider, on behalf of DFR, a possible proposal to acquire Deerfield.

In anticipation of the formal establishment of the Special Committee for the purpose of considering and negotiating a possible acquisition of Deerfield, on February 13, 14 and 16, 2007, Messrs. Fischer, Machinist and Rothschild met with various investment banking firms and law firms that had been invited to make presentations to the Special Committee regarding their engagement in connection with our possible acquisition of Deerfield. (Mr. Rubin participated in the February 13, 2007 meeting.) At these meetings, the directors agreed that, once established, the Special Committee would engage Bear, Stearns & Co. Inc. as its financial advisor and Weil, Gotshal & Manges LLP as its legal counsel.

On March 1, 2007, the Board distributed a unanimous written consent containing resolutions establishing the Special Committee consisting of Mr. Rothschild, as interim chairman, and Messrs. Fischer, Machinist and Rubin, and delegating to the Special Committee authority to:

•

consider whether or not to make an offer to acquire Deerfield and, if an offer is made, to review and evaluate the terms and conditions, and determine the advisability, of a potential acquisition of Deerfield;

•	participate in the negotiations with Deerfield and any of its beneficial owners with respect to the terms and conditions of any potential acquisition of Deerfield;

•

determine not to make an offer, or cease negotiations at any time, with respect to any potential acquisition of Deerfield or, in the alternative (but subject to the limitations of applicable law), approve any potential acquisition of Deerfield;

•	determine whether any potential acquisition of Deerfield is fair to, and in the best interests of, our company and those stockholders of our company that are not members of Deerfield; and

•	recommend to the Board what other action, if any, should be taken by us with respect to any potential acquisition of Deerfield.

The resolutions in the unanimous written consent further provided, among other things, that:

•

the Board shall not approve any potential acquisition of Deerfield or recommend any potential acquisition of Deerfield for approval by our stockholders without a prior favorable recommendation of such acquisition by the Special Committee;

•	the Special Committee is authorized to engage legal, financial and such other advisors as it deems necessary in discharging its duties; and

•

each member of the Special Committee shall receive as compensation for his service as a member of the Special Committee a fee of $15,000 per calendar month in which the Special Committee determines its services are required in order to appropriately exercise the powers and authorities delegated to the Special Committee by these resolutions, beginning on February 13, 2007 (and pro rated for the month of February 2007); provided that no member of the Special Committee shall receive more than an aggregate of $82,500 as compensation for his service as a member of the Special Committee.

On March 2, 2007, Goldman Sachs & Co., Triarc’s financial advisor, granted the Special Committee and its advisors access to a data room that had been established to facilitate the sale of Deerfield. From and after this date, the Special Committee’s legal and financial advisors conducted, on behalf of DFR, legal and financial due diligence in order to determine appropriate valuation and contractual terms for a potential acquisition of Deerfield.

Also on March 2, 2007, Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to Triarc and Deerfield, provided Weil Gotshal with a draft of the Merger Agreement. At various times through the date of execution of the Merger Agreement, Weil Gotshal and Bear Stearns, on behalf of the Special Committee, and Paul Weiss and Goldman Sachs, on behalf of Triarc and Deerfield, negotiated the draft of the Merger Agreement and related documents. These negotiations included discussions regarding, and the exchange of drafts and comments on, these documents.

On March 5, 2007, the Special Committee held a telephonic meeting that was also attended by representatives from Weil Gotshal. The Special Committee discussed the advisability of retaining a second investment banking firm, in addition to Bear Stearns, to render an opinion with respect to the fairness of the consideration to be paid in any transaction that might be negotiated, and unanimously agreed to interview three investment banking firms for this purpose. The Special Committee then asked Weil Gotshal to describe various discussions that had taken place between Weil Gotshal and Bear Stearns regarding tax and other structural issues with respect to the potential acquisition of Deerfield, as well as possible next steps that the Special Committee and Weil Gotshal could take.

On March 8, 2007, the Special Committee held a telephonic meeting with representatives from Weil Gotshal in attendance. The Special Committee discussed its meetings with three additional investment banking firms and unanimously agreed that Houlihan Lokey should be engaged to provide the Special Committee with a second opinion. In addition, Weil Gotshal described various structural and other issues that it had identified in connection with the draft of the Merger Agreement that had been circulated by Paul Weiss. The Special Committee instructed Weil Gotshal to meet with Paul Weiss to further discuss and attempt to resolve these issues.

On March 9, 2007, the Special Committee held a meeting that was attended by representatives from Weil Gotshal and Bear Stearns. The Special Committee discussed financial projections for both DFR and Deerfield and the potential termination of the management agreement between DFR and

DCM in the event an acquisition of Deerfield is consummated. Following this, the Special Committee directed Bear Stearns to schedule a meeting with representatives of DCM and Triarc to discuss a potential transaction.

On March 13, 2007, Weil Gotshal met with Paul Weiss and a representative of Triarc to exchange preliminary comments on the draft of the Merger Agreement provided by Paul Weiss and the structure of a potential transaction generally. Weil Gotshal noted that, among other things, the draft of the Merger Agreement resembled an agreement used in connection with the acquisition of a public company, rather than a private company, in that Deerfield’s representations and warranties were limited in scope and did not survive beyond the closing, and there were no provisions providing for post-closing indemnification of DFR for breaches of Deerfield’s representations, warranties, covenants and agreements. Additionally, Weil Gotshal noted that there were no provisions that limited the right of Deerfield members to compete with a merged DFR/Deerfield after the closing, and the agreement required DFR to pay Deerfield a termination fee if the agreement was terminated under certain circumstances.

On March 14, 2007, the Special Committee held a telephonic meeting with representatives from Weil Gotshal in attendance. Weil Gotshal reported on its meeting with Paul Weiss and a representative of Triarc the previous day.

On March 16, 2007, DFR received an executed copy of the unanimous written consent distributed on March 1, 2007 from the last DFR director.

Also on March 16, 2007, the Special Committee held a telephonic meeting that was attended by representatives from Weil Gotshal and Bear Stearns. The Special Committee, Bear Stearns and Weil Gotshal discussed a number of issues in relation to the possible acquisition of Deerfield including the valuation assumptions that Bear Stearns was using in its valuation of Deerfield as well as the possible strategies that DFR could use if it determined to make a formal offer to acquire Deerfield.

On March 20, 2007, the members of the Special Committee and Bear Stearns attended a meeting with representatives of Deerfield and Triarc (on which Weil Gotshal participated telephonically), at which the representatives of Deerfield and Triarc discussed with the members of the Special Committee their assumptions regarding DCM’s performance and management following the completion of a potential transaction, as well as their general proposals relating to the structure and form of consideration for a potential transaction.

Immediately following this meeting on March 20, 2007, the Special Committee held a meeting that was attended by Bear Stearns and, telephonically, by Weil Gotshal. At this meeting, the Special Committee, after discussing the matter with its financial and legal advisors, unanimously determined that it was in the best interest of DFR and its stockholders who do not hold membership interests in Deerfield to make an offer to acquire Deerfield. In this regard, the Special Committee unanimously agreed that it should make an offer to acquire all of the equity interests of Deerfield for consideration valued at $290 million, consisting of $145 million of cash and DFR common stock having a value of $145 million (based upon a $16.50 market price, which the Special Committee noted was higher than the then-current trading price of DFR’s common stock). The Special Committee unanimously authorized Mr. Rothschild to orally communicate the terms of this offer to Triarc’s representatives.

Later on March 20, 2007, Mr. Rothschild and Bear Stearns met with Edward P. Garden, the Vice Chairman of Triarc, and, in accordance with the Special Committee’s prior instruction, orally delivered the Special Committee’s offer in respect of the possible acquisition of Deerfield. Mr. Garden advised Mr. Rothschild that the Special Committee’s offer did not provide sufficient value to Deerfield’s members because:

•

the Special Committee’s offer was less than the consideration that had been offered by others who had previously submitted either an indication of interest or proposal seeking to acquire Deerfield; and

•

the $16.50 stock price that the Special Committee had used to calculate the number of shares issuable under the offer was not appropriate, because the closing price of DFR common stock was only $14.59 on March 19, 2007, the most recent trading day.

Mr. Garden further proposed a counter-offer of $310 million of consideration, consisting of $155 million in cash and DFR common stock having a value of $155 million (based upon the current market price).

On March 25, 2007, the Special Committee held a telephonic meeting that was attended by representatives from Weil Gotshal. Mr. Rothschild reported to the other members of the Special Committee on his meeting with Mr. Garden, including Mr. Garden’s response to the Special Committee’s offer and his counter-offer to the Special Committee. The Special Committee, together with Weil Gotshal and Bear Stearns, discussed how to proceed in light of the counter-offer and determined that it would be in the best interests of DFR and the stockholders who do not hold membership interests in Deerfield to revise its proposal to acquire Deerfield and offer to provide $290 million of consideration consisting of $145 million in cash and our common stock having a value of $145 million (based on the current market price).

On March 26, 2007, Mr. Rothschild and Bear Stearns met with Mr. Garden of Triarc in order to present the Special Committee’s revised offer. Mr. Garden rejected the Special Committee’s revised offer and proposed a revised counter-offer consisting of:

•

aggregate merger consideration of $295 million, 50% of which would be payable in cash and 50% of which would be payable in a fixed number of shares of DFR common stock based on the closing price of DFR’s common stock prior to execution of the Merger Agreement;

•	the vesting and distribution to Deerfield’s members of 309,038 shares of DFR common stock which had been previously granted to, and was currently held by, DCM; and

•

in the event DCM’s derivative financial products company, or DFP, engaged in a capital markets transaction following the closing, DFR would reimburse Deerfield’s members for up to $5.0 million of DCM’s out-of-pocket expenses incurred in connection with the organization of DFP.

On March 27, 2007, the Special Committee held a telephonic meeting that was attended by representatives from Weil Gotshal and Bear Stearns. Mr. Rothschild reported on his conversation the prior day with Mr. Garden, including Mr. Garden’s response to the Special Committee’s revised offer and his revised counter-offer to the Special Committee. The Special Committee, together with Weil Gotshal and Bear Stearns, discussed how to proceed in light of the revised counter-offer and determined that it would be in the best interests of DFR and its stockholders that do not hold membership interests in Deerfield to make a revised offer. In this regard, the Special Committee determined that its revised offer would consist of:

•

$290 million of consideration, comprising $145 million in cash and DFR common stock having a value of $145 million (based on the average closing price for a specified period prior to the execution of definitive documentation);

•	the distribution to Deerfield’s members of all of the vested shares of the DFR common stock that had previously been granted to DCM as restricted stock;

•

in the event that DCM achieved certain agreed performance metrics following the closing, the vesting and distribution to Deerfield’s members of the unvested shares of DFR common stock that had previously been granted to DCM as restricted stock; and

•

in the event DCM’s derivative financial products company, or DFP, engaged in a capital markets transaction following the closing, DFR reimburse Deerfield’s members for up to $5.0 million of DCM’s out-of-pocket expenses incurred in connection with the organization of DFP, but only after DFR had been reimbursed for any expenses that were incurred by DFR in connection with DFP after the closing.

On March 28, 2007, Mr. Rothschild had a telephone conversation with Mr. Garden of Triarc to present the Special Committee’s revised offer to acquire Deerfield. In that conversation, Mr. Garden indicated that the Special Committee’s revised offer would be acceptable, subject to the negotiation of definitive documentation, provided that Deerfield was permitted to distribute all of the shares of DFR common stock it currently held to its members prior to closing of the transaction, and provided DFR would reimburse Deerfield’s members for Deerfield’s out-of-pocket expenses incurred in connection with the organization of DFP on a pro-rata basis with DFR’s recoupment of any expenses incurred by DFR in connection with DFP after the closing.

On March 29, 2007, the Special Committee (excluding Mr. Machinist) held a telephonic meeting that was attended by representatives from Weil Gotshal. Mr. Rothschild reported that the revised offer proposed by the Special Committee would be acceptable to Triarc and Deerfield, provided the parties could negotiate definitive documentation and agree on certain issues relating to the distribution of the previously granted DFR common stock and the proposed reimbursement of the expenses incurred by Deerfield in connection with DFP. Later that day, the Special Committee held a second meeting (with Weil Gotshal in attendance), to update Mr. Machinist as to the status of the negotiations.

On March 30, 2007, Weil Gotshal distributed to Paul Weiss a draft of the Merger Agreement containing a number of proposed revisions, including the elimination of various business-related DFR representations and warranties, the inclusion of additional Deerfield representations and warranties, the elimination of any requirement to provide financing commitment letters upon execution of a definitive agreement, the inclusion of a financing condition to DFR’s obligation to close, the elimination of any termination fee payable by DFR to Deerfield in the event a definitive Merger Agreement is terminated under any circumstances, and the inclusion of various provisions creating an obligation of the Deerfield members to indemnify DFR for certain breaches of the Merger Agreement.

On April 1, 2007, in light of the progress that had been made in negotiations, the Special Committee held a telephonic meeting that was attended by representatives from Weil Gotshal, Bear Stearns and Houlihan Lokey in order to brief Houlihan Lokey as to the status of negotiations and to answer various questions that Houlihan Lokey had regarding the possible acquisition of DCM, including the possible synergies that could arise from the acquisition, as part of Houlihan Lokey’s diligence in connection with its engagement.

On April 3, 2007, Paul Weiss distributed to Weil Gotshal a revised draft of the Merger Agreement proposing, among other things, that DFR secure financing commitment letters prior to the execution of a definitive Merger Agreement, that DFR remove “Triarc” from its name, that DFR pay Deerfield’s and Triarc’s transaction-related expenses in the event the Merger Agreement is terminated for specified reasons, and further limitations on the indemnification obligations of Deerfield’s members.

On April 4, 2007, the Special Committee held a telephonic meeting that was attended by representatives from Weil Gotshal, Bear Stearns and Houlihan Lokey. The Special Committee discussed a range of issues concerning the possible acquisition of DCM, including the preliminary views of each of Bear Stearns and Houlihan Lokey with respect to the financial aspects of the possible acquisition. Additionally, Weil Gotshal described the revisions proposed by Paul Weiss in the draft of the Merger Agreement it had received the day before.

Later on April 4, 2007, Weil Gotshal met with Paul Weiss and representatives of Deerfield and Triarc to discuss the Special Committee’s comments to Paul Weiss’ proposed revisions to the draft of the Merger Agreement.

On April 5, 2007, the Special Committee held a telephonic meeting that was attended by representatives from Weil Gotshal. At the meeting, the Special Committee discussed the meeting that had taken place the previous day between Weil Gotshal and Paul Weiss regarding the negotiation of the Merger Agreement.

On April 10, 2007, Weil Gotshal distributed to Paul Weiss a memorandum setting forth the Special Committee’s position with respect to various outstanding issues relating to the draft of the Merger Agreement. In this memorandum, Weil Gotshal also proposed, on behalf of the Special Committee, that the draft of the Merger Agreement be revised, among other things, to include a post- closing book value adjustment to account for decreases in Deerfield’s book value since December 31, 2006, and to provide that all of Deerfield’s consolidated earnings between the date a definitive Merger Agreement is executed and the date of closing be retained by Deerfield following closing. Later that day, Paul Weiss distributed to Weil Gotshal a revised draft of the Merger

Agreement that addressed some, but not all, of the outstanding issues identified in the memorandum.

On April 11, 2007, the Special Committee held a telephonic meeting that was attended by representatives from Weil Gotshal. At the meeting, the Special Committee discussed various employee matters relating to the possible acquisition of Deerfield, as well as the discussions that had taken place between Weil Gotshal and Paul Weiss regarding the ability of the Special Committee to conduct diligence with various DCM employees.

On the morning of April 16, 2007, the Special Committee held a telephonic meeting that was attended by representatives from Weil Gotshal. The Special Committee and Weil Gotshal discussed various issues that were raised by the draft of the Merger Agreement, including the financing representations and covenants.

Subsequently on April 16, 2007, Messrs. Rothschild and Fischer and Weil Gotshal met with representatives of Deerfield and Triarc and Paul Weiss to discuss outstanding issues relating to the draft of the Merger Agreement and the potential transaction generally. At this meeting, the parties discussed, among other things, the status of our efforts to obtain financing for a potential transaction, the desire of the Special Committee to meet and discuss the transaction with members of Deerfield management who also are officers of DFR, the Special Committee’s request for a post- closing book value adjustment and its related need to restrict Deerfield from making extraordinary distributions of cash to its members, the terms of Deerfield’s post-closing indemnification obligations, any rights of Triarc and certain other Deerfield members to designate nominees to the Board after the closing, the extent to which Deerfield members will be reimbursed for Deerfield expenses incurred in connection with the organization of DFP, and the terms of the registration rights agreement. Additionally, at this meeting, subject to the approval of the other members of the Special Committee, Messrs. Rothschild and Fischer, on the one hand, and the representatives of Deerfield and Triarc, on the other hand, reached agreement on a number of outstanding terms of the draft of the Merger Agreement, including the closing condition relating to client consents obtained, that DFR would change its name to eliminate “Triarc,” the non-competition provisions, the elimination of any obligation of DFR to pay Deerfield’s fees in the event the transaction is not consummated, and the survival term of the representations and warranties in the Merger Agreement.

Later that day, the Special Committee held a second telephonic meeting that was attended by Weil Gotshal. At the meeting, Weil Gotshal and Messrs. Rothschild and Fischer briefed the other members of the Special Committee on the negotiations that had occurred earlier that day and the status of various open issues relating to the draft of the Merger Agreement, registration rights agreement and escrow agreement.

As described above, in April 2007, the Special Committee had asked Deerfield and Triarc to permit the officers of DFR who also are employees of DCM to meet with and assist the Special Committee and its advisors with regard to the Merger and the Merger Agreement. The Special Committee requested the individuals’ assistance because, although the Special Committee’s principal advisors were Bear Stearns and Weil Gotshal, the Special Committee considered that such additional assistance was necessary to the Special Committee and its advisors in their consideration of the Merger and the Merger Agreement. These individuals, Triarc and the Special Committee and their representatives discussed the potential conflicts of interest in light of the dual roles of these individuals as DFR officers, on the one hand, and DCM employees and, in certain cases, Deerfield members, on the other hand. In view of the fact that DFR did not have any officers or employees that were not also DCM employees, the parties concluded that it was appropriate for these individuals (in their capacities as DFR officers, rather than DCM employees or Deerfield members) to meet with and assist the Special Committee and its advisors with regard to the Merger and the Merger Agreement. It was agreed, however, that these individuals would not be asked about Deerfield’s negotiating strategy or the valuation of Deerfield or DFR and that DFR would indemnify them against any liabilities arising out of their participation in such meetings in their capacities as DFR officers.

On April 18, 2007, the individuals (in their capacities as DFR officers) met with Mr. Machinist, Bear Stearns and Weil Gotshal to discuss the Merger and the Merger Agreement. At the outset of that conversation, the attendees confirmed that their assistance would be limited to matters that did not relate to Deerfield’s negotiating strategy or the valuation of Deerfield or DFR.

During the evening of April 18, 2007, and the morning of April 19, 2007, Weil Gotshal and Paul Weiss continued to negotiate and resolve various other terms of the draft of the Merger Agreement and other documentation.

On the afternoon of April 19, 2007, the Special Committee held a meeting that was attended by representatives from Weil Gotshal, Bear Stearns and Houlihan Lokey. The purpose of the meeting was for the Special Committee to consider the terms of the possible acquisition of Deerfield that had been negotiated and, if appropriate, for the Special Committee to vote on whether to approve the draft of the Merger Agreement, as negotiated, and the other documents contemplated by the draft of the Merger Agreement. Weil Gotshal provided the Special Committee with a summary of the draft of the Merger Agreement and history of the negotiations to date. Houlihan Lokey made a presentation to the Special Committee regarding financial aspects of the proposed acquisition of Deerfield and delivered its written opinion that, as of April 19, 2007, and based upon and subject to the assumptions, factors, qualifications and limitations set forth in its opinion, the aggregate merger consideration was fair, from a financial point of view, to DFR. Bear Stearns made its presentation to the Special Committee regarding financial aspects of the proposed acquisition of Deerfield and delivered its written opinion that, as of April 19, 2007, and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the merger consideration to be paid by DFR was fair, from a financial point of view. Following a discussion of these reports, the Special Committee after due deliberation unanimously voted to adopt resolutions:

•	approving the proposed acquisition of Deerfield pursuant to the draft of the Merger Agreement;

•	approving the entry by DFR into the Merger Agreement, registration rights agreement, and escrow agreement;

•

recommending that the Board approve the proposed acquisition of Deerfield pursuant to the draft of the Merger Agreement and the entry by DFR into the draft of the Merger Agreement, registration rights agreement and escrow agreement;

•	recommending that the Board recommend that DFR’s stockholders approve the issuance of DFR common stock pursuant to the Merger Agreement; and

•	giving Mr. Rothschild, working with Weil Gotshal, the authority to negotiate and resolve any open legal and business points concerning the transaction documents.

Immediately following the Special Committee meeting on April 19, 2007, the Board met, received reports from the Special Committee, Weil Gotshal, Bear Stearns and Houlihan Lokey, and adopted after due deliberation resolutions approving the proposed acquisition of Deerfield pursuant to the draft of the Merger Agreement and the entry by DFR into the Merger Agreement, registration rights agreement and escrow agreement, and recommending that the DFR stockholders approve the issuance of 9,635,192 shares of DFR common stock pursuant to the Merger Agreement. Messrs. Peltz, Sachs and Trutter, who have material financial interests in the Merger, abstained from voting upon the matter.

Later on April 19, 2007, the board of directors of Deerfield met to consider the Merger and related transactions, and adopted after due deliberation resolutions approving the proposed Merger pursuant to the draft Merger Agreement and authorizing certain actions related to the Merger. Mr. Sachs and Scott Roberts, the president of DCM, who have financial interests in the Merger that are different than the other members of Deerfield, abstained from voting upon these resolutions.

Subsequently, Weil Gotshal and Mr. Rothschild, as representatives of the Special Committee, on the one hand, and Paul Weiss and representatives of Triarc and Deerfield, on the other hand, completed their negotiation of all outstanding business and legal points concerning the Merger Agreement and schedules thereto, the registration rights agreement, and the escrow agreement. Late in the evening of April 19, 2007, DFR, Deerfield and Triarc executed and delivered the Merger Agreement and registration rights agreement. The following morning, DFR and Triarc issued separate press releases announcing the transaction.

Dissenter’s or Appraisal Rights

Under applicable Maryland law, DFR stockholders do not have dissenter’s or appraisal rights in connection with the issuance of shares to complete the Merger or the other matters being voted upon at the Meeting.

Accounting Treatment

In accordance with GAAP, DFR will account for the Merger using the purchase method of accounting. Under the purchase method of accounting, DFR will allocate the total estimated purchase price to Deerfield’s net tangible assets and identifiable intangible assets based on their fair values as of the date of completion of the Merger, and record the excess of the purchase price over those fair values as goodwill. DFR will incur amortization expense over the useful lives of identifiable intangible assets acquired in connection with the Merger. In addition, to the extent the value of goodwill or identifiable intangible assets becomes impaired, DFR may be required to incur material charges relating to the impairment of that asset.

Financing

We and our subsidiaries will incur substantial additional indebtedness to close the Merger. More specifically, to fund the acquisition of all of the membership interests in Deerfield and certain of its members, we and our subsidiaries intend to enter into a senior, secured term credit facility with UBS Loan Finance LLC, UBS Securities LLC, or UBS Securities, Bank of America, N.A. and Bank of America Securities, LLC, or BOA Securities, providing for $155.0 million of financing to us by a syndicate of lenders, including UBS Loan Finance LLC and Bank of America, N.A. The amount borrowed under this credit facility is expected to be payable in full on a date five years from the closing date. The terms of the debt financing are set forth in a commitment letter dated May 24, 2007. Entry into this credit facility will also obligate us to pay certain underwriting and agency fees.

UBS Securities and BOA Securities have been appointed as joint lead arrangers and joint bookmanagers for this facility. It is expected that UBS AG will act as administrative agent and Bank of America, N.A. will act as the syndication agent for the credit facility.

Conditions Precedent to Financing

Under the commitment letter, the availability of the financing is subject to ordinary documentation conditions and the satisfaction or waiver of conditions, including the following:

•	there not having occurred any change, effect or circumstance that would constitute a “Company Material Adverse Effect,” as that term is defined in the commitment letter;

•	the sources and uses of funds and the assumptions relating thereto shall be as set forth in the commitment letter;

•

the ratio of pro forma recourse indebtedness to earnings before interest, taxation, depreciation and amortization, or EBITDA, for the latest four quarter period ending more than 30 days prior to the closing of the Merger shall not be greater than 3.25X; and

•	that the Merger shall have been consummated and that we shall have issued shares of common stock to the members of Deerfield pursuant to the Merger.

Interest and Fees

Assuming that the Merger is completed and the lenders provide financing as contemplated by commitment letter, the interest rate that is expected to be applicable to this credit facility, at our option, would be calculated either upon a base rate, or LIBOR, in each case plus a spread.

Guarantee and Security

We, along with our domestic subsidiaries, expect to fully and unconditionally guarantee our obligations on a joint and several basis under this credit facility. Moreover, we expect this facility to be secured by a lien on all of the assets of DCM and its domestic subsidiaries as well as a pledge of all of the equity interests in DCM and its and our other domestic subsidiaries.

Prepayment

We expect that mandatory prepayments will be required in connection with sales of our or our subsidiaries’ non-financial assets after the closing date of this credit facility, other than agreed upon exceptions, including reinvestment provisions. Each lender may reject its pro rata portion of any mandatory prepayment. There are no prepayment penalties, except for LIBOR breakage costs, for mandatory prepayments. Voluntary prepayments are permitted with prior notice, but without premium or penalty, subject to LIBOR breakage costs, accrued and unpaid interest, and a certain minimum amount of prepayment.

Covenants and Other Matters

We expect that this credit facility will require us to comply with certain financial covenants, including a maximum senior leverage ratio, a minimum interest coverage ratio and a minimum tangible net worth. This credit facility will also include certain covenants restricting or limiting our ability to, among other things: dispose of non-financial assets other than in the ordinary course of business, merge or consolidate with any entity or make an acquisition, declare dividends (subject to maintaining our status as a REIT) or redeem or repurchase capital stock or make other stockholder distributions, prepay, redeem or purchase certain debt, make loans to or invest in certain subsidiaries, create additional liens, enter into transactions with affiliates, modify or waive our organizational documents or change our fiscal year.

Based upon the terms of the commitment letter, we also expect that this credit facility will contain customary representations and warranties, indemnification provisions, affirmative covenants, notice and reporting provisions, events of default, including changes of control, and cross-defaults to other indebtedness. Finally, we anticipate that the lenders under this facility will retain the right to increase the interest margins applicable to the credit facility, add a prepayment penalty, increase the amortization on the credit facility and modify covenant ratios for a period of time after the closing date to ensure the successful syndication of the loan.

The documentation governing the credit facility has not been finalized and, accordingly, the actual terms may differ from those described above. In addition, we may obtain financing from different sources in amounts and on terms that may vary from those described herein.

Recommendations of the Special Committee and the Board

Special Committee Recommendation; Reasons for Recommendation

As described above, the Special Committee:

•	unanimously approved the Merger Agreement and related documentation and the issuance of DFR’s common stock pursuant to the Merger Agreement;

•	unanimously recommended that the Board approve the Merger Agreement and related documentation and the issuance of our common stock pursuant to the Merger Agreement; and

•	unanimously recommended that the Board recommend that our stockholders approve the proposed internalization and the issuance of our common stock pursuant to the Merger Agreement.

In reaching these conclusions, the Special Committee took into account the following anticipated factors (without assigning relative weights to them) which the Special Committee believes weigh in favor of the issuance of our common stock pursuant to the Merger Agreement to enable us to complete the Merger:

•	the Merger will result in our becoming a more diversified financial services company that generates both non-capital intensive fee-based revenue from DCM’s alternative asset management platform, including the management of third-party fixed income-focused vehicles such as CDOs, hedge funds and managed accounts, as well as risk-adjusted spread-based income from DFR’s investment portfolio of mortgage assets and alternative fixed income investments;

•

the addition of DCM’s asset management businesses will diversify our revenue sources and provide us with a substantial fee-based, non-capital intensive business managing alternative assets, including third-party fixed income-focused vehicles such as CDOs, hedge funds and managed accounts;

•

the combination of the highly scalable nature of DCM’s asset management business and the broader access that DCM may have to capital afforded by its acquisition by a public company will better position us to leverage DCM’s existing infrastructure and investment personnel to launch new products and business lines;

•

the establishment of an internal management team will achieve a better alignment of interests between management and the stockholders and eliminate certain perceived conflicts of interest associated with having an external advisor;

•

the internalization of our manager will enhance the efficiency of our cost structure due to the reduction in our operating costs that will result from our no longer having to pay management and incentive fees and expense reimbursements to DCM under our existing management agreement and the realization of potential cost synergies resulting from the proposed Merger;

•	the tax benefit of the amortization expense for goodwill associated with DCM;

•

the terms and conditions of the Merger Agreement and the registration rights agreement, including, among other things, (1) the type and amount of consideration to be paid, (2) the indemnities obtained, and (3) the conditions to our obligation to consummate the proposed Merger, including DFR’s financial condition and the approval by our stockholders of the issuance of our common stock pursuant to the Merger Agreement;

•

the agreement to escrow 2,504,817 shares of our common stock representing approximately 13% of the aggregate merger consideration to satisfy any indemnification claims we may have pursuant to the Merger Agreement;

•	the retention of certain key management personnel of DCM;

•	the proven expertise and substantial experience of the employees of DCM and its affiliates who would become our employees in connection with the proposed Merger;

•

the oral financial presentation of Bear Stearns and its written opinion to the Special Committee that, as of April 19, 2007, the consideration to be paid by DFR in connection with the Merger was fair to DFR from a financial point of view, as more fully described in the section entitled “—Opinion of Bear Stearns” below;

•

the oral financial presentation of Houlihan Lokey and its written opinion to the Special Committee that, as of April 19, 2007, and based upon and subject to the assumptions, factors, qualifications and limitations set forth in its opinion, the consideration to be paid by DFR in connection with the Merger, taken in the aggregate, was fair to DFR from a financial point of view, as more fully described in the section entitled “—Opinion of Houlihan Lokey” below;

•	our ability, through the acquisition of DCM, to directly control key functions that are important to the growth of our business;

•	the uncertainty in the amount of fees that would be payable in the event we do not become an internally-managed REIT;

•	the benefit of an internal management team which would be fully dedicated and primarily focused on our strategic plans for enhancing stockholder value;

•	the conditions of our obligation to close the proposed Merger, including the approval of our stockholders; and

•	the belief of the Special Committee that, for the reasons described above, the Merger would be accretive to our net income and earnings per share and, therefore, enhance stockholder value.

The Special Committee also took into account, without assigning relative weights to, the following potential factors. Although the Special Committee viewed these as potentially negative factors with respect to the proposed internalization, the Special Committee believed these factors were outweighed by the factors set forth above:

•	the issuance of 9,635,192 shares of our common stock could result in substantial dilution for our stockholders;

•	the risk factors associated with the proposed Merger as more fully described in the section entitled “Risk Factors”;

•	the risk that the earnings from DCM’s incentive fee-based business may be volatile;

•	the risk that the changes in our revenue sources resulting from the acquisition of Deerfield will require increased attention to our ability to satisfy the REIT qualification tests applicable to us;

•

the potential liabilities associated with the direct employment of personnel, including the compensation that will be payable under employment agreements, workers’ disability and compensation claims, labor disputes and other employee-related grievances;

•	the additional general and administrative expenses associated with being internally managed;

•	the potential liabilities that we may inherit from Deerfield, DCM and DCM (Europe) as a result of the proposed Merger that may not be covered by the indemnities provided in the Merger Agreement; and

•

the potential adverse effect on future sales of our common stock by the current holders of membership interests in Deerfield who will receive shares of our common stock upon the completion of the Merger.

The Special Committee determined that, in light of all of the factors that it considered, the proposed Merger and the other transactions contemplated by the Merger Agreement, including the issuance of our common stock pursuant to the Merger Agreement, are fair to DFR and in our best interest and in the best interest of our stockholders who do not hold membership interests in Deerfield. Accordingly, the Special Committee has unanimously approved the Merger Agreement and the issuance of our common stock pursuant to the Merger Agreement, and it has unanimously recommended that the Board approve the Merger Agreement and the issuance of our common stock pursuant to the Merger Agreement and that stockholders vote FOR the proposed issuance of 9,635,192 shares of our common stock pursuant to the Merger Agreement.

Board Approval

As described above, our Board (excluding those members who abstained because of a material financial interest in the Merger that differs from that of our stockholders) has approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the issuance of shares of our common stock, having determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the issuance of shares of our common stock, are fair to, and in the best interests of, our company and our stockholders who do not hold membership interests in Deerfield, and it is recommended that stockholders approve the issuance of our common stock in connection with the Merger.

Our Board based its determination primarily on the factors that were considered by the Special Committee and the subsequent conclusions of the Special Committee as described above, and the extensive arm’s length negotiations of the Special Committee with the representatives of Deerfield and Triarc.

Our Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

The Board determined that, in light of all of the factors that it considered, including the recommendation of the Special Committee, the proposed Merger and the other transactions contemplated by the Merger Agreement, including the issuance of our common stock pursuant to the Merger Agreement, are fair to DFR and in our best interest and in the best interest of our stockholders who do not hold membership interests in Deerfield. Accordingly, the Board (excluding those members who abstained because of a material financial interest in the Merger that differs from that of our stockholders) has approved the Merger Agreement and the issuance of our common stock pursuant to the Merger Agreement, and it has recommended (with Messrs. Peltz, Sachs and Trutter abstaining) that stockholders vote FOR the issuance of 9,635,192 shares of our common stock in connection with the Merger.

Opinion of Bear, Stearns & Co. Inc.

Pursuant to an engagement letter dated March 1, 2007, the Special Committee retained Bear Stearns to act as its financial advisor with respect to the proposed Merger with DCM. In selecting Bear Stearns, the Special Committee considered, among other things, the fact that Bear Stearns is an internationally recognized investment banking firm with substantial experience advising companies in the financial services industry as well as substantial experience providing strategic advisory services. Bear Stearns, as part of its investment banking business, is continuously engaged in the evaluation of businesses and their debt and equity securities in connection with mergers and acquisitions; underwritings, private placements and other securities offerings; senior credit financings; valuations; and general corporate advisory services.

At the April 19, 2007 meeting of the Special Committee, Bear Stearns delivered its oral opinion, which was subsequently confirmed in writing, that, as of April 19, 2007, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the consideration to be paid by DFR was fair, from a financial point of view, to DFR.

The full text of Bear Stearns’ written opinion is attached as Annex B to this proxy statement and you should read the opinion carefully and in its entirety. The opinion sets forth the assumptions made, some of the matters considered and qualifications to and limitations of the review undertaken by Bear Stearns. The Bear Stearns opinion is subject to the assumptions and conditions contained therein and is necessarily based on economic, market and other conditions and the information made available to Bear Stearns as of the date of the Bear Stearns opinion. Bear Stearns assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the Merger Agreement.

In reading the discussion of the fairness opinion set forth below, you should be aware that Bear Stearns’ opinion:

•	was provided to the Special Committee for its benefit and use;

•	did not constitute a recommendation to the Special Committee or any stockholder of DFR as to how to vote in connection with the proposed Merger or otherwise; and

•

did not address DFR’s underlying business decision to pursue the proposed Merger, the relative merits of the proposed Merger as compared to any alternative business strategies that might exist for DFR, the financing of the proposed Merger or the effects of any other transaction in which DFR might engage.

DFR did not provide specific instructions to, or place any limitations on, Bear Stearns with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.

In connection with rendering its opinion, Bear Stearns:

•	reviewed various drafts of the Merger Agreement prior to April 19, 2007;

•	reviewed the final draft of the Merger Agreement that was executed on April 19, 2007;

•	reviewed DFR’s Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 2005 and 2006 and its Current Reports on Form 8-K filed since December 31, 2006;

•	reviewed Triarc’s Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 2004, 2005 and 2006 and its Current Reports on Form 8-K filed since December 31, 2006;

•

reviewed certain operating and financial information relating to DFR’s business and prospects, including projections for the years ended December 31, 2007 through December 31, 2010, all as prepared and provided to Bear Stearns by DFR’s management;

•

reviewed certain operating and financial information relating to DCM’s business and prospects, including projections for the years ended December 31, 2007 through December 31, 2010, all as prepared and provided to Bear Stearns by DCM’s management;

•

reviewed certain estimates of cost synergies, revenue synergies and other combination benefits expected to result from the proposed Merger, all as prepared and provided to Bear Stearns by DFR’s and DCM’s management;

•	met with certain members of DFR’s and DCM’s senior management to discuss DFR’s and DCM’s respective businesses, operations, historical and projected financial results and future prospects;

•	reviewed the historical prices, trading multiples and trading volumes of the common shares of DFR;

•	reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to DCM;

•	reviewed the terms of recent mergers and acquisitions involving companies which Bear Stearns deemed generally comparable to DCM;

•	performed discounted cash flow analyses based on the projections for DCM, DFR and the synergy estimates furnished to us;

•	reviewed the pro forma financial results, financial condition and capitalization of DFR giving effect to the proposed Merger; and

•	conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to or discussed with it by DFR and DCM or obtained by Bear Stearns from public sources, including, without limitation, the projections and synergy estimates referred to above. With respect to the projections and synergy estimates, Bear Stearns relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of DFR and DCM, as the case may be, as to the expected future performance of DFR and DCM. Bear Stearns noted that the management of DFR is composed entirely of members of the management of DCM. Bear Stearns did not assume any responsibility for the independent verification of any such information, including, without limitation, the projections and synergy estimates, and Bear Stearns further relied upon the assurances of the senior management of DFR and DCM, as the case may be, that they were unaware of any facts that would make the information, projections and synergy estimates incomplete or misleading.

In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities (contingent or otherwise) of DFR and DCM, nor was Bear Stearns furnished with any such appraisals. Bear Stearns assumed that the proposed Merger will be consummated in a timely manner and in accordance with the terms of the Merger Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on DFR, DCM or Merger Sub.

Bear Stearns did not express any opinion as to the price or range of prices at which the shares of common stock of DFR may trade subsequent to the announcement or consummation of the proposed Merger.

Summary of Bear Stearns’ Analyses

The following is a brief summary of the material financial analyses performed by Bear Stearns and presented to the Special Committee in connection with rendering its fairness opinion.

Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully the financial analyses, the summary data and tables must be read together with the full text of the analyses. Considering the summary data and tables alone could create a misleading or incomplete view of Bear Stearns’ financial analyses.

Implied Value of Aggregate Merger Consideration. Bear Stearns calculated an implied value of the aggregate merger consideration of approximately $290 million, consisting of $145 million of cash and 9,635,192 shares of DFR common stock having a value of approximately $145 million based on the average closing price of DFR’s common stock over the 10 trading days prior to and including April 18, 2007.

Discounted Cash Flow Analysis. Bear Stearns performed a discounted cash flow, or DCF, analysis on the projections (including the associated cost and revenue synergies) for DCM provided by the management of DCM and DFR. Bear Stearns utilized a range of discount rates from 15.0% to 17.0% and a perpetual growth rate of 2.0% for the base projections and a range of discount rates from 15.0% to 17.0% and a perpetual growth rate of zero percent for the associated cost and revenue synergies.

The following table summarizes the results of the discounted cash flow analysis:

Implied Total Equity Value
(in millions)
DCM Base Projections	$528.6 – $622.4
Cost Synergies	$20.6 – $ 23.3
Revenue Synergies	$224.9 – $257.4

Comparable Company Analysis. Bear Stearns reviewed and compared certain financial information and valuation multiples of DCM with similar data of selected publicly traded alternative and traditional asset managers that Bear Stearns deemed to be relevant to a valuation of and comparable to DCM. The selected asset managers included:

Alternative Asset Managers

•	Absolute Capital Management Holdings Limited

•	BlueBay Asset Management PLC

•	Charlemagne Capital Limited

•	Fortress Investment Group LLC

•	Friedman, Billings, Ramsey & Co. Inc.

•	Man Group PLC

•	Partners Group Holding

•	RAB Capital PLC

Traditional Asset Managers

•	Affiliated Managers Group, Inc.

•	AllianceBernstein Holding L.P.

•	Amvescap PLC

•	BlackRock Inc.

•	Calamos Asset Management, Inc.

•	Cohen & Steers, Inc.

•	Eaton Vance Corp.

•	Federated Investors, Inc.

•	Franklin Resources, Inc.

•	GAMCO Investors, Inc.

•	Janus Capital Group Inc.

•	Legg Mason, Inc.

•	Nuveen Investments, Inc.

•	Resource America, Inc.

•	T. Rowe Price Group, Inc.

•	Waddell & Reed Financial, Inc.

•	W.P. Stewart & Co. Ltd.

The historical financial data used was based on publicly available financial statements for each of the selected asset managers. Estimates of earnings and EBITDA for the selected asset managers were based on consensus estimates provided by First Call.

Bear Stearns applied a range of multiples based on the comparable company analysis to corresponding financial data for DCM, including estimates provided by DCM’s management, excluding cost and revenue synergies. The comparable company analysis indicated various implied reference ranges of DCM’s total equity value. In addition, Bear Stearns also added to these implied reference ranges the DCF value of the cost and revenue synergies. The following table summarizes the results of the comparable company analysis:

Valuation Metric	Comparable Company Trading Multiples	Implied Reference Range of Total Equity Value (in millions)
		Excluding Cost and Revenue Synergies	Including Cost and Revenue Synergies
Enterprise Value/2006 EBITDA	12.0 – 13.0x	$344.5 – $373.9	$590.0 – $654.6
Enterprise Value/2007 EBITDA	11.0 – 12.0x	$339.0 – $370.6	$584.5 – $651.4
Enterprise Value/2008 EBITDA	9.0 – 10.0x	$542.3 – $603.6	$787.8 – $884.3
Price/2006 Net Income	15.0 – 17.0x	$283.2 – $320.9	$528.7 – $601.7
Price/2007 Net Income	14.0 – 15.0x	$286.0 – $306.5	$531.5 – $587.2
Price/2008 Net Income	11.0 – 12.0x	$478.4 – $521.9	$723.9 – $802.6

Comparable Precedent Transaction Analysis. Bear Stearns reviewed and compared publicly available information and transaction multiples for certain completed merger and acquisition transactions that Bear Stearns deemed to be generally comparable to the proposed Merger. Bear Stearns also noted that such transactions were of limited applicability in valuing DCM. For each transaction, ratios were based on the most recent publicly reported data prior to the announcement of the transaction, in each case to the extent available.

Bear Stearns applied a range of multiples based on the comparable precedent transaction analysis to corresponding financial data included in the DCM projections, excluding cost and revenue synergies. The comparable precedent transaction analysis indicated various implied reference ranges of the value of DCM. In addition, Bear Stearns also added to these implied reference ranges the DCF value of the cost and revenue synergies. The following table summarizes the results of the comparable precedent transaction analysis:

Valuation Metric	Precedent Transaction Multiples	Implied Reference Range of Total Equity Value (in millions)
		Excluding Cost and Revenue Synergies	Including Cost and Revenue Synergies
Enterprise Value/LTM EBITDA	11.0 – 12.5x	$315.0 – $359.2	$560.5 – $639.9

Other Considerations

The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of those methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would in the view of Bear Stearns, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the Bear Stearns opinion. Bear Stearns based its analysis on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. Bear Stearns did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support the Bear Stearns opinion. In arriving at its opinion, Bear Stearns considered the results of all its analyses and did not attribute any particular weight to any one analysis or factor. Bear Stearns arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believes that the totality of the factors considered and analyses performed by Bear Stearns in connection with its opinion operated collectively to support its determination as to the fairness of the aggregate merger consideration to be paid by DFR. The analyses performed by Bear Stearns, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. None of the public companies used in the comparable company analysis described above are identical to DCM, and none of the precedent transactions used in the comparable precedent transaction analysis described above are identical to the proposed Merger. Accordingly, an analysis of publicly traded comparable companies and comparable precedent transactions is not mathematical; rather it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and precedent transactions and other factors that could affect the value of DCM and DFR and the public trading values of the companies and precedent transactions to which they were compared. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

The Bear Stearns opinion was just one of the many factors taken into consideration by the Special Committee. Consequently, Bear Stearns’ analysis should not be viewed as determinative of the decision of the Special Committee with respect to the fairness of the aggregate merger consideration to be paid, from a financial point of view, by DFR.

Pursuant to the terms of Bear Stearns’ engagement letter, DFR has agreed to pay Bear Stearns a fee equal to $2.4 million upon the completion of the Merger ($750,000 of which was payable upon the Special Committee’s request that Bear Stearns render a fairness opinion and Bear Stearns advising DFR that it is prepared to render a fairness opinion). In addition, DFR has agreed to reimburse Bear Stearns for certain expenses and to indemnify Bear Stearns against certain liabilities arising out of Bear Stearns’ engagement. Bear Stearns has previously been engaged (and may be engaged) by DCM, Trian Fund Management, L.P., or Trian, an affiliate of Mr. Peltz, and/or Triarc and their respective affiliates, in each case to provide investment banking, brokerage and other services on matters unrelated to the proposed Merger, for which Bear Stearns has received (or expects to receive) customary fees. Bear Stearns may seek to provide DFR, DCM, Trian and/or Triarc and their respective affiliates with certain investment banking and other services unrelated to the proposed Merger in the future.

Consistent with applicable legal and regulatory requirements, Bear Stearns has adopted policies and procedures to establish and maintain the independence of Bear Stearns’ research departments and personnel. As a result, Bear Stearns’ research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to DFR, DCM, Triarc, the proposed Merger and other participants in the proposed Merger that differ from the views of Bear Stearns’ investment banking personnel.

In the ordinary course of business, Bear Stearns and its affiliates may actively trade for its own account and for the accounts of its customers equity and debt securities, bank debt and/or other financial instruments issued by DFR, DCM, Trian and/or Triarc and their respective affiliates, as well as derivatives thereof, and, accordingly, may at any time hold long or short positions in such securities, bank debt, financial instruments and derivatives.

Opinion of Houlihan Lokey

The Special Committee retained Houlihan Lokey to render a written opinion as to the fairness to us, from a financial point of view, of the consideration to be paid by us in connection with the Merger.

On April 19, 2007, Houlihan Lokey delivered its written opinion to the Special Committee and the full Board that, as of April 19, 2007, and based upon and subject to the assumptions, factors, qualifications and limitations set forth in its opinion, the consideration, consisting of (i) $145 million in cash minus the Closing Debt (as defined in the Merger Agreement) and (ii) $145 million in shares of our common stock, based upon the average of the closing price of our common stock for the 10 trading days immediately preceding the execution of the Merger Agreement, to be paid by us in connection with the Merger, taken in the aggregate, is fair to us from a financial point of view. See “The Merger—Opinion of Houlihan Lokey.”

The full text of the written opinion of Houlihan Lokey, dated April 19, 2007, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Houlihan Lokey in rendering its opinion, is attached as Annex C to this proxy statement. You are urged to, and should, read the opinion carefully and in its entirety. Houlihan Lokey provided its opinion for the information and assistance of the Special Committee in connection with its consideration of the Merger. The Houlihan Lokey opinion addresses only the fairness to us, from a financial point of view, of the consideration to be paid by us in the Merger, as of the date of the opinion. The Houlihan Lokey opinion does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise and does not constitute a recommendation as to how any holder of our securities should act or vote with respect to the Merger.

The opinion also does not address

•	the underlying business decision to effect the Merger or the Special Committee’s or the Board’s decision to recommend the Merger or the Merger Agreement to our stockholders,

•	the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Merger or otherwise, except as expressly addressed in the opinion,

•

the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of us or Deerfield, or any other party other than those set forth in the opinion,

•

the relative merits of the Merger as compared to any alternative business strategies that might exist for us, Deerfield or any other party or the effect of any other transaction in which we, Deerfield or any other party might engage,

•	the tax or legal consequences of the Merger to either us, Deerfield, our and their respective security holders, or any other party,

•

the fairness of any portion or aspect of the Merger to any one class or group of our or any other party’s security holders vis-à-vis any other class or group of our or such other party’s security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders),

•	whether or not Deerfield, their security holders or any other party is receiving or paying reasonably equivalent value in the Merger, or

•

the solvency, creditworthiness or fair value of us, Deerfield or any other participant in the Merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, and no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey relied, with our consent, on the assessment by us, the Special Committee, and Deerfield and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to us, Deerfield and the Merger.

Houlihan Lokey has no obligation to update or reaffirm its opinion. Houlihan Lokey did not, and was not requested by the Special Committee, us or any other person to make any recommendations as to the form or amount of consideration to be paid by us in connection with the Merger. Furthermore, Houlihan Lokey did not negotiate any portion of the Merger Agreement or the Merger, initiate any discussions with third parties with respect to the Merger or advise the Special Committee or the Board with respect to alternatives to the Merger.

In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in our debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, us, or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger.

In connection with rendering its opinion, Houlihan Lokey, among other things:

•	reviewed our annual report to stockholders on Form 10-K for the fiscal year ended December 31, 2006;

•

reviewed Deerfield’s audited financial statements for the fiscal years ended December 31, 2004 and December 31, 2005, draft unaudited financial statements for the fiscal year ended December 31, 2006, and quarterly income statements for the fiscal years ended December 31, 2003 through December 31, 2006, which Deerfield’s management has identified as being the most current information available;

•

spoke with certain members of our management regarding our operations, financial condition, future prospects and projected operations and performance and regarding the Merger, and spoke with representatives of our other investment bankers and counsel regarding us, the Merger and related matters;

•

spoke with certain members of the management of Deerfield regarding the operations, financial condition, future prospects and projected operations and performance of Deerfield and regarding the Merger, and spoke with representatives of Deerfield’s investment bankers and counsel regarding Deerfield, the Merger and related matters;

•	reviewed the following agreements and documents;

(a)	the final draft of the Merger Agreement that was executed on April 19, 2007;

(b)	Deerfield’s disclosure letter related to the Merger Agreement, dated April 19, 2007;

(c)	the Confidential Memorandum regarding Deerfield, prepared by Deerfield’s investment banker, dated October, 2006;

(d)	the management agreement by and among DFR and DCM, dated December 23, 2004;

•	reviewed financial forecasts and projections prepared as of April 18, 2007 by our management with respect to us for the fiscal years ended December 31, 2007 and December 31, 2008;

•

reviewed financial forecasts and projections prepared as of March 30, 2007 by our management with respect to us under a no capital raising scenario for the fiscal years ended December 31, 2007 and December 31, 2008;

•

reviewed financial forecasts and projections prepared as of April 18, 2007 by the management of Deerfield with respect to Deerfield for the fiscal years ended December 31, 2007 through December 31, 2010;

•

reviewed financial forecasts and projections prepared as of March 19, 2007 and April 18, 2007 by the management of Deerfield with respect to our company assuming the completion of the Merger for the fiscal years ended December 31, 2007 and December 31, 2008, as well as the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects, strategic benefits and other synergies expected by our management and the management of Deerfield to result from the Merger (synergies);

•	reviewed historical and projected information about Deerfield’s assets under management and the related management and incentive fees;

•

reviewed the historical market prices and trading volume for our publicly traded securities since our initial public offering and the publicly traded securities of certain publicly traded companies which Houlihan Lokey deemed relevant;

•

reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to us and Deerfield and publicly available transaction prices paid in other transactions that Houlihan Lokey deemed relevant; and

•	conducted such other financial studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, we and Deerfield have advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial forecasts and projections reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to our future financial results and condition and that of Deerfield and our company assuming the completion of the Merger, and Houlihan Lokey expresses no opinion with respect to such forecasts and projections or the assumptions on which they are based. Furthermore, upon the advice of our management and the management of Deerfield, Houlihan Lokey assumed that the synergies resulting from the Merger will be realized in the amounts and the time periods indicated thereby, and that the analyses and forecasts with respect to the synergies reviewed by Houlihan Lokey were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management and the management of Deerfield. Houlihan Lokey expresses no opinion with respect to such analyses, forecasts or synergies resulting from the Merger or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of us or of Deerfield since the date of the most recent financial statements provided to Houlihan Lokey, and that there was no information or facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey did not consider any aspect or implication of any transaction to which we or Deerfield is a party (other than as specifically described herein with respect to the Merger).

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in the fifth bullet point above and all other related documents and instruments that are referred to therein were true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the completion of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to Houlihan Lokey, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise) or any other financial term of the Merger. Houlihan Lokey also relied upon and assumed, without independent verification, that (1) the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (2) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of our or Deerfield’s assets, or otherwise have an adverse effect on us or Deerfield or any expected benefits of the Merger. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of the draft documents identified above would not differ in any material respect from such draft documents.

In connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of our assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) or those of Deerfield or of any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey expressed no opinion regarding the liquidation value of any entity. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which we or Deerfield are or may be a party or are or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which we or Deerfield are or may be a party or are or may be subject and, at our direction and with our consent, Houlihan Lokey made no assumption concerning, and therefore did not consider, the potential effects of any such litigation, claims or investigations or possible assertion of claims, outcomes or damages arising out of any such matters.

Houlihan Lokey’s opinion was based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, April 19, 2007. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion.

In connection with its presentation to the Special Committee on April 19, 2007, Houlihan Lokey advised the Special Committee that, in evaluating the fairness of the consideration to be paid by us in the proposed transaction, Houlihan Lokey performed a variety of detailed financial analyses with respect to us and Deerfield.

Summary of Financial Analyses Performed by Houlihan Lokey

The following is a summary of the material financial analyses used by Houlihan Lokey in connection with providing its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and is not, therefore, readily susceptible to summary description. Furthermore, in arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses must be considered as a whole and that consideration of any portion of such analyses and factors, without consideration of all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Houlihan Lokey made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of DFR and Deerfield. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

In order to evaluate the fairness to DFR, from a financial point of view, of the consideration to be paid by DFR in connection with the Merger, Houlihan Lokey evaluated the enterprise value ranges from operations (i.e., the equity value, plus all of its interest-bearing debt less excess cash and non-operating assets, referred to herein as enterprise value), and the value of the common equity of Deerfield (referred to herein as market value of equity, or MVE), relative to the Merger consideration.

In order to determine the enterprise and common equity value ranges of Deerfield, Houlihan Lokey utilized the following financial analyses based upon its view that they are appropriate and reflective of generally accepted valuation methodologies given the availability of information regarding selected publicly-traded investment management companies, the availability of forecasts from management of Deerfield, and the availability of information regarding transactions involving investment management companies, as applicable. Each analysis provides an indication of the standalone enterprise value of Deerfield. No single analysis was considered to be more appropriate than any other analysis, and therefore Houlihan Lokey considered all of the aforementioned analyses in arriving at its conclusion.

Houlihan Lokey conducted a selected market multiple analysis, a selected transaction analysis and a discounted cash flow analysis for Deerfield, an earnings per share (EPS) accretion / dilution analysis and a public market trading analysis for DFR. The following analyses assume, based on management estimates, that none of DFR or Deerfield has any material contingent liabilities.

Market Multiple Analysis. This analysis provides an indication of enterprise value derived from multiples of earnings before interest, taxes, depreciation and amortization, or EBITDA, and an indication of market value of equity derived from multiples of net income. No portion of Deerfield’s net cash position (total cash net of debt) as of the date of the opinion has been considered excess cash, and in the absence of any other non operating asset or liability, Deerfield’s enterprise value amounted to its market value of equity.

Houlihan Lokey’s selection of market multiples for Deerfield was based upon its analysis of financial information of certain selected publicly-traded investment management companies listed below. Houlihan Lokey’s analysis of selected companies included both qualitative considerations and quantitative considerations such as size, profitability, growth history and prospects. However, no single factor was determinative in these analyses.

Houlihan Lokey calculated certain financial ratios of these selected investment management companies based on the most recent publicly available information regarding the companies, including the multiples of enterprise value to EBITDA and market value of equity to net income, for the latest twelve-month period as of the date of the opinion, or LTM and for the projected fiscal year ending December 31, 2007, or 2007E.

Houlihan Lokey reviewed publicly-available financial information of the following selected publicly traded investment management companies: Man Group Plc, Fortress Investment Group LLC, Partners Group Holding, Blue Bay Asset Management Plc, RAB Capital Plc, Absolute Capital Management Holdings Ltd., Charlemagne Capital Limited, WP Stewart & Co. Ltd. and Resource America Inc. The projections used in Houlihan Lokey’s analysis of these selected investment management companies were based on Bloomberg Earnings Estimates (BEst) and public analyst reports.

The analysis indicated that the multiples for the selected publicly traded investment management companies as of approximately April 16, 2007 were as follows:

	Enterprise Value/ EBITDA		Market Value of Equity/ Net Income
	LTM(1)(2)	2007E	LTM(1)(2)	2007E
Low	9.7x	11.2x	12.0x	7.9x
High	26.0x	23.3x	26.5x	27.3x
Median	16.0x	14.6x	18.9x	16.7x
Mean	16.4x	16.1x	18.7x	18.6x

(1)	The low, high, median and mean indications for the LTM period exclude Fortress Investment Group LLC and Partners Group Holding.

(2)	The calculated LTM multiples for the selected publicly traded investment management companies correspond to the LTM period or the fiscal year ended December 31, 2006, as available.

For purposes of determining the appropriate level of EBITDA and net income for Deerfield, Houlihan Lokey utilized historical financial statements and projected financial statements for the years ended December 31, 2006 and 2007, provided by Deerfield’s management. These financial results were adjusted for the following nonrecurring or noncomparable costs or gains: non-recurring duplicate rent, one-time advisory costs, D&O insurance expense, moving expenses, non recurring compensation costs, expense rationalization, non-cash asset impairment cost and one-time incentive fees pertaining to deals redeemed before maturity.

Houlihan Lokey derived Deerfield’s enterprise value and market value of equity by applying selected EBITDA and net income multiples to Deerfield’s adjusted EBITDA and adjusted net income results for the fiscal year ended December 31, 2006 as well as to projected results for the fiscal year ending December 31, 2007.

•

(1) With respect to enterprise value to EBITDA multiples, Houlihan Lokey selected multiples in the range of 9.5x to 10.5x for the fiscal year ended December 31, 2006 and 8.5x to 9.5x for the fiscal year ending December 31, 2007.

•

(2) With respect to market value of equity to net income multiples, Houlihan Lokey selected multiples in the range of 14.0x to 16.0x for the fiscal year ended December 31, 2006 and 12.5x to 14.5x for the fiscal year ending December 31, 2007.

Based on this market multiple analysis, the indicated market value of equity range for Deerfield was $287.0 million to $324.0 million.

Selected Transaction Analysis. This analysis provides an indication of the value that an acquirer may be willing to pay in a transaction as a multiple of certain of the target company’s operating and financial metrics such as EBITDA and pretax income. Houlihan Lokey reviewed publicly available financial information of the following selected merger and acquisition transactions involving investment management companies, announced between January 1, 2002 and March 31, 2007:

Date Announced	Acquirer	Target
12/19/2006	Nomura Holdings Inc.	Fortress Investment Group LLC
11/07/2006	Lehman Brothers	BlueBay Asset Management
08/17/2006	Kohlberg Capital	Katonah Debt Advisors
02/21/2006	Schroders PLC	NewFinance Capital LLP
12/20/2005	Bank of Ireland	Guggenheim Alternative Asset Management
06/23/2005	Legg Mason, Inc.	Permal Group
06/20/2005	RAB Capital Plc	Cross Asset Management
09/27/2004	JPMorgan	Highbridge Capital Management, LLC
06/28/2004	Triarc Companies	Deerfield Capital Management
12/30/2003	Annaly Capital Management, Inc.	Fixed Income Discount Advisory Company
11/25/2003	Man Group Plc	BlueCrest Capital Management
05/23/2002	Man Group Plc	RMF Investment Group

The analysis showed that the multiples exhibited by the investment management companies involved in these selected transactions as of the announcement date of each transaction were as follows:

	Enterprise Value to EBITDA	Market Value of Equity to Pretax Income
Low	11.1x	3.3x
High	19.0x	20.8x
Median	14.9x	11.9x
Mean	15.0x	12.5x

Houlihan Lokey derived indications of Deerfield’s enterprise value and market value of equity by applying selected multiples to Deerfield’s latest twelve months EBITDA and pretax income adjusted results. Houlihan Lokey selected enterprise value to EBITDA multiples in the range of 11.0x to 13.0x and market value of equity to pretax income multiples in the range of 12.0x to 14.0x. The indicated market value of equity from this method was $343.0 million to $403.0 million for Deerfield.

Discounted Cash Flow Analysis. This analysis provides an indication of value for a company based on its ability to achieve its projected financial results. This analysis utilizes the projected cash flows of Deerfield discounted back to present value based on a range of risk-adjusted discount rates.

For purposes of its discounted cash flow analysis, Houlihan Lokey utilized certain financial projections of Deerfield that were prepared by Deerfield management for the fiscal years ending December 31, 2007 through 2010 (referred to as the projection period). In order to determine the enterprise value of Deerfield, Houlihan Lokey first derived adjusted free cash flow by adjusting projected EBITDA for stock-based compensation and net capital expenditures, as well as working capital requirements and taxes.

Houlihan Lokey used the terminal multiple approach to determine the separate value of Deerfield at the end of the projection period. In the terminal multiple approach, Houlihan Lokey evaluated the aggregate value of all estimated future cash flows subsequent to the projection period (referred to herein as the terminal value) by multiplying Deerfield’s estimated EBITDA in the final projection year (2010) by terminal EBITDA multiples ranging from 6.0x to 8.0x. Houlihan Lokey selected a range of terminal EBITDA multiples based on the range of enterprise value to EBITDA multiples calculated in the respective Market Multiple and Selected Transaction Analyses, as applicable. Houlihan Lokey then applied risk-adjusted discount rates to Deerfield’s projected adjusted free cash flows in order to discount Deerfield’s projected future cash flows to a present value. Houlihan Lokey applied the risk-adjusted discount rates in the range of 14.5% to 16.5%.

Deerfield’s enterprise value was calculated as the sum of (i) the present value of free cash flows for the period April 1, 2007 through December 31, 2010 and (ii) the present value of Deerfield’s terminal value.

Based on this discounted cash flow analysis, the indicated market value of equity of Deerfield ranged from $593.0 million to $788.0 million.

Indications of Deerfield’s Equity Value. Based upon the above analyses, Houlihan Lokey determined indications of ranges of equity values for Deerfield as follows (rounded):

	Low	High
	(in millions)
Market Multiple Analysis	$287.0	$324.0
Selected Transaction Analysis	$343.0	$403.0
Discounted Cash Flow Analysis	$593.0	$788.0

Analysis of the Implied Consideration Paid. Houlihan Lokey reviewed the historical prices of the common stock of DFR in relation with the following group of companies: CapitalSource Inc, KKR Financial Corp, Resource Capital Corp, Annaly Capital Management Inc, Anworth Mortgage Asset Corp., Capstead Mortgage Corp, Luminent Mortgage Capital Inc., MFA Mortgage Investments Inc, Apollo Investment Corp. and Ares Capital Corp. In addition, Houlihan Lokey reviewed the price-to-earnings, price-to-tangible book and dividend yield multiples implied by DFR’s stock closing price immediately prior to the date of its opinion, the prior 90-day highest and the prior 90-day lowest closing prices, in relation with the trading multiples of the aforementioned companies.

Houlihan Lokey analyzed the consideration paid by DFR in connection with the Merger, based upon a payment of $145.0 million in cash, a dividend payment of $6.0 million minus the assumption of $2.0 million of debt and approximately 9,635,000 DFR common stock shares, and using DFR’s 10-day average closing price immediately prior to the date of the opinion, as well as DFR’s highest, lowest and average stock price for the last 90 days, and market analysts’ 12-month target price, discounted to a current date. Based on the foregoing, the consideration ranged from $284.6 million to $312.7 million.

	10-Trading Day Average	90-Day High	90-Day Low	90-Day Average	Target Price
	(in millions, except per share data)
DFR Per Share Value	$15.05	$16.99	$14.07	$15.63	$15.15
Shares to be Issued	9.6	9.6	9.6	9.6	9.6

Aggregate Stock Consideration	145.0	163.7	135.6	150.6	146.0
Aggregate Cash Payment	145.0	145.0	145.0	145.0	145.0
Plus: Dividend	6.0	6.0	6.0	6.0	6.0
Less: Debt	(2.0)	(2.0)	(2.0)	(2.0)	(2.0)

Total Adjusted Consideration Paid	$294.0	$312.7	$284.6	$299.6	$295.0

Earnings Per Share Accretion / Dilution Analysis. Using financial forecasts and synergy projections for DFR and Deerfield provided by management, Houlihan Lokey reviewed the pro forma effects of the Merger including comparisons of estimated earnings per share under United States generally accepted accounting principles (referred to below as GAAP EPS), and cash earnings per share (referred to below as Cash EPS) of the resulting combined company to the stand-alone projections for DFR. For purposes of this analysis, Houlihan Lokey analyzed the projected GAAP EPS for 2007 and the projected Cash EPS for 2007 as if the Merger were completed as of January 1, 2007.

The analysis indicated that in fiscal year 2007, and on a pro forma basis, the Merger could be dilutive to DFR’s projected GAAP EPS and accretive to its Cash EPS. The analysis also indicated that in fiscal year 2008, the Merger could be accretive to DFR’s projected GAAP EPS and projected Cash EPS.

Miscellaneous Considerations

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In reaching its conclusion as to the fairness of the consideration to be paid by us in the Merger and in its presentation to the Special Committee, Houlihan Lokey did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, or portions of this summary, could create an incomplete, misleading and/or inaccurate view of the processes underlying the conclusions set forth in the Houlihan Lokey opinion. In its analysis, Houlihan Lokey made numerous assumptions with respect to us, Deerfield, the Merger, industry performance, general business, economic, market and financial conditions and other matters. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of our business and that of Deerfield are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

The Special Committee retained Houlihan Lokey based upon Houlihan Lokey’s experience in the valuation of businesses and securities in connection with transactions such as the Merger and because Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, and business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities.

We have agreed to pay a fee of $800,000 to Houlihan Lokey in connection with its rendering of its opinion, payable $200,000 upon the execution of the engagement letter with Houlihan Lokey, $400,000 upon the delivery of Houlihan Lokey’s opinion and $200,000 upon the earlier of the completion of the Merger or the termination of Houlihan Lokey’s engagement. Except as described in the preceding sentence, no portion of Houlihan Lokey’s fee is contingent upon the conclusions reached in its opinion or the completion of the Merger. We have also agreed to reimburse Houlihan Lokey for expenses and indemnify Houlihan Lokey and its affiliates and agents against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of their engagement.

MATERIAL UNITED STATES FEDERAL
INCOME TAX CONSEQUENCES OF THE MERGER

The following summary discusses the material federal income tax consequences of the Merger and our ownership of Deerfield and DCM. This summary is based on current law, is for general information only and is not tax advice. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently in effect and which are subject to change or differing interpretations, possibly with retroactive effect.

The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. Consequently, you are urged to consult your own tax advisors as to the specific tax consequences to you of the Merger, including the applicability and effect of federal, state and local or foreign income and other tax laws to your particular circumstances.

Tax Consequences of the Merger to our Stockholders

As our stockholders are not receiving any consideration or exchanging any of their outstanding securities in connection with the Merger, it is not expected that the Merger will result in the recognition of taxable income by our stockholders for federal income tax purposes.

Tax Consequences of Our Ownership of Deerfield and DCM

We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended on December 31, 2004. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner so as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner. In connection with this proxy statement, Hunton & Williams LLP has delivered an opinion to us to the effect that, taking into account the consequences of the Merger, our current and proposed method of operations will enable us to continue to qualify to be taxed as a REIT for our taxable year ending December 31, 2007 and thereafter. This opinion will not be binding on the Internal Revenue Service or the courts. The opinion of Hunton & Williams LLP relies on certain assumptions (including an assumption regarding the accuracy of an opinion of another counsel) and on customary representations made by us about factual matters relating to our organization and operation. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly with retroactive effect. Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

As a REIT, we are subject to certain tests with respect to the nature of our assets, the ownership of our outstanding stock, the amount of our distributions and the sources of our income, including the 75% and 95% gross income tests. The 75% gross income test generally requires that a REIT derive at least 75% of its gross income each year from rents from real property, interest on mortgages and certain real estate-related income. The 95% gross income test generally requires that a REIT derive at least 95% of its gross income each year from income qualifying for the 75% gross income test and certain types of passive investment income, including interest and dividends. Deerfield’s income consists solely of income earned by DCM, which consists primarily of advisory fee income. That advisory fee income is not qualifying income for either the 75% or 95% gross income test. If we were to hold our interest in Deerfield and DCM directly or through a pass-through subsidiary, the advisory fee income would harm our ability to satisfy the 75% and 95% gross income tests. A REIT, however, may own stock and securities in one or more TRSs that may earn income that would not be qualifying income if earned directly by the parent REIT. Accordingly, after the Merger, we will hold our interest in Deerfield and DCM through domestic TRSs. As a result, the income from Deerfield and DCM will not be included in our gross income for purposes of the 75% and 95% gross income tests until such time as those TRSs make a dividend payment to us. Any such dividend income received from the TRSs that own Deerfield and DCM will be treated as qualifying income for the 95% gross income test, but will be nonqualifying income for purposes of the 75% gross income test.

Because Deerfield and DCM will be owned by domestic TRSs, the income from Deerfield and DCM will be fully subject to federal, state and local income tax at regular corporate rates. The TRS rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation.

Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. Because the value of Deerfield and DCM will increase the value of our TRSs, our ability to make future investments in TRSs may be limited by the 20% value limitation.

DESCRIPTION OF THE MATERIAL AGREEMENTS RELATING TO THE MERGER

The following summary describes the material provisions of:

•	the Merger Agreement among DFR, Merger Sub, Deerfield and Triarc, as sellers’ representative, dated April 19, 2007;

•	the registration rights agreement among DFR, Triarc Deerfield Holdings, LLC, a subsidiary of Triarc, and Triarc, as sellers’ representative, dated April 19, 2007; and

•	the escrow agreement to be entered into among DFR, Triarc, as sellers’ representative, and the escrow agent.

This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, the registration rights agreement and the escrow agreement, copies of which are attached as Annex A, Annex D and Annex E, respectively, to, and are incorporated by reference in, this proxy statement. The provisions of the agreements are extensive and not easily summarized. Accordingly, this summary may not contain all of the information about those agreements that is important to you. We encourage you to read the agreements carefully in their entirety for a more complete understanding of the agreements.

The foregoing agreements and this summary have been included with this proxy statement to provide you with information regarding the terms of the agreements, and are not intended to modify or supplement any factual disclosures about DFR or Deerfield in any public reports filed with the SEC. In particular, the agreements and this summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to DFR or Deerfield. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of another party prove to be untrue due to a change in circumstance or otherwise. Further, the representations and warranties allocate risk between the parties, rather than establishing matters as fact and may also be subject to a contractual standard of materiality different from those generally applicable to stockholders.

The Merger Agreement

The Effect of the Merger. Upon completion of the Merger:

•	Merger Sub, will merge with and into Deerfield;

•	the separate limited liability company existence of Merger Sub will cease; and

•	Deerfield will become the surviving limited liability company and our indirect wholly owned subsidiary.

When this occurs, all of the property, rights, privileges, immunities, powers, franchises, debts, liabilities, obligations, restrictions, disabilities and duties of Deerfield and Merger Sub will vest in Deerfield and DFR, through certain of its subsidiaries, will own all of the membership interests of Deerfield.

The Completion of the Merger. The Merger will be completed when articles of merger have been duly prepared and executed by Deerfield and Merger Sub, and are delivered to the Secretary of State of the State of Illinois for filing. This will occur within seven business days after the satisfaction or waiver of the closing conditions in the Merger Agreement, which are further described below.

Merger Consideration. When the Merger is completed, and as consideration for the Merger, the membership interests of Deerfield’s pre-closing members will be cancelled and converted into the right to receive the following in the aggregate:

•

9,635,192 shares of DFR common stock, of which 2,504,817 shares will be set aside in an escrow account to satisfy any post-closing indemnification obligations of Deerfield (with any shares remaining after the termination or satisfaction of such obligations to be distributed to the holders of Deerfield membership interests);

•	$145 million in cash, less:

•	the principal amount and accrued and unpaid interest outstanding, if any, under a revolving note of Deerfield as of the close of business on the day immediately prior to the closing;

•

the amount of any unpaid expenses incurred by Deerfield and Triarc (incurred on behalf of all Deerfield members generally) in connection with the proposed Merger and certain other contemplated transactions; and

•

an amount equal to $250,000 to fund any expenses incurred by Triarc as the sellers’ representative (with any amounts remaining after the satisfaction of such expenses to be distributed to the holders of Deerfield membership interests).

The consideration for the Merger will be allocated to each member of Deerfield in accordance with the terms of the Merger Agreement.

Upon completion of the Merger, the membership interests of Merger Sub that were issued and outstanding immediately prior to the completion of the Merger will be cancelled and converted into membership interests of Deerfield.

In addition, the Merger Agreement allows Deerfield, prior to the completion of the Merger, to distribute to its members an amount of cash equal to approximately $6.0 million plus amounts for taxes relating to pre-closing periods minus certain debt prepayments, if any, made after the signing date of the Merger Agreement and prior to the closing date of the Merger, and requires Deerfield, prior to the completion of the Merger, to distribute to its members 309,038 shares of DFR common stock currently held by DCM. In addition, if Deerfield is required to make a distribution in connection with the exercise of a put right by a member of Deerfield, then Deerfield is permitted to do so on a pro rata basis to all of its members and, to the extent that, as a result of such distribution, the aggregate distributions to Deerfield members exceeds the amount described in the preceding sentence, the cash portion of the Merger consideration will be reduced accordingly.

Conditions to Completion of the Merger. The obligation of either party to complete the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including:

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•

the approval of the issuance of 9,635,192 shares of our common stock by (i) the affirmative vote of a majority of the total votes cast by the holders of our common stock and (ii) the affirmative vote of a majority of the total votes cast by holders of our common stock who are not also affiliates of Deerfield or Triarc;

•	the determination, if necessary, of the appropriate allocation among Deerfield members of Merger consideration under the existing Deerfield operating agreement;

•	the absence of any order suspending, or threatened or initiated proceeding to suspend, the use of this proxy statement; and

•

the absence of any order enjoining or prohibiting the Merger from being completed, or any initiated or threatened suit, action, proceeding or investigation of any governmental authority, seeking to restrain, prohibit or obtain damages or relief in connection with the completion of the Merger.

The obligation of DFR to complete the Merger is subject to the satisfaction or waiver by DFR, in its sole discretion, of certain conditions set forth in the Merger Agreement, including:

•	the receipt by DFR of debt financing for the aggregate cash consideration payable in the Merger and related fees and expenses;

•	the receipt by Deerfield of consents to the assignment or deemed assignment of advisory contracts from clients constituting at least 80% of its assets under management;

•	the satisfaction by Triarc of put rights exercised by affiliates of Mr. Sachs;

•	the absence of any occurrence having a material adverse effect on Deerfield;

•

the accuracy, as of the date the Merger is completed, of Deerfield’s representations and warranties (excluding any materiality or similar qualifiers) contained in the Merger Agreement, except as would not have, individually or in the aggregate, a material adverse effect on Deerfield;

•	the performance by Deerfield of all covenants and agreements contained in the Merger Agreement;

•	the delivery by an officer of Deerfield of a certificate as to satisfaction of the two preceding conditions; and

•	the execution and delivery by Deerfield of the escrow agreement.

The obligation of Deerfield to complete the Merger is subject to the satisfaction or waiver by Deerfield, in its sole discretion, of certain conditions set forth in the Merger Agreement, including:

•	the shelf registration statement contemplated by the registration rights agreement having been declared effective by the SEC;

•	the delivery to Deerfield by DFR’s special tax counsel of a legal opinion as to DFR’s continued qualification as a REIT following the completion of the Merger;

•	the elimination of “Triarc” from DFR’s corporate name;

•	the authorization for listing by the NYSE of the 9,635,192 shares of our common stock to be issued upon the completion of the Merger;

•	the exemption by DFR of certain Deerfield members from certain stock ownership limitations;

•	the satisfaction by Triarc of put rights exercised by affiliates of Mr. Sachs and, should they be exercised, another member of Deerfield;

•	the absence of any occurrence having a material adverse effect on DFR;

•

the accuracy, as of the date the Merger is completed, of DFR’s representations and warranties (excluding any materiality or similar qualifiers) contained in the Merger Agreement, except as would not have, individually or in the aggregate, a material adverse effect on DFR;

•	the performance by DFR of all covenants and agreements contained in the Merger Agreement;

•	the delivery by an officer of DFR of a certificate as to satisfaction of the two preceding conditions; and

•	the execution and delivery by DFR of the escrow agreement.

Termination of the Merger Agreement. The Merger Agreement may not be terminated prior to the completion of the Merger, except:

•	by the mutual agreement of DFR and Deerfield;

•

by either DFR or Deerfield if any of the conditions to the closing have not been fulfilled by October 19, 2007 (provided a party whose conduct substantially results in the failure to meet the relevant condition by October 19, 2007 may not terminate the Merger Agreement for this reason). (See “Conditions to the Completion of the Merger”);

•

by either DFR or Deerfield if either a majority of the votes cast at the Meeting are not cast in favor of the issuance of DFR common stock pursuant to the Merger Agreement or a majority of the votes cast at the Meeting by stockholders who are not affiliates of Deerfield or Triarc are not cast in favor of the issuance of DFR common stock pursuant to the Merger Agreement;

•	by Deerfield if DFR has not obtained an executed debt commitment letter by May 19, 2007, which has been extended to May 24, 2007;

•	by either DFR or Deerfield if DFR has not obtained an executed debt commitment letter by June 18, 2007;

•

by either DFR or Deerfield if a court of competent jurisdiction or government authority issues an order or takes any final action restraining, enjoining or otherwise prohibiting the Merger and the order or action has become non-appealable; or

•

by either DFR or Deerfield if there has been a breach by the other of a representation, warranty, covenant or agreement under the Merger Agreement that is not cured by the earlier of 20 business days after notice is given or October 19, 2007 and the breach would result in a failure of a closing condition; provided, that no party that is in material breach of the Merger Agreement may terminate the Merger Agreement pursuant to this provision.

Conduct of Business Pending the Merger. Under the Merger Agreement, each of DFR and Deerfield agree that, until the completion of the Merger, it will conduct its business in the ordinary course consistent with past practice and use commercially reasonable efforts to maintain and preserve intact its business organization and goodwill.

In addition, during this period, Deerfield has agreed that, subject to specified exceptions, it and each of its subsidiaries will not, among other things:

•	amend its current operating agreement;

•

incur, assume or guarantee any additional debt or grant any lien on any material asset or property, except for borrowings and reborrowings under an identified existing revolving note facility or in the ordinary course of business consistent with past practice;

•

issue, deliver, sell, authorize, grant, dispose of, pledge, encumber, repurchase, redeem or acquire any membership interests or any other capital stock, voting securities or equity interests of Deerfield or its subsidiaries;

•	sell or convey any of their material assets, except in the ordinary course of business consistent with past practice;

•	change their method of accounting or make, change or revoke a tax election except as may be required by changes in GAAP or applicable laws;

•	cancel, terminate, amend or enter into any material contract except in the ordinary course of business consistent with past practice;

•	acquire, merge or consolidate with or into another individual, corporation or other entity or enter into any joint venture or partnership agreement;

•	adopt, terminate or amend any employee benefit plan or director compensation subject to specified exceptions;

•	amend any existing employment agreement or consulting agreement;

•	make any capital expenditures or commitments of more than $250,000;

•	effect any recapitalization, reclassification, split or combination in their capitalization;

•	adopt a plan of complete or partial liquidation or dissolution;

•	issue any broadly distributed communication of a general nature to employees or customers except for communications in the ordinary course of business that do not relate to the Merger;

•	settle or compromise any material litigation; and

•

make any cash distribution to the pre-closing members of Deerfield in excess of approximately $6.0 million plus amounts for taxes relating to pre-closing periods minus certain debt prepayments, if any, made after the signing date of the Merger Agreement and prior to the closing date of the Merger. In addition, if Deerfield is required to make a distribution in connection with the exercise of a put right by a member of Deerfield, then Deerfield is permitted to do so on a pro rata basis to all of its members and, to the extent that, as a result of such distribution, the aggregate distributions to Deerfield members exceeds the amount described in the preceding sentence, the cash portion of the Merger consideration will be reduced accordingly.

In addition, during this period, DFR has agreed that it and each of its subsidiaries will not, among other things:

•	amend its charter, bylaws or comparable organizational instruments;

•	issue, deliver, sell or grant any DFR stock;

•	effect any recapitalization;

•	adopt a plan of complete or partial liquidation or dissolution;

•

make, declare or pay any dividends, distributions or payments with respect to any shares of its capital stock, subject to certain exceptions such as where distributions are made by a wholly- owned subsidiary of DFR to DFR or its subsidiaries, or as necessary to maintain DFR’s REIT qualification, or other ordinary cash dividends that are made in the ordinary course consistent with past practice; and

•

facilitate or approve any transaction in which all of the holders of the outstanding shares of DFR’s common stock are afforded the opportunity to sell or dispose of any of their shares unless DFR has used its commercially reasonable efforts to have provision made for Deerfield’s pre-closing members to include the proposed merger consideration, or a pro rata portion thereof, in such transaction on the same terms and conditions.

Fees and Expenses. The Merger Agreement provides that each party will bear its own fees and expenses, other than the following expenses, which are allocated equally between DFR, on one hand, and the holders of Deerfield membership interests, on the other hand:

•

all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains or similar taxes incurred as a result of the transactions contemplated by the Merger Agreement;

•	the fees and expenses of Hunton & Williams LLP in connection with the opinion that they are to issue under the Merger Agreement; and

•	all filing fees required under the HSR Act.

Other Covenants. The Merger Agreement also contains covenants and agreements that address the following:

•	access to information and confidentiality;

•	publicity;

•	further actions to complete the Merger;

•	required consents and notices from governmental authorities;

•	client consents;

•	this proxy statement, the Meeting, and the registration and listing of shares of common stock to be issued in the Merger on the NYSE;

•	access to books, records and other information and cooperation related to Deerfield following the Merger;

•	the termination of related party transactions;

•	employee matters;

•	release of certain claims against members of Deerfield;

•	tax matters;

•	the financing of the Merger transaction;

•	the exemption by DFR of certain Deerfield members from certain stock ownership limitations;

•	the prohibition of certain actions with respect to an alternative transaction; and

•	matters related to any transaction related to a contemplated credit derivatives products company of Deerfield.

Representations and Warranties. The Merger Agreement contains representations and warranties by each of DFR, Merger Sub and Deerfield. Each of DFR and Merger Sub on one hand, and

Deerfield, on the other hand, has made these representations and warranties solely for the benefit of the other.

Subject to various specified exceptions and limitations, each of DFR and Deerfield has made representations and warranties relating to, among other things:

•	its corporate organization and similar corporate matters;

•	its capital structure;

•	the accuracy of its previously disclosed financial statements;

•	the accuracy of the information provided in this proxy statement;

•	non-contravention;

•	brokers’ fees; and

•	exclusivity of representations and warranties.

Additionally, subject to various specified exceptions and limitations, Deerfield has made a number of other representations and warranties relating to, among other things:

•	environmental matters;

•	the absence of certain changes or events;

•	the absence of material undisclosed liabilities or litigation;

•	material agreements;

•	the assets that are under management and Deerfield’s clients;

•	Deerfield’s compliance with applicable laws;

•	Deerfield’s intellectual property;

•	related party transactions;

•	employee benefit matters;

•	permits;

•	employees and organized labor matters;

•	insurance matters;

•	compliance with code of ethics and anti-money laundering policy;

•	payment of taxes;

•	ownership of properties; and

•	bookkeeping matters.

Subject to various specified exceptions and limitations, DFR and Merger Sub have also made other representations and warranties relating to, among other things:

•	the accuracy and completeness of certain of DFR’s filings with the SEC;

•	DFR’s status as a REIT; and

•	debt financing matters;

•	DFR’s investment intent;

•	independent investigation of Deerfield; and

•	the opinions of DFR’s financial advisors.

Indemnification Obligations of Deerfield and DFR. Pursuant to the Merger Agreement, Deerfield is obligated to indemnify, solely out of amounts held in the escrow account, DFR against any and all losses arising from:

•	any inaccuracy or breach of a representation or warranty of Deerfield under the Merger Agreement;

•	any breach of any covenant of Deerfield under the Merger Agreement;

•	any unpaid expenses that are related to a previously contemplated transaction involving Deerfield;

•	any claim by a current Deerfield member alleging the allocation of the aggregate consideration payable in connection with the Merger violates Deerfield’s operating agreement;

•	any and all taxes attributable to Deerfield for any period ending on or prior to the completion of the Merger and for any straddle period ending on the date that the Merger is completed; and

•	any and all expenses relating to the foregoing.

In addition, pursuant to the Merger Agreement, DFR is obligated to indemnify the current holders of Deerfield membership interests against any and all losses arising from:

•	any inaccuracy or breach of a representation or warranty of DFR under the Merger Agreement;

•	any breach of any covenant of DFR under the Merger Agreement; and

•	any and all expenses relating to the foregoing.

The representations and warranties of each of DFR and Deerfield survive until the first anniversary of the completion of the Merger. Accordingly, after the first anniversary of the completion of the Merger, no party will be permitted to initiate a claim for indemnification against losses arising from a breach or inaccuracy of a representation or warranty. The indemnification obligations of DFR and Deerfield are also subject to other limitations, including:

•	in respect of the indemnification obligations of DFR, a cap of $37.7 million;

•	in respect of the indemnification obligations of Deerfield, a cap equal to the amount of DFR common stock, cash, and all dividends thereon contained in the escrow fund;

•

in respect to indemnification obligations of either Deerfield or DFR arising from breaches of representations or warranties (other than certain representations or warranties relating to organization, subsidiaries, authorization, enforceability, capitalization, brokers and certain taxes), a deductible of $2.9 million;

•	Deerfield shall have no indemnification obligations in respect of losses arising from taxes provided for in Deerfield’s financial statements; and

•

DFR shall have no indemnification obligations in respect of losses arising from DCM’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement prior to the completion of the Merger.

Any third party claim which is covered under an indemnification provision is subject to detailed procedures governing the defense, compromise and settlement of such claims. The indemnification provisions are the sole and exclusive remedy for breaches of the Merger Agreement, other than for fraud.

As described above, upon the completion of the Merger, 2,504,817 shares of DFR common stock (representing 13% of the aggregate purchase price) will be issued into an escrow fund as the sole recourse available to DFR to satisfy any indemnification obligations of Deerfield. On the first anniversary of the completion of the Merger, any such shares of DFR common stock remaining in the escrow fund that are not subject to a DFR indemnification claim will be distributed pro rata to the current holders of Deerfield membership interests.

Amendment of the Merger Agreement. The Merger Agreement can only be amended if all of the parties to the Merger Agreement agree to do so in writing prior to closing.

In addition, after the Merger Agreement has been approved by a majority of Deerfield’s members, no amendment can be made to the Merger Agreement that by law requires the further approval of Deerfield’s members unless such approval is obtained.

Non-Competition and Non-Solicitation. The Merger Agreement contains detailed provisions that prohibit Triarc and its subsidiaries from competing with the services that are provided by Deerfield. Under these non-compete provisions, Triarc and its subsidiaries must not:

•

for a period of 2 years after closing, own, manage, operate, control or participate in the ownership, management, operation or control of, or render services to, any business that competes with the business of Deerfield or its subsidiaries;

•

for a period of 2 years after closing, take any action with the intention of diverting from Deerfield any funds or investment accounts with respect to which Deerfield is providing investment management services;

•	for a period of 2 years after closing, solicit or attempt to solicit any person to cease doing business with Deerfield; or

•

for a period 3 years after closing, induce, hire, employ or attempt to hire, solicit or employ any person who provided services to Deerfield or was an employee of Deerfield during the 18 months preceding such attempted hiring, solicitation or employment by Triarc.

Sellers’ Representative. In connection with the Merger, Triarc serves as sellers’ representative for the current members of Deerfield. As sellers’ representative, Triarc serves as attorney-in-fact for Deerfield’s current members and has responsibilities on behalf of the members of Deerfield under the Merger Agreement, the registration rights agreement and the escrow agreement. Triarc will not be held personally liable by the members of Deerfield, other than in the case of willful misconduct or gross negligence, for actions or omissions of Triarc in its capacity as sellers’ representative.

The Registration Rights Agreement

In connection with the Merger, DFR, Triarc (as the sellers’ representative) and Triarc Deerfield Holdings, LLC (a subsidiary of Triarc) executed a registration rights agreement dated April 19, 2007. The other members of Deerfield who are to receive shares of DFR common stock as partial consideration for the Merger are also entitled to execute the registration rights agreement and receive the registration rights provided therein.

Under the registration rights agreement, DFR has agreed to register shares of DFR common stock issued in connection with the Merger to holders of Deerfield membership interests as follows.

•

DFR will prepare and file with the SEC a “shelf” registration statement covering all of the shares of DFR common stock issued in connection with the Merger, which, when declared effective by the SEC, will register such shares for resale or distribution from time to time, on a continuous basis, at the discretion of the holders of shares of DFR common stock issued in connection with the Merger. The registration rights agreement requires DFR to maintain the effectiveness of the shelf registration statement until the earlier of the second anniversary of the closing and the date that all of the shares of DFR common stock issued in connection with the Merger cease to be “registrable securities” under the registration rights agreement.

•

After the expiration of the effectiveness period of the shelf registration statement, in the event holders representing 20% of the “registrable securities” then outstanding so demand, DFR will prepare and file with the SEC a registration statement registering the shares held by such holders for resale. DFR is not obligated to register shares upon such demand more than three times.

•

After the expiration of the effectiveness period of the shelf registration statement, in the event DFR determines to prepare and file with the SEC a registration statement registering any shares of DFR common stock, the holders of “registrable securities” then outstanding may seek to “piggyback” their shares of DFR common stock onto DFR’s registration statement (subject to customary cutbacks due to market conditions).

The registration rights described above are subject to customary blackout and suspension upon the occurrence of certain events.

The Escrow Agreement

In connection with the completion of the Merger, DFR, Triarc and an escrow agent will execute an escrow agreement. Under the escrow agreement, DFR has agreed to deposit 2,504,817 shares of DFR common stock in an escrow fund in order to satisfy any indemnification obligations of Deerfield. The escrow fund will be administered by the escrow agent in exchange for a fee and the reimbursement of the escrow agent’s reasonable out-of-pocket expenses. While the shares of DFR’s common stock remain in escrow, Deerfield’s pre-closing members are entitled to exercise their voting rights in respect of the shares on a pro rata basis, and the escrow agent and DFR must cooperate with the exercise of such rights as reasonably requested by Deerfield’s pre-closing members. If any dividends or other distributions are declared and paid with respect to the shares that are held in escrow, these amounts, together with any other income or interest that is earned, must be held in the escrow fund, except an amount of cash equal to 40% of the taxable income or gain attributable to such dividends, distributions, income or interest will be released from the escrow fund.

On the first anniversary of the completion of the Merger, any shares of DFR common stock remaining in the escrow fund together with any accrued cash that is not subject to a DFR indemnification claim will be distributed pro rata by the escrow agent to the pre-closing holders of Deerfield membership interests.

Vote Required and Board Recommendation

For the proposal to issue 9,635,192 shares of our common stock in the Merger, you may vote in favor of the proposal, against the proposal or abstain from voting. If a quorum is present, ratification of this proposal requires (1) the affirmative vote of a majority of the votes cast on such matter (provided that the total votes cast on the proposal represent a majority of the outstanding shares of our common stock entitled to vote on the proposal) and (2) a majority of the votes cast by stockholders who are not affiliates of Deerfield or Triarc.

The Board (excluding those members who abstained because of a material financial interest in the Merger that differs from that of our stockholders) recommends a vote FOR approval of the proposal to issue 9,635,192 shares of DFR common stock to the holders of Deerfield ownership interests as part of the consideration for the Merger.

DFR SELECTED FINANCIAL INFORMATION

The following selected financial information of DFR as of December 31, 2006, 2005, and 2004, and for the years ended December 31, 2006, 2005 and Period from December 23, 2004 (Commencement) to December 31, 2004 has been derived from and should be read in conjunction with the audited financial statements of DFR and related notes thereto incorporated by reference in this proxy statement. The following selected financial information of DFR as of March 31, 2007 and 2006 and for the three month periods ended March 31, 2007, and 2006, has been derived from and should be read in conjunction with the unaudited financial statements of DFR and related notes thereto incorporated by reference in this proxy statement, which has been prepared on the same basis as the audited financial statements of DFR and, in the opinion of the management of DFR, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of DFR’s financial position and results of operations as of and for such periods. The results of operations for the three months ended March 31, 2007 and 2006 are not necessarily indicative of the results to be expected for the full year or any future periods. The financial information set forth below should be read in conjunction with, and is qualified in its entirety by reference to DFR’s financial statements and the related notes thereto incorporated by reference in this proxy statement.

	Three months ended March 31,		Year ended December 31,		Period from December 23, 2004 (Commencement) to December 31, 2004
	2007	2006	2006	2005
	(unaudited)
(in thousands, except share and per share data)
Consolidated Statements of Operations Data:
Revenues
Net interest income:
Interest income	$122,699	$102,028	$459,298	$236,149	$189
Interest expense	98,859	79,105	372,615	177,442	49

Net interest income(1)	23,840	22,923	86,683	58,707	140

Provision for loan losses	1,800	—	2,000	—	—

Expenses
Management fee expense to related party(2)	3,330	3,690	15,696	13,746	255
Incentive fee expense to related party	2,185	1,185	3,335	1,342	—
Professional services	617	478	2,179	880	61
Insurance expense	136	181	718	681	16
Other general and administrative expenses	369	492	1,810	1,477	99

Total expenses	6,637	6,026	23,738	18,126	431

Other Income and Gain (Loss)
Net gain on available-for-sale securities	2,549	2,092	2,790	5,372	—
Net gain (loss) on trading securities	2,640	(1,813)	750	(3,606)	—
Net gain (loss) on loans	1,962	532	1,167	(409)	—
Net gain on derivatives	46	1,443	5,664	3,758	—
Dividend income and other net gain	264	101	265	320	—

Net other income and gain	7,461	2,355	10,636	5,435	—

Income (loss) before income tax expense	22,864	19,252	71,581	46,016	(291)
Income tax expense	337	89	6	95	—

Net Income (Loss)	$22,527	$19,163	$71,575	$45,921	$(291)

Net income (loss) per share—Basic	$0.44	$0.37	$1.39	$1.17	$(0.01)
Net income (loss) per share—Diluted	$0.44	$0.37	$1.39	$1.17	$(0.01)
Weighted—average number of shares outstanding:
Basic	51,587,293	51,390,470	51,419,191	39,260,293	26,923,139
Diluted	51,763,464	51,515,588	51,580,780	39,381,073	26,923,139
Consolidated Balance Sheet Data (as of period ended):
Total residential mortgage-backed securities	$7,872,496	$8,101,936	$7,691,428	$7,010,870	$444,958
Total assets	$9,985,448	$9,179,517	$9,249,991	$8,203,812	$814,980
Repurchase agreements	$7,692,228	$7,116,051	$7,372,035	$6,768,396	$317,810

	Three months ended March 31,		Year ended December 31,		Period from December 23, 2004 (Commencement) to December 31, 2004
	2007	2006	2006	2005
	(unaudited)
Long-term Debt:
Revolving warehouse funding facility	$284,750	$—	$260,950	$—	$—
Market Square	$276,000	$276,000	$276,000	$276,000	$—
Pinetree	$287,738	$288,000	$287,825	$288,000	$—
Trust preferred securities	$123,717	$51,550	$123,717	$51,550	$—
Stockholders’ equity(3) (4)	$693,259	$707,385	$688,953	$697,203	$378,012
Metrics:
Return on equity(5)	12.2%	10.3%	9.65%	8.14%	n/m
Leverage(6)	12.4	10.9	12.0	10.6	n/m
Adjusted leverage(7)	10.4	10.1	10.0	9.8	n/m
Dividends declared	$21,723	$18,597	$80,650	$49,297	n/a
Dividends declared per common share outstanding	$0.42	$0.36	$1.56	$1.225	$—
Book value per share outstanding(8)	$13.40	$13.69	$13.32	$13.50	$13.83

(1)	Our portfolio of investments totaled $9.0 billion $8.9 billion, $8.8 billion, $7.8 billion and $0.5 billion as of March 31, 2007 and 2006, December 31, 2006, 2005 and 2004, respectively.

(2)

In December 2004, we issued 403,847 shares of restricted stock and stock options to purchase 1,346,156 shares of our common stock to DCM. In connection with these issuances we have recorded $32,000, $0.4 million, $2.4 million, $3.8 million and $0.1 million of share-based compensation for the three months ended March 31, 2007 and 2006, year ended December 31, 2006, and 2005, and for the period from December 23, 2004 (commencement) to December 31, 2004, respectively.

(3)

Invested assets excludes credit default and total return swaps and includes $7.9 billion, $8.1 billion, $7.7 billion, $7.0 billion and $445.0 million of RMBS as of March 31, 2007 and 2006, December 31, 2006, 2005 and 2004, respectively.

(4)

In December 2004, we completed a private placement of 27,326,986 shares (including 403,847 restricted shares granted to DCM) of our common stock at $15.00 per share that generated net proceeds of $378.9 million. In July 2005, we completed our initial public offering of 25,000,000 shares of common stock at $16.00 per share that generated net proceeds of $363.1 million. We sold 24,320,715 common shares and selling shareholders sold 679,285 common shares.

(5)

Return on equity is calculated by dividing our net income by the weighted average net equity proceeds raised, which represents the proceeds from our initial private placement and initial public offering, net of all underwriter discounts and commissions as well as direct offering costs.

(6)	Leverage is calculated by dividing our total debt (principal outstanding repurchase agreements and long-term debt) by total stockholders’ equity.

(7)

Adjusted leverage is calculated by dividing our total debt (principal outstanding repurchase agreements and long-term debt) excluding the principal of trust preferred securities by total stockholders’ equity plus the principal of trust preferred securities.

(8)	Book value per share is calculated by dividing total stockholders’ equity by the total outstanding shares.

Supplementary Financial Data (unaudited)

The following table is unaudited quarterly selected financial data for the past nine quarters:

	For the three months ended
	March 31, 2007	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
	(in thousands, except share and per share data)
REVENUES
Net interest income
Interest income	$122,699	$102,028	$117,436	$117,548	$122,286	$25,240	$39,145	$74,554	$97,210
Interest expense	98,859	79,105	96,297	97,839	99,374	16,382	28,366	55,839	76,855

Net interest income	23,840	22,923	21,139	19,709	22,912	8,858	10,779	18,715	20,355

Provision for loan losses	1,800	—	—	—	2,000	—	—	—	—

EXPENSES
Management fee expense to related party	3,330	3,690	3,615	3,715	4,676	2,626	2,978	3,931	4,211
Incentive fee expense to related party	2,185	1,185	818	1,316	16	—	—	—	1,342
Professional services	617	478	448	588	665	27	210	314	329
Insurance expense	136	181	184	186	167	164	181	167	169
Other general and administrative expenses	369	492	456	378	484	61	422	558	436

Total expenses	6,637	6,026	5,521	6,183	6,008	2,878	3,791	4,970	6,487

OTHER INCOME AND GAIN (LOSS)
Net gain (loss) on available-for-sale securities	2,549	2,092	1,215	1,780	(2,297)	—	(1,003)	174	6,201
Net gain (loss) on trading securities	2,640	(1,813)	54	3,042	(533)	(73)	576	(1,914)	(2,195)
Net gain (loss) on loans	1,962	532	(172)	495	312	(134)	(752)	454	23
Net gain on derivatives	46	1,443	1,389	392	2,440	124	1,018	1,487	1,129
Dividend income and other gain (loss)	264	101	93	610	(539)	—	22	223	75

Net other income and gain (loss)	7,461	2,355	2,579	6,319	(617)	(83)	(139)	424	5,233

Income before income tax expense	22,864	19,252	18,197	19,845	14,287	5,897	6,849	14,169	19,101
Income tax expense (benefit)	337	89	33	282	(398)	—	—	88	7

NET INCOME	$22,527	$19,163	$18,164	$19,563	$14,685	$5,897	$6,849	$14,081	$19,094

NET INCOME PER SHARE—Basic	$0.44	$0.37	$0.35	$0.38	$0.29	$0.22	$0.25	$0.27	$0.37
NET INCOME PER SHARE—Diluted	$0.44	$0.37	$0.35	$0.38	$0.28	$0.22	$0.25	$0.27	$0.37
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—Basic	51,587,293	51,390,470	51,397,785	51,430,136	51,457,517	26,923,139	27,462,671	51,255,854	51,267,560
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—Diluted	51,763,464	51,515,588	51,552,764	51,615,604	51,659,648	26,959,651	27,554,457	51,405,806	51,469,878

DEERFIELD SELECTED FINANCIAL INFORMATION

The following selected financial information of Deerfield have been derived from and should be read in conjunction with the annual audited financial statements and unaudited interim financial statements of Deerfield and related notes thereto. Included elsewhere in this proxy statement are the audited financial statements of Deerfield and related notes thereto as of December 31, 2006 and 2005 and March 31, 2007 and for the three years ended December 31, 2006 and three months ended March 31, 2007 and 2006. The results of operations for the three months ended March 31, 2007 and 2006 are not necessarily indicative of the results to be expected for the full year or any future periods. The financial information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, “Information Relating To Deerfield—Deerfield’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and Deerfield’s financial statements and the related notes thereto included elsewhere in this proxy statement.

(in thousands)	Three months ended March 31,		Year ended December 31,
	2007	2006	2006	2005	2004(1)		2003	2002
Consolidated Statements of Operations Data:
Total revenues	$15,853	$15,226	$90,449	$69,269	$54,692		$35,264	$30,420
Net income	$2,787	$3,587	$27,437	$22,017	$(4,192	)(2)	$11,112	$5,612
Consolidated Balance Sheet Data (as of):
Total assets	$57,096	$52,586	$85,522	$68,241	$52,023		$37,423	$23,958
Notes payable	$5,582	$6,629	$8,585	$8,090	$15,469		$17,046	$8,898
Members’ equity	$33,741	$27,942	$37,697	$28,754	$13,407		$11,963	$7,024

(1)

On July 22, 2004, then existing members sold 63.6% of their capital interests to a wholly owned subsidiary of Triarc Companies, Inc. (“Triarc”). As a result, Triarc became the indirect majority owner of Deerfield.

(2)

As of July 22, 2004, in conjunction with the sale of a majority of the capital interest of Deerfield to Triarc, non-voting Class B share interests fully vested, resulting in $24.3 million of share-based compensation being recognized.

Supplementary Financial Data (unaudited)

The following table shows unaudited quarterly selected financial data for the past nine quarters:

	Three months ended
	March 31, 2007	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
	(in thousands)
Consolidated Statements of Operations Data:
Total revenues	$15,853	$15,226	$16,266	$18,210	$40,746	$13,911	$12,373	$13,590	$29,395
Net income	$2,787	$3,587	$4,554	$4,076	$15,220	$5,149	$2,755	$3,665	$10,448
Consolidated Balance Sheet Data (as of period ended):
Total assets	$57,096	$52,586	$59,661	$66,063	$85,522	$37,979	$40,490	$45,454	$68,241
Notes payable	$5,582	$6,629	$9,078	$9,176	$8,585	$10,682	$9,234	$8,690	$8,090
Members’ equity	$33,741	$27,942	$31,240	$32,356	$37,697	$16,025	$16,819	$19,510	$28,754

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DEERFIELD

Overview

Deerfield, through its wholly-owned subsidiary DCM, is an asset manager offering a diverse range of fixed income and credit related strategies to institutional investors. Deerfield provides asset advisory services for investors through (1) structured vehicles such as collateralized debt obligations, collateralized loan obligations, collateralized bond obligations and a structured loan fund (collectively referred to as CDOs), (2) hedge funds, or Funds and privately managed accounts, or managed accounts, and (3) DFR, a REIT.

CDOs are vehicles that invest in collateral which generate a stream of income and that issue various types of securities whereby the holders of those securities can participate in the income stream. Deerfield’s CDOs invest in bank loans, asset-backed securities and investment grade corporate bonds and related derivatives. The investment funds Deerfield manages consist of onshore and offshore private hedge Funds, and a REIT, which invests mainly in mortgage-related securities and other alternative corporate investments. The separate accounts Deerfield manages are fixed income accounts maintained by financial institutions at custodian banks.

Deerfield’s revenues consist predominantly of investment advisory fees from the accounts it manages. Deerfield receives a periodic management fee from each account that generally is based on the net assets or total collateral balance of the account. This fee ranges from approximately .10% to .50% per year of the collateral balance for CDOs and .15% to .30% per year of the net assets of the managed accounts. Fund management fees are generally 1.50% per year on net assets and the REIT management fee is 1.75% per year of adjusted equity of the REIT. Deerfield is also entitled to a performance fee from many of its accounts, generally based upon a percentage of profits for a defined measurement period, which varies dependent upon each management agreement.

Management fees are recognized as revenue when the management services have been performed for the period and sufficient cash flows have been generated by the CDOs to pay the fees under the terms of the related management agreements. In connection with these agreements, Deerfield has subordinated receipt of certain of its management fees for the benefit of investors. In addition, Deerfield recognizes non-cash management fee revenue related to restricted stock and stock options in the REIT based on their current fair values which are amortized from deferred income into revenues over the vesting period. Performance fees are based upon the performance of the Funds and CDOs and are recognized as revenues when the amounts become fixed and determinable upon the close of a performance period for the Funds and all contingencies have been resolved. Contingencies may include the achievement of minimum CDO or Fund performance requirements specified under agreements with certain investors to provide minimum rate of return or principal loss protection.

Deerfield’s other related fee revenue consists primarily of structuring fees it earns for services we provided to CDOs or placement agents for the CDOs and administrative fees from its Funds. Administrative fees are additional fees paid by certain Funds pertaining to direct trading related costs incurred by Deerfield. Deerfield recognizes these fees as income upon the rendering of such services.

Deerfield’s investment income, primarily includes accretion related to Deerfield’s ownership of preferred shares in certain CDOs it manages and dividend income received on DFR. Deerfield’s interest income on its CDO investments is accreted over the respective estimated lives of the CDOs, using the effective yield method.

Assets Under Management

Deerfield’s operating results fluctuate primarily due to changes in the composition and total value of its assets under management. The following table details Deerfield’s assets under management, based on the four types of investment products it offers at December 31, 2006, 2005 and 2004 and at March 31, 2007 and 2006.

	At March 31,		At December 31,
	2007	2006	2006	2005	2004
(in thousands)
Funds:
Fixed income arbitrage	$909,447	$842,864	$888,057	$802,586	$807,789
Credit and opportunity	—	139,032	—	131,835	105,909
CDOs:
Bank loans	4,022,939	2,868,826	3,922,862	2,870,080	2,311,299
Asset-backed securities	6,432,211	4,262,162	6,476,846	4,299,479	1,547,810
Investment grade credit	729,869	3,250,715	830,296	3,297,096	3,402,698
Real estate investment trust	764,577	762,441	764,701	756,951	—
Managed accounts	330,577	226,588	331,049	225,612	258,476

Total assets under management	$13,189,745	$12,352,629	$13,213,811	$12,383,639	$8,433,981

The value and composition of Deerfield’s assets under management are, and will continue to be, influenced by a variety of factors including, among other things:

•	Contributions and withdrawals from our open-end Funds and managed accounts;

•	Fluctuations in the financial markets around the world that result in appreciation or depreciation of assets under management; and

•	Our introduction of new investment strategies and products.

Results of Operations

Operating Results of Deerfield for the three months ended March 31, 2007 versus the three months ended March 31, 2006

Deerfield’s total revenues for the first three months of 2007 increased to $15.9 million compared to $15.2 million for the first three months of 2006, an increase of approximately $0.7 million, or 4.6%, principally due to a $0.6 million increase in investment advisory fees.

The increase in investment advisory fees was due to a net increase in CDO and the DFR management and performance fees of $0.9 million and $0.1 million, respectively, which were offset by a net decline in Fund management fees of $0.4 million.

The CDO management fee net increase was primarily due to the launch of six new CDOs subsequent to March 31, 2006, which generated management fees of $2.5 million offset by a loss in management and incentive fees of $1.4 million due to the call or maturity of three CDOs deals. This benefit was partially offset by a net decrease of $0.2 million in management fees primarily related to changes in assets under management of existing CDOs.

The $0.4 million net decrease in Fund management fees was comprised of a $0.5 million decrease in management fees primarily due to the termination of a Fund offset by an increase of $0.1 million in management fees on existing Funds due to an increase in the related assets under management. Total Fund assets under management decreased by approximately $72.4 million or 7.4% period over period.

Total expenses increased to $13.0 million compared to $12.2 million in the first three months of 2006, an increase of approximately $0.8 million or 6.6%. Compensation and benefits increased by $1.2 million or 11.9% due to an increase of 8 employees in both trading related and supporting personnel and increased compensation levels of existing personnel.

Investment income decreased to $0.1 million compared to $0.7 million in the first three months of 2006, a decrease of $0.6 million. This decrease was primarily attributable to an other than temporary impairments recognized on three CDO investments of $0.7 million.

Interest expense was $0.1 million for both the three months ended March 31, 2007 and 2006.

Operating Results of Deerfield for the year ended December 31, 2006 versus the year ended December 31, 2005

Deerfield’s total revenues for 2006 increased to $90.4 million compared to $69.3 million for 2005, an increase of $21.1 million or 30.4%. The increase in revenue was primarily derived from the increase in investment advisory fees of $20.5 million, which is comprised of management and performance fees earned from the management of the assets of our CDOs, Funds, the REIT and managed accounts.

Management fees increased by $9.5 million over 2005 to $57.8 million for the year ended 2006, of which CDOs, Funds, managed accounts and DFR contributed $6.3 million, $0.9 million, $0.3 million and $2.0 million to the increase, respectively. A net of four additional CDOs contributed an additional $3.0 million in management fees during 2006. Net increase in assets under management and a full year of management fees earned on additional deals added in 2005 resulted in the remaining increase in CDO management fees of $3.3 million. Management fees from Funds increased $1.4 million due to an increase in assets under management in existing Funds offset by a $0.5 million decline in fees due to the termination of Funds. DFR fees relating to DFR increased by $2.0 million due to a full year impact of the additional capital raised in DFR’s initial public stock offering in June 2005.

Performance fees increased by $11.0 million over 2005 to $30.6 million for the year ended December 31, 2006, of which CDOs, Funds and DFR contributed $3.1 million, $5.4 million and $2.5 million to the net increase, respectively. The increase in performance fees from Funds was due to Fund returns and increases in assets under management of existing Funds.

Total expenses increased to $63.6 million compared to $49.5 million in 2005, an increase of $14.1 million or 28.4%. Compensation and benefits increased by $12.4 million, or approximately 29.3%. Due to Deerfield’s compensation structure, $4.2 million of this increase is related to incentive compensation directly related to increased revenues. Additionally, Deerfield added 14 employees to its workforce during 2006 in both trading related and support personnel. Rent expense increased by $0.4 million primarily due to the recognition of a full year of rental expense on the new Deerfield corporate headquarters. In connection with the build-out and the subsequent relocation to our new corporate headquarters during the first quarter of 2006, Deerfield recognized $0.4 million and $0.2 million of overlapping rent expense in 2006 and 2005, respectively. In 2006, Deerfield wrote off $1.2 million of its leasehold improvements from the former facility and certain other intangible and fixed assets that it determined it would not be relocating to the new facility which is the primary driver of the $1.1 million increase in depreciation and amortization expense.

Investment income decreased to $2.6 million compared to $3.0 million in 2005, a decrease of $0.4 million. This net decrease was primarily attributable to an other than temporary impairment recognized on CDO investments of $1.5 million in 2006 compared to $0.3 million in 2005 offset by a $0.7 million realized gain recognized on the liquidation of a CDO in which Deerfield owned an investment in 2006.

Interest expense was $0.7 million in 2006 compared to $0.5 million in 2005, an increase of $0.2 million. This increase was primarily due to $0.2 million of interest expense related to a borrowing of $4.0 million under the $10.0 million revolving note.

During 2006, Deerfield incurred professional fees of $1.2 million related to a strategic business alternative that is no longer being pursued. These expenses were recorded to other expense and were offset by a $0.1 million reimbursement from DFR for services performed by Deerfield’s internal audit department.

Operating Results of Deerfield for the year ended December 31, 2005 versus the year ended December 31, 2004

Deerfield’s total revenues for 2005 increased to $69.3 million compared to $54.7 million for 2004, an increase of approximately $14.6 million or 26.7% representing an increase in investment advisory fees.

The increase in investment advisory fees was primarily due to a net increase in DFR and Funds management and performance fees of $14.8 million and $5.9 million, respectively, which were offset by a net decline in CDOs management and performance fees of $6.1 million.

The REIT management and performance fee increased by $14.8 million due to DFR commencing operations in December 2004. Management fees and performance fees increased by $13.5 million and $1.3 million, respectively.

Fund management fees and performance fees increased by $4.8 million and $1.1 million, respectively. The $4.8 million net increase in management fees was comprised of a $5.2 million increase in management fees primarily due to the addition of a new fund and a net increase in the assets under management of the existing Funds offset by a decrease of $0.4 million in management fees of a terminated fund. Total Fund related assets under management increased by approximately $20.7 million or 2.3% year over year.

The CDO investment advisory fees declined by a net of $6.1 million driven by a decline in performance fees of $9.2 million offset by an increase in management fees of $3.1 million. The management fee net increase was primarily due to the launch of six new CDOs, which generated additional management fees of $3.5 million offset by a loss in management fees of $1.3 million due to the call or maturity of two CDOs. Additionally, increases in existing assets under management of existing deals contributed $1.3 million in management fees. The net decline in performance fees of CDOs was attributable to fees received from a terminated deal in 2004 of $2.6 million and a net decline in contingent fees received in 2005 over 2004 of $6.6 million due to Deerfield reaching certain target investor returns during 2004 and receiving previously deferred subordinated fees.

Total expenses decreased to $49.5 million compared to $61.2 million for 2004, a decrease of $11.7 million or 19.1%. The largest component of this decrease was non-cash compensation of $24.5 million in 2004 due to the accelerated cliff vesting of a prior grant of equity compensation to two employees. Excluding the effect of the $24.5 million non-cash compensation charge, compensation and benefits increased by $13.3 million primarily due to increased trading and support personnel of 28 employees added during 2005, salary increases and new employment contracts related to the Triarc acquisition of a majority interest in Deerfield.

Depreciation and amortization expense decreased by $0.2 million to a total of $0.4 million for 2005. General and administrative expenses decreased by $0.2 million to a total of $6.9 million for 2006.

Investment income increased to $3.0 million compared to $2.9 million for 2004, an increase of $0.1 million.

Interest expense was $0.5 million for both 2005 and 2004.

Liquidity and Capital Resources

Operations of Deerfield are funded primarily through cash flows from operating activities. Deerfield’s primary liquidity requirements are for working capital and general corporate purposes. Investing activity primarily involves purchases and sales of investments in CDOs and purchases of fixed assets. Financing activities generally include distributions to members and borrowings and repayments of non-recourse debt used to purchase CDO preferred shares, which is paid down using a percentage of the preferred dividends received on the investments and the CDO management fees collateralizing the financing.

Deerfield believes that cash flows from operating activities are sufficient for it to fund its current operations for at least the next twelve months. If existing cash balances are insufficient, Deerfield would seek additional financing. Deerfield may not be able to obtain additional financing on acceptable terms or at all. As of March 31, 2007 Deerfield had additional borrowing capacity of $8.0 million on its revolving note facility.

The following provides discussions related to changes in Deerfield’s liquidity:

Deerfield’s three months ended March 31, 2007 versus the three months ended March 31, 2006

As of March 31, 2007, Deerfield had $6.0 million of cash and cash equivalents, representing an increase of $1.5 million from March 31, 2006. Cash used in operating activities was $2.7 million for the three months ended March 31, 2007, an increased use of $4.5 million compared to March 31, 2006. This change, period over period, was primarily attributed to net changes in working capital driven by a $4.5 million increase in investment advisory fee receivable, $0.4 million increase in other receivables and prepaid assets and a $9.6 million decrease in accrued expenses and accounts payable. These changes resulted from the payment of larger accrued compensation expenses partially offset by increases in investment advisory fee receivables as of December 31, 2006 and 2005 that were paid in the following quarter. The remaining increase of $0.2 million in operating activities was a result of net changes in Deerfield’s investment activity, which offset lower net income.

Cash flows used in investing activities was $3.8 million less for the three months ended March 31, 2007 compared to the three months ended March 31, 2006. Deerfield’s completion of the build out of its new corporate headquarters contributed nearly all of the $3.8 million increase in fixed asset and intangible asset purchases for the three months ended March 31, 2006.

Cash flows used in financing activities was $9.2 million for the three months ended March 31, 2007, an increased use of $3.3 million compared to the three months ended March 31, 2006. This increase relates to increased payments of $1.5 million and $1.7 million on notes payable and distributions to members, respectively.

In January 2007, Deerfield repaid $2.0 million of the $4.0 million borrowed in 2006 under the $10.0 million revolving note.

Deerfield’s year ended December 31, 2006 versus the year ended December 31, 2005

As of December 31, 2006, Deerfield had $17.9 million of cash and cash equivalents, representing an increase of $5.4 million from December 31, 2005. Cash provided by operating activities was $28.0 million for the year ended December 31, 2006, an increase in cash of $6.1 million compared to the year ended December 31, 2005. This change was primarily attributed to increases in net income, non-cash items and net investment activity of $5.4 million, $3.5 million and $0.4 million, respectively. The overall growth of our assets under management and resulting increases in investment advisory fee revenue largely contributed to the increased cash provided by operating activities. The above increases for the year ended December 31, 2006 compared to 2005 were offset by a $3.2 million reduction in cash from working capital.

Cash flows used in investing activities was $2.9 million for the year ended December 31, 2006, an increased use of $4.4 million compared to the year ended December 31, 2005. In 2006, the use of $7.9 million to purchase fixed assets was associated with the build out of new corporate headquarters, an increased use of $5.9 million compared to 2005, was partially offset by the proceeds received on the sale of a CDO investment of $5.0 million in 2006.

Cash flows used in financing activities was $19.7 million for the year ended December 31, 2006, an increase of $3.1 million compared to the year ended December 31, 2005. During 2006, Deerfield distributed $18.5 million to its members, an $11.2 million increase over the prior year. For the year ended December 31, 2006, Deerfield repaid $5.2 million of notes payable, $5.5 million less than in 2005 as a result of less borrowing on CDO investments. In addition, during 2006 Deerfield received funding of $4.0 million on a revolving note which had availability of up to $10.0 million.

Deerfield’s year ended December 31, 2005 versus the year ended December 31, 2004

As of December 31, 2005, Deerfield had $12.5 million of cash and cash equivalents, representing an increase of $6.9 million from December 31, 2004. Cash provided by operating activities was $21.9 million for the year ended December 31, 2005, a decrease of $2.6 million compared to December 31, 2004. This change was primarily attributed to decreases in net non-cash items, net investment activity and working capital of $24.0 million, $3.2 million and $1.6 million, respectively, offset by an increase in net income of $26.2 million compared to 2005. Included in the net loss for 2004 is a non-cash expense of $23.5 million of accelerated vesting of certain profit interests as a result of the purchase of Deerfield by Triarc, which comprised most of the $24.0 million of change in the net non-cash items.

Cash flows provided by investing activities was $1.5 million for the year ended December 31, 2005, an increase use of $5.8 million compared to the year ended December 31, 2004. In 2005, we received a $5.0 million cash payment on an outstanding note receivable. This cash inflow was offset by the purchase of $1.4 million of investments, $2.6 million less than 2004, and $2.0 million of fixed asset purchases, $1.8 million less than 2004.

Cash flows used in financing activities was $16.6 million for the year ended December 31, 2005, a decrease of $4.0 million compared to 2004. During 2005, Deerfield distributed to its members $7.3 million, $11.7 million less than 2004, and repaid notes in the amount of $10.7 million, $5.2 million more than 2004. Additionally, Deerfield received $1.4 million of proceeds from notes payable for the year ended December 31, 2005, which was $2.5 million less than 2004.

Contractual Obligations and Commitments

The table below summarizes Deerfield’s contractual obligations as of March 31, 2007. These obligations exclude accounts payable and accrued expenses:

	Payment Due by Period
	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
(in thousands)
Operating leases	$17,907	$670	$2,290	$2,410	$12,537
Notes payable(1)	5,582	3,582	2,000	—	—

Total	$23,489	$4,252	$4,290	$2,410	$12,537

(1)

Notes payable includes $3.6 million of non-recourse notes secured by preferred shares of a CDO investment we hold. Although these balances are paid with a portion of the management fees and preferred share distributions we receive there is no stated maturity so we have shown the entire balance in the Less than 1 year column. The $2.0 million in the 1-3 years column is a revolving note that can be paid at anytime but matures in February 2009. Interest expense is not estimated for the notes payable because of the uncertainty surrounding the timing and amount of principal payments.

Off-Balance Sheet Arrangements

As of December 31, 2006 and 2005 and March 31, 2007, we had no off-balance sheet arrangements requiring disclosure.

Application of Critical Accounting Policies

The preparation of our consolidated financial statements, in conformity with GAAP, requires us to make estimates and assumptions in applying our critical accounting policies that affect the reported amounts of assets and liabilities and operating performance. We evaluate those estimates and assumptions on an ongoing basis for appropriateness as facts and circumstances may change over time. The following discussion highlights those policies that contain our more critical estimates and assumptions used in the preparation of the consolidated financial statements.

Valuation and Other than Temporary Impairment on Available-for-Sale Investments

We classify our equity investments in CDOs as available-for-sale. At the end of each quarter, we adjust the carrying amount of each investment to fair value and recognize an unrealized gain or loss in accumulated other comprehensive income (loss) within members’ equity. The fair value of each investment is based on quotes received from brokers dealing in the securities as there is no publicly quoted market price available for these types of investments. In addition, on an annual basis or more frequently as required, we review these investments for other than temporary impairment. Indications of changing market conditions, adverse deal performance or a security in an unrealized loss position for an extended period of time would suggest an adverse change in cash flows of the underlying CDO has occurred and the cash flows should be evaluated. If an other than temporary impairment is identified, the impairment is recognized in our statement of operations.

Accretion of Interest Income on our CDO investments

Our investments in preferred shares of CDOs are accounted for in accordance with Emerging Issues Task Force Issue 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests that Continue to be Held by a Transferor in Securitized Financial Assets, or EITF 99-20. EITF 99-20 requires that interest income is accreted over the estimated life of the investment using the effective yield method. The calculation of the yield on the investments is calculated based on estimated future cash flows to be received on the investment. These cash flows are subject to change due to fluctuations in spreads and default rates on the underlying collateral and may differ substantially from actual results. As part of our other than temporary impairment analysis on these investments, we monitor changes in estimated cash flows.

Due to uncertainties inherent in the estimation process, it is reasonably possible that actual resolution of these items may vary from the estimate and, accordingly, there can be no assurance that the estimates may not change materially in the near term.

Revenue Recognition

Investment advisory fees, which include various forms of management and incentive fees, are received from the investment vehicles managed by Deerfield. These fees, paid periodically in accordance with the individual management agreements between Deerfield and the individual investment vehicles, are generally based upon the net asset values of the Funds, adjusted equity of the REIT, and aggregate collateral amount of the CDOs as defined in the individual management agreements. Management fees are recognized as revenue when earned. In accordance with EITF Topic D-96, Accounting for Management Fees Based on a Formula, Deerfield does not recognize these fees as revenue until all contingencies have been removed, including the generation of sufficient cash flows by the CDOs to pay the fees under the terms of the related management agreements. Other contingencies may include the achievement of minimum CDO and Fund performance requirements specified under certain agreements with certain investors or guarantee providers. In connection with these agreements, Deerfield has subordinated receipt of certain of its management fees.

Incentive fees may be earned from the investment vehicles managed by Deerfield. These fees are paid periodically in accordance with the individual management agreements between Deerfield and the individual investment vehicles and are based upon the performance of the underlying investment vehicles. Incentive fees are recognized as revenue when the amounts are fixed and determinable upon the close of a performance period for the Funds and DFR and the achievement of performance targets for the CDOs and any related agreements with certain investors or guarantee providers.

Seasonality

While Deerfield’s business is not directly affected by seasonality, Deerfield’s investment advisory fees will generally be higher in the fourth quarter as a result of its revenue recognition policy for incentive fees related to investment funds which are based upon performance and are recognized when the amounts become fixed and determinable upon the close of a performance period.

Quantitative and Qualitative Disclosures about Market Risk

Deerfield is exposed to the impact of interest rate changes, changes in the market value of our investments and, to a lesser extent, foreign currency fluctuations. In the normal course of business, Deerfield employs established policies and procedures to monitor its exposure to these changes and manage the risks as it deems appropriate.

Overall Market Risk as of December 31, 2006

Market risk is the potential change in an instrument’s value caused by fluctuations in interest rates, equity prices, credit spreads, currency rates or other risks. Exposure to market risk is influenced by a number of factors, including the relationships between financial instruments and the volatility and liquidity in the markets in which the financial instruments are traded. Deerfield’s investment portfolio is limited to required investments in the CDOs Deerfield manages, DFR, and common stock. As of December 31, 2006, investments were classified in our condensed consolidated balance sheet as follows (in thousands):

Cash equivalents included in “Cash and cash equivalents”	$12,186
Restricted cash equivalents	400
Investments	15,369
Investments - pledged	8,168

$36,123

Deerfield’s cash equivalents are short-term, highly liquid investments with maturities of three months or less when acquired and consisted principally of cash in money market accounts, an interest bearing broker account and commercial paper of high credit-quality entities.

Type	At Cost	At Fair Value(2)	Carrying Value
			Amount	Percent
(in thousands)
Cash equivalents	$12,186	$12,186	$12,186	34%
Restricted cash equivalents	400	400	400	1%
Investments accounted for as:
Available-for-sale securities(1)	21,344	20,345	20,345	56%
Trading	271	272	272	1%
Unvested and restricted stock in DFR	2,279	2,279	2,279	6%
Derivatives	718	641	641	2%

Total cash equivalents and investment positions	$37,198	$36,123	$36,123	100%

(1)	Includes $14,903 of preferred shares of CDOs, which, if sold, would require us to use the proceeds to repay our related notes payable of $4,585.

(2)	There can be no assurance that we would be able to sell certain of these investments at these amounts.

Deerfield’s investments are reported at fair value and are classified and accounted for either as “available-for-sale” or “trading” with the resulting net unrealized holding gains or losses reported either as a separate component of comprehensive income or loss or included as a component of net income or net loss, respectively. Deerfield’s investments in preferred shares of CDOs are accounted for similar to debt securities and are classified as available-for-sale. Derivative instruments consist of restricted and unrestricted options on common stock of the REIT. Deerfield also holds restricted and unrestricted stock in the REIT, which it receives along with the options as stock-based compensation and carry at fair value. Deerfield reviews all of our investments in which it has unrealized losses and recognize investment losses currently for any unrealized losses it deems to be other than temporary. The cost-basis component of CDO investments reflected in the table above represents amortized cost including any permanent reduction for any unrealized losses that were deemed to be other than temporary.

Sensitivity Analysis

For purposes of this disclosure, market risk sensitive instruments are divided into two categories: instruments entered into for trading purposes and instruments entered into for purposes other than trading. Deerfield’s estimate of market risk exposure is presented for each class of financial instruments held by us at December 31, 2006 for which an immediate adverse market movement causes a potential material impact on Deerfield’s financial position or results of operations. Deerfield believes that the rates of adverse market movements described below represent the hypothetical loss to future earnings and do not represent the maximum possible loss nor any expected actual loss, even under adverse conditions, because actual adverse fluctuations would likely differ. In addition, since Deerfield’s investment portfolio is subject to change based on our portfolio management strategy as well as market conditions, these estimates are not necessarily indicative of the actual results that may occur.

The following tables reflect the estimated market risk exposure as of December 31, 2006, based upon assumed immediate adverse effects as noted below (in thousands):

Trading Purposes:

	Carrying Value	Equity Price Risk
Equity securities	$272	$(27)

The sensitivity analysis of financial instruments held for trading purposes assumes an instantaneous 10% adverse change in the equity markets in which Deerfield is invested from their levels at December 31, 2006, with all other variables held constant.

Other Than Trading Purposes:

	Carrying Value	Interest Rate Risk	Equity Price Risk	Foreign Currency Risk
(in thousands)
Cash equivalents	$12,186	$(2)	$—	$—
Restricted cash equivalents	400	—	—	—
Available-for-sale preferred shares of CDOs	14,903	(1,344)	—	(73)
Common stock of REIT (vested and unvested)	7,721	—	(772)	—
Derivatives (vested and unvested)	641	—	(230)	—
Notes payable	(8,585)	(51)	—	(73)

The sensitivity analysis of financial instruments held at December 31, 2006 for purposes of other than trading assumes (1) an instantaneous 100 basis point adverse change in market interest rates, (2) an instantaneous 10% adverse change in the equity markets in which we are invested and (3) an instantaneous 10% adverse change in the foreign currency exchange rates versus the United States dollar, each from their levels at December 31, 2006, with all other variables held constant. The sensitivity analysis also assumes that the decreases in the equity markets and foreign exchange rates are other than temporary.

Deerfield’s cash equivalents and investments in debt securities and preferred shares of CDOs with interest rate risk had a range of remaining maturities and, for purposes of this analysis, were assumed to have weighted average remaining maturities as follows:

	Range	Weighted Average
Cash equivalents (other than money market funds and interest-bearing brokerage and bank accounts)	10 days	10 days
Restricted cash equivalents	47 days	47 days
CDOs underlying preferred shares	2 years–15 years	5 years

The interest rate risk for preferred shares of CDOs reflects the impact on Deerfield’s results of operations over the estimated lives of the securities. Assuming Deerfield reinvests in similar securities at the time these securities mature, the effect of the interest rate risk of an increase of 100 basis points above the existing levels would continue beyond the maturities assumed. The interest rate risk for Deerfield’s preferred shares of CDOs excludes those portions of the CDOs for which the risk has been fully hedged within the structure of the respective CDO. Deerfield’s cash equivalents and restricted cash equivalents of bank money market accounts and/or interest-bearing brokerage and bank accounts, which are designed to maintain a stable value, were assumed to have no interest rate risk.

The interest rate risk presented with respect to Deerfield’s notes payable relates to its variable-rate notes payable outstanding as of December 31, 2006 and represents the potential impact an increase in interest rates of 100 basis points has on Deerfield’s results of operations.

Deerfield’s exposure to foreign currency is limited to financial instruments and debt we have denominated in Euro. As of December 31, 2006, Deerfield had one CDO investment and a corresponding notes payable, each in the amount of 550,000 Euro.

Overall Market Risk as of March 31, 2007

Deerfield had no significant changes in our management of, or our exposure to, interest rate risk, equity market risk or foreign currency risk during three months ended March 31, 2007. As of March 31, 2007, investments were classified in Deerfield’s condensed consolidated balance sheet as follows (in thousands):

Cash equivalents included in “Cash and cash equivalents”	$3,308
Restricted cash equivalents	400
Investments	13,854
Investments - pledged	7,443

$25,005

The decline in cash equivalents is due to the seasonal payment of incentive compensation and does not impact Deerfield’s overall risk exposure. There were no changes in Deerfield’s investment holdings as of March 31, 2007, except that we no longer hold any equity securities for trading purposes, and the minor differences in the carrying values above are due to market value fluctuations and the sale of the equity securities held for trading purposes.

SUMMARY UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

The following summary unaudited pro forma condensed combined financial statements are based upon the audited and unaudited financial statements of DFR and Deerfield and the related notes thereto, appearing elsewhere or incorporated by reference in this proxy statement, combined and adjusted to give effect to the Merger, the financing and the related transactions.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2007, and for the year ended December 31, 2006, give effect to the Merger, the financing and the related transactions as if they had occurred on January 1, 2006. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007, was prepared based upon the unaudited statement of operations of DFR for the three months ended March 31, 2007, and the unaudited statement of operations of Deerfield for the three months ended March 31, 2007. The unaudited pro forma condensed combined statement of operations for the full year ended December 31, 2006, was prepared based on the audited statement of operations of DFR for the full year ended December 31, 2006 and audited statement of operations of Deerfield for the full year ended December 31, 2006.

The unaudited pro forma condensed combined balance sheet at March 31, 2007, gives effect to the Merger, the financing and the related transactions as if they had occurred on such date, and were prepared based upon the unaudited condensed balance sheet of DFR as of March 31, 2007, and the unaudited balance sheet of Deerfield as of March 31, 2007.

The unaudited pro forma condensed combined financial statements should be read in conjunction with each of the DFR’s and Deerfield’s audited financial statements and unaudited interim financial statements, including any notes thereto, and “Information Relating to Deerfield–Deerfield’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere or incorporated by reference in this proxy statement.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations or financial position of DFR that would have occurred had the Merger, the financing and the related transactions occurred at the beginning of each period presented or on the date indicated, nor are they necessarily indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon information set forth in this proxy statement, and certain assumptions included in the notes to the unaudited pro forma condensed combined financial statements.

The allocations of the respective purchase price to Deerfield’s assets, including intangible assets, and liabilities are only preliminary allocations based upon management’s estimates of fair values as of the date of acquisition and will change when estimates are finalized.

The unaudited pro forma condensed combined statements of operations do not include any revenue or cost saving synergies that may be achievable subsequent to the completion of the business combination.

DEERFIELD TRIARC CAPITAL CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2007
(in thousands)

	Historical		Pro Forma
	DFR	DCM	Adjustments	Note	DFR Combined
ASSETS
Cash and cash equivalents	$113,751	$5,979	$(6,000)	3.1	$115,507
			1,777	3.2
Due from broker	768,118	—	—		768,118
Restricted cash and cash equivalents	33,965	400	—		34,365
Available-for-sale securities	7,898,601	21,297	(4,632)	3.1	7,912,572
			(1,957)	3.6
			(737)	3.20
Trading securities—at fair value	280,531	—	—		280,531
Other investments	6,569	—	—		6,569
Derivative assets	38,042	—	—		38,042
Loans held for sale	320,595	—	—		320,595
Loans	453,554	—	—		453,554
Allowance for loan losses	(3,800)	—	—		(3,800)

Loans, net of Allowance for loan losses	449,754	—	—		449,754
Interest receivable	51,231	—	—		51,231
Investment advisory receivable	—	8,621	(3,296)	3.3	5,325
Other receivable	11,934	19	—		11,953
Prepaid and other assets	12,357	9,344	(185)	3.4	21,965
			(728)	3.5
			(1,661)	3.6
			2,838	3.7
Fixed assets	—	11,346	—		11,346
Intangible assets	—	90	115,224	3.8	115,314
Goodwill	—	—	165,577	3.10	165,577

TOTAL ASSETS	$9,985,448	$57,096	$266,220		$10,308,764

LIABILITIES
Repurchase agreements	$7,692,228	$—	$—		$7,692,228
Due to broker	557,859	—	—		557,859
Derivative liabilities	31,564	—	—		31,564
Interest payable	33,669	—	—		33,669
Long term debt	972,205	—	155,000	3.7	1,127,205
Notes payable	—	5,582	(2,000)	3.11	3,582
Management and incentive fee payable to related party	3,296	—	(3,296)	3.3	—
Other payables	1,368	17,773	(548)	3.12	16,452
	—	—	(184)	3.4
	—	—	(1,957)	3.6

TOTAL LIABILITIES	9,292,189	23,355	147,015		9,462,559

	Historical		Pro Forma
	DFR	DCM	Adjustments	Note	DFR Combined
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—		—
Common stock	51	—	96	3.13	147
Additional paid-in capital	748,837	—	155,545	3.13	904,192
			548	3.12
			(738)	3.14
Accumulated other comprehensive loss	(65,414)	(1,696)	1,696	3.15	(65,414)
Retained earnings	9,785	—	(548)	3.12	9,237
Members’ equity, net of accumulated other comprehensive income	—	35,437	(4,632)	3.1	—
			(30,805)	3.15
Treasury stock	—	—	(1,957)	3.6	(1,957)

TOTAL STOCKHOLDERS’ EQUITY	693,259	33,741	119,205		846,205

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,985,448	$57,096	$266,220		$10,308,764

See notes to the unaudited pro forma condensed combined financial statements.

DEERFIELD TRIARC CAPITAL CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007

(in thousands except share and per share amounts)

	Historical		Pro Forma
	DFR	DCM	Adjustments	Note	DFR Combined
Revenues
Net interest income:
Interest income	$122,699	$642	$—		$123,341
Interest expense	98,859	124	3,191	3.7	102,164
	—	—	(10)	3.16	—

Net interest income	23,840	518	(3,181)		21,177
Provision for loan losses	(1,800)	—	—	—	(1,800)
Investment advisory fees	—	15,687	(3,330)	3.17	10,197
			25	3.18
			(2,185)	3.17

Total net revenues	22,040	16,205	(8,671)		29,574

EXPENSES
Management fee	3,330	—	(3,330)	3.17	—
Incentive fee	2,185	—	(2,185)	3.17	—
Salary & employee benefits	—	5,703	(154)	3.19	5,549
Bonus	—	5,323	—		5,323
Professional services	617	168	—		785
Insurance expense	136	175	—		311
Depreciation & amortization	—	337	3,229	3.8	3,566
Other general and administrative expenses	369	1,320	—		1,689

Total expenses	6,637	13,026	(2,440)		17,223

OTHER INCOME AND GAIN (LOSS)
Net gain (loss) on available-for-sale securities	2,549	(649)	—		1,900
Net gain on trading securities	2,640	—	—		2,640
Net gain on loans	1,962	—	—		1,962
Net gain on derivatives	46	—	—		46
Dividend income and other gain	264	299	(64)	3.20	499

Net other income and gain (loss)	7,461	(350)	(64)		7,047

Income before income tax expense	22,864	2,829	(6,295)		19,398
Income tax expense (benefit)	337	42	(1,700)	3.21	(1,321)

NET INCOME	$22,527	$2,787	$(4,595)		$20,719

Net income (loss) per share—basic	$0.44	—	$(0.47)		$0.34
Net income (loss) per share—diluted	$0.44	—	$(0.47)		$0.34
Weighted—average number of shares outstanding—basic	51,587,293	—	9,769,807	3.9	61,357,100
Weighted—average number of shares outstanding—diluted	51,763,464	—	9,769,807	3.9	61,533,271

See notes to the unaudited pro forma condensed combined financial statements.

DEERFIELD TRIARC CAPITAL CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

(in thousands except share and per share amounts)

	Historical		Pro Forma
	DFR	DCM	Adjustments	Note	DFR Combined
Net interest income:
Interest income	$459,298	$3,390	$—		$462,688
Interest expense	372,615	680	12,932	3.7	386,174
	—	—	(53)	3.16

Net interest income	86,683	2,710	(12,879)		76,514
Provision for loan losses	(2,000)	—	—		(2,000)
Investment advisory fees	—	88,378	(15,696)	3.17	69,450
			103	3.18
			(3,335)	3.17

Total net revenues	84,683	91,088	(31,807)		143,964

EXPENSES
Management fee	15,696	—	(15,696)	3.17	—
Incentive fee	3,335	—	(3,335)	3.17	—
Salary & employee benefits	—	22,175	(617)	3.19	21,480
			(78)	3.22
Bonus	—	32,429	—		32,429
Professional services	2,179	2,268	(129)	3.23	4,318
Insurance expense	718	717	—		1,435
Depreciation & amortization	—	1,509	12,918	3.8	14,427
Other general and administrative expenses	1,810	5,779	—		7,589

Total expenses	23,738	64,877	(6,937)		81,678

OTHER INCOME AND GAIN (LOSS)
Net gain (loss) on available-for-sale securities	2,790	(758)	—		2,032
Net gain on trading securities	750	—	—		750
Net gain on loans	1,167	—	—		1,167
Net gain on derivatives	5,664	—	—		5,664
Dividend income and other gain	265	2,154	59	3.20	1,665
			(129)	3.23
			(684)	3.22

Net other income and gain	10,636	1,396	(754)		11,278

Income before income tax expense	71,581	27,607	(25,624)		73,564
Income tax expense	6	170	701	3.21	877

NET INCOME	$71,575	$27,437	$(26,325)		$72,687

Net income (loss) per share—basic	$1.39	—	$(2.69)		$1.19
Net income (loss) per share—diluted	$1.39	—	$(2.69)		$1.19
Weighted—average number of shares outstanding—basic	51,419,191	—	9,769,807	3.9	61,188,998
Weighted—average number of shares outstanding—diluted	51,580,780	—	9,769,807	3.9	61,350,587

See notes to the unaudited pro forma condensed combined financial statements.

DEERFIELD TRIARC CAPITAL CORP.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial statements give effect to the Merger to be accounted for as a purchase business combination, with DFR treated as the legal and accounting acquirer and as if the acquisition of Deerfield had been completed on January 1, 2006 for statement of operations purposes and March 31, 2007 for balance sheet purposes.

The unaudited pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated during the period or as of the dates for which the pro forma data is presented, nor is it necessarily indicative of future operating results or financial position of DFR.

DFR’s purchase price for Deerfield has been allocated to the assets acquired and the liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Definitive allocations will be performed and finalized after the completion of the Merger, as additional information regarding fair values becomes available. Accordingly, the purchase price allocation pro forma adjustments are preliminary, have been made solely for the purpose of providing unaudited pro forma condensed combined financial data and are subject to revision based on a final determination of fair value after the closing of the Merger.

Certain reclassifications have been made to the Deerfield historical balances in the unaudited pro forma condensed combined financial statements in order to conform to the DFR presentation.

Note 2—Purchase Price of Deerfield

For the purpose of preparing the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2007, the estimated fair value of DFR’s purchase price was calculated as follows:

(in thousands, except share information)
Shares issued	9,635,192
Multiplied by	$16.23	(1)

Value of shares	156,379
Less estimated cost to issue and register shares	738	(2)

Total estimated equity component	155,641
Cash component	145,000	(3)
Estimated acquisition costs	4,648	(4)

Total estimated purchase consideration	$305,289

(1)

Represents the average closing stock price of DFR for the period April 18, 2007 through April 24, 2007, which is the period from the two days prior and two days following the announcement of the Merger Agreement on April 20, 2007.

(2)	Represents estimated legal and accounting costs directly associated with DFR’s issuance and registration of 9,635,192 shares in proposed Merger.

(3)

DFR has entered into a financing commitment letter for $155.0 million, $145.0 million to be used as consideration for the purchase of Deerfield and $10.0 million for closing and various other merger related expenses.

(4)	Represents management’s estimate of direct costs of acquisition to be incurred by DFR.

The following is a summary of the preliminary allocation of the above purchase price as reflected in the unaudited pro forma condensed balance sheet as of March 31, 2007:

(in thousands)
Historical equity of Deerfield	$33,741
Distribution of cash to Deerfield Members	(6,000)
Distribution of DFR stock to Deerfield Members	(4,632)
Payoff of Deerfield revolving note	2,000
Eliminate certain prepaid assets and deferred costs	(728)
Cancellation of DFR stock options held by Deerfield	(737)
Eliminate Deerfield deferred compensation asset and associated liability related to DFR stock grant to Deerfield employees	296
Acceleration of deferred revenue related to vesting of DFR stock and stock options granted to Deerfield	548
Estimated fair value of identifiable intangible assets	115,224
Excess of purchase price over adjusted net assets acquired - goodwill	165,577

$305,289

See Note 3.8 for a discussion of the methods used to determine the fair value of Deerfield’s identifiable intangible assets.

Note 3—Pro Forma Adjustments

3.1 -	To reflect distribution of cash and DFR common stock to selling members of Deerfield as provided in the Merger Agreement.
3.2 -	To reflect the excess cash from the DFR financing over required cash payment as outlined in the table below:
	(in thousands)
	Additional borrowing for deal related costs	$10,000
	Estimated acquisition costs	(4,648)
	Estimated debt issuance costs	(2,837)
	Estimated costs associated with registering and issuing shares	(738)

		$1,777

3.3 -

Elimination of Deerfield’s investment advisory receivables related to management and incentive fees earned by Deerfield pursuant to the management agreement dated December 23, 2004 between Deerfield and DFR and corresponding DFR management and incentive fee payable to related party.

3.4 -	Elimination of Deerfield’s other asset associated with certain DFR operating expenses paid on behalf of DFR not yet reimbursed and the corresponding DFR other payable.
3.5 -	To reflect the adjustment to fair value for certain Deerfield deferred financing costs, deferred acquisition costs and prepaid assets.
3.6 -

To eliminate the deferred compensation cost and associated liability related to a Deerfield employee stock grant whereby DFR shares were granted to Deerfield employees as compensation. The grants will remain outstanding and will be accounted for pursuant to SFAS 123R subsequent to the transaction.

3.7 -

To adjust long-term debt balances and associated interest expense for the anticipated borrowing of $155.0 million by DFR to finance the $145.0 million cash payment to Deerfield members. The remaining $10.0 million is expected to be used for closing and other related costs. The related interest expense was calculated using the London Interbank Offered Rate (“LIBOR”) plus 2.50%. Debt issuance costs are estimated at $2.8 million and are amortized based on the effective yield method over the life of the debt resulting in additional interest expense of $0.6 million and $0.2 million for the year ended December 31, 2006 and for the three months ended March 31, 2007, respectively.

The pro forma interest expense adjustment was calculated as follows:

(in thousands)	Annual interest expense	Three-month interest expense
Anticipated borrowing	$155,000	$155,000
Interest rate (LIBOR + 2.50%)	7.93%	7.93%
Days outstanding	365/365	90/365

Pro forma interest	12,289	3,030
Pro forma amortization of debt issuance costs	643	161

Pro forma adjustment	$12,932	$3,191

An interest rate change by 1/8th of one percent would have a $1.5 million impact on the anticipated annual interest expense.
3.8 -	To adjust the book value of Deerfield’s intangible assets to their estimated fair value. The preliminary allocations are as follows:

	Value	Estimated Average Remaining Useful Life	Estimated Annual Amortization Expense	Estimated Three-Month Amortization Expense
	(in thousands)	(in years)	(in thousands)
Intangible asset class:
Investment management contracts—CDOs and CLOs	$35,447	6.5	$5,453	$1,363
Investment management contracts—hedge funds and private investment accounts	54,187	15	3,612	903
Investment management computer software systems	11,559	3	3,853	963
Trade name	14,031	Indefinite	—	—

Total	$115,224		$12,918	$3,229

The investment management contracts were valued using the income approach. This approach requires a projection of revenues and expenses specifically attributable to the asset being valued so that an estimated cash flow stream can be derived. The income approach indicates fair value based on the present value of the cash flows that the asset can be expected to generate in the future.

The computer software system and “Deerfield” trade name were valued using the relief from royalty method. This is a variation of the income approach. This method assumes that if the subject intangible assets were not already available, a royalty would have to be paid on the development and use of comparable alternative intangible assets.

No allocation has been made for contract termination costs related to the management agreement under Emerging Issues Task Force Issue 04-1, “Accounting for Preexisting Relationships between the Parties to a Business Combination,” as the contract is neither favorable nor unfavorable from the perspective of DFR.

The $12.9 million and $3.2 million pro forma adjustments to amortization expense for the year ended December 31, 2006 and the three months ended March 31, 2007 correspond to the estimated annual and three-month expense outlined in the above table, respectively. Amortization is computed on a straight-line basis.

3.9 -	The following table summarizes the adjustments to the weighted–average number of shares outstanding for both the basic and diluted calculation:
Shares

	Shares issued to acquire Deerfield	9,635,192
	Accelerated vesting of DFR restricted stock previously granted to Deerfield under the management agreement in accordance with the Merger Agreement	134,615

9,769,807

3.10 -	To reflect the difference between purchase price consideration paid in excess of fair value of tangible and identified intangible net assets acquired (goodwill).
3.11 -	To reflect the payoff of Deerfield’s historical revolving note outstanding.
3.12 -

To reflect the accelerated vesting of 134,615 shares of DFR restricted stock and options to purchase 1,346,156 common shares of DFR granted to Deerfield under the management agreement in accordance with the Merger Agreement.

3.13 -	To reflect the issuance of DFR shares to the Deerfield members.
3.14 -	To reflect the reduction to additional paid in capital associated with acquisition costs incurred related to the stock issuance.
3.15 -	To reflect the elimination of Deerfield’s historical members’ equity.
3.16 -	To reflect the elimination of interest expense related to Deerfield’s historical amortization of financing fees for the three months ended March 31, 2007 and the year ended December 31, 2006.
3.17 -

To reflect the reversal of management and incentive fee revenue recognized by Deerfield and corresponding management and incentive fee expense related to the management agreement for the three months ended March 31, 2007 and the year ended December 31, 2006.

3.18 -	To reflect the elimination of an amortization of deferred acquisition costs for the three months ended March 31, 2007 and the year ended December 31, 2006.
3.19 -

To reverse the historical compensation expense associated with the amortization of the deferred compensation related to Deerfield’s Class C profits only interests for the three months ended March 31, 2007 and the year ended December 31, 2006. The Class C Profits Only Interests are acquired by DFR in connection with the Merger Agreement.

3.20 -

Elimination of Deerfield’s historical mark-to-market adjustment related to Deerfield’s option to purchase 1,346,156 common shares of DFR that were cancelled as a result of the Merger Agreement for the three months ended March 31, 2007 and the year ended December 31, 2006.

3.21 -

Adjustment to reflect the income tax provision associated with Deerfield’s (which will be a taxable REIT subsidiary after the transaction) estimated taxable net income derived from Deerfield’s reported net income adjusted for the net impact of all pro forma adjustments using an estimated effective income tax rate of 40% for the three months ended March 31, 2007 and the year ended December 31, 2006. Deerfield was previously a pass-through entity for federal and state income tax purposes. The state replacement taxes for Deerfield under the previous ownership structure are eliminated as a result of the Merger. The pro forma income tax provision assumes an estimated transfer pricing allocation between DFR and Deerfield for the shared services provided by Deerfield to DFR.

3.22 -

To eliminate historical Deerfield dividend income recognized on DFR stock owned by Deerfield and compensation expense related to the DFR dividends passed through to employees pursuant to the Deerfield employee DFR stock grants.

3.23 -	To eliminate other income recognized by Deerfield related to the internal audit services to DFR and the corresponding expense recognized by DFR.

Note 4—Estimated Pro Forma Earnings Available for Distribution

The following table sets forth the unaudited pro forma combined earnings available for distribution for the year ended December 31, 2006, to give effect to the Merger, the financing and the related transactions as if they had occurred on January 1, 2006. Estimated combined earnings available for distribution is a non-GAAP financial measure. The unaudited pro forma combined earnings available for distribution do not reflect the impact of the potential revenue and expense synergies as a result of this transaction. We believe the internalization of our manager will enhance the efficiency of our cost structure and we are working towards realizing material cost savings. In addition, we believe the combination of the highly scalable nature of DCM’s asset management business and the potentially broader access that DCM may have to capital afforded by its acquisition by a public company will better position us to leverage DCM’s existing infrastructure and investment personnel to launch new products and business lines to further enhance and diversify our revenue streams. For these reasons, we believe the Merger will be accretive to our net income and estimated pro forma earnings available for distribution to our shareholders. We may not, however, realize any of the potential revenue and expense synergies we are seeking in connection with the Merger and, furthermore, we may not increase our distributions or pay distributions in excess of our taxable income. See “Risk Factors.” The following table reconciles GAAP net income to estimated combined earnings available for distribution:

(in thousands)	Year ended December 31, 2006
	DFR	Deerfield	DFR Combined
GAAP net income	$71,575	$27,437	$99,012

Tax Adjustments to GAAP net income:
Difference in rate of amortization and accretion	3,528	1,941	5,469
Interest on non-accrual loans	696	—	696
Amortization of terminated swaps	983	—	983
Amortization of financing element in swap	(214)	—	(214)
Hedge ineffectiveness	170	—	170
Provision for loan losses	2,000	—	2,000
Stock and options grant	136	1,140	1,276
Organization costs	(9)	—	(9)
Non-allowable deduction for meals, entertainment and business gifts	137	39	176
Offshore TRS book / tax differences	604	—	604
Dividends treated as return of capital	(500)	—	(500)
Security basis difference recognized upon sale	(708)	—	(708)
Realized gain previously deferred for tax as return of capital	1,385	—	1,385
Gain on intercompany sale eliminated for GAAP	204	—	204
Unrealized impairment of available-for-sale securities	7,005	758	7,763
Other unrealized (gain) loss	(638)	59	(579)
Exclusion of Deerfield Triarc TRS Holdings, LLC net income	(9)	—	(9)
Deferred rent expense	—	955	955
Deferred compensation to Members	—	493	493

Net adjustments to GAAP net income	14,770	5,385	20,155

Estimated taxable income before pro forma adjustments	86,345	32,822	119,167

Pro forma condensed combined statement of operations adjustments
Eliminate DFR management fee expense and Deerfield investment advisory fee	15,696	(15,696)	—
Eliminate DFR incentive fee expense and Deerfield investment advisory fee	3,335	(3,335)	—
Interest expense on anticipated $155.0 million term loan borrowing	—	(12,932)	(12,932)
Amortization expense on estimated intangible assets	—	(12,918)	(12,918)
Other pro forma adjustments	129	(604)	(475)

Net pro forma condensed combined statement of operations adjustments(1)	19,160	(45,485)	(26,325)

Note 4—Estimated Pro Forma Earnings Available for Distribution (Continued)

(in thousands)	Year ended December 31, 2006
	DFR	Deerfield	DFR Combined
Pro forma tax adjustments:
Estimated transfer pricing expense to DFR and revenue for Deerfield(2)	(18,906)	18,906	—
Eliminate pro forma GAAP intangible amortization expense	—	12,918	12,918
Estimated goodwill tax deduction	(2,112)	(16,608)	(18,720)
Elimination of historical tax adjustments resulting from pro forma adjustments(3)	—	(918)	(918)

Pro forma estimated taxable income	84,487	1,635	86,122
Add back goodwill tax deduction	2,112	16,608	18,720

Estimated pro forma earnings available for distribution	$86,599	$18,243	$104,842

Weighted—average number of shares outsanding—basic	51,419	9,770	61,189
Weighted—average number of shares outsanding—diluted	51,581	9,770	61,351

(1)

Net pro forma condensed combined statement operation adjustments represents the total net impact of the pro forma adjustments for the year ended December 31, 2006. Please refer to the amounts and notes referenced on the Unaudited Pro forma Condensed Combined Statement of Operations.

(2)

Estimated transfer pricing expense to DFR and revenue for Deerfield represents the adjustment to reflect an estimated transfer pricing allocation between DFR and Deerfield for the shared services provided by Deerfield to DFR. The estimated transfer pricing calculation was based on preliminary analysis that will not be finalized until a transfer pricing study is completed.

(3)

Elimination of historical tax adjustments resulting from pro forma adjustments represents amounts included in the Net adjustments to GAAP net income for Deerfield that will be eliminated as a result of the Merger, which are detailed below:

Deferred compensation associated with Class C Profits Only Interests which vested in conjunction with the Merger	$(617)
Deferred compensation to Members	(493)
Amortization of DFR stock and option grant held by Deerfield which vested in conjunction with the Merger	136
Net deferred financing and acquisition costs book versus tax amortization. These deferred costs were realized in conjunction with the Merger.	56

$(918)

Historically, DFR has presented estimated REIT taxable income, a non-GAAP measure, to investors because it demonstrates the estimated minimum amount of distributions we must make in order to avoid corporate level income tax. However, as a result of the proposed Merger we have presented estimated pro forma earnings available for distribution, a non-GAAP measure. We believe it is useful for investors because it demonstrates our estimated pro forma ability to make distributions in excess of our prior measure of estimated REIT taxable income. In addition to our intent to distribute to our stockholders at least 90% of our REIT taxable income (determined without regard to deduction for dividends paid and excluding net capital gain) on an annual basis in order to maintain our REIT qualification, we may elect to distribute additional available earnings in excess of our pro forma estimated taxable income. Our distributions may not necessarily correlate to our estimated pro forma earnings available for distribution and future distributions will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations, our cash flow and what we believe to be an appropriate and competitive dividend yield. Our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, the revenue generated by DCM following the Merger, the ability to repay debt financing and maintain covenant compliance the effect of any dividends from the TRSs that will own Deerfield on our compliance with the 75% REIT gross income test and our operating expenses and other expenditures.

Estimated pro forma earnings available for distribution will not necessarily bear any close relation to cash flow. Moreover, there are limitations associated with estimated pro forma earnings available for distribution as a measure of our financial performance over any period and our presentation of estimated pro forma earnings available for distribution may not be comparable to similar financial measures of other companies, who may use different calculations and assumptions. As a result, estimated pro forma earnings available for distribution should not be considered as a substitute for our GAAP net income as a measure of our financial performance.

With the acquisition of Deerfield, we will benefit from a substantial tax deduction related to the excess purchase price paid over the fair value of tangible assets, commonly referred to as goodwill. This deduction will reduce the amount of taxable income and tax liability of the TRSs that will own Deerfield over the next 15 years. Although our taxable income will be reduced, we may elect to distribute additional available cash earnings in excess of our taxable income. Although there is no assurance that we would distribute additional available cash earnings in excess of our taxable income, we have disclosed the estimated 2006 pro forma earnings that would be available for distribution after adding back the estimated goodwill tax deduction. Additionally, we have disclosed the related estimated pro forma tax adjustments to each entity’s estimated taxable income due to the proposed Merger. We believe the opportunity to increase our distributions will be accretive to our shareholders, as demonstrated in the pro forma 2006 analyses above, however there is no assurance this will be the case. Should we elect to pay distributions in excess of our taxable income, our shareholders would only be taxed currently on the portion of the distribution attributable to the taxable income of DFR as reflected in DFR’s earnings and profits for federal income tax purposes. Any excess distribution would reduce the shareholders’ tax basis in their DFR shares, deferring the tax until disposition of the shares.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

Our bylaws provide for a board consisting of not less than five nor more than 15 members, unless otherwise determined by the affirmative vote of a majority of the Board. Directors are elected by our stockholders at each Meeting. The Board has set at seven the number of directors constituting the current Board.

Our charter divides the Board into three classes. The initial term of the Class III directors, Robert B. Machinist and Jonathan W. Trutter, is set to expire at the Meeting. Those directors have been nominated for reelection to serve as directors for a three-year term expiring at our annual meeting in 2010 or until their successors are elected or appointed.

If any nominee becomes unavailable or unwilling to serve as a director for any reason, the persons named as proxies in the form of proxy are expected to consult with our Board, which would solicit the recommendation of our Nominating & Corporate Governance Committee, in voting the shares represented by them. The Board has no reason to doubt the availability of any nominee, and each has indicated his willingness to serve as a director if elected by the stockholders at the Meeting.

The nominees’ backgrounds are as follows:

Name	Age	Biography
Robert B. Machinist	54

Mr. Machinist has been a member of our Board since December 2004. Since August 2004, he has been a managing partner of MB Investment Partners, a money management firm. Since 2003, Mr. Machinist has been non-executive Chairman of Dobi Medical, Inc., a manufacturer of breast imaging technology. Since 2004, he has been a director of Traffix, Inc., an interactive media company, and a member of its audit committee. From 1998 to December 2001, Mr. Machinist was managing director and head of investment banking for the Bank of New York and its Capital Markets division. From January 1986 to November 1998, he was president and one of the principal founders of Patricof & Co. Capital Corp., an investment bank, and its successor companies.

Jonathan W. Trutter	49

Mr. Trutter has been a member of our Board since November 2004, and our Chief Executive Officer since December 2004. Mr. Trutter is also the Chief Investment Officer of our manager, DCM, and the Senior Managing Director responsible for its bank loan investing. Mr. Trutter joined DCM in 2000. From 1989 to 2000, he was a Managing Director of Scudder Kemper Investments, an investment manager, where he directed the Bank Loan/Private Placement Department.

Vote Required and Board Recommendation

For the election of directors, you may vote in favor of some or all of the nominees or withhold your vote as to some or all of the nominees. If a quorum is present, then the nominees receiving a plurality of the votes cast at the Meeting will be elected directors.

The Board recommends a vote FOR each of the two nominees for director listed above.

OUR BOARD OF DIRECTORS

Our Process for Nominating Director Candidates

The charter of our Nominating & Corporate Governance Committee provides that the Committee shall consider director nominations from our stockholders. The nominating stockholder must have held his shares of our common stock for at least six months before submitting the nomination, we must receive the nomination at least 120 days before we mail the proxy materials for the stockholders meeting for which the nomination is proposed, and the stockholder must provide a detailed statement of the nominee’s qualifications and the nominee’s written consent. The Committee has not established specific minimum qualifications, or specific qualities or skills, for directors. The Committee recommends candidates based on its overall assessment of their skills and characteristics, and the composition of the Board as a whole, including the nominee’s independence under our categorical independence standards, and director diversity, skills and experience in the context of the Board’s needs. The Committee’s process for identifying and evaluating director nominees is general in nature, based on such factors as recommendations from our directors and officers and participants in the real estate investment trust industry. The nominees for director listed above were recommended by the Committee, which is composed entirely of non-management directors.

Our Other Directors

The following table shows our incumbent directors, their ages and their business backgrounds.

Name	Age	Biography
Peter H. Rothschild	51

Mr. Rothschild has been a member of our Board since December 2004 and the interim Chairman of our Board since April 19, 2007. As a Class I director, his current term expires in 2008. He has been a member of the board of Wendy’s International, Inc., a restaurant operator and franchise company, since March 2006. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a holding company, since its founding in 2001, and is the President and CEO of its wholly owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, since 2002. Prior to founding Daroth Capital, Mr. Rothschild was a Managing Director and Co-Head of the Leveraged Finance and Industrial Finance groups at Wasserstein Perella, an investment bank, the predecessor company to Dresdner Kleinwort Wasserstein and was with the organization from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co. Inc., a broker-dealer, and was one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, Mr. Rothschild was a Managing Director and Head of the Industrial Group at Drexel Burnham Lambert, an investment bank.

Name	Age	Biography
Robert E. Fischer	77

Mr. Fischer has been a member of our Board since December 2004. As a Class I director, his current term expires in 2008. He is a Senior Partner in the Corporate Practices Group at Wolf, Block, Schorr and Solis-Cohen, LLP. He has been with the firm since 1998. From 1961 to 1998, Mr. Fischer practiced law at Lowenthal, Landau, Fischer & Bring P.C., which merged with the Wolf Block firm in 1998. Mr. Fischer is a board member of a trust established to oversee the liquidation of assets of Allegiance Telecom Inc. and its subsidiaries. He has previously served on the board and audit committee of the DLJ International Fund (from June 1995 to November 2000), the DLJ Emerging Markets Fund (from June 1995 to November 2000), and the DLJ High Yield Bond Fund (from July 1998 to November 2000).

Nelson Peltz	64

Mr. Peltz has been a member of our Board since November 2004 and was the Chairman of our Board from November 2004 until April 19, 2007. As a Class I director, his current term expires in 2008. Since April 1993, he has been a director and the Chairman and Chief Executive Officer of Triarc Companies, Inc., or Triarc, and a director or manager and officer of certain of Triarc’s subsidiaries. Mr. Peltz has been Chief Executive Officer and was a founding partner of Trian Fund Management, L.P., a management company for various investment funds and accounts, since November 2005. From its formation in January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership, which provided investment banking and management services for entities controlled by Mr. Peltz and Peter May, the President and Chief Operating Officer of Triarc. From 1983 to December 1988, Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc., which, through wholly-owned subsidiaries, was, at that time, a manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. Peltz has been a director of H.J. Heinz Company since September 2006.

Howard Rubin	52

Mr. Rubin has been a member of our Board since December 2004. As a Class II director, his current term expires in 2009. Since 1999, he has been retired, although he continues to serve as a director on various boards. Since 2000, he has been a member of the board of directors and the chairman of the audit committee of Capstead Mortgage Corporation, a real estate investment trust, and from 2004 to the present he has been a director of Global Signal Inc., a communications company. He has over 20 years of experience trading mortgage-backed securities. From 1987 to his retirement in 1999, Mr. Rubin was a Senior Managing Director at Bear, Stearns & Co. Inc., a broker-dealer, where he managed the Collateralized Mortgage Obligations desk.

Name	Age	Biography
Gregory H. Sachs	41

Mr. Sachs has been a member of our Board since November 2004. As a Class II director, his current term expires in 2009. He has been the Chairman and Chief Executive Officer of DCM and its immediate parent company Deerfield & Company LLC, or Deerfield, since 1993 (including the DCM and Deerfield predecessor companies) and a director of Triarc since August 2004. Prior to founding Deerfield, Mr. Sachs was, from 1991-1993, Vice President and Trading Manager of Harris Trust and Savings Bank’s Global Fixed Income Trading Division, the bank’s proprietary trading group. Prior to joining Harris Trust and Savings Bank, Mr. Sachs was a fixed income portfolio manager at Lotsoff Capital Management, an investment adviser.

Independence of Our Directors

Our Board has determined that the following members of the Board are independent as that term is defined in our Corporate Governance Guidelines and the general independence standards of the NYSE:

Name	Class
Robert E. Fischer	I (term expires 2008)
Robert B. Machinist	III (term expires 2007)
Peter H. Rothschild	I (term expires 2008)
Howard Rubin	II (term expires 2009)

These directors constitute a majority of our Board of seven directors, and are the only members of our Board committees, which are the four standing committees of the Board—the Audit, Compensation, and Nominating & Corporate Governance committees, and the Standing Committee of Independent Directors and the Special Committee. The Board has also determined that the four independent directors have no material relationships with us.

The Guidelines also set forth our policies regarding the qualifications of directors, the identification of candidates for Board positions, the responsibilities of directors, the committees of the Board, the performance of our external manager, director access to our officers, director orientation and continuing education, director annual performance evaluation and director compensation. A current copy of the Guidelines is available on our website at http://www.deerfieldtriarc.com, under the section entitled “Stockholder Info—Corporate Governance.” The information on our website is not incorporated in this proxy statement.

Number of Board Meetings in 2006

The Board held eleven meetings in 2006. All directors attended at least 75% of the meetings of the Board and the meetings of the committees of the Board on which they served.

Director Attendance at Annual Meetings

Our Board has not adopted a formal policy regarding director attendance at annual meetings of the stockholders, but encourages such attendance. All directors attended our 2006 annual meeting.

Committees of the Board

Our Board has established four standing committees of the Board—an Audit Committee, a Compensation Committee, a Nominating & Corporate Governance Committee, and a Standing Committee of the Independent Directors. The Board may form other committees as circumstances warrant. They have such authority and responsibility as the Board delegates. Each committee has a written charter. The following table sets forth certain information for each committee for the year ended December 31, 2006.

Committee Name	Committee Members	Committee Chair	Number of Committee Meetings in 2006	Summary of Committee Functions (See Committee charters for full descriptions)
Audit Committee	Peter H. RothschildRobert B. Machinist Howard Rubin	Peter H. Rothschild	8

Assists the Board in overseeing our accounting and financial reporting processes, the integrity and audits of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our accountants and the performance of those accountants and our internal auditors; engages our accountants and reviews with the accountants the plans and results of the audit engagement; approves professional services provided by the accountants; determines the independence of the accountants; reviews the adequacy of our internal accounting controls.

Compensation Committee	Robert B. MachinistPeter H. Rothschild Robert E. Fischer	Robert B. Machinist	3

Reviews director compensation and makes related recommendations to the Board; makes recommendations to the Board regarding our Stock Incentive Plan; administers and approves the grant of awards under the plan.

Nominating & Corporate Governance Committee	Robert B. MachinistPeter H. Rothschild Robert E. Fischer	Robert E. Fischer	2

Recommends to the Board qualified candidates for election as directors and recommends to the Board a slate of nominees for election as directors at the annual meeting of stockholders; submits to the Board selection criteria for director nominees; advises the Board on matters involving general operation of the Board and our corporate governance; annually recommends to the Board nominees for each Board committee; facilitates the assessment of the Board’s performance and of the individual directors and reports thereon to the Board.

Standing Committee of Independent Directors	Robert E. FischerRobert B. Machinist Peter H. Rothschild Howard Rubin	Chair rotates among the Chairs of the Compensation, Nominating & Corporate Governance and Audit Committees, in that order	3	Determines whether to approve investments that DCM proposes to effectuate for us in which DCM may have a conflict of interest because it may obtain a collateral benefit from the investment.

In March, 2007, the Board also established the Special Committee, which is not a standing committee of the Board.

In May 2007, in connection with its April 2007 designation of Mr. Rothschild as the interim Chairman of the Board, the Board designated Mr. Machinist to replace Mr. Rothschild as chair of the Audit Committee, and Mr. Rothschild to replace Mr. Machinist as chair of the Compensation Committee. There was no change, however, in the composition of the member of the committees.

Financial Expert

The Board has determined that Peter H. Rothschild, an independent director and member of the Audit Committee and its chair through May 2007, is an “audit committee financial expert” as defined by the SEC.

Compensation of Our Directors

The table below describes the compensation earned by our directors in 2006. We compensated only those directors who are independent under the NYSE listing standards.

Our processes and procedures for considering and determining the amount of compensation we pay our independent directors consist of an annual review of director compensation by our Compensation Committee, based on factors such as our existing compensation structure, the compensation paid by comparable real estate investment trusts, the amount of time expected to be devoted by our independent directors to our matters, and the complexity of those matters. Pursuant to its charter, the Committee recommends to the Board the compensation for the current year, and the Board makes a determination. The charter permits the Committee to delegate the consideration of director compensation to one or more subcommittees of the Compensation Committee, but the Committee has not done so. Our executive officers are not involved in director compensation decisions, and we have not retained compensation consultants.

DIRECTOR COMPENSATION IN 2006

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Peter H. Rothschild(3)	$112,000.00	$32,500.00	$144,500.00
Robert E. Fischer(4)	$102,000.00	$32,500.00	$134,500.00
Robert B. Machinist(5)	$102,000.00	$32,500.00	$134,500.00
Howard Rubin	$86,000.00	$32,500.00	$118,500.00

(1)

In 2006, each independent director earned a cash retainer of $65,000, a fee of $1,500 for each Board meeting attended (in person or by telephone) and a fee of $1,000 for each committee meeting attended (in person or by telephone) on a date that a Board meeting was not held. On January 30, 2007, we revised this policy, such that a meeting fee will be earned on a date that a Board meeting is held, provided that the additional preparation time for the committee meeting is significant. We also reimburse our independent directors for their travel expenses in attending Board and committee meetings. In October 2006, we established an additional Board committee, the Standing Committee of Independent Directors, and we pay each committee member a fee of $1,500 for each committee meeting attended (in person or by telephone), whether or not on a date that a Board meeting is held. The members of this committee are our independent directors. Each independent director’s total 2006 compensation consisted of the above-noted committee fees and the cash retainers in footnotes (3)-(5) below.

(2)

In February 2006 we granted each independent director 2,500 shares of our common stock. The share grant became vested on the date of the grant. The closing price on the NYSE of our shares on the grant date was $13.00 per share. We granted each independent director a similar award of 2,500 shares in January 2007. The NYSE closing price of our shares on the date of grant was $16.50. We had also granted 3,000 shares to each independent director in May 2005, which vested on the grant date. As of December 31, 2006, the aggregate number of outstanding shares awarded to each independent director was 5,500 shares. We have not awarded stock options to our directors.

(3)	In 2006, Mr. Rothschild, as the chairperson of our Audit Committee, earned an additional cash retainer of $25,000, for a total 2006 cash retainer of $90,000.

(4)	In 2006, Mr. Fischer, as the chairperson of our Nominating & Corporate Governance Committee, earned an additional cash retainer of $15,000, for a total 2006 cash retainer of $80,000.

(5)	In 2006, Mr. Machinist, as the chairperson of our Compensation Committee, earned an additional cash retainer of $15,000, for a total 2006 cash retainer of $80,000.

Executive Sessions of our Board

Our Corporate Governance Guidelines provide for our independent directors to meet in executive session at least quarterly. The director who presides at these sessions is rotated among the Compensation, Nominating & Corporate Governance, and Audit Committees. If any of our non-management directors do not qualify as independent, the Guidelines provide for them to meet at least annually in a separate executive session with the independent directors. Our independent directors met three times in executive session during 2006.

OUR VOTING STOCK AND PRINCIPAL HOLDERS OF THAT STOCK

Persons That Beneficially Own More Than 5% of Our Voting Securities

The following table shows, as of May 14, 2007, the persons that are known to us to be the beneficial owners of more than 5% of our common stock, which is the only security we have issued. Each share of our common stock is entitled to one vote. As of May 14, 2007, there were 51,732,066 such shares outstanding. The table is based on information available to us, including stockholder filings with the SEC, under Section 13 of the Securities Exchange Act of 1934, as amended, or the 1934 Act.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Our Common Stock
Robert C. Dart, Robert C. Dart Residual Trust, Rushmore Investments Ltd., Copper Mountain Investments Limited, William A. Dart, Claire T. Dart, and the William and Claire Dart Foundation (collectively, the Dart Entities)(1), P.O. Box 31363 SMB, Grand Cayman, Cayman Islands, BWI	11,070,600	21.4%
RREEF America, L.L.C., Deutsche Asset Management, Inc., Deutsche Investment Management Americas and Deutsche Bank Luxembourg S.A. (collectively, the Deutsche Bank Entities) Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany(2)	2,677,500	5.1%

(1)

Based on a Schedule 13D filed May 3, 2006 by each Dart Entity, the Dart Entities disclaim membership in a group, and certain of the Dart Entities disclaim beneficial ownership of our shares held by certain other Dart Entities. (Specifically, Rushmore, Copper Mountain and the Dart Foundation disclaim such ownership of the shares held by the other Dart Entities, Robert Dart disclaims such ownership of the shares held by Copper Mountain and the Dart Foundation, and the Robert Dart Residual Trust, William A. Dart and Claire T. Dart disclaim such ownership of the shares held by Rushmore and the Dart Foundation.) The Schedule 13D provides details as to the voting and investment power of each Dart Entity, and the right of each Dart Entity to acquire our shares within 60 days.

(2)	Based on a Schedule 13G filed February 1, 2007 by each Deutsche Bank Entity. The Schedule 13G provides details as to the voting and investment power of each Deutsche Bank Entity.

OWNERSHIP OF OUR STOCK BY OUR DIRECTORS AND OFFICERS

The following table below shows, as of May 14, 2007, the beneficial ownership of our common stock by our directors and officers. None of the shares shown in column (2) has been pledged as security and none of the directors or officers has the right to acquire beneficial ownership of any additional shares within 60 days after May 14, 2007. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o Deerfield Triarc Capital Corp., 6250 N. River Road, 9th Floor, Rosemount, Illinois 60018.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares of Our Common Stock
Nelson Peltz(2)	2,207,975	4.27%
Gregory H. Sachs(3)	1,339,975	2.59%
Robert E. Fischer(4)	11,458	*
Robert B. Machinist(4)	8,000	*
Peter H. Rothschild(4)(5)	11,333	*
Howard Rubin(4)	58,000	*
Jonathan W. Trutter	40,653	*
Robert C. Grien	72,660	*
Richard G. Smith	10,000	*
Frederick L. White	—	—

All directors and executive officers as a group (10 persons)(6)	2,553,579	4.94%

*	Less than 1%.

(1)

Based on 51,732,066 shares of our common stock outstanding as of May 14, 2007. Does not include 1,346,156 shares reserved for issuance upon exercise of options granted to DCM in 2004, or 970,310 shares of common stock available for future issuance under the Stock Incentive Plan.

(2)

Mr. Peltz is a director of DCM and Deerfield, an executive officer and director of Triarc, and a significant stockholder of Triarc, which indirectly owns a majority interest in DCM. Therefore, Mr. Peltz may be deemed to beneficially own the shares of our common stock owned by Triarc and DCM. The shares shown above as beneficially owned by Mr. Peltz include (i) 1,000,000 shares acquired by Triarc Deerfield Holdings, LLC, a subsidiary of Triarc, in 2004, (ii) 309,038 shares owned by DCM, and 897,437 shares issuable upon exercise of options we granted in 2004 to DCM from the Stock Incentive Plan, which options are exercisable within 60 days and exclude options to purchase 448,719 shares we granted to DCM in 2004 which are not exercisable within 60 days, and (iii) 1,500 shares held by an adult child currently residing in Mr. Peltz’s household. Mr. Peltz disclaims beneficial ownership of these shares.

(3)

Mr. Sachs is a director and executive officer of DCM and Deerfield, a significant owner of Deerfield (which owns 100% of DCM), and a director of Triarc. Therefore, he may be deemed to beneficially own our shares that are owned by DCM. Includes the 309,038 shares owned by DCM and the 897,437 shares issuable upon exercise of options we granted to DCM in 2004, which options are exercisable within 60 days. Mr. Sachs disclaims beneficial ownership of these shares. Does not include options to purchase 448,719 shares of our common stock granted to DCM in 2004 which are not exercisable within 60 days.

(4)

Includes 3,000 shares of stock granted to each of our independent directors in May 2005 under our Stock Incentive Plan and 2,500 shares of stock granted to each of our independent directors on each of May 2006 and May 2007 under that plan.

(5)

Includes 3,333 of our shares owned by Daroth Investors LLC, of which Mr. Rothschild is a member. Accordingly, he may be deemed to beneficially own shares owned by Daroth. Mr. Rothschild disclaims beneficial ownership of these shares.

(6)	1,206,475 of the shares included in this total are included in the number of our shares shown as beneficially owned by both Mr. Peltz and Mr. Sachs and are therefore counted twice in the total.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the 1934 Act requires our directors, executive officers, and persons beneficially owning more than 10% of our common stock (reporting persons) to file with the SEC, by specified due dates, reports of ownership of our stock and changes in that ownership, as well as reports on SEC Form 3 of their becoming a reporting person whether or not they own any of our stock on that date. They also must furnish us with copies of these reports. We must report in this proxy statement any failure to file a required report, or a failure timely to file the report. Based solely on our review of the filed reports, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2006 our reporting persons filed all reports they were required to file under Section 16(a), and that they timely filed these reports except that a Form 3 report was not timely filed for Richard Smith upon his becoming our chief financial officer in March 1, 2006. Mr. Smith filed the report on May 22, 2006 promptly upon becoming aware of the filing requirement. Mr. Smith did not beneficially own any of our stock until after he filed the report, and he timely filed a report of his purchase of such stock.

OUR EXECUTIVE OFFICERS

The following table lists our executive officers, and shows their ages, and positions with us, and their business backgrounds for the last five years. They serve at the Board’s discretion.

Name	Age	Position(s) Held & Biography
Jonathan W. Trutter	49	Chief Executive Officer. Mr. Trutter’s biographical information appears above under “Election of Directors.”

Robert C. Grien	47

President. Mr. Grien has held this position since December 2004. He is a Senior Managing Director of DCM, where he has been employed since 2004. Prior to that, Mr. Grien co-founded Kelso Mezzanine Fund, L.P., in 2002, and before that he was a Managing Director at Credit Suisse First Boston and Donaldson Lufkin & Jenrette Securities Corporation, or DLJ. Mr. Grien joined DLJ, an investment bank, in 1989 and became Chief Credit Officer of DLJ’s Investment Banking Group in 1997, Chief Credit Officer of DLJ’s Leveraged Finance Group in 1998, and Chief Credit Officer of both of these groups in 2000. Following the acquisition of DLJ in 2000 by Credit Suisse Group, an investment bank, through its affiliate Credit Suisse First Boston, Mr. Grien joined DLJ Strategic Partners, L.P., as one of two founding Managing Partners and as a member of its investment committee.

Richard G. Smith	50

Senior Vice President, Chief Financial Officer and Treasurer. Mr. Smith has held these positions since March 1, 2006. He had been senior vice president of finance of DCM since January 2006. Prior to joining DCM, he had been employed by JP Morgan Chase & Company, a commercial bank, most recently as Director of Accounting and Financial Reporting, since July 2004, and by Bank One Corporation, a commercial bank, since October 1993. Mr. Smith is a certified public accountant.

Frederick L. White	62

Senior Vice President, General Counsel and Secretary. Mr. White has held these positions since December 2004. He is a Managing Director and General Counsel of DCM and General Counsel and Assistant Secretary of Deerfield. Mr. White joined Deerfield in 2002. From 1989 to 2002, Mr. White was a partner in the law firm of Gardner, Carton & Douglas.

Code of Conduct

We have not adopted a code of ethics that applies only to our officers, because our Code of Business Conduct and Ethics is written broadly to apply to our officers and the functions they oversee.

EXECUTIVE COMPENSATION

We have no employees. We are managed by DCM pursuant to the management agreement between DCM and us. All of our executive officers are employees of DCM or one or more of its affiliates. We have not paid, and unless we complete the Merger, do not intend to pay, any annual compensation to our executive officers. We have always been externally managed and have not had our own management personnel. If we complete the Merger, we expect to employ all or most of the DCM employees who conduct all or substantially all of their DCM activities for us. We must design and implement our own compensation structure for these employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board has determined that each member of our Compensation Committee is independent as defined in the NYSE listing standards. During 2006, no interlocking relationship existed between any member of the board of directors or any member of the compensation committee of any other company.

AUDIT COMMITTEE REPORT

Our Audit Committee assists our Board in monitoring our financial reporting process. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of our financial statements with accounting principles generally accepted in the U.S.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 with our management team and our accountants. The Committee discussed with the accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and the accountants’ independence from us and our management and has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Respectfully submitted,

Peter H. Rothschild
Robert B. Machinist, Chair
Howard Rubin

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT AUDITOR

Deloitte & Touche LLP, or Deloitte, was our independent auditor, for our 2005 and 2006 fiscal years, and our Audit Committee has decided to renew Deloitte’s engagement as our accountants for the 2007 fiscal year, subject to stockholder ratification. Deloitte representatives are expected to attend the Meeting and to be available to answer appropriate questions, and will have an opportunity to make a statement if they wish to do so.

Accountants’ Fees for 2005 and 2006

The following table sets forth the services of and fees we paid to Deloitte for each of the last two fiscal years.

Fee	Year	Amount	Description of Services
Audit	2005	$410,888	Audit of our 2005 financial statements, and the review of our financial statements in our Form 10-Q reports.
	2006	$639,380

Audit of our 2006 financial statements, and the review of our financial statements in our Form 10-Q reports including an assessment of the effectiveness of our internal controls over financial reporting.

Audit Related	2005	$—
	2006	$—
Tax	2005	$159,330

Preparing our 2005 federal and state income tax returns, other compliance reporting, calculation of taxable income on certain of our investments, and review of our 2005 taxable income and REIT qualification test calculations.

	2006	$213,495

Preparing our 2006 federal and state income tax returns, other compliance reporting, calculation of taxable income on certain of our investments, and review of our 2006 taxable income and REIT qualification test calculations.

All Other	2005	$307,624	Services relating to our initial public offering and our 2005 resale shelf registration statement.
	2006	$46,988	Services relating to a certain agreed upon procedures in connection with a revolving warehouse facility.

Approval of the Accountants’ Services

Our Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided to us by our independent auditors and their affiliates. These policies require the specific pre-approval of any such services that have not received the Committee’s general pre-approval, or that have exceeded the Committee’s pre-approved fee levels. These procedures include monitoring the accountants’ services to determine if they comply with the pre-approval policies, and the accountants’ submission of a statement to the Committee that any services they perform that require separate pre-approval comply with the SEC’s rules on auditor independence.

The Committee pre-approved 99% of the non-audit fees in the table above. The fees that were not pre-approved were approximately $10,000 in 2006 for tax related services in connection with the preparation of several state tax returns for our equity investment in a portfolio company. Those fees were approved by the Committee in January 2007 after the services were performed but prior to payment to Deloitte.

Vote Required and Board Recommendation

Ratification of Independent Auditors. For the proposal to ratify the appointment of the independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. If a quorum is present, ratification of this proposal requires the affirmative vote of a majority of the votes cast on such matter.

The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

PROPOSAL NO. 4

APPROVE AN AMENDMENT TO OUR STOCK INCENTIVE PLAN
TO INCREASE THE SHARES OF COMMON STOCK
RESERVED FOR ISSUANCE UNDER THE PLAN

Our stockholders will be asked to approve an amendment to the Stock Incentive Plan to increase from 2,692,313 to 6,136,725 the number of shares of DFR’s common stock reserved for issuance under the Stock Incentive Plan.

Our Board has adopted the Stock Incentive Plan, subject to stockholder approval at the Meeting, to make the revision summarized above. Assuming we consummate the Merger we will, for the first time, have employees (directly or at the DCM subsidiary level) and will need to structure long term incentive compensation to attract and retain our employees. The Board believes that increasing the number of shares of our common stock under the Stock Incentive Plan is an important part of our ability to attract and retain employees.

Summary of the Stock Incentive Plan

The following is a general description of the terms and provisions of the Stock Incentive Plan and does not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Stock Incentive Plan, as amended and restated, which is attached to this document as Annex F.

Our Stock Incentive Plan

In connection with our formation as a REIT, we established the Stock Incentive Plan for the purpose of attracting and retaining our executive officers, employees, directors and other persons and entities that provide services to us. The Stock Incentive Plan authorizes the issuance of options to purchase common stock and the grant of stock awards, performance shares and stock appreciation rights.

Administration of the Stock Incentive Plan is carried out by the compensation committee of the Board. The committee may delegate its authority under the Stock Incentive Plan to one or more officers but it may not delegate its authority with respect to awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term administrator means the compensation committee and its delegate.

Our officers and employees and those of our affiliates are eligible to participate in the Stock Incentive Plan. Our directors and other persons and entities that provide services to us are also eligible to participate in the Stock Incentive Plan.

Up to 2,692,313 shares of common stock are available for issuance under the Stock Incentive Plan. The share authorization, any incentive stock option limit and the terms of outstanding awards will be adjusted as the Board determines is appropriate in the event of a stock dividend, stock split, reclassification of shares or similar events.

The Stock Incentive Plan provides for the grant of (i) options intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that are not intended to so qualify. The principal difference between incentive stock options and other options is that a participant generally will not recognize ordinary income at the time an incentive stock option is granted or exercised, but rather at the time the participant disposes of the shares acquired under the incentive stock option. In contrast, the exercise of an option that is not an incentive stock option generally is a taxable event that requires the participant to recognize ordinary income equal to the difference between the shares’ fair market value and the option price. The employer will not be entitled to a federal income tax deduction with respect to incentive stock options except in the case of certain dispositions of shares acquired under the options. The employer may claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option equal to the amount of ordinary income recognized by the participant.

The administrator will select the participants who are granted options and, consistent with the terms of the Stock Incentive Plan, will prescribe the terms of each option. The option price cannot be less than the shares’ fair market value on the date the option is granted. Except for adjustments on account of stock dividends, stock splits and similar events (described above), the option price of an outstanding option cannot be reduced without the approval of our stockholders. The option price may be paid in cash or, with the administrator’s consent, by surrendering shares of common stock, or a combination of cash and common stock. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years. Options generally will be nontransferable except in the event of the participant’s death but the administrator may allow the transfer of options to members of the participant’s immediate family, a family trust or a family partnership. No participant may be granted incentive stock options that are first exercisable in a calendar year for common stock having a total fair market value (determined as of the option grant), exceeding $100,000.

The administrator also will select the participants who are granted stock awards and, consistent with the terms of the Stock Incentive Plan, will establish the terms of each stock award. A stock award may be subject to vesting requirements or transfer restrictions or both as determined by the administrator. Those conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to funds from operations or funds from operations per share, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value of the common stock, appreciation in value of the common stock, peer stockholder returns or other financial or operational measures that the administrator may designate.

The Stock Incentive Plan also authorizes the grant of performance shares, i.e., the right to receive a future payment, based on the value of the common stock, if certain conditions are met. The administrator will select the participants who are granted performance share awards and will establish the terms of each award. The conditions established for earning a performance share award may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to funds from operations or funds from operations per share, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value of the common stock, appreciation in value of the common stock, peer stockholder returns or other financial or operational measures that the administrator may designate. To the extent that a performance award is earned, it may be settled in cash, by the issuance of common stock or a combination of cash and common stock.

The administrator also will select the participants who receive stock appreciation rights under the Stock Incentive Plan. A stock appreciation right entitles the participant to receive a payment of up to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the fair market value of a share of common stock on the date the stock appreciation right was granted. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common stock or a combination of cash and common stock.

The Stock Incentive Plan provides that outstanding awards will be exercisable, vested or earned upon a change in control (as defined in the Stock Incentive Plan). The Stock Incentive Plan also provides that the benefits or amounts payable under awards will be reduced to avoid the parachute payment excise tax unless the participant will receive greater after-tax benefits by receiving all of his awards and paying the excise tax. The preceding limitation will not apply, however, if the award agreement or other agreement provides that we will indemnify the participant from any excise tax liability.

No awards may be granted under the Stock Incentive Plan after December 16, 2014. The Board may amend or terminate the Stock Incentive Plan at any time, but an amendment will not become effective without the approval of our stockholders if it increases the number of shares of common stock that may be issued under the stock incentive plan (other than changes to reflect certain corporate transactions and changes in capitalization as described above). No amendment or termination of the Stock Incentive Plan will affect a participant’s rights under outstanding awards without the participant’s consent.

Vote Required and Board Recommendation

For the proposal to increase the number of shares available for issuance under the Stock Incentive Plan, you may vote in favor of the proposal, against the proposal or abstain from voting. If a quorum is present, ratification of this proposal requires the affirmative vote of a majority of the votes cast on such matter (provided that the total votes cast on the proposal represent a majority of the outstanding shares of our common stock entitled to vote on the proposal).

The Board unanimously recommends that stockholders vote FOR approval of the increase in the number of shares of common stock reserved for issuance under the Stock Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In 2006, we entered into three transactions that exceeded $120,000 in amount and in which our related persons—in general, our directors, officers and their immediate family members—had or would have a direct or indirect material interest. Those transactions are summarized below.

Each of the related person transactions was with DCM, which manages our investment portfolio and other operations, pursuant to our management agreement with DCM. Three of our directors—Nelson Peltz, Gregory Sachs and Jonathan Trutter—have various relationships with DCM, as summarized below, which could cause them to have an indirect material interest in our transactions with DCM. Because these relationships existed at the time we entered into the management agreement with DCM (December 2004), the agreement was negotiated between related persons, and its terms, including fees payable to DCM, may not be as favorable to us as if they had had been negotiated with an unaffiliated third party.

Relationships Between DCM and Directors Peltz, Sachs and Trutter

•

Nelson Peltz, a director and also the chairman of the Board from December 2004 until April 2007, is also a director and the chairman and chief executive officer of Triarc, which owns a controlling interest in Deerfield, and is also a director of Deerfield and DCM.

•	Gregory H. Sachs, a director, is also a director and the chairman and chief executive officer of Deerfield and DCM, and a director of Triarc.

•	Jonathan W. Trutter, a director and our chief executive officer, is also the chief investment officer and a senior managing director of DCM.

•	Robert C. Grien, our president, is also a senior managing director of DCM.

•	Richard Smith, our chief financial officer, is also senior vice president of finance of DCM.

•

Frederick L. White, our senior vice president, general counsel and corporate secretary, is also a managing director and the general counsel of DCM, and the general counsel and assistant secretary of Deerfield.

In addition, the following of our directors and executive officers are beneficial owners of membership interests in Deerfield as described below:

•

Mr. Peltz is also a director, the chairman and chief executive officer and the beneficial owner of approximately 34% of the total voting power of Triarc (the holder of approximately 64% of the outstanding capital interests, at least 52% of the profits interests and approximately 94% of the voting interests in Deerfield) and also the holder of approximately 5.1% of the profits interests in Triarc Deerfield Holdings, LLC (the subsidiary of Triarc that is the direct holder of Triarc’s interest in Deerfield).

•	Mr. Sachs is the beneficial owner of approximately 26% of the outstanding capital interests and 25% of the profits interests in Deerfield.

•	Mr. Trutter is the beneficial owner of approximately 2.6% of the profits interests in Deerfield.

•	Mr. White is the beneficial owner of 0.10% of the profits interests in Deerfield.

•	In addition, Mr. Grien holds [ ] shares of DFR restricted stock that will become vested and transferable if Mr. Sachs ceases to serve on the board of directors of DCM.

Related Person Transactions in 2006

Our related person transactions for 2006 were as follows:

•	For 2006, DCM earned, pursuant to our management agreement with it, management fees of $13,290,881.89, incentive fees of $3,335,203.64 and expense reimbursements of $634,250.49.

•

In September 2006, our independent directors approved an investment by us of up to $70,000,000 in the equity securities of a collateralized debt obligation vehicle, or CDO, that would be managed by DCM and invest primarily in debt securities secured by commercial real estate. Mr. Peltz, Mr. Sachs and Mr. Trutter had a possible indirect material interest in this investment, because it would benefit DCM by enabling it to launch the CDO, from which it would derive investment management fee income (from investors in the CDO other than us) likely to exceed the $120,000 threshold noted above. As of May 14, 2007, the investment had not been made.

•

Our Audit Committee approved our hiring of DCM as our internal audit service provider (or internal auditor). DCM’s main function as our internal auditor is to evaluate and report to the Committee on the adequacy of our internal controls for financial reporting. For 2006, DCM earned $125,357.60 in fees for its internal auditor services and $3,556.23 in related expense reimbursements.

Our Management Agreement with DCM

The agreement expires on December 31, 2007. It may be renewed for additional one-year periods.

Under the agreement, we pay DCM a monthly base management fee of 1/12 of our equity times 1.75% and quarterly incentive compensation equal to the product of: (a) 25% of the dollar amount by which (i) our net income before non-cash equity compensation expense and incentive compensation, for the quarter per common share exceeds (ii) an amount equal to (A) the weighted average of the price per share of the common stock in our December 2004 private offering and our June 2005 initial public offering, and the prices per common share in any subsequent offerings by us, in each case at the time of issuance thereof, multiplied by (B) the greater of (1) 2.00% and (2) 0.50% plus one-fourth of the 10-year Treasury Rate for such quarter, multiplied by (b) the weighted average number of common shares outstanding during the quarter. This calculation is adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between DCM and our independent directors and approval by a majority of our independent directors in the case of non-cash charges. Fifteen percent of any such quarterly incentive compensation is to be paid in the form of our shares, based on a value per share determined by taking the average of the closing prices of the stock on the NYSE during the 30 days preceding the third day before the date on which the incentive compensation shares are issued. See “Proposal 1—Deerfield, DCM and the Management Agreement.”

Our Controls for Approving Related Person Transactions

Our policies and procedures for determining whether to approve transactions with our related persons consist of various conflict of interest provisions in our management agreement with DCM, our Code of Business Conduct and Ethics, or Code, and our establishment of the Standing Committee of Independent Directors, or Standing Committee.

The management agreement requires DCM to obtain the advance approval of a majority of our independent directors before causing us to invest in any joint venture with, or buying an asset from or selling an asset to, DCM or any DCM affiliate, or waiving the enforcement of a provision in a contract with another client managed by DCM. The Standing Committee was established as the vehicle for our independent directors to determine whether to approve such transactions, and any other actions by DCM that may create an actual or potential conflict between its interests and ours. The Standing Committee consists solely of our independent directors. We expect to dissolve the Standing Committee following the completion of the Merger.

The Code generally prohibits our officers and directors from taking actions that may conflict with their duties to us as officers or directors.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporate Law and our charter and bylaws, copies of which have been filed as exhibits to our registration statement. See “How to Obtain More Information.”

General

Our charter provides that we may issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.001 per share. As of May 14, 2007, 51,732,066 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Our Board with the approval of a majority of the entire Board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Power to Reclassify Shares of Our Stock

Our charter authorizes our Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of common or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our Board to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter and certain Board resolutions provide that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 7.7% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock. Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our Board, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our Board such representations, covenants and undertakings as our Board may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our Board may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT. From time to time, our Board has exempted stockholders from the ownership restrictions. For example, our Board has also exempted from the ownership limit Robert C. Dart and two entities, Copper Mountain Investments Limited and Rushmore Investments Limited, controlled by Mr. Dart. The exemptions provide that Copper Mountain Investments Limited and Rushmore Investments Limited may each own up to 9.25% in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock and that Robert C. Dart, through his direct and indirect ownership of those entities, may own up to 18.50% in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock. Additionally, in connection with the Merger, our Board will exempt certain members of Deerfield and their affiliates, and transferees from these ownership limitations. In connection with granting those exemptions, our Board obtained or will obtain representations from each stockholder seeking the exemption regarding its ownership and obtained or will obtain opinions of counsel that granting the exemptions would not prevent us from qualifying as a REIT.

Any attempted transfer of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (a) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (b) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (a) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (b) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (a) the shares shall be deemed to have been sold on behalf of the trust and (b) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (b) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the year ended December 31, 2006, as amended, is enclosed with this proxy statement.

LEGAL MATTERS

The legality of DFR common stock issued in connection with the Merger and certain United States federal income tax consequences of the Merger will be passed upon for DFR by its counsel, Hunton & Williams LLP.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

A stockholder who wishes to introduce a proposal for consideration at our 2008 annual meeting of stockholders may seek to have that proposal included in our proxy statement pursuant to SEC Rule 14a-8. To qualify for this, the proposal must be submitted to us not later than November 30, 2007 and satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee it will be included.

A stockholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with applicable state law and our bylaws. They require a proposal or nomination to be in writing and delivered to our Secretary at our executive offices by personal delivery or U.S. mail not earlier than 150 days and not later than 120 days before the first anniversary of the date of mailing of notice by us for the preceding year’s annual meeting. The notice must satisfy the other requirements with respect to such proposals and nominations contained in our bylaws. Proposals by stockholders submitted outside the process of Rule 14a-8 under the Exchange Act will be considered untimely and ineligible to come before our 2008 annual meeting if such proposal is not received by us by ______________, 2008. If a stockholder fails to meet the deadlines in Rule 14a-8 and our bylaws or fails to comply with SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal.

COMMUNICATIONS WITH THE BOARD

Stockholders wishing to communicate with our Board should send any communication to: Secretary, Deerfield Triarc Capital Corp., 6250 N. River Road, 9th Floor, Rosemont, IL 60018. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Secretary will forward the communication to the full Board, a committee of the Board, or to any individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, the Secretary is authorized to discard the communication or take appropriate legal action regarding the communication.

Our Audit Committee has established procedures, which are posted on our website, for directors, officers and interested parties to submit concerns and complaints regarding our company, either openly, confidentially or anonymously. Interested parties may use these procedures, which include a toll-free telephone number, to communicate with our non-management directors.

OTHER MATTERS

The board knows of no other business to be brought before the Meeting. If any other matters properly come before the Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the Meeting.

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by use of the mails, we may use the services of certain officers and employees of Deerfield or its affiliates (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and facsimile from brokerage houses and other stockholders. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

HOW TO OBTAIN MORE INFORMATION

Our Internet address is http://www.deerfieldtriarc.com. We make available free of charge, on or through the “SEC Filings” section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. A copy of all documents incorporated into this proxy statement by reference will be provided, without charge, upon written or oral request, by first class mail and within one business day of our receipt of such request. Requests for such documents incorporated by reference should be directed to Legal Department, Deerfield Triarc Capital Corp., 6250 N. River Road, 9th Floor, Rosemont, Illinois 60018, or you may ask for our Legal Department by calling 773-380-1600. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee, and our Code of Business Conduct and Ethics, which governs our directors, officers and employees. Within the time period required by the SEC and the NYSE, we will post on our website any amendment to our Code of Business Conduct and Ethics and any waiver applicable to our senior financial officers, executive officers or directors. In addition, information concerning purchases and sales of our equity securities by our directors and Section 16 reporting officers is posted on our website. Information on our website is not part of this proxy statement.

Incorporation of Information Filed with the SEC

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The information that we incorporate by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2006, as amended, as well as our Quarterly Report on Form 10-Q for the three months ended March 31, 2007. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Requests for documents should be directed to our proxy solicitor, at  .

FINANCIAL STATEMENTS
Index to Financial Statements of Deerfield & Company LLC

Page
Consolidated Financial Statements of Deerfield & Company LLC as of December 31, 2006 and 2005 and for each of the Three Years in the Period Ended December 31, 2006 and Independent Auditors’ Report
Independent Auditors’ Report	F-2
Consolidated Balance Sheets as of December 31, 2006 and 2005	F-3
Consolidated Statements of Operations of Deerfield & Company LLC for the three years ended December 31, 2006	F-4
Consolidated Statements of Members’ Equity of Deerfield & Company LLC for the three years ended December 31, 2006	F-5
Consolidated Statements of Cash Flows of Deerfield & Company LLC for the three years ended December 31, 2006	F-6
Notes to the Consolidated Financial Statements	F-7
Condensed Consolidated Financial Statements of Deerfield & Company LLC as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 (Unaudited)
Condensed Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006 (unaudited)	F-22
Condensed Consolidated Statements of Operations of the three months ended March 31, 2007 and 2006 (unaudited)	F-23
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006 (unaudited)	F-24
Notes to Condensed Consolidated Financial Statements	F-25

INDEPENDENT AUDITORS’ REPORT

To the Members of
Deerfield & Company LLC:

We have audited the accompanying consolidated balance sheets of Deerfield & Company LLC and subsidiaries (the “Company”), a majority-owned indirect subsidiary of Triarc Companies, Inc., as of December 31, 2006 and 2005, and the related consolidated statements of operations, members’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Deerfield & Company LLC and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 27, 2007, except for Note 12 as for which date is May 21, 2007

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	December 31,
	2006	2005
ASSETS
Cash (including cash equivalents of $12,186 and $24)	$17,944	$12,505
Restricted cash equivalents (Note 6)	400	400
Investment advisory fee receivable	24,364	18,329
Investments (Note 3)	15,369	11,917
Investments—pledged (Notes 3 and 7)	8,168	15,349
Fixed assets (Note 4)	11,664	5,221
Intangible assets (Note 4)	105	115
Deferred costs	1,082	377
Prepaid expenses	6,214	3,887
Other receivables	212	141

TOTAL ASSETS	$85,522	$68,241

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Accrued expenses (Note 5)	$32,681	$25,225
Accounts payable (Note 11)	704	649
Deferred revenue	810	2,397
Deferred rent payable (Note 6)	4,203	3,126
Other liabilities (Note 9)	842	—
Notes payable (Note 7)	8,585	8,090

Total liabilities	47,825	39,487
Commitments and contingencies (Notes 6, 7 and 10)	—	—
MEMBERS’ EQUITY (Including accumulated other comprehensive losses of $1,008 and $446, respectively) (Note 8)	37,697	28,754

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$85,522	$68,241

See accompanying notes to consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands)

	Year ended December 31,
	2006	2005	2004
REVENUES:
Investment advisory fees (Notes 10 and 11)	$88,378	$67,842	$53,189
Other related fees	2,071	1,427	1,503

Total revenues	90,449	69,269	54,692

EXPENSES:
Compensation and benefits (Notes 8, 9 and 11)	54,639	42,270	53,455
General and administrative (Note 11)	7,467	6,893	7,138
Depreciation and amortization (Note 4)	1,509	385	575

Total expenses	63,615	49,548	61,168

Operating profit (loss)	26,834	19,721	(6,476)
Investment income, net (Note 3)	2,576	2,957	2,878
Interest expense (Note 7)	(680)	(532)	(549)
Other expense, net	(1,123)	—	—

INCOME (LOSS) BEFORE INCOME TAXES	27,607	22,146	(4,147)
Provision for income taxes (Note 2)	170	129	45

NET INCOME (LOSS)	$27,437	$22,017	$(4,192)

See accompanying notes to consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
(Dollar amounts in thousands)

	Members’ Equity			Total	Comprehensive Income (Loss)
	Class A (All Classes)	Class B (All Classes)	Class C Profits Only
BALANCE—January 1, 2004	$10,396	$1,567	$—	$11,963
Net income (loss)	16,614	(20,924)	118	(4,192)	$(4,192)
Change in unrealized losses on available-for-sale investments (Note 8)	144	28	13	185	185

Total comprehensive loss	—	—	—	—	$(4,007)

Transfer of interests	(334)	334	—	—
Amortization of unearned compensation (Note 8)	181	35	8	224
Equity-based compensation expense (Note 8)	—	24,253	—	24,253
Distributions	(15,907)	(3,119)	—	(19,026)

BALANCE—December 31, 2004	11,094	2,174	139	13,407
Net income	17,837	3,497	683	22,017	$22,017
Change in unrealized losses on available-for-sale investments (Note 8)	13	3	1	17	17

Total comprehensive income	—	—	—	—	$22,034

Amortization of unearned compensation (Note 8)	498	98	21	617
Distributions	(5,958)	(1,168)	(178)	(7,304)

BALANCE—December 31, 2005	23,484	4,604	666	28,754
Net income	22,336	4,252	849	27,437	$27,437
Change in unrealized losses on available-for-sale investments (Note 8)	(448)	(87)	(18)	(553)	(553)
Net change in foreign currency translation	(8)	(1)	—	(9)	(9)

Total comprehensive income	—	—	—	—	$26,875

Amortization of unearned compensation (Note 8)	498	98	21	617
Distributions	(15,059)	(2,888)	(602)	(18,549)

BALANCE—December 31, 2006	$30,803	$5,978	$916	$37,697

See accompanying notes to consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Year ended December 31,
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$27,437	$22,017	$(4,192)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Noncash compensation	1,141	617	24,677
Depreciation and amortization, excluding amortization of deferred costs	1,509	385	575
Amortization of deferred costs	156	215	301
Dividends on CDO investments, net of accretion	747	743	209
Other than temporary impairment on available for sale securities	1,497	327	262
Realized gain on available-for-sale investment	(738)	(3)	—
Net unrealized loss on derivative assets and liabilities	58	18	—
Net realized gain on trading securities	(43)	—	—
Net purchases and sales of trading securities	(226)	—	—
Recognition of deferred revenue	(2,406)	(3,838)	(93)
Straight-line lease accrual	955	239	—
Changes in operating assets and liabilities:
Increase in investment advisory fee receivable	(6,734)	(4,250)	(5,219)
Increase in other receivables and prepaid expenses	(2,277)	(3,510)	(462)
Increase in accrued expenses and accounts payable	6,966	8,954	8,505

Net cash provided by operating activities	28,042	21,914	24,563

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	—	(1,437)	(4,015)
Proceeds from redemption of investment	—	94	—
Purchases of fixed assets	(7,869)	(2,002)	(227)
Purchases of intangible assets	(71)	(107)	(31)
Proceeds from sale of CDO investment	5,077	—	—
Notes receivable proceeds	—	5,000	—

Net cash provided by (used in) investing activities	(2,863)	1,548	(4,273)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	4,000	1,425	3,952
Repayment of notes payable	(5,182)	(10,704)	(5,528)
Distributions to members	(18,549)	(7,304)	(19,026)

Net cash used in financing activities	(19,731)	(16,583)	(20,602)

Effect of exchange rates on cash and cash equivalents	(9)	—	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,439	6,879	(312)
CASH AND CASH EQUIVALENTS—Beginning of year	12,505	5,626	5,938

CASH AND CASH EQUIVALENTS—End of year	$17,944	$12,505	$5,626

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$652	$379	$267

Net cash paid (received) for taxes	$193	$(8)	$188

Supplemental non-cash investing activities:
Receipt of investment securities for incentive fees earned	$699	$—	$—

Receipt of investment securities for future services	$—	$—	$6,320

Purchases of fixed assets paid for through landlord lease incentives	$122	$2,888	$—

Purchases of investments through seller financings	$1,676	$1,900	$—

See accompanying notes to consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands)

1. ORGANIZATION AND NATURE OF BUSINESS

Deerfield & Company LLC (“Deerfield”), an Illinois limited liability company, was organized on February 24, 1997, and commenced operations on March 1, 1997. Deerfield commenced operations under an original predecessor company, Springfield International Investments (Chicago), Inc., on July 20, 1993. The consolidated financial statements include the accounts of Deerfield and its subsidiaries (collectively, the “Company”).

The Company’s wholly-owned subsidiaries at December 31, 2006 were Deerfield Capital Management LLC (“DCM”), Deerfield Capital Management (Europe) Limited (“DCM Europe”), and Rosemont Trading Company LLC (“Rosemont”). DCM serves as the trading advisor for four fixed income investment funds and six private investment accounts (hereafter referred to collectively as the “Funds”). DCM also manages the assets of a real estate investment trust (the “REIT”) and is a collateral manager for 25 collateralized debt obligations (“CDO”), collateralized loan obligations (“CLO”), collateralized bond obligations (“CBO”), and a structured loan fund (hereafter referred to collectively as the “CDOs”). DCM earns management and incentive fees for the services provided to the Funds, the REIT, and the CDOs (collectively, “investment vehicles”). As of December 31, 2006, DCM has approximately $13.2 billion in assets under management. DCM Europe commenced operations on July 3, 2006 and serves solely as a marketing and investment advisor for DCM’s prospective and existing European based CLOs for which DCM expects to serve or serves as a collateral manager. Rosemont is an investment vehicle used by Deerfield to explore a potential new investment strategy for a hedge fund. The Company’s management directs Deerfield’s operations as one business or segment, which is asset management.

2. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The following is a summary of significant accounting policies followed by the Company in the preparation of its consolidated financial statements.

Basis of Presentation—The consolidated financial statements include the accounts of Deerfield and its subsidiaries, as discussed in Note 1. All intercompany balances and transactions have been eliminated in consolidation. Certain amounts in prior periods have been reclassified with conform to the current presentation.

Foreign Currency Translation—Financial statements of a foreign subsidiary are prepared in its local currency and translated into United States dollars at the exchange rate as of the balance sheet date for assets and liabilities and at a monthly average rate for revenues and expenses. Net gains or losses resulting from the translation of foreign financial statements are charged or credited to currency translation adjustment, a separate component of accumulated other comprehensive income (loss) within the consolidated statements of members’ equity.

Cash and Cash Equivalents—Cash and cash equivalents is comprised of cash held in demand deposit, checking, commercial paper, broker account, and money market accounts. The Company considers all liquid investments with maturities of three months or less, when acquired, to be cash equivalents.

Restricted Cash Equivalents—The Company holds a commercial paper investment with a 47-day remaining maturity that is pledged as collateral required by a standby letter of credit relating to a lease agreement. See Note 6 for further details.

Fixed Assets—Fixed assets are stated at cost, net of accumulated depreciation. Office equipment, including computer equipment, is depreciated over five years using the straight-line method. Office furniture and fixtures are depreciated over seven years using the straight-line method. Leasehold improvements are amortized over the shorter of their estimated useful lives or remaining life of the lease using the straight-line method. The Company does not consider renewal options for the determination of the amortization of leasehold improvements unless renewal is considered reasonably assured at the inception of the lease.

Intangible Assets—Purchased software is amortized over three years using the straight-line method.

Deferred Costs—Certain costs associated with the acquisition of a CDO management contract and note payable financing of CDO preferred share acquisitions are recorded as deferred costs in the consolidated balance sheets. Deferred acquisition costs are amortized as a reduction to management fees on a straight-line basis over the expected life of the related contract. Deferred financing costs are amortized to interest expense over the expected term of the note using the effective interest rate method.

The Company granted restricted stock of the REIT to certain employees. The Company recorded a deferred cost for the stock grant based on the fair value of the stock on grant date. The deferred cost is amortized into compensation expense over the vesting period. See Note 9 for further details.

The Company’s majority owner has been considering a corporate restructuring. The Company incurred costs of approximately $542 during 2006 related to a particular business alternative that is still being pursued. If the particular business alternative is determined to be no longer viable, the deferred costs will be expensed.

Investments—Investments in limited partnerships are accounted for under the cost method of accounting. Dividends received in excess of cumulative earnings of the investee are recorded as a reduction to the cost basis of the investment. The portion of dividends received representing a distribution of accumulated earnings of the investee is recognized as dividend income.

Investments in preferred shares of CDOs are recorded at fair value and classified as available-for-sale investments. Unrealized gains and losses on available-for-sale investments are recorded as a separate component of members’ equity. All available-for-sale investments are evaluated for other than temporary impairment. Other than temporary impairment is a decline in the fair value attributable to factors that suggest the decline in the investments’ value will not be recovered over its remaining life. Other than temporary impairments are recognized in the consolidated statements of operations as a component of net investment income.

The unrestricted and restricted REIT stock and stock options are recorded at fair value. Changes in the fair value of the restricted stock are recorded as described below within the “Deferred revenue” discussion. Changes in the fair value of unrestricted stock are recorded as a separate component of other comprehensive income.

Deferred Revenue—In December 2004, the Company received a grant of restricted stock and stock options in the REIT for which it is providing asset management services. The stock and options were granted as compensation for asset management services to be performed. The stock and options are accounted for in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-8, Accounting by a Grantee for an Equity Instrument to Be Received in Conjunction with Providing Goods or Services, which requires that the stock and options be carried at fair value and the associated management fee income be recognized over the vesting period (adjusted for changes in the fair value of the stock and options). The stock and options have a three-year tiered vesting period. At December 31, 2006, the fair value of the unvested stock and options was $2,279 and $214, respectively, and the deferred management fee associated with the unamortized portion of the stock and option grant was $810. At December 31, 2005, the fair value of the unvested stock and options was $3,688 and $494, respectively, and the deferred management fee associated with the unamortized portion of the stock and option grant was $2,397. For the years ended December 31, 2006, 2005 and 2004, $2,406, $3,838 and $93 was amortized and included in investment advisory fees in the consolidated statements of operations, respectively. As of December 23, 2006, one third of the originally issued restricted stock and stock options vested at a fair value of $2,270 and $239, respectively. As of December 23, 2005, one third of the originally issued restricted stock and stock options vested at a fair value of $1,882 and $265, respectively. The vested stock is classified as available-for-sale with changes in fair value reflected as a separate component of members’ equity. The vested options, accounted for under Statements of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, are carried at fair value with changes in fair value reflected in the consolidated statements of operations.

Income Recognition—Investment advisory fees, which include various forms of management and incentive fees, are received from the investment vehicles managed by the Company. These fees, paid periodically in accordance with the individual management agreements between the Company and the individual investment vehicles, are generally based upon the net asset values of the Funds, adjusted equity of the REIT, and aggregate collateral amount of the CDOs as defined in the individual management agreements. Management fees are recognized as revenue when earned. In accordance with EITF Topic D-96, Accounting for Management Fees Based on a Formula, the Company does not recognize these fees as revenue until all contingencies have been removed, including the generation of sufficient cash flows by the CDOs to pay the fees under the terms of the related management agreements. Other contingencies may include the achievement of minimum CDO and Fund performance requirements specified under certain agreements with certain investors or guarantee providers. In connection with these agreements, the Company has subordinated receipt of certain of its management fees (see Note 10).

Incentive fees may be earned from the investment vehicles managed by the Company. These fees are paid periodically in accordance with the individual management agreements between the Company and the individual investment vehicles and are based upon the performance of the underlying investment vehicles. Incentive fees are recognized as revenue when the amounts are fixed and determinable upon the close of a performance period for the Funds and the REIT and the achievement of performance targets for the CDOs and any related agreements with certain investors or guarantee providers.

Other related fees primarily include structuring fees earned by the Company for services provided to CDOs or placement agents for the CDOs. These fees are recognized as revenue upon the rendering of such services and the closing of the respective CDO.

Interest income on the Company’s investments in preferred shares of CDOs, included in investment income, net in the consolidated statement of operations, is accreted over the respective estimated lives of the CDOs using the effective yield method in accordance with EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue To Be Held by a Transferor in Securitized Financial Assets. The cost recovery method is utilized for preferred shares of CDOs for which cash flows can not be reliably estimated.

Fair Value of Financial Instruments—SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments for which it is practicable to estimate that value. The fair value of the Company’s investments is disclosed in Note 3. The fair value of cash and cash equivalents, restricted cash equivalents, investment advisory fee receivable, other receivables, accrued expenses and accounts payable approximates carrying value as of December 31, 2006 and 2005 due to the short term nature of these instruments. The fair value of the notes payable approximates carrying value due to the frequent reset on a monthly or quarterly basis of their floating interest rates.

Variable Interest Entities—The Company has a variable interest in each of the CDOs it manages due to the provisions of the various management agreements. In addition, the Company may from time to time hold equity interests in the CDOs it manages. Both the management agreements and the equity interest result in the Company holding variable interests in the CDOs. Pursuant to the provisions of Financial Accounting Standards Board Interpretation (“FIN”)

No. 46(R), Consolidation of Variable Interest Entities (“FIN 46(R)”), at the inception of the management agreement and the purchase of the equity interests, if applicable, an analysis is performed to determine whether the Company has a majority of expected losses or gains for purposes of determining whether the Company is the primary beneficiary of the CDO. If the Company is determined to be the primary beneficiary, the variable interest entity would be consolidated. As of December 31, 2006 and 2005, the Company did not consolidate any variable interest entities. See Note 10 for further information regarding the Company’s variable interest entities.

Income Taxes—The Company’s provision for income taxes consists of Illinois State replacement tax, New York City Unincorporated Business Tax and income taxes in the United Kingdom related to DCM Europe. Federal income taxes are not provided for as the taxable income (loss) of the Company is included in the Federal income tax returns of its members. Pursuant to Treasury Regulation Section 301.7701, the subsidiaries of Deerfield have elected to be disregarded as separate entities for Federal income tax purposes and are, therefore, treated as branches in Deerfield’s Federal income tax return.

DCM Europe is subject to taxation by the Inland Revenue Service of the United Kingdom. Accordingly, the provision expense related to DCM Europe’s activities of $7 is recorded in provision for taxes in the Company’s consolidated statements of operations.

Recent Accounting Pronouncements—In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement No. 155, Accounting for Certain Hybrid Financial Instruments, (“SFAS 155”). SFAS 155 amends FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, (“SFAS 133”), and FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 155 resolves issues addressed in SFAS 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securities Financial Assets. SFAS 155 is effective January 1, 2007 although early adoption is permitted. Although the Company holds preferred shares of several CDOs, which represent beneficial interest in securities that the Company classifies as available-for-sale investments, the Company does not believe that any of these interests represent freestanding or embedded derivatives that would be required to be accounted for as derivatives under the provisions of SFAS 155. Accordingly, the Company currently does not believe that the adoption of SFAS 155 will have any effect on its consolidated results of operations, cash flows or financial condition.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements, (“SFAS 157”). SFAS 157 addresses issues relating to the definition of fair value, the methods used to measure fair value and expanded disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements. The definition of fair value in SFAS 157 focuses on the price that would be received to sell an asset or paid to transfer a liability, not the price that would be paid to acquire an asset or received to assume a liability. The methods used to measure fair value should be based on the assumptions that market participants would use in pricing an asset or a liability. SFAS 157 expands disclosures about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to adoption. SFAS 157 requires a company to use the most representative fair value within the bid-ask spread if the fair value of an asset is based on bid and ask prices. The Company will have expanded fair value disclosure requirements related to its investment portfolio upon adoption of SFAS 157. However, the impact on the Company’s consolidated results of operations, cash flows or financial condition is not expected to be material. SFAS 157 is, with some limited exceptions, to be applied prospectively and is effective as of January 1, 2008 although earlier adoption in 2007 is permitted.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), an Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective January 1, 2007. The Company is currently assessing the impact of adopting FIN 48, however, the Company does not expect the implementation of FIN 48 will have a material impact on its consolidated financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to choose to measure financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 is effective for the Company as of January 1, 2008. The Company is currently evaluating the potential impact of adopting this standard.

3. INVESTMENTS

As a condition to obtaining the management contract with certain CDOs, the Company was required to make an initial investment in certain of the CDOs it manages. The Company has one Euro denominated investment in a CLO. The investment is converted into United States dollars at the year-end exchange rate. Additionally, a portion of the management fees earned from the REIT was paid in restricted stock and stock options and 15% of the incentive fee earned is payable in REIT stock. The Company’s investment portfolio consists of these required investments, and management considers the investment income earned on these investments to be part of the Company’s core business due to the commitments made to the Company’s investors and the terms of the management agreements. The following is a summary of the Company’s investments at December 31, 2006 and 2005:

	Cost	Unrealized Holding		Fair value	Carrying Amount
		Gains	Losses
December 31, 2006:
Available-for-sale:
Preferred shares of CDOs	$16,494	$33	$(1,624)	$14,903	$14,903
Vested common stock in the REIT (1)	4,850	592	—	5,442	5,442

		$625	$(1,624)

Trading:
Common stock (2)	271			272	272
Derivatives:
Vested stock options in the REIT (1)	504			427	427
Other:
Unvested stock in the REIT (1)	2,279			2,279	2,279
Unvested stock options of the REIT(1)	214			214	214

Total	$24,612			$23,537	$23,537

	Cost	Unrealized Holding		Fair value	Carrying Amount
		Gains	Losses
December 31, 2005:
Available-for-sale:
Preferred shares of CDOs	$21,401	$434	$(842)	$20,993	$20,993
Vested common stock in the REIT (1)	1,882	—	(38)	1,844	1,844

		$434	$(880)

Derivatives:
Vested stock options in the REIT (1)	265			247	247
Other:
Unvested stock in the REIT (1)	3,688			3,688	3,688
Unvested stock options of the REIT (1)	494			494	494

Total	$27,730			$27,266	$27,266

(1)	See Note 2 for further discussion.

(2)	Unrealized net gain recognized in earnings for common stock held as of December 31, 2006 was approximately $1.

The carrying amount of investments in CDOs by contractual maturity at December 31, 2006, is as follows:

Maturity date	Carrying amount
Within 1 year	$—
1-5 years	6,337
5-10 years	—
After 10 years	8,566

Total	$14,903

The CDOs are subject to early redemption in certain circumstances that vary by CDO.

The following table sets forth the fair value and gross unrealized losses of the Company’s available-for-sale investments that were in an unrealized loss position aggregated by length of time that such individual securities have been in a continuous unrealized loss position, at December 31, 2006:

	Less than 12 Months		Greater than 12 Months		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Preferred shares of CDOs (7 securities)	$5,585	$(661)	$7,712	$(963)	$13,297	$(1,624)

The Company does not believe that any of the gross unrealized losses set forth in the table above represent other than temporary losses because there has not been an adverse change in estimated future cash flows and the Company has the ability and intent to hold these investments for a period of time sufficient to recover the amortized cost of these investments. The Company believes the impairment of these investments is due to varying market perceptions related to the risks surrounding the general asset classes underlying the investments. During 2006, 2005 and 2004, the Company recognized other-than-temporary impairments of $1,497, $327 and $262, respectively, on its available-for-sale investments, which are included in investment income, net in the consolidated statements of operations.

4. FIXED ASSETS AND INTANGIBLE ASSETS

The Company’s fixed assets and intangible assets at December 31, 2006 and 2005 are summarized as follows:

	2006	2005
Fixed assets:
Computer and general office equipment	$1,999	$1,334
Leasehold improvements	8,397	813
Office furniture and fixtures	2,468	899
Construction in progress (1)	—	3,531

	12,864	6,577
Less: Accumulated depreciation and amortization	(1,200)	(1,356)

Total	$11,664	$5,221

(1)	Construction in progress related to leasehold improvements for the Company’s new Corporate Headquarters (Note 6).

	2006	2005
Intangible assets:
Software	$180	$206
Less: Accumulated amortization	(75)	(91)

Total	$105	$115

Total amortization expense relating to intangible assets for 2006 and 2005 was $54 and $43, respectively. Future estimated amortization expense relating to the Company’s intangible assets as of December 31, 2006 is as follows:

2007	$56
2008	43
2009	6
2010	—

Total	$105

5. ACCRUED EXPENSES

The following is a summary of the components of accrued expenses at December 31, 2006 and 2005:

	2006	2005
Accrued compensation and related benefits	$30,775	$24,147
Accrued professional fees	1,661	254
Accrued taxes	167	419
Accrued interest	61	86
Other	17	319

Total	$32,681	$25,225

6. LEASES AND LEASE COMMITMENTS

The Company has a sublease agreement (the “Agreement”) to lease office facilities through May 30, 2007. In conjunction with the Agreement, a standby letter of credit with an available balance of $400 at December 31, 2006 and 2005 had been issued by a financial institution to the sublessor to secure payments due under the Agreement. The Company had pledged collateral of $400 in support of this letter of credit, which is classified as restricted cash equivalents in the consolidated balance sheets.

In July 2005, the Company entered into a fifteen-year lease expiring February 28, 2021, with a commencement date of March 1, 2006, for office space that serves as the Company’s corporate headquarters. In conjunction with this lease, there is a standby letter of credit with an available balance of $3 million. The letter of credit terminates in April 2007 and automatically renews for the duration of the lease at the discretion of the issuing bank. Periodically, beginning March 2008, the available balance is reduced.

Total rental expense for 2006, 2005, and 2004 was $1,617, $1,171, and $558, respectively. Rental expense for 2006 and 2005 includes $955 and $239, respectively, of non-cash expense related to the straight-line rent accrual on the July 2005 lease.

Certain of these leases also provide for payment of certain executory costs, which are not included in the minimum rentals set forth below. Future minimum lease commitments on the Company’s operating leases having an initial lease term in excess of one year as of December 31, 2006 are as follows:

2007	$750
2008	1,090
2009	1,147
2010	1,188
2011	1,222
Thereafter	12,537

Total	$17,934

7. NOTES PAYABLE

The following is a summary of the Company’s outstanding notes payable to financial institutions related to the Company’s investments in certain CDOs it manages at December 31:

Balance		Rate	Terms
2006	2005
$2,981	$4,501	LIBOR + 100 bp; quarterly reset

Non-recourse note secured by preferred shares of a CDO with a carrying value of $5,680 and $6,160 as of December 31, 2006 and 2005, respectively. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full.

250	773	LIBOR + 40 bp; quarterly reset

Non-recourse note secured by preferred shares of a CDO with a carrying value of $800 and $950 as of December 31, 2006 and 2005, respectively. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full.

628	—	LIBOR + 40 bp; quarterly reset

Non-recourse note secured by preferred shares of a CDO with a carrying value of $950 as of December 31, 2006. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full.

726	—	EURIBOR + 100bp; quarterly reset

Non-recourse note secured by preferred shares of a CDO with a carrying value of $726 as of December 31, 2006. Maturity date is May 30, 2009. Principal and interest payments equal to 100% of all preferred share distributions and 50% of all management fees on or after October 2007 of such CDO are required until paid in full. The preferred shares and the outstanding notes are Euro denominated. They have been converted at the year-end exchange rate.

—	331	LIBOR + 100 bp; quarterly reset

Non-recourse note secured by preferred shares of a CDO with a carrying value of $2,924 as of December 31, 2005. No stated maturity; principal and interest payments equal to 65% of all management fees and preferred share distributions of such CDO are required until paid in full. During 2006, the note was repaid in full.

Balance		Rate	Terms
2006	2005
—	742	LIBOR + 75 bp; quarterly reset

Non-recourse note secured by preferred shares of a CDO with a carrying value of $3,053 as of December 31, 2005. No stated maturity; principal and interest payments equal to 70% of all management fees and preferred share distributions of such CDO are required until paid in full. During 2006, the note was repaid in full.

—	793	LIBOR + 33 bp; quarterly reset

Non-recourse note secured by preferred shares of a CDO with a carrying value of $1,312 as of December 31, 2005. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full. During 2006, the note was repaid in full.

—	950	LIBOR + 40 bp; quarterly reset

Non-recourse note secured by preferred shares of a CDO with a carrying value of $950 as of December 31, 2005. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full. During 2006, the note was repaid in full.

$4,585	$8,090

Revolving Note Payable—During 2006, the Company entered into a $10 million revolving note (“Revolving Note”) with a three year term maturing in February 2009. In April 2006, the Company borrowed $4 million under the Revolving Note. The Revolving Note bears interest at variable rates, determined at the Company’s option, at the prime rate less 1.25% or the one, two, or three-month LIBOR plus 1.50%. The Revolving Note contains various covenants, the most significant of which 1) require periodic financial reporting, 2) restricts the incurrence of indebtedness not explicitly permitted under the Revolving Note, 3) requires a minimum net worth and 4) sets fixed coverage ratio limits. The Company believes it is in compliance with all covenants to which it is subject. No periodic principal payments are required under the Revolving Note until maturity, although the Company expects to repay the Revolving Note during 2007.

8. MEMBERS’ EQUITY AND OTHER COMPREHENSIVE INCOME

As of December 31, 2006, Deerfield has four classes of membership interests, Class A-1, Class A-2, Class B, Class B Profits Only and Class C Profits Only, with rights as described in the fourth amended and restated operating agreement of Deerfield & Company LLC (the “Operating Agreement”). On July 22, 2004, then existing members sold 63.6% of their capital interests in Deerfield to Triarc Deerfield Holdings, LLC (“TDH”), a majority owned subsidiary of Triarc Companies, Inc (“Triarc”). As a result, Triarc became the indirect majority owner of Deerfield.

The Class A-1 interests are entitled to a number of votes equal to ten multiplied by the Percentage Interest represented thereby, and the Class A-2 interests are entitled to a number of votes equal to one multiplied by the Percentage Interest represented thereby. The Class B membership interests have limited voting privileges. The Class C Profits Only interests are entitled to a number of votes equal to one multiplied by the Percentage Interest represented thereby.

Effective January 1, 2002, Class B nonvoting Profits Only interests then representing an 11% membership interest in the Company were granted to two employees. An additional 5% was granted to one of the employees on May 1, 2003. The employees’ earnings payout value, as defined in the Operating Agreement, cliff vests on their 20th anniversary of employment with the Company or immediately upon a substantial sale of the Company to a third party. These grants were accounted for under the variable plan accounting rules of APB No. 25, Accounting for Stock Issued to Employees, and FIN No. 44, Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25, and compensation expense was recorded for changes in the employees’ earnings payout value over the 20 year period. As of July 22, 2004, in conjunction with the sale of a majority of the capital interests in the Company to Triarc, the Class B nonvoting Profits Only interests fully vested, resulting in a final valuation of the interests and an acceleration of the amortization of the expense. During 2004, $24,253 was recorded as compensation and benefits in the consolidated statements of operations related to the full vesting of the earnings payout value. The fair value of the interests was determined based on the purchase price of the Triarc acquisition.

Effective August 20, 2004, the Company granted Class C Profits Only interests representing an aggregate 3.35% then membership interest in the Company to certain employees. In accordance with SFAS No. 123, Accounting for Stock-Based Compensation and SFAS 123(R), Share-Based Payment, which became effective January 1, 2006, the grant was and continues to be accounted for at fair value and recognized over the vesting period, which is specific to each individual. The estimated fair value, based on an independent appraisal, was $2,050, which represents the probability- weighted present value of estimated future cash flows to Class C Profits Only interests. The vesting periods range from 3 to 5 years. During 2006 and 2005, $617 and $617, respectively, of amortization of the unearned compensation was recognized in compensation and benefits in the consolidated statements of operations. Unamortized unearned compensation was $592 as of December 31, 2006.

Accumulated other comprehensive loss is a separate component of members’ equity that contains the unrealized valuation adjustments on the Company’s available-for-sale investments and foreign currency translation adjustments. The change in the accumulated other comprehensive loss is as follows:

Balance—January 1, 2004		$(648)
Unrealized losses arising during the year	$(77)
Reclassification of net unrealized losses included in net loss	262

Current year change in other comprehensive loss related to available-for-sale investments		185

Balance—December 31, 2004		(463)
Unrealized losses arising during the year	(324)
Reclassification of net unrealized losses included in net income	341

Current year change in other comprehensive loss related to available-for-sale investments		17

Balance—December 31, 2005		(446)
Unrealized losses arising during the year	(1,312)
Reclassification of net realized and unrealized losses included in net income	759

Current year change in other comprehensive loss related to available-for-sale investments		(553)
Net change in foreign currency translation		(9)

Balance—December 31, 2006		$(1,008)

The components of other comprehensive income are allocated to each class of membership interest based on the capital allocation schedule as described in the Operating Agreement.

9. EMPLOYEE BENEFIT PLANS AND OTHER COMPENSATION BENEFITS

The Company maintains a voluntary contribution 401(k) plan (the “Plan”) covering all of its employees who meet certain minimum requirements and elect to participate. Under the Plan, employees may contribute a percentage of their salary into the Plan after completing an initial employment period. The Company has the discretion to match a percentage of the employee contributions for the year, which has generally been 25% of employee contributions. All Plan contributions are paid into the Deerfield & Company LLC 401(k) Savings Trust (the “Trust”). The Trust is allowed to invest the contributions, at the employee’s discretion, in a variety of instruments defined in the Plan agreement. The Company’s matching contributions for 2006, 2005, and 2004 were $223, $203 and $155, respectively.

The Company sponsored a Key Employee Equity Participation Plan (“KEEP Plan”), which was a “phantom” equity appreciation plan. Under the KEEP Plan, participants were awarded stock appreciation rights (“SAR”) by the Company. Upon redemption, the KEEP Plan provided participants with the positive difference, if any, between the value of a SAR and its strike price. The value of a SAR was defined in the KEEP Plan as the average of the three most recent years’ annual net earnings multiplied by five and divided by the number of SARs authorized. The stock appreciation rights did not represent an equity interest in the Company. The Company retained the sole discretion to determine the employees who received awards under the KEEP Plan. The awards vested one fourth each year, on the first, second, third, and fourth anniversaries of the award date, and were not exercisable until the fifth anniversary of the award date. Effective July 7, 2004, the KEEP Plan was terminated. Total compensation expense related to the KEEP Plan recognized by the Company during the year ended December 31, 2004 was $118.

In February 2006, the Company granted stock of the REIT, managed by DCM, to certain employees of DCM. The grant consisted of 49,771 shares of common stock with a fair value of $650 on grant date. The granted shares are subject to restrictions with a three-year vesting period. Upon grant date, the Company recorded a deferred cost of $650 offset by a stock grant liability of $650. The deferred cost is amortized over the vesting period with the expense recorded in compensation and benefits in the consolidated statements of operations. The liability is marked to market with the change in fair value reflected as an adjustment to compensation and benefits in the consolidated statements of operations. Pursuant to the grant agreement, the employees are entitled to any dividends declared during the vesting period. The Company records dividend income related to the granted shares, when applicable, reflected in net investment income and an offsetting expense reflected in compensation and benefits. During 2006, the Company recognized $331 and $193 of amortization of the deferred cost and changes in the fair value of the stock grant liability, respectively, in compensation and benefits. In addition, during 2006, the Company recognized compensation expense related to dividends passed through to grantees of $78.

10. CDO FEE ARRANGEMENTS

The Company acts as collateral manager for various CDOs capitalized by third-party investors. Typically, the transactions are underwritten by third-party investment banks, who may warehouse the collateral and place the debt and equity of the CDOs with the ultimate investors. The underlying collateral of the CDOs, which is typically purchased in the open market, consists of corporate debt, structured notes, commercial loans, synthetic instruments, and the notional amount of credit default instruments. Such collateral is owned by separate special purpose entities for each CDO, which issue various classes of notes and beneficial interests to third-party investors, including the Company or related entities in certain instances. The Company manages the underlying collateral on behalf of the investors under the terms of collateral management agreements. While most of the CDOs managed are United States dollar denominated, the Company is the collateral manager for one Euro denominated CLO. All fees received from this CLO are denominated in Euros.

As of December 31, 2006 and 2005, the Company managed 25 and 23 CDOs, respectively. The total par or notional value of the underlying collateral under management was approximately $11.2 billion and $10.5 billion at December 31, 2006 and 2005, respectively. The type of CDO collateral is described in the table below. The total debt outstanding of the CDOs was approximately $5.6 billion and $8.1 billion, respectively.

Type of CDO Collateral	December 31,
	2006		2005
	Number of CDOs Managed	Par Value of Collateral	Number of CDOs Managed	Par Value of Collateral
Bank loans(1)	12	$3,923,000	9	$2,870,000
Credit default swaps	—	—	2	1,939,000
Corporate bonds	2	830,000	3	1,358,000
Asset-backed securities(1)	11	6,477,000	9	4,299,000

Total	25	$11,230,000	23	$10,466,000

(1)

The Company manages a bank loan CDO and an asset-backed CDO, with combined assets under management of $593,196, that are wholly owned by the REIT and managed by the Company. No additional investment advisory fees are earned on these CDOs.

The CDOs have various terms and remaining maturities, ranging from 3 to 45 years.

Pursuant to the underlying collateral management agreements, the Company is compensated for managing the underlying collateral of the CDOs. The Company earns various fees for its services, as follows: (1) base collateral investment management fees (“Senior”), which are paid before interest to the debt holders in the transaction, and range from 5 to 25 basis points annually, (2) subordinated base collateral investment management fees (“Junior”), which are subordinate to a certain return to the debt and/or equity holders in the CDO and range from 5 to 45 basis points annually, and in certain instances, (3) incentive fees (“Incentive”) that are paid after certain investors’ returns exceed a hurdle internal rate of return (“IRR”). The Incentive fees generally range from 10-20% of residual cash flows above the hurdle IRR and vary by transaction. Management fees are recognized as revenue when the management services have been performed and all contingencies have been removed. Incentive fees, which are contingent upon achieving certain performance objectives, are recognized as revenue when the performance objectives are reached and the amounts are fixed and determinable.

From time to time, the Company enters into agreements with investors or providers of guarantees to the CDOs. In some of these agreements, the Company enters into contractual arrangements with the investor or guarantee provider whereby the Company is required to subordinate receipt of certain of its fees upon the occurrence of certain events. In other agreements, the Company will provide credit enhancement to provide additional protection to a certain investor. The form and nature of these agreements vary by transaction. In instances where the Company is required pursuant to a contractual arrangement to make a payment to an investor or guarantee provider, the Company may subordinate receipt of all or a portion of its future Senior fees, Junior fees, if any, and Incentive fees, if any, until the Company’s obligation to the investor or guarantee provider has been met. In all such cases, the subordinated amounts are limited to the extent of future fees received on specific CDOs and there is no recourse to the Company in excess of futures fees received on the specific CDOs.

As of December 31, 2006 and 2005 the Company has unrecognized cumulative fees that may be received in the future of approximately $14 million and $11 million, respectively, due to the subordination of fees. These agreements represent contingent or subordinate fee arrangements, whereby the Company is not contractually entitled to the fee until specific performance requirements are achieved. During 2006, 2005 and 2004, the Company did not receive approximately $4 million, $5 million and $5 million, respectively, of investment advisory fees due to performance requirements not being met that may or may not be received in the future and are included in the cumulative amounts disclosed above. The Company has a variable interest in each of the CDOs it manages due to the provisions of the various management agreements. At December 31, 2006 and 2005, the Company has a direct ownership interest in nine and eight CDOs, respectively, where its ownership of preferred shares is less than 5% of the respective CDO total debt and equity. The Company has determined that it does not have a majority of the expected losses or returns in any of the CDOs that it manages, including those in which it holds ownership interests, and is, therefore, not a primary beneficiary of these CDOs. Accordingly, pursuant to the provisions of FIN 46(R), the underlying assets and liabilities related to these transactions are not consolidated with the Company’s financial statements. The Company’s maximum loss exposure relating to these variable interests is comprised of its investment balance of $14,903 offset by the non-recourse notes payable financing these investments of $4,585 in addition to the potential loss of future management fees as of December 31, 2006. See Note 7 for additional information on these investments and structures.

11. TRANSACTIONS WITH RELATED PARTIES

An entity affiliated through common ownership and a related person owned 4.3%, 2.9%, and 5.6% as of December 31, 2006 and 2005 of the equity of three CDOs, respectively, managed by the Company.

The Company owns an interest in nine and eight CDOs, respectively, with an ownership percentage ranging from 2.7% to 33.3% of total equity as of December 31, 2006 and 2005. All CDOs, in which the Company owns equity interests are managed by the Company (see Notes 3 and 7).

In addition, the Company owns common stock of the REIT that it manages, both vested and unvested, representing a 0.88% and 0.78% ownership interest as of December 31, 2006 and 2005, respectively.

The Company managed a hedge fund of which Triarc and TDH collectively owned 76.4% as of December 31, 2005. Two executive managers of the Company collectively owned 3.9% of the hedge fund as of December 31, 2005. During 2006, the hedge fund was liquidated. Fees recognized for management services provided to the hedge fund by the Company during the years ended December 31, 2006 and 2005 were $2,278 and $2,659, respectively.

The Company manages a hedge fund of which three senior executive managers of the Company collectively own 14.9% and 6.7%, respectively, of the fund as of December 31, 2006 and 2005. TDH owned 93.3% of the fund as of December 31, 2005, but redeemed all of its interests in December 2006. Fees recognized for management services provided to the hedge fund by the Company during the years ended December 31, 2006 and 2005 were $167 and $202, respectively.

The Company had two notes receivable from an employee of the Company for $250 each. The interest rate on the notes was equal to the Federal Funds Rate reset monthly. Each year on the employee’s anniversary of employment with the Company, 20% of the balance of the note and all accrued interest was to be forgiven as long as the employee was still employed with the Company. On May 1, 2004, the notes were fully forgiven on an accelerated basis. Upon forgiveness of the notes, the Company recorded compensation expense of $201, and the notes were no longer outstanding as of December 31, 2004.

In accordance with an employment agreement with an executive of the Company who is also a director of Triarc, the Company incurred expenses in 2006, 2005 and 2004 of $478, $617 and $199, respectively, to reimburse an entity of which the executive is the principal owner for operating expenses related to the usage of an airplane. As of December 31, 2006 and 2005, the Company has a remaining payable of $46 and $91, respectively, to this entity.

The Company also has related party transactions discussed in Note 8 consisting of noncash compensation.

12. SUBSEQUENT EVENTS

In April 2007, the members of the Company entered into a definite agreement to sell their interests to DFR Merger Company LLC, a wholly owned subsidiary of Deerfield Triarc Capital Corp (“DTCC”) (“Merger”). Upon meeting the terms and conditions set forth in the Agreement and the Plan of Merger, dated as of April 19, 2007 (“Merger Agreement”) at the contemplated effective time, DFR Merger Company LLC will be merged with and into Deerfield, which will result in Deerfield becoming an indirect wholly owned subsidiary of DTCC.

Set forth below are brief description of material terms and conditions of the Merger Agreement. These descriptions do not purport to be complete and are qualified in their entirety by the Merger Agreement, which was filed with the SEC as Exhibit 2.1 to Deerfield Triarc Capital Corp.’s Current Report on Form 8-K filed on April 24, 2007.

Merger Agreement

The aggregate consideration to be paid by DTCC in connection with the Merger is approximately $290 million, consisting of $145 million in cash and approximately 9.6 million shares of DTCC common stock (which had a value of approximately $145 million based on the average of the closing price of the DTCC’s common stock on the New York Stock Exchange over the 10 trading days prior to and including April 18, 2007), subject to various adjustments, including the deduction of an amount equal to the principal amount of debt outstanding of the Company (together with all accrued and unpaid interest, if any).

The Merger Agreement also permits the Company, prior to the effective time of the Merger, to distribute to its members up to approximately $6.0 million of cash (plus amounts for taxes relating to pre-closing periods), and requires the Company to distribute to its members, prior to the effective time of the Merger, approximately 309,000 shares of Company common stock currently owned by the Company.

Approximately 2.5 million shares of the DTCC’s common stock being issued pursuant to the Merger Agreement will be deposited into an escrow account (the “Escrow Fund”) and will be available to satisfy the post-closing indemnification and other payment obligations of the pre-closing members of the Company. Subject to certain limitations (including caps and baskets) and qualifications, the Merger Agreement contains customary indemnification provisions for the benefit of the DTCC as well as the pre-closing members of the Company. Barring no outstanding indemnification claims, the Escrow Fund will terminate one year from the closing date of the Merger, and any remaining shares of DTCC common stock and other assets in the Escrow Fund will be released to the pre-closing members of the Company, including Triarc Companies, Inc.

Parties to the Merger Agreement have made customary representations, warranties, covenants and agreements to each other in the Merger Agreement. The completion of the Merger is subject to the satisfaction or waiver of conditions customary to transactions of this type including, among others:

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•

the approval of the issuance of shares of DTCC common stock in the Merger by the Company’s stockholders representing (1) a majority of the votes cast at a meeting to approve such matter and (2) a majority of the votes cast by stockholders not affiliated with the Company;

•	DTCC having obtained debt financing for the aggregate cash consideration payable in the Merger and related fees and expenses;

•	the Company having obtained consents from the requisite number of its clients with respect to the Merger;

•	the resale registration statement contemplated by the Registration Rights Agreement having been declared effective by the SEC;

•	DTCC having furnished to the Company the requisite REIT qualification opinion; and

•	the satisfaction by Triarc Companies, Inc. of certain put rights held by certain Company members should they be exercised.

The completion of the merger is expected to occur in the third quarter of 2007. When the transaction closes, the DTCC will discontinue the use of “Triarc” in its name.

The Merger Agreement also contains certain customary termination rights for both the Company and DTCC, including the right of either party to terminate the Merger Agreement if the completion of the merger has not occurred by October 19, 2007. In addition, the Company has the right to terminate if the DTCC has not obtained a debt financing commitment reasonably satisfactory to DTCC and Triarc Companies, Inc. by May 19, 2007, and both the Company and DTCC have the right to terminate if the DTCC has not obtained a debt financing commitment reasonably satisfactory to the DTCC and Triarc Companies, Inc. by June 19, 2007.

* * * * *

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollar amounts in thousands)

	Three months ended March 31,
	2007	2006
ASSETS
Cash (including cash equivalents of $3,308 and $12,186)	$5,979	$17,944
Restricted cash equivalents	400	400
Investment advisory fee receivable	8,621	24,364
Investments (Note 3)	13,854	15,369
Investments—pledged (Notes 3 and 6)	7,443	8,168
Fixed assets (net of accumulated depreciation of $1,522 and $1,200)	11,346	11,664
Intangible assets (net of accumulated amortization of $90 and $75)	90	105
Deferred costs	2,389	1,082
Prepaid expenses	6,955	6,214
Other receivables	19	212

TOTAL ASSETS	$57,096	$85,522

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Accrued expenses (Note 4)	$10,322	$32,681
Accounts payable	504	704
Deferred revenue	548	810
Deferred rent payable (Note 5)	4,442	4,203
Other liabilities (Note 8)	1,957	842
Notes payable (Note 6)	5,582	8,585

Total liabilities	23,355	47,825
Commitments and contingencies	—	—
MEMBERS’ EQUITY (Including accumulated other comprehensive losses of $1,696 and $1,008, respectively) (Note 7)	33,741	37,697

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$57,096	$85,522

See accompanying notes to condensed consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollar amounts in thousands)

	Three months ended March 31,
	2007	2006
REVENUES:
Investment advisory fees	$15,686	$15,057
Other related fees	167	169

Total revenues	15,853	15,226

EXPENSES:
Compensation and benefits (Note 8)	11,027	9,853
General and administrative	1,654	1,905
Depreciation and amortization	337	426

Total expenses	13,018	12,184

Operating profit (loss)	2,835	3,042
Investment income, net (Note 3)	55	695
Interest expense (Note 6)	(124)	(124)
Other expense, net	62	—

INCOME BEFORE INCOME TAXES	2,828	3,613
Provision for income taxes	41	26

NET INCOME	$2,787	$3,587

See accompanying notes to condensed consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollar amounts in thousands)

	Three months ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,787	$3,587
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Noncash compensation	182	189
Depreciation and amortization, excluding amortization of deferred costs	337	426
Amortization of deferred costs	36	47
Dividends on CDO investments, net of accretion	217	298
Other than temporary impairment on available for sale securities	672	—
Realized gain on available-for-sale investment	(24)	—
Net unrealized gain on derivative assets	(63)	13
Net realized gain on trading securities	(8)	—
Net purchases and sales of trading securities	278	—
Recognition of deferred revenue	(34)	(392)
Straight-line lease accrual	239	239
Changes in operating assets and liabilities:
Decrease in investment advisory fee receivable	15,745	11,241
Decrease (increase) in other receivables and prepaid expenses	274	(110)
Decrease in accrued expenses and accounts payable	(23,377)	(13,797)

Net cash (used in) provided by operating activities	(2,739)	1,741

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(4)	(3,786)
Purchases of intangible assets	—	(45)

Net cash used in investing activities	(4)	(3,831)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable	(3,010)	(1,461)
Distributions to members	(6,209)	(4,478)

Net cash used in financing activities	(9,219)	(5,939)

Effect of exchange rates on cash and cash equivalents	(3)	—
NET DECREASE IN CASH AND CASH EQUIVALENTS	(11,965)	(8,029)

CASH AND CASH EQUIVALENTS—Beginning of period	17,944	12,505

CASH AND CASH EQUIVALENTS—End of period	$5,979	$4,476

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$116	$109

Supplemental non-cash investing activities:
Receipt of investment securities for incentive fees earned	$2	$—

See accompanying notes to condensed consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(Dollar amounts in thousands)

1. ORGANIZATION AND NATURE OF BUSINESS

Deerfield & Company LLC (“Deerfield”), an Illinois limited liability company, was organized on February 24, 1997, and commenced operations on March 1, 1997. Deerfield commenced operations under an original predecessor company, Springfield International Investments (Chicago), Inc., on July 20, 1993. The consolidated financial statements include the accounts of Deerfield and its subsidiaries (collectively, the “Company”).

The Company’s wholly-owned subsidiaries at March 31, 2007 were Deerfield Capital Management LLC (“DCM”), Deerfield Capital Management (Europe) Limited (“DCM Europe”), and Rosemont Trading Company LLC (“Rosemont”). DCM serves as the trading advisor for four fixed income investment funds and six private investment accounts (hereafter referred to collectively as the “Funds”). DCM also manages the assets of a publicly traded real estate investment trust (the “REIT”) and serves as a collateral manager for 25 collateralized debt obligations (“CDO”), collateralized loan obligations (“CLO”), collateralized bond obligations (“CBO”), and a structured loan fund (hereafter referred to collectively as the “CDOs”). DCM earns management and incentive fees for the services provided to the Funds, the REIT, and the CDOs (collectively, “investment vehicles”). As of March 31, 2007, DCM has approximately $13.2 billion in assets under management. DCM Europe commenced operations on July 3, 2006 and serves solely as a marketing and investment advisor for DCM’s prospective and existing European based CLOs for which DCM expects to serve or serves as a collateral manager. Rosemont was an investment vehicle used by Deerfield to explore a potential new investment strategy for a hedge fund, which was liquidated as of March 31, 2007. The Company’s management directs Deerfield’s operations as one business or segment, which is asset management.

2. SIGNIFICANT ACCOUNTING POLICIES

The Company’s significant accounting policies are included in the notes to the consolidated financial statements for the year ended December 31, 2006. There were no significant changes to these policies during the three months ended March 31, 2007.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, the Company did not include all of the information and footnotes for complete financial statements as required by GAAP. The interim unaudited financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2006. In the opinion of the Company’s management all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included. The nature of the Company’s business is such that the results of any interim period are not necessarily indicative of results for a full year.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), an Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective January 1, 2007. The Company adopted FIN 48 as of January 1, 2007. The adoption of FIN 48 did not have a material impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurement. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Company as of January 1, 2008. The Company is currently evaluating the potential impact of adopting this standard.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to choose to measure financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 is effective for the Company as of January 1, 2008. The Company is currently evaluating the potential impact of adopting this standard.

3. INVESTMENTS

As a condition to obtaining the management contract with certain CDOs, the Company was required to make an initial investment in certain of the CDOs it manages. The Company has one Euro denominated investment in a CLO in its portfolio. The investment was converted into United States dollars at the March 31, 2007 exchange rate. Additionally, a portion of the management fees earned from the REIT was paid in restricted stock and stock options and 15% of the incentive fee earned is payable in REIT stock. The Company’s investment portfolio consists of these required investments, and management considers the investment income earned on these investments to be part of the Company’s core business due to the commitments made to the Company’s investors and the terms of the management agreements.

The following is a summary of the Company’s investments at March 31, 2007:

	Cost	Unrealized Holding		Fair Value	Carrying Amount
		Gains	Losses
Available-for-sale:
Preferred shares of CDOs	$15,611	$75	$(1,715)	$13,971	$13,971
Vested common stock in the REIT	4,621	—	(49)	4,572	4,572

		$75	$(1,764)

Derivatives:
Vested stock options in the REIT	504			491	491
Other:
Unvested stock in the REIT	2,018			2,018	2,018
Unvested stock options of the REIT	245			245	245

Total	$22,999			$21,297	$21,297

The carrying amount of investments in CDOs by contractual maturity at March 31, 2007, is as follows:

Maturity date	Carrying amount
Within 1 year	$—
1-5 years	6,424
5-10 years	—
After 10 years	7,547

Total	$13,971

The CDOs are subject to early redemption in certain circumstances that vary by CDO.

The following table sets forth the fair value and gross unrealized losses of the Company’s available-for-sale investments that were in an unrealized loss position aggregated by length of time that such individual securities have been in a continuous unrealized loss position, at March 31, 2007:

	Less than 12 Months		Greater than 12 Months		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Preferred shares of CDOs (6 securities)	$3,537	$(956)	$7,695	$(759)	$11,232	$(1,715)

The Company does not believe that any of the gross unrealized losses set forth in the table above represent other than temporary losses because there has not been an adverse change in estimated future cash flows and the Company has the ability and intent to hold these investments for a period of time sufficient to recover the amortized cost of these investments. The Company believes the impairment of these investments is due to varying market perceptions related to the risks surrounding the general asset classes underlying the investments. During the three months ended March 31, 2007 and 2006, the Company recognized other-than-temporary impairments of $672 and $0, respectively, on its available-for-sale investments, which are included in investment income, net in the consolidated statements of operations.

4. ACCRUED EXPENSES

The following is a summary of the components of accrued expenses at March 31, 2007:

Accrued compensation and related benefits	$7,524
Accrued professional fees	2,521
Accrued taxes	208
Accrued interest	58
Other	11

Total	$10,322

5. LEASES AND LEASE COMMITMENTS

In January 2007, DCM Europe entered into an eighteen month lease expiring October 31, 2008, with a commencement date of May 1, 2007, which will serve as DCM Europe’s primary office space.

Total rental expense for the three month periods ended March 31, 2007 and 2006 was $352 and $439, respectively. Rental expense for the three months ended March 31, 2007 and 2006 includes $239 for each of the two periods, of non-cash expense related to the straight-line rent accrual on the lease the Company entered into in July 2005 for a new corporate headquarters.

Certain of these leases also provide for payment of certain executory costs, which are not included in the minimum rentals set forth below. Future minimum lease commitments on the Company’s operating leases having an initial lease term in excess of one year as of March 31, 2007 are as follows:

2007	$670
2008	1,143
2009	1,147
2010	1,188
2011	1,222
Thereafter	12,537

Total	$17,907

6. NOTES PAYABLE

The following is a summary of the Company’s outstanding notes payable to financial institutions related to the Company’s investments in certain CDOs it manages at March 31, 2007:

Balance		Terms
$2,510	LIBOR + 100 bp; quarterly reset

Non-recourse note secured by preferred shares of a CDO with a carrying value of $5,760 as of March 31, 2007. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full.

338	LIBOR + 40 bp; quarterly reset

Non-recourse note secured by preferred shares of a CDO with a carrying value of $950 as of March 31, 2007. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full.

734	EURIBOR + 100bp; quarterly reset

Non-recourse note secured by preferred shares of a CDO with a carrying value of $733 as of March 31, 2007. Maturity date is May 30, 2009. Principal and interest payments equal to 100% of all preferred share distributions and 50% of all management fees on or after October 2007 of such CDO are required until paid in full. The preferred shares and the outstanding notes are Euro denominated. They have been converted at the March 31, 2007 exchange rate.

$3,582

Revolving Note Payable—The Company has a $10 million revolving note (“Revolving Note”) with a three year term maturing in February 2009. The Revolving Note bears interest at variable rates, determined at the Company’s option, at the prime rate less 1.25% or the one, two, or three-month LIBOR plus 1.50%. The Revolving Note contains various covenants, the most significant of which 1) require periodic financial reporting, 2) restrict the incurrence of indebtedness not explicitly permitted under the Revolving Note, 3) require a minimum net worth and 4) sets fixed coverage ratio limits. The Company believes it is in compliance with all covenants to which it is subject. No periodic principal payments are required under the Revolving Note until maturity. However, in January 2007, the Company repaid $2 million on the Revolving Note and expects to repay the remaining balance during 2007. The outstanding balance as of March 31, 2007 was $2 million.

7. OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive loss is a separate component of members’ equity that contains the unrealized holding gains and losses on the Company’s available-for-sale investments and foreign currency translation adjustments. The change in the accumulated other comprehensive loss for the three months ended March 31, 2007 is as follows:

Balance—January 1, 2007		$(1,008)
Unrealized losses arising during the year	(1,339)
Reclassification of net realized and unrealized losses included in net income	648

Current year change in other comprehensive loss related to available-for-sale investments		(691)
Net change in foreign currency translation		3

Balance—March 31, 2007		$(1,696)

The components of other comprehensive income are allocated to each class of membership interest based on the capital allocation schedule as described in the Operating Agreement.

8. EMPLOYEE BENEFIT PLANS AND OTHER COMPENSATION BENEFITS

In March 2007, the Company granted stock of the REIT, managed by DCM, to certain employees of DCM. The grant consisted of 97,403 shares of common stock with a fair value of $1.5 million on grant date. The granted shares are subject to restrictions with a three-year vesting period. Upon grant date, the Company recorded a deferred cost of $1.5 million offset by a stock grant liability of $1.5 million. The deferred cost is amortized over the vesting period with the expense recorded in compensation and benefits in the consolidated statements of operations. The liability is marked to market with the change in fair value reflected as an adjustment to compensation and benefits in the consolidated statements of operations. Pursuant to the grant agreement, the employees are entitled to any dividends declared during the vesting period. The Company records dividend income related to the granted shares, when applicable, reflected in net investment income and an offsetting expense reflected in compensation and benefits. During the three month period ending March 31, 2007, the Company recognized $158 and $130 of amortization of the deferred cost and changes in the fair value of the stock grant liability from 2006 and 2007 employee stock grants in compensation and benefits, respectively.

9. RELATED PARTIES

The Company continues to have related party transactions of the same nature and general magnitude as those described in the notes to the consolidated financial statements for the year ended December 31, 2006.

10. SUBSEQUENT EVENTS

In April 2007, the members of the Company entered into a definite agreement to sell their interests to DFR Merger Company LLC, a wholly owned subsidiary of Deerfield Triarc Capital Corp (“DTCC”) (“Merger”). Upon meeting the terms and conditions set forth in the Agreement and the Plan of Merger, dated as of April 19, 2007 (“Merger Agreement”) at the contemplated effective time, DFR Merger Company LLC will be merged with and into Deerfield, which will result in Deerfield becoming an indirect wholly owned subsidiary of DTCC.

Set forth below are brief description of material terms and conditions of the Merger Agreement. These descriptions do not purport to be complete and are qualified in their entirety by the Merger Agreement, which was filed with the SEC as Exhibit 2.1 to Deerfield Triarc Capital Corp.’s Current Report on Form 8-K filed on April 24, 2007.

MERGER AGREEMENT

The aggregate consideration to be paid by DTCC in connection with the Merger is approximately $290 million, consisting of $145 million in cash and approximately 9.6 million shares of DTCC common stock (which had a value of approximately $145 million based on the average of the closing price of the DTCC’s common stock on the New York Stock Exchange over the 10 trading days prior to and including April 18, 2007), subject to various adjustments, including the deduction of an amount equal to the principal amount of debt outstanding of the Company (together with all accrued and unpaid interest, if any).

The Merger Agreement also permits the Company, prior to the effective time of the Merger, to distribute to its members up to approximately $6.0 million of cash (plus amounts for taxes relating to pre-closing periods), and requires the Company to distribute to its members, prior to the effective time of the Merger, approximately 309,000 shares of Company common stock currently owned by the Company.

Approximately 2.5 million shares of the DTCC’s common stock being issued pursuant to the Merger Agreement will be deposited into an escrow account (the “Escrow Fund”) and will be available to satisfy the post-closing indemnification and other payment obligations of the pre-closing members of the Company. Subject to certain limitations (including caps and baskets) and qualifications, the Merger Agreement contains customary indemnification provisions for the benefit of the DTCC as well as the pre-closing members of the Company. Barring no outstanding indemnification claims, the Escrow Fund will terminate one year from the closing date of the Merger, and any remaining shares of DTCC common stock and other assets in the Escrow Fund will be released to the pre-closing members of the Company, including Triarc Companies, Inc.

Parties to the Merger Agreement have made customary representations, warranties, covenants and agreements to each other in the Merger Agreement. The completion of the Merger is subject to the satisfaction or waiver of conditions customary to transactions of this type including, among others:

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•

the approval of the issuance of shares of DTCC common stock in the Merger by the Company’s stockholders representing (1) a majority of the votes cast at a meeting to approve such matter and (2) a majority of the votes cast by stockholders not affiliated with the Company;

•	DTCC having obtained debt financing for the aggregate cash consideration payable in the Merger and related fees and expenses;

•	The Company having obtained consents from the requisite number of its clients with respect to the Merger;

•	the resale registration statement contemplated by the Registration Rights Agreement having been declared effective by the SEC;

•	DTCC having furnished to the Company the requisite REIT qualification opinion; and

•	the satisfaction by Triarc Companies, Inc. of certain put rights held by certain Company members should they be exercised.

The completion of the merger is expected to occur in the third quarter of 2007. When the transaction closes, the DTCC will discontinue the use of “Triarc” in its name.

The Merger Agreement also contains certain customary termination rights for both the Company and DTCC, including the right of either party to terminate the Merger Agreement if the completion of the merger has not occurred by October 19, 2007. In addition, the Company has the right to terminate if the DTCC has not obtained a debt financing commitment reasonably satisfactory to DTCC and Triarc Companies, Inc. by May 19, 2007, and both the Company and DTCC have the right to terminate if the DTCC has not obtained a debt financing commitment reasonably satisfactory to the DTCC and Triarc Companies, Inc. by June 19, 2007.

* * * * *

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

DEERFIELD TRIARC CAPITAL CORP.,

DFR MERGER COMPANY, LLC,

DEERFIELD & COMPANY LLC

AND

TRIARC COMPANIES, INC.

AS SELLERS’ REPRESENTATIVE

DATED AS OF APRIL 19, 2007

i

ii

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of April 19, 2007 (this “Agreement”), by and among Deerfield Triarc Capital Corp., a Maryland corporation (the “Buyer”), DFR Merger Company, LLC, an Illinois limited liability company and an indirect wholly owned subsidiary of Buyer (“Buyer Sub”), Deerfield & Company LLC, an Illinois limited liability company (the “Company”), and solely for the purposes of Article IX and Sections 2.7, 3.3, 3.5, 6.5, 6.10, 6.15, 6.16, 6.17 and 6.20, Triarc Companies, Inc., a Delaware corporation (in such capacity, the “Sellers’ Representative”).

WHEREAS, the Buyer and Deerfield Capital Management LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“DCM”), are parties to that certain Management Agreement, dated December 23, 2004 (as amended, supplemented or otherwise modified from time to time, the “Management Agreement”);

WHEREAS, a special committee comprised of members of the Board of Directors of the Buyer who are not directors, officers, employees or affiliates of the Company or any of its Subsidiaries (the “Special Committee”) has unanimously determined that this Agreement and the transactions contemplated hereby are in the best interests of the Buyer and those stockholders of the Buyer that are not also, directly or indirectly, beneficial owners of equity interests of DCM, and has unanimously recommended to the Board of Directors of the Buyer that the Board of Directors of the Buyer adopt this Agreement and the transactions contemplated hereby;

WHEREAS, the Board of Directors of the Buyer and the sole member of Buyer Sub each have determined that this Agreement and the transactions contemplated hereby, including the merger of Buyer Sub with and into the Company (the “Merger”), are advisable and in the best interests of the Buyer and those stockholders of the Buyer that are not also, directly or indirectly, beneficial owners of equity interests of DCM and have adopted or approved this Agreement and the transactions contemplated hereby, including the Merger, and resolved to recommend that stockholders of the Buyer approve the issuance of shares of common stock of the Buyer pursuant to this Agreement;

WHEREAS, the Board of Directors of the Company has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interest of the members of the Company and have adopted or approved this Agreement and the transactions contemplated hereby, including the Merger, and resolved to recommend that members of the Company approve this Agreement;

WHEREAS, the parties intend that this Agreement constitute a “plan of merger” within the meaning of Section 37-20 of the Illinois Limited Liability Company Act, as amended (the “ILLCA”);

WHEREAS, concurrently with the execution and delivery by the parties hereto of this Agreement, the Buyer, the Sellers’ Representative and certain persons who are entitled to receive shares of capital stock of the Buyer pursuant to the Merger or as otherwise contemplated by this Agreement, are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Annex A (the “Registration Rights Agreement”), which Registration Rights Agreement also contemplates the execution and delivery from time to time after the date hereof by any other person who is entitled to receive such shares; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements entered into herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.1 Defined Terms.

(a) For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

“Advisory Contract” shall mean any Contract pursuant to which the Company or any of its Subsidiaries provides Investment Management Services to any Person, excluding the Management Agreement.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise. Notwithstanding the foregoing, for the avoidance of doubt, no Client (including, prior to the Closing, the Buyer and its Subsidiaries) shall be deemed to be an Affiliate of the Company or any of its Subsidiaries.

“Ancillary Document” means the Escrow Agreement and the Registration Rights Agreement.

“Benefit Plan” means any employee benefit plan, arrangement or policy (whether or not an employee benefit plan within the meaning of Section 3(3) of ERISA), including any employment, consulting or deferred compensation agreement, executive compensation, change in control, severance, retention, bonus, incentive, pension, profit-sharing, savings, retirement, equity, stock option, restricted stock, stock purchase or severance pay plan, any life, health, disability or accident insurance plan or any holiday or vacation practice, other than any multiemployer plan within the meaning of Section 3(37) of ERISA (“Multiemployer Plan”), as to which the Company or any of its Subsidiaries (or any trade or business, whether or not incorporated, which is or has ever been treated as a single employer with any of them under Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”)) has, or in the future may have, any material liability.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by Law to close.

“Buyer Common Stock” means the common stock, par value $0.001 per share, of the Buyer.

“Buyer Material Adverse Effect” means any effect, change, event, circumstance, impairment, condition, development, occurrence or state of facts (i) that would reasonably be expected to prevent or materially impair the ability of the Buyer or Buyer Sub to consummate the transactions contemplated hereby or (ii) that has been or would be materially adverse to the financial condition, business, results of operations, liabilities (contingent or otherwise), properties or assets of the Buyer or Buyer Sub, taken as a whole (after taking into account any insurance or other third party recourses available in respect thereof), except that events, circumstances, changes, developments, impairments or conditions resulting from (A) events, changes, developments, conditions or circumstances in worldwide, national or local conditions or circumstances (political, regulatory or otherwise, but not economic or related to the financial markets) but only to the extent such events, changes, developments, conditions or circumstances are not specifically relating to, or disproportionately affecting, the Buyer or Buyer Sub, (B) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability, natural catastrophe or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case, whether occurring within or outside the United States, (C) the announcement of this Agreement and the transactions contemplated hereby or other communication by or on behalf of the Company or the Sellers’ Representative of their plans or intentions with respect to any aspect of the business of the Company, the Buyer and their Subsidiaries, (D) any change in Law or GAAP, or (E) any action or omission of the Buyer or Buyer Sub taken or omitted (x) in connection with the performance of the Buyer’s or Buyer Sub’s obligations under this Agreement or the consummation of the transactions contemplated hereby, (y) to comply with any Law or Order or (z) with the prior written consent of the Company, in each case of clauses (A) through (E), shall not be deemed to constitute or give rise to, and shall not be considered in determining whether there has occurred, a Buyer Material Adverse Effect.

“Buyer Preferred Stock” means the preferred stock, par value $0.001 per share, of the Buyer.

“CDO” means each of the issuers of collateralized debt obligations to which the Company or any of its Subsidiaries currently provides Investment Management Services.

“CDO Documents” shall mean each final or supplemental offering memorandum, indenture, supplemental indenture, management agreement, trust agreement, collateral administration agreement, insurance agreement, hedge agreement and swap agreement entered into, or used in connection with an offering of securities, by a CDO.

“Class A-1 Interests” has the meaning set forth in the Existing Operating Agreement.

“Class A-2 Interests” has the meaning set forth in the Existing Operating Agreement.

“Class B Interests” has the meaning set forth in the Existing Operating Agreement.

“Class C Profits Only Interests” has the meaning set forth in the Existing Operating Agreement.

“Client” means any Person to whom the Company or any of its Subsidiaries provides Investment Management Services; provided, that no investor in any such Person shall be deemed a Client; provided, further, that any Pipeline Fund or other prospective hedge fund or collateralized debt obligation the closing of which has not yet occurred shall not be deemed a Client.

“Closing Pay-Off Debt” means the Closing Debt incurred by the Company and its Subsidiaries under the Revolving Note, dated February 2, 2006, by and between DCM and Fifth Third Bank, as amended, supplemented or otherwise modified from time to time.

“Code” means the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder.

“Commodity Exchange Act” shall mean the Commodity Exchange Act of 1936, as amended, and the rules and regulations promulgated thereunder.

“Company Expenses” means all costs, fees and expenses incurred by Triarc Companies, Inc. on behalf of all Members generally or by the Company or any of its Subsidiaries, in each case in connection with the consummation of the transactions contemplated hereby or other possible transactions (including the potential spin-off of the Company) considered previously by such Persons in connection with the Company or its Subsidiaries (in each case, whether incurred prior to or after the date hereof) including (i) the fees and expenses of Goldman, Sachs & Co. and Jefferies & Co., (ii) the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP and other legal counsel engaged by Triarc Companies, Inc., the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, (iii) the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP in connection with the potential spin-off of the Company, (iv) the fees and expenses of the Investment Banking Firm (as defined in the Existing Operating Agreement) incurred by the Company or any of its Subsidiaries in connection with an Investment Banking Firm Determination, if applicable, and (v) any retention bonus, “stay-put,” “change of control” or other similar payments made to employees of the Company or any of its Subsidiaries in contemplation of the transactions contemplated hereby and the employer portion of any employment Taxes payable with respect thereto. For the avoidance of doubt, Other Expenses shall not be considered Company Expenses for any purpose under this Agreement.

“Company Material Adverse Effect” means any effect, change, event, circumstance, impairment, condition, development, occurrence or state of facts (i) that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the transactions contemplated hereby or (ii) that has been or would be materially adverse to the financial condition, business, results of operations, liabilities (contingent or otherwise), properties or assets of the Company and the Subsidiaries, taken as a whole (after taking into account any insurance or other third party recourses available in respect thereof), except that events, circumstances, changes, developments, impairments or conditions resulting from (A) events, changes, developments, conditions or circumstances in worldwide, national or local conditions or circumstances (political, regulatory or otherwise, but not economic or related to the financial markets) but only to the extent such events, changes, developments, conditions or circumstances are not specifically relating to, or disproportionately affecting, the Company or any of its Subsidiaries, (B) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability, natural catastrophe or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case, whether occurring within or outside the United States, (C) the announcement of this Agreement and the transactions contemplated hereby or other communication by or on behalf of the Buyer or Buyer Sub of their plans or intentions (including in respect of employees and Clients) with respect to any aspect of the businesses of the Company and its Subsidiaries or the identity of or involvement of the Buyer or its Affiliates, (D) any change in Law or GAAP, or (E) any action or omission of the Company or any of its Subsidiaries taken or omitted (x) in connection with the performance of the Company’s obligations under this Agreement or the consummation of the transactions contemplated hereby, (y) to comply with any Law or Order or (z) with the prior written consent of the Buyer, in each case of clauses (A) through (E), shall not be deemed to constitute or give rise to, and shall not be considered in determining whether there has occurred, a Company Material Adverse Effect.

“Contract” means any written contract, agreement, lease, license, indenture, note, bond, mortgage, loan, instrument, commitment or other arrangement, understanding, undertaking or obligation.

“Debt” means, as to any Person, without duplication (i) all obligations of such Person for borrowed money, excluding any notes payable issued by, or repurchase agreements entered into by, the Company or any of its Subsidiaries in connection with a CDO Financing, and (ii) all guarantees of such Person in respect of any obligations of any other Person for borrowed money; for the avoidance of doubt, an obligation of a Person which is accounted for as a guarantee in accordance with GAAP shall be deemed “Debt” only if it is in respect of any obligations of any other Person for borrowed money.

“DFP” means Deerfield Financial Products LLC or any other Person formed by or on behalf of the Company as a credit derivative products company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means Wilmington Trust Company, a Delaware corporation, or such other Person mutually determined by the Buyer and the Sellers’ Representative in its capacity as Escrow Agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement to be dated as of the Closing Date by and among the Company, the Buyer and the Escrow Agent substantially in the form of Exhibit A hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Operating Agreement” means the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of June 26, 2004, by and among the Members and the Company, as supplemented by (i) the First Supplement to the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of July 22, 2004, (ii) the Second Supplement to the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of August 16, 2004 and (iii) the Third Supplement to the Fourth Amended and Restated Operating Agreement of Deerfield & Company LLC, dated as of August 20, 2004.

“Governmental Authority” means any foreign, federal, state or local governmental, judicial, legislature, regulatory or administrative agency or, commission or authority, court, arbitral authority or national securities exchange.

“Hedge Fund” shall mean each of the private investment funds to which the Company or any of its Subsidiaries currently provides Investment Management Services and identified as a Hedge Fund in Section 4.12(a) of the Company Disclosure Letter.

“Hedge Fund Documents” shall mean each final or supplemental offering memorandum, management agreement, organizational instrument, and side letter with an investor entered into, or used in connection with an offering of securities, by a Hedge Fund.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnity Escrow Fund” means the Share Indemnity Escrow Amount, together with all dividends or distributions declared and paid thereon (and any income or interest earned or accrued thereon) in accordance with the Escrow Agreement.

“Intellectual Property” means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) all patents and applications therefor, including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof; (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof; (iii) all Internet domain names; (iv) all copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof; (iv) all trade secrets; (v) all other intellectual property rights arising from or relating to Technology; (vi) all financial models or analyses, proprietary formulae or strategies, ratings agency analysis; and (vii) all Contracts granting any right relating to or under the foregoing.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Management Services” means any services (including sub-advisory services) which involve (i) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) of any third party for compensation, and performing activities related or incidental thereto, or (ii) the rendering of advice with respect to the investment and reinvestment of assets or funds (or any group of assets or funds) of any third party (including any “business development company” under the Investment Company Act of 1940, as amended, or any “real estate investment trust”) for compensation, and performing activities related or incidental thereto; provided, that with respect to a third party that is a legal organization, Investment Management Services shall not be deemed provided to any owner of the third party unless the services in (i) or (ii) above are provided to such owner separate and apart from such services provided to the third party.

“Knowledge of the Buyer” means the actual knowledge (without independent investigation) of any of the individuals whose names are set forth on Section 1.1(a) of the Buyer Disclosure Letter.

“Knowledge of the Company” means the actual knowledge (without independent investigation) of any of the individuals whose names are set forth on Section 1.1(a)(i) of the Company Disclosure Letter.

“Law” means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority.

“Legal Proceeding” means any judicial, legislative, administrative or arbitral actions, suits, investigations, claims or other proceedings by or before a Governmental Authority.

“Lien” means any lien, pledge, encumbrance, mortgage, deed of trust, security interest, claim, lease, license, charge, option, adverse right, right of first refusal, easement or transfer restriction of any kind or nature whatsoever.

“Loss” means any and all judgments, liabilities, amounts paid in settlement, damages, fines, penalties, deficiencies, diminution in value, losses and expenses (including interest, court costs,

reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment), but only to the extent such losses are not covered by a payment from some third party or by insurance or otherwise recoverable from third parties; provided, that in no event shall Losses include any lost profits, consequential, indirect, incidental, punitive, special or other similar damages, other than any such damages awarded to any third party against an indemnified party.

“Member Written Consent” means a written consent executed by Members holding a majority of the Voting Membership Interests in accordance with the Existing Operating Agreement, approving the Merger upon the terms and subject to the conditions set forth in this Agreement.

“Members” has the meaning set forth in the Existing Operating Agreement.

“Membership Interests” has the meaning set forth in the Existing Operating Agreement.

“NYSE” means The New York Stock Exchange.

“Order” means any judgment, order, injunction, decree, writ, doctrine, ruling, assessment or arbitration award of any Governmental Authority.

“Other Expenses” means all costs, fees and expenses incurred by the Company or any of its Subsidiaries or by the Company or any of its Subsidiaries on behalf of any Member, in each case, in connection with the previously contemplated repurchase by the Company of the Membership Interests held by Triarc Deerfield Holdings, LLC. For the avoidance of doubt, Other Expenses shall not include any costs, fees and expenses incurred by the Company or any of its Subsidiaries in connection with the previously contemplated spin-off of the Company, including the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP.

“Permitted Liens” means (i) Liens incurred by the Company or any of its Subsidiaries in connection with the financing (the “CDO Financing”) of any purchase by the Company or its Subsidiaries of any debt or equity securities of a CDO on the closing date of the related CDO transaction, Liens incurred in connection with a CDO Financing in respect of any such debt or equity securities and future distributions on any such debt or equity securities, and Liens incurred in connection with a CDO Financing in respect of future management fees payable to the Company or any of its Subsidiaries for providing Investment Management Services to such CDO, (ii) Liens relating to purchase money security interests entered into in the ordinary course of business, (iii) statutory Liens of mechanics, materialmen, workmen, repairmen, warehousemen and carriers, (iv) Liens for Taxes (and assessments and other governmental charges) not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP, (v) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been delivered to the Buyer, (vi) Liens in respect of pledges or deposits under workers’ compensation Laws or similar legislation, unemployment insurance or other types of social security, (vii) municipal by-laws, facility costs, sharing and servicing contracts, and zoning, building, planning, entitlement and other land use and environmental regulations by any Governmental Authority, (viii) minor defects or irregularities in title that do not in the aggregate, materially affect the value or current use of the underlying asset and (ix) restrictions on transfer or assignment, including those imposed by Federal or state securities Laws.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Pipeline Funds” means each of the hedge funds and collateralized debt obligations set forth in Section 1.1(a)(ii) of the Company Disclosure Letter.

“Preferred Membership Interests” has the meaning set forth in the Existing Operating Agreement.

“Ratings Agency” means each of Moody’s, Standard & Poor’s or Fitch, Inc. or any other Person providing ratings to any securities issued in connection with any CDO to which the Company or any of its Subsidiaries provides Investment Management Services.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Indemnity Escrow Amount” means 2,504,817 shares of Buyer Common Stock.

“Specified Persons” means the Sellers’ Representative and one or more Persons that beneficially own more than 25% of the total voting power of the outstanding capital stock of the Sellers’ Representative as of the date hereof.

“Specified Value Per Share” means $15.051.

“Strategic Financing Agreement” means any side letter agreement, trust agreement, confirmation, pledge agreement, guaranty or any other agreement and/or instrument pursuant to which the Company and/or any of its Subsidiaries is obligated to pay, pledge, subordinate or, in any other manner, relinquish its rights to receive compensation (whether in the form of management fees, incentive fees, equity dividends or otherwise) under any Advisory Contract in respect of any investment.

“Stockholder Approval” shall mean (a) the approval of the Stock Issuance by the affirmative vote of a majority of the total votes cast by the holders of Buyer Common Stock at a Stockholders Meeting (or any adjournment or postponement thereof) and (b) the approval of the Stock Issuance by the affirmative vote of a majority of the total votes cast by the holders of Buyer Common Stock who are not Affiliates of the Company, the Sellers’ Representative or their respective Subsidiaries at a Stockholders Meeting (or any adjournment or postponement thereof).

“Subsidiary” means, with respect to any Person, a corporation or other Person of which more than 50% of the voting power of the outstanding voting equity securities or more than 50% of the outstanding economic equity interest is held, directly or indirectly, by such Person; provided, for the avoidance of doubt, that no Client (including the Buyer and its Subsidiaries) shall be deemed to be a Subsidiary of the Company or any of its Subsidiaries.

“Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements supplied or required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (ii) any liability in respect of any items described in clause (i) above as a transferee or successor, pursuant to Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).

“Technology” means, collectively, all software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.

“Triarc Related Parties” means each of Triarc Companies, Inc. and each of its Subsidiaries (other than the Company or any of its Subsidiaries or any Client of the Company or any of its Subsidiaries).

“Voting Membership Interests” has the meaning set forth in the Existing Operating Agreement.

(b) The following capitalized terms are defined in the following Sections of this Agreement:

Term	Section
Acquisition Transaction	6.19
Aggregate Cash Consideration	3.1(a)
Aggregate Merger Consideration	3.1(a)
Aggregate Share Consideration	3.1(a)
Agreement	Preamble
Allocation Objection Notice	3.5
Allocation Schedule	3.5
Alternative Debt Financing	6.16(a)
Antitrust Authorities	6.7(c)
Articles of Merger	2.2
Base Date	4.12
Base Date AUM	4.12
Basket	11.4(a)
Bear Stearns Confidentiality Agreement	6.3(a)
Board Recommendation	6.9(b)
Buyer	Preamble
Buyer Consents and Notices	5.7(b)
Buyer Disclosure Letter	4.29
Buyer Financial Statements	5.5(b)
Buyer Indemnified Parties	11.2(a)
Buyer SEC Reports	5.5(a)
Buyer Sub	Preamble
CDO Consent Parties	6.8(a)
CDO Financing	1.1(a)
Client Consents	4.13(b)
Closing	2.3
Closing Date	2.3
Closing Date Aggregate Cash Consideration	3.2(a)(i)
Closing Date Aggregate Share Consideration	3.2(a)(i)
Closing Debt	3.1(a)
Code of Ethics	4.26
Company	Preamble
Company Consents and Notices	4.13(b)
Company Disclosure Letter	3.5
Company Financial Statements	4.5
Company Indemnified Parties	11.2(b)
Confidentiality Agreement	6.3(a)
DCM	Recitals
Debt Commitment Letter	6.16(a)
Director and/or Officer Indemnified Party	6.13(b)
DOJ	6.7(b)
Effective Time	2.2
Environmental Laws	4.11
ERISA Affiliate	1.1(a)
ERISA Client	4.12
Exchange Agent	3.3(b)(i)
Exchange Fund	3.3(b)(i)
Final Allocation Schedule	3.5

Term	Section
Financing	6.16(a)
Follow-Up CDO Consent Request Letter	6.8(b)
Follow-Up Client Consent Request Letter	6.8(b)
Follow-Up Hedge Fund Consent Request	6.8(b)
FTC	6.7(b)
Fully Diluted Percentage Interests	3.3(b)(iii)(B)
GAAP	4.5
Hedge Fund Resolutions	6.8(a)
ILLCA	Recitals
Indemnifiable Expenses	11.2(a)(vi)
Indemnification Claim	11.3(a)
Initial CDO Consent Request Letter	6.8(a)
Initial Client Consent Request Letter	6.8(a)
Initial Hedge Fund Consent Request	6.8(a)
Investment Banking Firm Determination	3.3(b)(iii)
Management Agreement	Recitals
Material Contracts	4.14(a)
Merger	Recitals
Most Recent Balance Sheet Date	4.5
Multiemployer Plan	1.1(a)
New CDO Consent Party	6.8(d)
New Client	6.8(d)
Outside Date	10.1(b)
Permits	4.9
Plan Asset Regulation	4.12
Policies	4.24
Pre-Closing Statement	3.1(b)
Proxy Statement	5.7(b)
Real Property Lease	4.15
Real Property Leases	4.15
Registration Rights Agreement	Recitals
REIT	5.6
Releasee	6.14
Releasor	6.14
Representatives	6.19
Required Consents and Notices	5.7(b)
Restricted Business	6.20(a)(i)
Restricted Period	6.20(a)
Restricted Persons	6.20(a)
Sellers’ Representative	Preamble
Sellers’ Representative Expense Fund	3.3(a)(iii)
Special Committee	Recitals
Stock Issuance	5.3
Stockholders Meeting	5.3
Straddle Period	11.2(a)(v)
Survival Period	11.1
Surviving LLC	2.1
Unpaid Expenses	3.1(b)(ii)
Unresolved Claims	11.5
WARN	4.20

ARTICLE II
THE MERGER

2.1 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement, and in accordance with the ILLCA, Buyer Sub shall be merged with and into the Company, the separate limited liability company existence of Buyer Sub shall cease and the Company shall be the surviving limited liability company in the Merger (the “Surviving LLC”). As a result of the Merger, all of the respective outstanding membership interests of the Company and Buyer Sub shall be converted or cancelled in the manner provided in Article III.

2.2 Effective Time. As soon as practicable on the Closing Date, articles of merger in the form reasonably agreed to by the Buyer and the Company (the “Articles of Merger”) shall be duly prepared and executed by the Company and Buyer Sub and thereafter delivered to the Secretary of State of the State of Illinois for filing, as provided in Section 37-25 of the ILLCA. The Merger shall become effective at the time of the filing of the Articles of Merger with the Secretary of State of the State of Illinois, or at such later time as may be agreed by the Buyer and the Company and stated in the Articles of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the “Effective Time”).

2.3 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 on the third Business Day following the satisfaction or waiver of each of the conditions set forth in Articles VII and VIII hereof (other than those conditions that can only be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions), or at such other time and place as may be mutually agreed to by the parties hereto. Such time and date are referred to in this Agreement as the “Closing Date.”

2.4 Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Articles of Merger and in the applicable provisions of the ILLCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Buyer Sub shall vest in the Surviving LLC, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Buyer Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving LLC.

2.5 Organizational Instruments. The articles of organization of Buyer Sub in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the articles of organization of the Surviving LLC until thereafter changed or amended as provided therein or by the ILLCA. The limited liability company agreement of Buyer Sub in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the limited liability company agreement of the Surviving LLC until thereafter changed or amended as provided therein or by the ILLCA.

2.6 Directors and Officers. Each of the parties hereto shall take all necessary action to cause the directors of Buyer Sub immediately prior to the Effective Time to be the directors of the Surviving LLC immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving LLC. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving LLC until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving LLC.

2.7 Buyer Board Designation Rights. The Buyer shall, subject to compliance with the fiduciary duties of the Board of Directors of the Buyer and applicable Law, take such actions as are necessary and appropriate to nominate one individual designated by the holders of a majority of the shares of Buyer Common Stock held by the Specified Persons for election to serve as a Class I director on the Board of Directors of the Buyer in connection with the 2008 annual meeting of stockholders of the Buyer.

2.8 Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving LLC with full title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Buyer Sub or the Company, as applicable, or to otherwise effect the purposes of this Agreement.

ARTICLE III
CONVERSION OF MEMBERSHIP INTERESTS AND
MERGER C ONSIDERATION

3.1 Calculation of Aggregate Merger Consideration.

(a) As used herein, “Aggregate Merger Consideration” means an amount equal to (i) 9,635,192 shares of Buyer Common Stock (the “Aggregate Share Consideration”) and (ii) an amount in cash (the “Aggregate Cash Consideration”) equal to the sum of $145,000,000 minus the principal amount of Debt outstanding (together with all accrued and unpaid interest thereon) as of the close of business on the date immediately prior to the Closing Date, as reflected in the Pre-Closing Statement (“Closing Debt”).

(b) No later than one Business Day prior to the Closing Date, the Company shall cause to be prepared and delivered to the Buyer a statement (the “Pre-Closing Statement”) setting forth in reasonable detail the following:

(i) the amount of the Closing Debt which, in the case of the Closing Pay-Off Debt, shall be as reflected in the customary pay-off letters received by the Company from the lender under such Closing Pay-Off Debt related to the payment in full of such Closing Pay-Off Debt at the Closing;

(ii) the amount of the Company Expenses and Other Expenses, in each case to the extent they remain unpaid as of 5:00 p.m. (New York City time) on the date immediately prior to the Closing Date (the “Unpaid Expenses”); and

(iii) the calculation of the Closing Date Aggregate Cash Consideration.

3.2 Effect on Membership Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any membership interest of the Company or Buyer Sub:

(a) the Membership Interests issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in the aggregate the following:

(i) (A) a number of shares of Buyer Common Stock equal to the Aggregate Share Consideration (subject to the payment of cash in lieu of fractional shares as provided in Section 3.3(b)(iv)) minus the Share Indemnity Escrow Amount (such number, the “Closing Date Aggregate Share Consideration”) and (B) an amount of cash equal to the Estimated Aggregate Cash Consideration, minus the Unpaid Expenses that are Company Expenses, minus the Sellers’ Representative Expense Fund (such amount, the “Closing Date Aggregate Cash Consideration”) (and the amount calculated in accordance with this clause (i) shall be allocated among the Members that hold such Membership Interests in accordance with Section 3.3(b)(iii)); plus

(ii) the amount of cash, if any, payable to the holders of such Membership Interests pursuant to Section 3.3(a)(iii) (and the amount calculated in accordance with this clause (ii) shall be allocated among the Members that hold such Membership Interests in accordance with Section 3.3(a)(iii)); plus

(iii) the amount of cash and the number of shares of Buyer Common Stock, if any, payable or issuable (as applicable) to the holders of such Membership Interests pursuant to the Escrow Agreement (and the amount and number calculated in accordance with this clause (iii) shall be allocated among the Members that hold such Membership Interests in accordance with Section 11.5).

(b) the membership interests of Buyer Sub issued and outstanding immediately prior to the Effective Time shall be converted into a corresponding amount of membership interests of the Surviving LLC;

(c) all Membership Interests shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the Members shall cease to have any rights with respect thereto, except the right to receive the cash payments and shares of Buyer Common Stock set forth in this Section 3.2; and

(d) the membership interest transfer books of the Company will be closed and thereafter there will be no further registration of transfers on the membership interest transfer books of the Surviving LLC of any membership interests of the Company.

3.3 Closing Payments; Exchange of Membership Interests.

(a) Closing Payments. At the Closing, in addition to the deposits required to be made by the Buyer pursuant to Section 3.3(b)(i), the Buyer shall pay, or cause to be paid, cash in the following amounts and to the following Persons, by wire transfer of immediately available funds to a bank account designated in writing by the Person receiving such payment at least two Business Days prior to the Closing Date:

(i) an amount equal to the Closing Pay-Off Debt, on behalf of the Company and its Subsidiaries, to the holders of the Closing Pay-Off Debt;

(ii) an amount equal to the Unpaid Expenses that are Company Expenses to the Persons entitled to be paid such expenses; and

(iii) an amount equal to $250,000 (the “Sellers’ Representative Expense Fund”) to the Sellers’ Representative to fund the fees, costs and expenses incurred after the Effective Time by or at the direction of the Sellers’ Representative for the benefit of the Members under this Agreement and, to the extent any portion of the Sellers’ Representative Expense Fund remains after payment in full of any amounts owed under Section 3.4, disbursed at such time to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time in accordance with such Member’s Fully Diluted Percentage Interests.

(b) Exchange of Membership Interests.

(i) Exchange Agent. At the Effective Time, the Buyer shall (x) deposit with the Escrow Agent a number of shares of Buyer Common Stock equal to the Share Indemnity Escrow Amount and (y) deposit with its transfer agent for its shares of Buyer Common Stock, or with such other bank or trust company mutually agreed by the Buyer and the Sellers’ Representative prior to the Effective Time (the “Exchange Agent”), for the benefit of the holders of Membership Interests issued and outstanding immediately prior to the Effective Time and for exchange in accordance with this Article III, (A) certificates representing the Closing Date Aggregate Share Consideration issuable pursuant to Sections 3.2(a)(i) and 3.3(b)(iii) and (B) immediately available funds in an amount equal to the Closing Date Aggregate Cash Consideration (such certificates and funds being hereinafter referred to as the “Exchange Fund”) in exchange for such Membership Interests.

(ii) Letter of Transmittal. Promptly (and in any event no later than two Business Days) after the Effective Time, the Buyer shall cause the Exchange Agent to deliver to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time a letter of transmittal in customary form, specifying (i) that delivery shall be effected, and title thereto shall pass, only upon returning such letter of transmittal duly executed by such Member to the Exchange Agent and (ii) that by signing such letter of transmittal, such Member (x) agrees to and confirms acknowledgment of the terms and conditions of this Agreement and the Escrow Agreement, including such Member’s obligations (if any) under Sections 3.5, 6.4(b) and 6.10(b) and Article IX, and the rights of the Sellers’ Representative under this Agreement, the Escrow Agreement and the Registration Rights Agreement, (y) certifies that such Member is not a foreign person within the meaning of Section 1445 of the Code and (z) represents and warrants that such Member qualifies as an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

(iii) Payments In Respect Of Membership Interests. Upon execution and delivery to the Exchange Agent of the duly executed letter of transmittal, the Buyer shall cause the Exchange Agent to deliver promptly (and in any event no later than two Business Days) to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time the portion of the certificates representing the Closing Date Aggregate Share Consideration and the Closing Date Aggregate Cash Consideration allocable to each such Member determined as follows:

(A) first, deliver pro rata to each such Member that held issued and outstanding Class A-1 Interests, Class A-2 Interests or Class B Interests as of immediately prior to the Effective Time a portion of the shares of Buyer Common Stock included in the Closing Date Aggregate Share Consideration and a portion of the Closing Date Aggregate Cash Consideration based on the percentages set forth next to each such Member’s name under the heading “Initial Percentage Interests” in Section 4.4(a) of the Company Disclosure Letter until the aggregate value of the shares of Buyer Common Stock (based upon the Specified Value Per Share) and cash so delivered equals the amount set forth in Section 3.3(b)(iii) of the Company Disclosure Letter; and

(B) second, deliver the remaining amount of the Closing Date Aggregate Share Consideration and the Closing Date Aggregate Cash Consideration, pro rata to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time, based on the percentages set forth next to each such Member’s name under the heading “Fully Diluted Percentage Interests” in Section 4.4(a) of the Company Disclosure Letter (the “Fully Diluted Percentage Interests”);

provided that Members shall receive payments of cash in lieu of fractional shares as provided in Section 3.3(b)(iv); provided, further, that, notwithstanding the foregoing, if the Company becomes obligated under the Existing Operating Agreement to have the allocation of the payment of the Closing Date Aggregate Share Consideration and Closing Date Aggregate Cash Consideration to the Members be determined by the Investment Banking Firm (as defined in the Existing Operating Agreement) selected in accordance with the Selection Procedures (as defined in the Existing Operating Agreement), such allocation and the payments to be made to the Members under this Section 3.3(b)(iii) shall instead be made as determined by such Investment Banking Firm (the “Investment Banking Firm Determination”).

(iv) Fractional Shares. Each holder of Membership Interests issued and outstanding immediately prior to the Effective Time who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock issuable pursuant to Section 3.2(a)(i) shall receive from the Exchange Agent, in accordance with the provisions of this Article III, a cash payment in lieu of such fractional share interest based upon the Specified Value Per Share. The Buyer shall pay to the Exchange Agent simultaneously with the payment made pursuant to Section 3.3(b)(i) an amount in cash sufficient for the Exchange Agent to pay each holder of Membership Interests issued and outstanding immediately prior to the Effective Time an amount in cash equal to the product obtained by multiplying (A) the fraction of a share of Buyer Common Stock issuable pursuant to Section 3.2(a)(i) to which such holder would otherwise have been entitled by (B) the Specified Value Per Share.

(v) Investment of Exchange Fund. The Exchange Agent shall invest the cash portion of the Exchange Fund as directed by the Buyer in one or more Permitted Investments (as defined in the agreement to be entered into among the Buyer, the Company and the Exchange Agent prior to the Closing Date). Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 3.2(a)(i) shall be paid promptly to the Buyer.

(vi) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of Membership Interests issued and outstanding immediately prior to the Effective Time 180 days after the Effective Time shall be delivered by the Exchange Agent to the Buyer upon demand. Any holder of Membership Interests issued and outstanding immediately prior to the Effective Time who has not complied with this Article III shall look thereafter only to the Buyer for payment or issuance of the portion of the certificates representing the number of shares of Buyer Common Stock issuable pursuant to Section 3.2(a)(i) and the amount of cash payable pursuant to Section 3.2(a)(i) allocable to such holder.

3.4 Member Written Consent. Immediately after the execution of this Agreement, the Member Written Consent shall be executed and delivered by Members holding a majority of the Voting Membership Interests and a copy thereof shall be delivered to the Company and the Buyer.

3.5 Allocation of Aggregate Merger Consideration. The Aggregate Merger Consideration, as adjusted, plus the amount of any liabilities of the Company and its Subsidiaries for Tax purposes as of the Effective Time shall be allocated consistent with past practice among the assets of the Company and its Subsidiaries (including the Management Agreement) as reasonably proposed by the Sellers’ Representative in good faith and shall be set forth in a schedule produced by the Sellers’ Representative and delivered to the Buyer within seventy-five (75) days following the Closing Date (the “Allocation Schedule”). The Buyer shall have an opportunity to review the proposed Allocation Schedule for a period of 20 days after receipt of the proposed Allocation Schedule. If the Buyer disagrees with any aspect of the proposed Allocation Schedule, the Buyer shall notify the Sellers’ Representative, in writing, prior to the end of such 20-day period (an “Allocation Objection Notice”), setting forth the Buyer’s proposed Allocation Schedule and specifying, in reasonable detail, any good faith dispute as to the Sellers’ Representative’s Allocation Schedule. If prior to the conclusion of such 20-day period, the Buyer notifies the Sellers’ Representative in writing that it will not provide any Allocation Objection Notice or if the Buyer does not deliver an Allocation Objection Notice within such 20-day period, then the proposed Allocation Schedule shall be deemed final and conclusive and binding upon each of the parties hereto (a “Final Allocation Schedule”). The Sellers’ Representative and the Buyer shall use commercially reasonable efforts to resolve any objection by the Buyer to the proposed Allocation Schedule and to agree upon a Final Allocation Schedule. If within 10 days after the Sellers’ Representative receives an Allocation Objection Notice the Buyer and the Sellers’ Representative have not resolved all objections and agreed upon a Final Allocation Schedule, the Buyer and the Sellers’ Representative shall engage a mutually acceptable independent accounting firm of national recognition (the “Independent Accounting Firm”) to determine whether the Sellers’ Representative’s position with respect to any remaining disputed items, as set forth in the proposed Allocation Schedule, are reasonable. Any disputed items that are so determined by the Independent Accounting Firm to be reasonable shall be included in the Final Allocation Schedule as proposed by the Sellers’ Representative. Any disputed items that are so determined by the Independent Accounting Firm not to be reasonable shall be adjusted by the Independent Accounting Firm to be reasonable, and such adjusted amounts shall be included in the Final Allocation Schedule. The Buyer and the Sellers’ Representative shall have the opportunity to present their position with respect to any disputed items to the Independent Accounting Firm and shall use commercially reasonable efforts to cause the Independent Accounting Firm, within 20 days after its selection, to make the above-described determinations and to prepare a Final Allocation Schedule in accordance therewith. Unless the Buyer and the Sellers’ Representative otherwise agree, such Final Allocation Schedule shall not modify items previously agreed. The fees and disbursements of the Independent Accounting Firm shall be shared equally by the Buyer, on the one hand, and the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to the respective amounts paid to such Members pursuant to Section 3.2(a)), on the other hand; provided, however, that the Buyer may (but shall not be obligated to) elect, at any time, to withdraw all (but not less than all) of the aggregate amount of such fees and disbursements allocable to such Members from the Indemnity Escrow Fund in accordance with the Escrow Agreement. The parties shall, and shall cause their respective Affiliates to, use the allocations set forth in the Final Allocation Schedule for all Tax purposes, file all Tax Returns in a manner consistent with such Final Allocation Schedule and take no position contrary thereto, in each case, unless required to do so by a change in applicable Tax Laws or a good faith resolution of a Tax contest.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Letter which is being delivered to the Buyer concurrently herewith (the “Company Disclosure Letter”), the Company represents and warrants to the Buyer and Buyer Sub as follows:

4.1 Due Organization; Qualification.

(a) The Company is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Illinois and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b) The copies of the certificate of formation of the Company and the Existing Operating Agreement that previously have been made available to the Buyer are true and correct copies of such documents as in effect on the date of this Agreement.

(c) The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in all jurisdictions where the Company or such Subsidiary, as applicable, currently conducts business that requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a Company Material Adverse Effect.

4.2 Subsidiaries; Investments.

(a) Section 4.2(a) of the Company Disclosure Letter hereto sets forth the name and jurisdiction of organization of each Subsidiary of the Company. Each of the Company’s Subsidiaries is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of its jurisdiction of organization. Each of the Company’s Subsidiaries has all requisite corporate or other similar organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the articles of incorporation, bylaws and similar governing documents of each of the Company’s Subsidiaries that previously have been made available to the Buyer are true and correct copies of such documents as in effect on the date of this Agreement.

(b) Other than any interests in the Company’s Subsidiaries, except as set forth in Section 4.2(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any capital stock or other equity interests in any Person.

4.3 Authorization; Enforceability; Voting Requirements.

(a) The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and each applicable Ancillary Document and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and each applicable Ancillary Document and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite limited liability company action of the Company other than the adoption of this Agreement by the requisite vote of the Members (which shall be obtained pursuant to the Member Written Consent immediately following the execution and delivery of this Agreement). Except as provided for in the preceding sentence, no other limited liability company action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and each applicable Ancillary Document and the consummation by it of the transactions contemplated hereunder and thereunder. This Agreement and each applicable Ancillary Document has been duly executed and delivered by the Company and, assuming this Agreement and each applicable Ancillary Document has been duly authorized, executed and delivered by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) The affirmative vote of the Members pursuant to the Member Written Consent is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Merger.

4.4 Capitalization.

(a) Section 4.4(a) of the Company Disclosure Letter sets forth a list as of the date hereof of the authorized, issued and outstanding Class A-1 Interests, Class A-2 Interests, Class B Interests and Class C Profits Only Interests and each registered holder thereof. All of such authorized, issued and outstanding Membership Interests are duly authorized and validly issued, fully paid and non-

assessable. No other class or series of Membership Interests or other equity interests in the Company is authorized, issued or outstanding, except for the Preferred Membership Interests (of which none is issued or outstanding). Except as provided in the Existing Operating Agreement or in any grant agreement related to the Class C Profits Only Interests or as may be required in connection with a CDO Financing, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Membership Interests or other ownership interests of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as provided in the Existing Operating Agreement or in any grant agreement related to the Class C Profits Only Interests or as may be required in connection with a CDO Financing, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Membership Interests or other ownership interests in the Company or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

(b) The Company’s Subsidiaries are as set forth in Section 4.4(b) of the Company Disclosure Letter. All of the outstanding shares of capital stock of or other equity interests in each of the Company’s Subsidiaries are duly authorized and validly issued, fully paid and nonassessable. All shares of capital stock of or other equity interests in each Subsidiary of the Company are owned by the Company or another Subsidiary of the Company free and clear of any Liens, other than Permitted Liens.

4.5 Financial Statements; Cash on Hand. The Company has previously made available to the Buyer copies of audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2006 (the “Most Recent Balance Sheet Date”) and December 31, 2005 and the related audited consolidated statements of operations, members’ equity and cash flows of the Company and its Subsidiaries, for the fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004, together with all related notes and schedules thereto, accompanied by the corresponding audit reports of Deloitte & Touche LLP, independent auditors of the Company (collectively, the “Company Financial Statements”). The Company Financial Statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the consolidated results of the operations of the Company and its Subsidiaries for the respective fiscal periods covered thereby, in each case in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as indicated in any notes thereto (and except in the case of the Unaudited Financial Statements, for the absence of footnotes otherwise required by GAAP and subject to year-end audit adjustments). As of the date hereof, the Company and its Subsidiaries have cash and cash equivalents of at least $5,997,000 in the aggregate.

4.6 No Material Adverse Change; Ordinary Course. Since the Most Recent Balance Sheet Date, (a) except as set forth in Section 4.6(a) of the Company Disclosure Letter, each of the Company and its Subsidiaries has conducted its business only in the ordinary course and consistently with past practice (except for actions taken in connection with the transactions contemplated by this Agreement or the Ancillary Documents) and (b) neither the Company nor any of its Subsidiaries has suffered any event, change, occurrence or circumstance in the financial condition, business, results of operations, properties or assets of the Company or any of the Subsidiaries that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or would reasonably be expected to have a Company Material Adverse Effect.

4.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any kind (whether accrued, absolute, contingent or otherwise), except for any such liabilities or obligations (a) reflected or reserved against in the Company Financial Statements, (b) set forth in Section 4.7 of the Company Disclosure Letter, (c) incurred in the ordinary course of business since the Most Recent Balance Sheet Date or in connection with the transactions contemplated by this Agreement and the Ancillary Documents, (d) that are the subject of any other representation or warranty contained in this Article IV and are disclosed pursuant to such other representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to time, dollar amount, Knowledge of the Company, materiality, Company Material Adverse Effect or any similar qualification or (e) that, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.

4.8 Compliance with Laws. The Company and its Subsidiaries are in compliance in all material respects with all Laws applicable to their respective operations or assets. Except as set forth in Section 4.8 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice from a Governmental Authority of the material violation of any Laws. Neither the Company nor any of its Subsidiaries is in violation of any Order or Law which violations would have a Company Material Adverse Effect; provided, however, that nothing in this Section 4.8 is intended to address any compliance issues that are the subject of any other representation or warranty contained in this Article IV and are disclosed pursuant to such other representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to time, dollar amount, Knowledge of the Company, materiality, Company Material Adverse Effect or any similar qualification.

4.9 Permits. Each of the Company and its Subsidiaries has all licenses, franchises, permits and authorizations of any Governmental Authorities (collectively, “Permits”) as are necessary for the lawful conduct of the business of the Company and the Subsidiaries, except where the failure to have such Permits would not have a Company Material Adverse Effect; provided, however, that nothing in this Section 4.9 is intended to address any permit issues that are the subject of any other representation or warranty contained in this Article IV and are disclosed pursuant to such other representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to time, dollar amount, Knowledge of the Company, materiality, Company Material Adverse Effect or any similar qualification.

4.10 Regulatory Compliance. DCM is duly registered as an investment adviser under the Investment Advisers Act and is in material compliance with its obligations under the Investment Advisers Act. The Company has made available to the Buyer true and complete copies of DCM’s most recent Form ADV (in the case of ADV Part II, either the brochure in lieu of Part II pursuant to Investment Advisers Act rule 204-3 or the form version of Part II), as amended to the date of this Agreement. DCM has made all material amendments to its Form ADV (or brochure, as applicable) as it is required to make prior to the date of this Agreement under the Investment Advisers Act. DCM is duly registered as a commodity trading adviser and a commodity pool operator under the Commodity Exchange Act. The Company has made available to the Buyer true and complete copies of all material documents related to such registrations. DCM is not a “broker” or “dealer” within the meaning of the Exchange Act.

4.11 Environmental Compliance. Each of the Company and its Subsidiaries is in compliance with all applicable Laws relating to pollution or protection of the environment (collectively, “Environmental Laws”), except as would not have a Company Material Adverse Effect. There are no material Orders outstanding, or any actions, suits, proceedings, or investigations pending or, to the Knowledge of the Company, threatened relating to the compliance by the Company or any of its Subsidiaries with, or the liability of the Company or any of its Subsidiaries under, any Environmental Law, except for any such Orders that would not have a Company Material Adverse Effect.

4.12 Clients.

(a) The aggregate assets under management by DCM, (x) for each Client other than a Client that is a CDO, as of the most recent practicable date prior to the date hereof as calculated by DCM consistent with past practice, (y) for each Client that is a CDO (other than any CDO for which no trustee report is available prior to the date hereof), as of the date set forth in the most recently available trustee report for such CDO prior to the date hereof and (z) for each Client that is a CDO for which no trustee report is available prior to the date hereof, as of the date on which the closing occurs for such Client (each applicable date in (x), (y) and (z) above with respect to such Client, the “Base Date”) are accurately set forth in Section 4.12(a) of the Company Disclosure Letter (the “Base Date Aum”). Set forth in Section 4.12(a) of the Company Disclosure Letter is a

list as of the date hereof of all Advisory Contracts and Strategic Financing Agreements, setting forth with respect to each such Advisory Contract and Strategic Financing Agreement, as applicable:

(i) the name of each Client to which the Company or any of its Subsidiaries provides Investment Management Services (except to the extent that the disclosure of any such name is restricted by a confidentiality agreement), indicating (A) any such Client that is the Company, its Subsidiaries, a holder of Membership Interests or an Affiliate of the Company or a holder of Membership Interests, and (B) in the case of any Client that is a pooled investment vehicle, any of the foregoing Persons described in clause (A) that had an investment in such Client as of the Base Date (indicating the amount of such investment);

(ii) the amount of assets under management pursuant to such Advisory Contract at the Base Date, and the nature of the Investment Management Services provided (i.e., discretionary or non-discretionary);

(iii) with respect to each Client that is a Hedge Fund, the amount of each investor’s investment in such Hedge Fund as of the Base Date (without revealing the identity of such investor);

(iv) the fee schedule in effect with respect to such Advisory Contract (including identification of any applicable sub-components of such fees, e.g., investment management fees, performance fees, fees for any other fiduciary services, etc., as applicable), and a description of any fees payable by the underlying Client in connection with Investment Management Services (or other services) provided by the Company or any of its other Subsidiaries other than pursuant to such Advisory Contract;

(v) as of the applicable date specified in this Section 4.12(a)(v) and not as of the date hereof, (x) for each Client other than a Client that is a CDO, as of the most recent practicable date prior to the Closing Date as calculated by DCM consistent with past practice, (y) for each Client that is a CDO (other than any CDO for which no trustee report is available prior to the Closing Date), as of the date set forth in the most recently available trustee report for such CDO prior to the Closing Date and (z) for each Client that is a CDO for which no trustee report is available prior to the Closing Date, as of the date on which the closing occurs for such Client (it being understood that the Company shall be permitted to provide the Buyer with a supplement to Section 4.12(a)(v) of the Company Disclosure Letter solely for purposes of making the representation and warranty specified in this Section 4.12(a)(v) as of the applicable dates specified in this Section 4.12(a)(v)), (A) a description of any material fee changes (including any caps, waivers, offsets or reimbursements) under such Advisory Contract or Strategic Financing Agreement and (B) a description of any material changes in the amount of assets in any Client’s account as a result of deposits (including reinvestments of dividends and distributions) or withdrawals, or redemptions or repayments, made by such Client or, based solely on the contents of the most recently available trustee report prior to the Closing Date, defaults (as defined under the applicable indentures relating to the assets) in assets owned by such Client that is a CDO, in each case from the Base Date to (x) for each Client other than a Client that is a CDO, as of the most recent practicable date prior to the Closing Date as calculated by DCM consistent with past practice, (y) for each Client that is a CDO (other than any CDO for which no trustee report is available prior to the Closing Date), as of the date set forth in the most recently available trustee report for such CDO prior to the Closing Date and (z) for each Client that is a CDO for which no trustee report is available prior to the Closing Date, as of the date on which the closing occurs for such Client, and a description of any such changes as of such date (it being understood and agreed that, solely for purposes of this clause (v), net deposits or withdrawals, or redemptions or repayments, with respect to any one Client account or defaults (as defined under the applicable indentures relating to the assets) in assets owned by such Client in the aggregate in excess of $5,000,000 shall be deemed material); and

(vi) the manner of consent required for the “assignment” (or deemed assignment) under applicable Law, including the Investment Advisers Act and relevant state law, by the Company or its Subsidiaries, as applicable, of such Advisory Contract in connection with the transactions contemplated by this Agreement and the Ancillary Documents, for those Advisory Contracts which will be assigned (or deemed assigned) in connection with such transactions (which contracts are so identified), in each case so that any such consent or approval (as applicable) will be duly and validly obtained in accordance with all applicable Law and the terms of any contracts, agreements and other instruments relating thereto.

(b) Except as set forth in Section 4.12(b) of the Company Disclosure Letter and expressly described thereon, as of the date hereof, there are no Contracts pursuant to which either the Company or any of its Subsidiaries has undertaken or agreed to cap, waive, offset, reimburse or otherwise reduce any or all fees or charges payable by or with respect to any of the Clients set forth in Section 4.12(a) of the Company Disclosure Letter or pursuant to any of the contracts set forth in Section 4.12(a) of the Company Disclosure Letter (it being understood that the Company shall be permitted to provide the Buyer with a supplement to Section 4.12(b) of the Company Disclosure Letter to reflect any such understanding or agreement after the date hereof and prior to the Closing Date entered into in compliance with this Agreement). As of the date hereof, except as set forth in Section 4.12(b) of the Company Disclosure Letter, (i) since the date that is one year prior to the date hereof, (x) no Client of the Company or any of its Subsidiaries (or, in the case of any Clients that are pooled investment vehicles (other than any CDOs), underlying investors therein, as applicable) has stated in writing to the Company or any of its Subsidiaries an intention to terminate or reduce its investment relationship with the Company or any of its Subsidiaries, or make an adjustment to the fee schedule with respect to any contract in a manner which would reduce the fees to the Company or any of its Subsidiaries (including after giving effect to the Closing) in connection with such Client relationship, and (y) no investor in any CDO has stated in writing to the Company or any of its Subsidiaries an intention to cause, either individually or collectively with others, an optional redemption of any securities issued by such CDO, and (ii) (x) no Client of the Company or any of its Subsidiaries (or, in the case of any Clients that are pooled investment vehicles (other than any CDOs), underlying investors therein, as applicable) has stated in writing to the Company or any of its Subsidiaries such an intention described in clause (i)(x) of this Section 4.12(b) prior to the date that is one year prior to the date hereof that is expected to become effective on or prior to the date that is one year after the date hereof, and (y) no investor in any CDO has stated in writing to the Company or any of its Subsidiaries an intention to cause, either individually or collectively with others, an optional redemption of any securities issued by such CDO.

(c) Section 4.12(c) of the Company Disclosure Letter identifies, with an appropriate footnote, each Client to which the Company or any of its Subsidiaries provides Investment Management Services that is, to the Knowledge of the Company, (i) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA; (ii) a person acting on behalf of such a plan; or (iii) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (hereinafter referred to as an “ERISA Client”). To the Knowledge of the Company, the Company and its Subsidiaries have complied in all material respects with ERISA, Section 4975 of the Code and the regulations promulgated under either ERISA or Section 4975 of the Code in connection with the provision of Investment Management Services to any ERISA Client. The assets of any partnership, trust, or investment fund managed by the Company or any of its Subsidiaries, or of which the Company or any of its Subsidiaries is the general partner or managing member, that are not intended to constitute “plan assets” under 29 C.F.R. 2510.3-101 (the “Plan Asset Regulation”) are, to the Knowledge of the Company, not reasonably likely to be determined to be “plan assets” for purposes of the Plan Asset Regulation.

(d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries provides Investment Management Services to (i) any issuer or other Person that is required to be registered as an investment company (within the meaning of the Investment Company Act) under the Investment Company Act, or (ii) any issuer or other Person that is or is required to be registered under the laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled, which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities. Neither the Company nor any of its Subsidiaries is required to be registered as an investment company (within the meaning of the Investment Company Act) under the Investment Company Act.

(e) Except as set forth in Section 4.12(e) of the Company Disclosure Letter, no exemptive orders, “no-action” letters or similar exemptions or regulatory relief have been obtained, nor are any requests pending therefor, by or with respect to either of the Company or its Subsidiaries, any holder of Membership Interests or any employee of any such Person in connection with the business of the Company and its Subsidiaries, or to the Knowledge of the Company, by any Client of the Company and its Subsidiaries in connection with the provision of Investment Management Services to such Client by the Company and its Subsidiaries.

(f) Section 4.12(f) of the Company Disclosure Letter sets forth a true, correct and complete list of (i) the Hedge Fund Documents (it being understood that the Company shall be permitted to provide the Buyer with a supplement to Section 4.12(f) of the Company Disclosure Letter to reflect the entering into, or amendment, supplement or other modification of, any Hedge Fund Document after the date hereof and prior to the Closing Date in compliance with this Agreement) and (ii) the CDO Documents (it being understood that the Company shall be permitted to provide the Buyer with a supplement to Section 4.12(f) of the Company Disclosure Letter to reflect the entering into, or amendment, supplement or other modification of, any CDO Document after the date hereof and prior to the Closing Date in compliance with this Agreement). The Company provided the Buyer with true and correct copies of all CDO Documents and Hedge Fund Documents as of the date hereof (and as of the Closing will have provided true and correct copies of any CDO Documents and/or Hedge Fund Documents entered into after the date hereof and prior to the Closing Date in compliance with this Agreement), and the offering circulars or memoranda included in such CDO Documents and Hedge Fund Documents did not at the time such CDO or Hedge Fund issued any securities related to such CDO Documents and Hedge Fund Documents contain any untrue statement of a material fact concerning the Company or any of its Subsidiaries or omit to state a material fact concerning the Company or any of its Subsidiaries necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. Each of the CDO Documents and the Hedge Fund Documents to which the Company or its Subsidiaries is a party, to the extent applicable, is in full force and effect and binding upon the Company or its Subsidiary party thereto and, to the Knowledge of the Company, the other parties thereto, except as (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. None of the Company or any of its Subsidiaries is in material default under any CDO Document or Hedge Fund Document to which it is a party, nor, to the Knowledge of the Company, has any event occurred which, with the giving of notice or the passage of time, or both, would give rise to such a material default. Except as set forth in Section 4.12(f) of the Company Disclosure Letter, to the Knowledge of the Company, each of the CDOs was in compliance as of the Base Date with each of its overcollateralization tests and interest coverage tests.

(g) Each of the Client Consents obtained in accordance with Section 6.8 (including each of the Consents included in the determination of whether the condition contained in Section 7.9 has been satisfied) will, as of the Closing Date, have been duly obtained under all applicable Law and the requirements of the applicable Advisory Contract.

(h) Nothing in this Section 4.12 (other than the calculation of the Base Date AUM) is intended to address any matters with respect to the Buyer or any of its Subsidiaries.

4.13 Non-Contravention; Consents and Approvals. The execution and delivery by the Company of this Agreement and each applicable Ancillary Document, the consummation of the transactions contemplated hereby and thereby, and the performance by the Company of this Agreement and each applicable Ancillary Document in accordance with its terms will not:

(a) except as set forth in Section 4.13(a) of the Company Disclosure Letter, violate the Existing Operating Agreement or any comparable organizational instruments of any of the Company’s Subsidiaries;

(b) require the Company to obtain any consents, approvals, authorizations or actions of, or make any filings with or give any notices to, any Governmental Authorities or any other Person, except for (i) the notification requirements of the HSR Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Illinois, (iii) as set forth in Section 4.13(b) of the Company Disclosure Letter (the “Company Consents and Notices”), (iv) as contemplated by Section 6.8 (the “Client Consents”) or (v) any such consents, approvals, authorizations or actions of, or filings with or notices to any Person (other than a Governmental Authority) the failure to obtain or make which would not have a Company Material Adverse Effect;

(c) assuming all of the Client Consents and the Company Consents and Notices are obtained or made, violate or result in the breach of any of the material terms and conditions of, cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default under, or result in the acceleration of any monetary liabilities under, any Material Contract or material Permit to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, or result in the creation of any Lien, other than a Permitted Lien, upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any Material Contract or material Permit to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, except for any such violations, breaches, terminations, defaults, accelerations or creations under any Material Contracts that would not have a Company Material Adverse Effect; or

(d) assuming all of the Client Consents and the Company Consents and Notices are obtained or made, violate or result in the breach of any applicable Orders or Laws of any Governmental Authorities.

4.14 Contracts.

(a) Section 4.14 of the Company Disclosure Letter sets forth a list of all of the following Contracts to which the Company or any of its Subsidiaries is a party or is bound by and that remain in effect as of the date hereof (collectively, the “Material Contracts”):

(i) any Advisory Contract or Strategic Financing Agreement;

(ii) any Contract relating to (x) the engagement of any financial institution (other than with any rating agency, trustee or routine service provider) in respect of engagements not yet completed or (y) the warehousing of securities, in each case, in connection with the formation or offering of any securities of any CDO the closing of which has not yet occurred under which it is reasonably likely that the Company or any of its Subsidiaries has any continuing material obligations;

(iii) any Contract for the purchase of any data, assets, material or equipment, other than any such Contract entered into in the ordinary course of business or in an amount not exceeding $250,000 annually;

(iv) any other Contract under which the Company and its Subsidiaries have paid or are required to pay in excess of $250,000 annually;

(v) any Contract for the sale of all or any material assets of the Company or any of its Subsidiaries other than in the ordinary course of business;

(vi) any Contract relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company or any of its Subsidiaries of any operating business or material assets or the capital stock or other equity interests of any other Person;

(vii) any partnership, strategic alliance, sharing of profits or joint venture agreements or other similar Contracts;

(viii) any Contracts containing covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area;

(ix) any Contract relating to Debt of the Company or any of its Subsidiaries;

(x) any Contracts, excluding any Benefit Plan, with any (A) current officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries or (B) any former officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has any material continuing obligations thereunder;

(xi) any Contracts with any labor union or association representing any Employee of the Company or any of its Subsidiaries;

(xii) any Contracts imposing a Lien (other than Permitted Liens) on any of the assets of the Company or any of its Subsidiaries;

(xiii) any Contracts, excluding any Benefit Plan, under which the Company or any of its Subsidiaries has made advances or loans to any other Person;

(xiv) any outstanding Contracts of guaranty, direct or indirect, by the Company or any of its Subsidiaries under which the Company or any of its Subsidiaries may be required to pay in excess of $250,000; or

(xv) any Contracts with any investment or research consultant, solicitor or sales agent, or otherwise with respect to the referral of business to either of the Company or any of its Subsidiaries (including any agreement with respect to solicitation of prospective investors in any CDOs or Hedge Funds).

(b) Except as would not have a Company Material Adverse Effect or as disclosed in Section 4.14(b) of the Company Disclosure Letter, (i) each Material Contract, assuming such Material Contract has been duly authorized, executed and delivered by the other parties thereto, constitutes the legal, valid and binding obligation of the Company or the applicable Subsidiary of the Company, enforceable against the Company or the applicable Subsidiary of the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) neither the Company nor any of the Subsidiaries has received written notice of any uncured or unwaived material default by the Company or any of the Subsidiaries.

(c) Nothing in this Section 4.14 is intended to address any matters with respect to the Buyer or any of its Subsidiaries.

4.15 Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property. Section 4.15(a) of the Company Disclosure Letter sets forth a list of all real property and interests in real property leased by the Company and the Subsidiaries (individually, a “Real Property Lease” and collectively, the “Real Property Leases”) as lessee or lessor, including a description of each such Real Property Lease (including the name of the third party lessor or lessee and the date of the lease or sublease and all amendments thereto). Except as set forth in Section 4.15(a) of the Company Disclosure Letter, the Real Property Leases constitute all interests in real property currently used, occupied or currently held for use in connection with the business of the Company and the Subsidiaries and which are necessary for the continued operation of the business of the Company and the Subsidiaries as the business is currently conducted. Each of the Company and the Subsidiaries, as applicable, has a valid, binding and enforceable leasehold interest under each of the Real Property Leases under which it is a lessee, free and clear of all Liens other than Permitted Exceptions. Each of the Real Property Leases is in full force and effect. Except as would not have a Company Material Adverse Effect or as disclosed in Section 4.15(a) of the Company Disclosure Letter, (i) each Real Property Lease, assuming such Real Property Lease has been duly authorized, executed and delivered by the other parties thereto, constitutes the legal, valid and binding obligation of the Company or the applicable Subsidiary of the Company, enforceable against the Company or the applicable Subsidiary of the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) neither the Company nor any of the Subsidiaries has received written notice of any uncured or unwaived material default by the Company or any of the Subsidiaries. The Company has delivered to

Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements thereto.

(b) The Company and the Subsidiaries have good title to all of the material items of tangible personal property used in the business of the Company and the Subsidiaries, free and clear of any and all Liens, except (i) as set forth in Section 4.15(b) of the Company Disclosure Letter and (ii) Permitted Liens; provided, however, that nothing in this Section 4.15 is intended to address any intellectual property matters, which are the subject of Section 4.16. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company and the Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

4.16 Intellectual Property.

(a) Section 4.16(a) of the Company Disclosure Letter sets forth a true and complete list of all (i) registrations for material Intellectual Property, (ii) applications to register material Intellectual Property and (iii) material unregistered trademarks or service marks, in each case owned by the Company or one of its Subsidiaries. Except as listed in Section 4.16(a) of the Company Disclosure Letter, to the Knowledge of the Company, the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to such Intellectual Property listed in Section 4.16(a) of the Company Disclosure Letter, free and clear of all Liens other than Permitted Liens.

(b) Except as set forth in Section 4.16(b) of the Company Disclosure Letter, each of the Company and its Subsidiaries owns or has the right to use all material Intellectual Property to the extent necessary to conduct the business of the Company and its Subsidiaries as presently conducted.

(c) No actions, suits or proceedings are pending nor to the Knowledge of the Company, is any claim threatened in writing against the Company or any of its Subsidiaries that challenges the Company’s or any such Subsidiary’s ownership or right to use any material Intellectual Property that is necessary to conduct the business of the Company and its Subsidiaries as presently conducted.

(d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries are infringing any material intellectual property rights of any third party.

4.17 Litigation. As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries, except for any such Legal Proceedings set forth in Section 4.17 of the Company Disclosure Letter or that are not material to the Company and its Subsidiaries, taken as a whole. As of the Closing Date, there will be no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries, except for any such Legal Proceedings set forth in Section 4.17 of the Company Disclosure Letter or that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to or in breach or violation of any Orders, except for any Orders set forth in Section 4.17 of the Company Disclosure Letter or that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Nothing in this Section 4.17 is intended to address any Legal Proceedings or Orders that are the subject of any other representation or warranty contained in this Article IV and are disclosed pursuant to such other representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to time, dollar amount, Knowledge of the Company, materiality, Company Material Adverse Effect or any similar qualification.

4.18 Taxes. The Company and each of its Subsidiaries has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, all such Tax Returns are correct and complete in all material respects, and all material Taxes of the Company and its Subsidiaries that are due have been timely and fully paid. Except as set forth in Section 4.18 of the Company Disclosure Letter, the Company and each of its Subsidiaries is treated as a pass-through entity for U.S. federal, state and local income Tax purposes. There is no claim or assessment for any alleged deficiency or audit or other proceeding pending, or threatened in writing, with respect to Taxes of the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and have duly and timely withheld and paid over to the appropriate taxing authority all material amounts required to be so withheld and paid under all applicable Laws. No claim has ever been made in writing by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries have not filed Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for material Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens. Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) pursuant to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a material payment or indemnification obligation (other than agreements among the Company and its Subsidiaries and other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes). Neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). For U.S. federal income tax purposes, less than 50% of the value of the gross assets of the Company consist of U.S. real property interests or less than 90% of the value of the gross assets of the Company consist of U.S. real property interests plus any cash or cash equivalents. None of the Subsidiaries of the Company has ever been a passive foreign investment company within the meaning of Section 1297 of the Code, a foreign investment company within the meaning of Section 1246 of the Code or a foreign personal holding company within the meaning of Section 552 of the Code, or has, or has ever had, a permanent establishment in any country other than its country of organization or been subject to tax in a jurisdiction outside its country of organization.

4.19 Employee Benefit Plans.

(a) Each Benefit Plan is set forth in Section 4.19(a) of the Company Disclosure Letter. There is no Benefit Plan that is subject to Title IV of ERISA. Neither the Company nor any of its Subsidiaries has any obligation, contingent or otherwise, to contribute to any Multiemployer Plan. Neither the Company nor any of its Subsidiaries or ERISA Affiliates has maintained, sponsored or terminated any plan subject to Title IV of ERISA or incurred any outstanding liability under Section 4062 of ERISA within the past six (6) years.

(b) The Company has made available to the Buyer copies of the Benefit Plans (and, if applicable, related trust agreements) and all amendments thereto together, if applicable with the most recent annual report (Form 5500), the most recent actuarial valuation report prepared in connection with any Benefit Plan, the most recent determination letter received from any taxation authority with respect to any Benefit Plan, the most recent summary plan descriptions, summaries of material modifications, and written descriptions of all non-written Benefit Plans.

(c) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter that has not been revoked from the Internal Revenue Service to the effect that each such Benefit Plan satisfies the requirements of Section 401(a) of the Code and each related trust is exempt from taxation under Section 501(a) of the Code and, to the Knowledge of the Company, nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Benefit Plan or trust. Each Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any applicable Laws and Orders, including ERISA and the Code.

(d) Except as disclosed in Section 4.19(d) of the Company Disclosure Letter, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any material current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any of its Subsidiaries except as required under applicable Laws.

(e) To the Knowledge of the Company, all contributions (including all employer contributions and employee salary reduction contributions) required to be made to any Benefit Plan or related trust by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made on or before the date hereof, have been fully reflected on the financial statements.

(f) Except as set forth in Section 4.19(f) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of the Company or its Subsidiaries to severance pay or retention bonuses; (ii) accelerate the time of payment, vesting or funding of benefits, or increase the amount of compensation due any such current employee, consultant or officer, except as expressly provided in this Agreement; or (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director or officer.

4.20 Employees. Except as set forth in Section 4.20 of the Company Disclosure Letter, (i) none of the employees is represented in his or her capacity as an employee of the Company or its Subsidiaries by any labor organization; (ii) the Company and its Subsidiaries have not recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of the employees, nor has the Company or its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees; (iii) to the Knowledge of the Company, there is no union organization activity involving any of the employees, pending or threatened, nor has there ever been union representation involving any of the employees; (iv) to the Knowledge of the Company, there is no picketing, pending or threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees, pending or threatened; (v) there are no complaints, charges or claims against the Company or any of its Subsidiaries, pending or threatened, which could be brought or filed, with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual; (vi) the Company and its Subsidiaries are in compliance in all material respects with all Laws, regulations and orders relating to the employment of labor, including all such Laws, regulations and orders relating to wages, hours, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar state or local “mass layoff” or “plant closing” law, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation; and (vii) there has been no “mass layoff” or “plant closing” as defined by WARN with respect to the Company or any of its Subsidiaries within the six (6) months prior to Closing.

4.21 Brokers. Neither the Company nor any of its Subsidiaries has paid or agreed to pay, or received any claim with respect to, any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated hereby, except for the fees and expenses of Goldman, Sachs & Co. and Jefferies & Co. and their respective Affiliates.

4.22 Related Party Transactions. Except (i) for any Benefit Plans, or (ii) as set forth in Section 4.22 of the Company Disclosure Letter, (a) neither the Company nor any of its Subsidiaries is a party to any Contract with any Triarc Related Party or any of the officers or directors of the Sellers’ Representative and (b) no Triarc Related Party provides any services, assets or properties to the Company or any of its Subsidiaries.

4.23 Information Provided. The written information to be supplied by or on behalf of the Company for inclusion in the Proxy Statement to be sent to the stockholders of the Buyer in connection with the Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Buyer, at the time of the Stockholders Meeting or at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting that has become false or misleading. If at any time prior to the Stockholders Meeting any fact or event relating to the Company or any of its Affiliates that should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Buyer of such fact or event.

4.24 Insurance. Section 4.24 of the Company Disclosure Letter sets forth a correct and complete list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its Subsidiaries (the “Policies”). The Policies (i) have been issued by insurers which, to the Knowledge of the Company, are reputable and financially sound, (ii) provide coverage for the operations conducted by the Company and its Subsidiaries of a scope and coverage consistent with customary practice in the industries in which the Company and its Subsidiaries operate and (iii) are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any of the Policies. The consummation of the transactions contemplated by this Agreement will not, in and of itself, cause the revocation, cancellation or termination of any Policy (other than the master insurance policies maintained by the Sellers’ Representative for the benefit of, among others, the Company and its Subsidiaries).

4.25 Books and Records. Since July 22, 2004, the minute books (or comparable records) of each of the Company and its Subsidiaries have heretofore been made available to the Buyer, have been maintained in the ordinary course of business consistent with past practice, and accurately reflect in all material respects all transactions and actions referred to in such minutes and consents in lieu of meetings. The Company has heretofore made available to the Buyer a true, complete and correct copy of any disclosure (or, if unwritten, a summary thereof) by any Representative of the Company or its Subsidiaries to the Company’s independent auditors relating to (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data and any material weaknesses in internal controls and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company or any of its Subsidiaries.

4.26 Code of Ethics. DCM has adopted a written code of ethics (the “Code of Ethics”) which complies in all material respects with all applicable provisions of the Investment Advisers Act (including without limitation Section 204A thereof), a true and complete copy of which has been delivered or made available to the Buyer prior to the date hereof. All employees of DCM have executed acknowledgments that they are bound by the provisions of such Code of Ethics. To the Knowledge of the Company, since July 22, 2004, there have been no material violations of such Code of Ethics.

4.27 Anti-Money Laundering Policy. DCM has adopted a written policy regarding its anti-money laundering procedures, a true and complete copy of which has been delivered or made available to the Buyer prior to the date hereof. DCM is, and since July 22, 2004 has been, in compliance in all material respects with such policy.

4.28 Disclaimer Regarding Estimates and Projections. In connection with the Buyer’s investigation of the Company, the Buyer has received certain projections, including projected statements of operating revenues and income from operations of the business and the Company and certain business plan information. The Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that the Buyer is familiar with such uncertainties and that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts). Accordingly, the Company makes no representation or warranty with respect to, and disclaims any obligation to update, such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

4.29 Exclusivity of Representations. The representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any implied warranties. The Company hereby disclaims any such other or implied representations or warranties, notwithstanding the delivery or disclosure to the Buyer or its officers, directors, employees, agents or representatives of any documentation or other information (including any pro forma financial information, supplemental data or financial projections or other forward- looking statements).

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF THE BUYER AND B UYER SUB

Except as set forth in the Disclosure Letter which is being delivered to the Company concurrently herewith (the “Buyer Disclosure Letter”), each of Buyer and Buyer Sub represents and warrants to the Company as follows:

5.1 Due Incorporation; Qualification.

(a) The Buyer is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

(b) The copies of the certificate of incorporation and bylaws or other organizational documents of the Buyer that previously have been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

(c) The Buyer is duly qualified or licensed to do business and is in good standing in all jurisdictions where the Buyer, currently conducts business that requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a Buyer Material Adverse Effect.

5.2 Subsidiaries; Investments.

(a) Section 5.2(a) of the Buyer Disclosure Letter hereto sets forth the name and jurisdiction of organization of each Subsidiary of the Buyer (including Buyer Sub). Each of the Buyer’s Subsidiaries (including Buyer Sub) is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of its jurisdiction of organization. Each of the Buyer’s Subsidiaries (including Buyer Sub) has all requisite corporate or other similar organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the articles of incorporation, bylaws and similar governing documents of each of the Buyer’s Subsidiaries (including Buyer Sub) that previously have been made available to the Company are true and correct copies of such documents as in effect on the date of this Agreement.

(b) Other than any interests in the Buyer’s Subsidiaries, except as set forth in Section 5.2(b) of the Buyer Disclosure Letter, neither the Buyer nor any of its Subsidiaries (including Buyer Sub) owns any capital stock or other equity interests in any Person.

(c) Buyer Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

5.3 Authorization; Enforceability. Each of the Buyer and Buyer Sub has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations and consummate the transactions contemplated hereunder. The execution and delivery by each of the Buyer and Buyer Sub of this Agreement and the performance by each of the Buyer and Buyer Sub of their respective obligations hereunder have been duly authorized by all requisite corporate or limited liability company action of each of the Buyer and Buyer Sub, subject only to the approval of the issuance of shares of Buyer Common Stock pursuant to this Agreement under Rule 312.03 of the NYSE Listed Company Manual (the “Stock Issuance”) by the affirmative vote of a majority of the total votes cast by the holders of Buyer Common Stock at a duly held meeting of such stockholders (the “Stockholders Meeting”) or any adjournment or postponement thereof. The Board of Directors of the Buyer has determined (based on the recommendation of the Special Committee) that this Agreement and the transactions contemplated hereby are in the best interests of the Buyer and its stockholders, has resolved to recommend that holders of Buyer Common Stock vote in favor of the Stock Issuance, and has directed that the Stock Issuance be submitted to the Buyer’s stockholders for approval at the Stockholders Meeting. This Agreement has been duly executed and delivered by each of the Buyer and Buyer Sub and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, constitutes the legal, valid and binding obligation of each of the Buyer and Buyer Sub, enforceable against each of the Buyer and Buyer Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.4 Capitalization.

(a) The Buyer is authorized to issue 500,000,000 shares of Buyer Common Stock and 100,000,000 shares of Buyer Preferred Stock. As of the date of this Agreement, 51,722,066 shares of Buyer Common Stock are issued and outstanding and no shares of Buyer Preferred Stock are issued and outstanding. All issued and outstanding shares of Buyer Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and not subject to preemptive rights. The Buyer has reserved 1,346,156 shares of Buyer Common Stock for issuance of outstanding stock options to purchase Buyer Common Stock. On the date hereof, except as set forth in this Section 5.4, no shares of Buyer Common Stock, other voting securities of the Buyer or shares of Buyer Preferred Stock were issued, reserved for issuance or outstanding. Except as otherwise disclosed in this Section 5.4, as of the date hereof there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Buyer is a party or by which the Buyer is bound, obligating the Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional Buyer Common Stock, other voting securities, Buyer Preferred Stock or other ownership interests of the Buyer or obligating the Buyer to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Buyer to repurchase, redeem or otherwise acquire any Buyer Common Stock or other ownership interests in the Buyer or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

(b) The Buyer’s Subsidiaries are as set forth in Section 5.2(a) of the Buyer Disclosure Letter. All of the outstanding shares of capital stock of or other equity interests in each of the Buyer’s Subsidiaries are duly authorized and validly issued, fully paid and nonassessable. Except as set forth in Section 5.4(b) of the Buyer Disclosure Letter, all shares of capital stock of or other equity interests in each Subsidiary of the Buyer are owned by the Buyer or another Subsidiary of the Buyer free and clear of any Liens, other than Permitted Liens.

5.5 SEC Reports and Financial Statements.

(a) The Buyer has filed all registration statements, forms, reports, schedules and other documents, together with any amendments required to be made with respect thereto, required to be filed by the Buyer with the SEC since June 28, 2005 and prior to the date hereof. All such registration statements, forms, reports and other documents (including those that the Buyer may file after the date hereof until the Closing) are referred herein as the “Buyer SEC Reports”. The Buyer SEC Reports (i) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and (ii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC

Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of the Buyer and its Subsidiaries included or incorporated by reference in the Buyer SEC Reports filed with the SEC since January 1, 2007 (collectively, the “Buyer Financial Statements”) fairly present in all material respects the consolidated financial position of the Buyer and its Subsidiaries as of the respective dates thereof, and the consolidated results of the operations of the Buyer and its Subsidiaries for the respective fiscal periods covered thereby, in each case in accordance with GAAP consistently applied during the periods involved, except as indicated in any notes thereto (and except in the case of the unaudited consolidated financial statements, for the absence of footnotes otherwise required by GAAP and subject to year-end audit adjustments).

5.6 REIT Qualification; Investment Company Act. Commencing with its taxable year ended December 31, 2004, and for each taxable year ended or ending thereafter, the Buyer has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust within the meaning of Code Section 856 (“REIT”). The Buyer’s organization and current and proposed method of operation (including the consummation of the transactions contemplated hereby and after the consummation thereof) will enable it to continue to meet the requirements for qualification and taxation as a REIT. The Buyer has not taken any action (or omitted to take any action) that could reasonably be expected to cause the Buyer to fail to qualify as a REIT. The Buyer has incurred no liability for material Taxes under Section 856(c)(7), 857(b), 857(f), 860(c) or 4981 of the Code (or any comparable provision of state or local law) and no condition or circumstance exists which presents a risk that any material Tax described in this sentence will be imposed upon the Buyer or its Subsidiaries. Neither the Buyer nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act.

5.7 Non-Contravention. The execution and delivery by each of the Buyer and Buyer Sub of this Agreement and each applicable Ancillary Document, the consummation of the transactions contemplated hereby and thereby, and the performance by each of the Buyer and Buyer Sub of this Agreement and each applicable Ancillary Document in accordance with its terms will not:

(a) violate the certificate of incorporation or by-laws (or comparable instruments) of the Buyer or Buyer Sub;

(b) require the Buyer or Buyer Sub to obtain any material consents, approvals, authorizations or actions of, or make any filings with or give any notices to, any Governmental Authorities or any other Person, except for (i) the notification requirements of the HSR Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Illinois, (iii) the filing with the SEC of a Proxy Statement in definitive form relating to the Stockholders Meeting (the “Proxy Statement”), (iv) such filings and approvals as are required to be obtained or made under the Exchange Act or the Securities Act, the rules and regulations of the NYSE or the securities or “blue sky” laws of various states in connection with the issuance of shares of Buyer Common Stock pursuant to this Agreement, (v) the Stockholder Approval, (vi) as set forth in Section 5.7(b) of the Buyer Disclosure Letter (the consents referred to in this clause (vi), the “Buyer Consents and Notices” and, collectively with the Company Consents and Notices, the “Required Consents and Notices”) or (vii) any such consents, approvals, authorizations or actions of, or filings with or notices to any Person (other than a Governmental Authority) the failure to obtain or make which would not have a Buyer Material Adverse Effect;

(c) assuming all of the Buyer Consents and Notices are obtained or made, violate or result in the breach of any of the material terms and conditions of, cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default under, any material Contract or material Permit, to which the Buyer or Buyer Sub is a party or by or to which the Buyer or Buyer Sub or any of their respective properties is or may be bound, or result in the creation of any Lien, other than a Permitted Lien, upon any of the properties or assets of the Buyer or Buyer Sub pursuant to the terms of any material Contract or material Permit to which the Buyer or Buyer Sub is a party or by which any of their respective properties or assets are bound, except for any such violations, breaches, terminations, defaults, accelerations or creations under any such material Contracts that would not have a Buyer Material Adverse Effect; or

(d) assuming all of the Buyer Consents and Notices are obtained or made, violate or result in the breach of any applicable Orders or Laws of any Governmental Authorities.

5.8 Information Provided. The written information to be supplied by or on behalf of the Buyer for inclusion in the Proxy Statement to be sent to the stockholders of the Buyer in connection with the Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Buyer, at the time of the Stockholders Meeting or at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting that has become false or misleading. If at any time prior to the Stockholders Meeting any fact or event relating to the Buyer or any of its Affiliates that should be set forth in a supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall, promptly after becoming aware thereof, inform the Company of such fact or event.

5.9 Opinions of Buyer’s Financial Advisors. Bear, Stearns & Co. Inc. has delivered to the Special Committee an opinion dated the date of this Agreement to the effect that the consideration paid by the Buyer in connection with the Merger is fair to the Buyer from a financial point of view. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. has delivered to the Special Committee an opinion dated the date of this Agreement to the effect that the consideration to be paid by the Buyer in connection with the Merger, taken in the aggregate, is fair to the Buyer from a financial point of view.

5.10 Financing. The Debt Commitment Letter, in the form so delivered in accordance with section 6.16(a), will be valid, binding and in full force and effect and, as of the date of execution and delivery thereof, no event will have occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of the Buyer or Buyer Sub under any term or condition of the Debt Commitment Letter. There will be no conditions precedent or other contingencies related to the funding of the full amount of the Financing other than as specifically set forth in the Debt Commitment Letter. The Buyer and Buyer Sub will have fully paid any and all commitment fees and other fees required by the Debt Commitment Letter to be paid as of the date of execution and delivery thereof.

5.11 Brokers. Neither the Buyer nor any of its Subsidiaries has paid or agreed to pay, or received any claim with respect to, any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated hereby, except for the fees and expenses of Bear, Stearns & Co. Inc. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc., which shall be paid by the Buyer.

5.12 Investment Intent. The Buyer is acquiring the Membership Interests for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributions or selling the Membership Interests, in violation of the federal securities Laws or any applicable foreign or state securities Law. The Buyer qualifies as an “accredited investor”, as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act. The Buyer understands that the acquisition of the Membership Interests to be acquired by it pursuant to the terms of this Agreement involves substantial risk. The Buyer and its directors and officers have experience as an investor in securities and equity interests of companies such as the ones being transferred pursuant to this Agreement, and the Buyer can bear the economic risk of its investment (which may be for an indefinite period) and has such knowledge and experience in financial or business matters that the Buyer is capable of evaluating the merits and risks of its investment in the Membership Interests to be acquired by it pursuant to the transactions contemplated hereby. The Buyer understands that the Membership Interests to be acquired by it pursuant to this Agreement have not been registered under the Securities Act. The

Buyer acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable state securities Laws or pursuant to an applicable exemption therefrom.

5.13 Independent Investigation. Each of the Buyer and Buyer Sub hereby acknowledges and affirms that it has conducted and completed its own investigation, analysis and evaluation of the Company and its Subsidiaries, that it has made all such reviews and inspections of the financial condition, business, results of operations, properties, assets and prospects of the Company and its Subsidiaries as it has deemed necessary or appropriate, that it has had the opportunity to request all information it has deemed relevant to the foregoing from the Company and has received responses it deems adequate and sufficient to all such requests for information, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on its own investigation, analysis and evaluation of the Company and its Subsidiaries and is not relying in any way on any representations and warranties, including any implied warranties, made by the Company or on behalf of the Company by any other Person other than the representations and warranties made expressly by the Company in this Agreement and each applicable Ancillary Document.

5.14 Exclusivity of Representations. The representations and warranties made by the Buyer and Buyer Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any implied warranties.

ARTICLE VI
COVENANTS AND AGREEMENTS

6.1 Conduct of Business of the Company. The Company agrees that:

(a) between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.1(a) of the Company Disclosure Letter, required by applicable Law or by the terms of any Benefit Plan as in effect on the date of this Agreement, or otherwise agreed to in writing by the Buyer (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), the Company shall, and shall cause each of its Subsidiaries to (i) conduct its business in the ordinary course consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it; and

(b) between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.1(b) of the Company Disclosure Letter, required by applicable Law or otherwise agreed to in writing by the Buyer (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), the Company shall not, and shall cause its Subsidiaries not to:

(i) amend the Existing Operating Agreement or comparable organizational instruments;

(ii) incur, assume or guarantee any additional Debt or grant any Lien (other than any Permitted Lien) on any material asset or property of the Company or any of its Subsidiaries, except for borrowings and reborrowings under the Revolving Note, dated February 2, 2006, by and between DCM and Fifth Third Bank (as amended, supplemented or otherwise modified from time to time) or in the ordinary course of business consistent with past practice which, for the avoidance of doubt, shall include the incurrence or guarantee of any Debt in connection with any CDO Financing;

(iii) issue, deliver, sell, authorize, grant, dispose of, pledge or otherwise encumber any Membership Interests or any other capital stock, voting securities or equity interests of the Company or any of its Subsidiaries, or any class of securities convertible into, exchangeable or exercisable for, or rights, warrants or options to acquire, any Membership Interests or any other capital stock, voting securities or equity interests of the Company or any of its Subsidiaries or repurchase, redeem or otherwise acquire any Membership Interests or any other capital stock, voting securities or equity interests of the Company or any of its Subsidiaries;

(iv) effect any recapitalization, reclassification, split or combination in the capitalization of the Company or any of its Subsidiaries;

(v) sell or convey any of its material assets, except in the ordinary course of business consistent with past practice;

(vi) change its method of accounting or any accounting principle, method, estimate or practice, except as may be required by changes in GAAP or applicable Law;

(vii) cancel, terminate, amend or enter into any Material Contract, except in the ordinary course of business or as otherwise permitted in Section 6.1(b)(ix);

(viii) merge or consolidate with or into, or acquire by purchasing a substantial portion of the assets of, or by any other manner, another Person or enter into any joint venture or partnership agreement or similar Contract;

(ix) (A) adopt, terminate or amend or secure any benefit plan or bonus, profit sharing, deferred compensation, incentive, stock option or stock purchase plan, program or commitment, paid time off for sickness or other plan, program or arrangement for the benefit of employees, former employees, consultants or directors of the Company or any of its Subsidiaries other than (i) adopting or amending Benefit Plans of general application, but only if such actions do not result in a material cost increase, and (ii) in the ordinary course of business and consistent with past practice, entering into employment or consulting agreements with any employees or consultants first hired after the date of this Agreement, provided, however, that in no event will any such person be granted any Membership Interests, or (B) grant any material general increase (other than increases required under a Contract, or consistent with past practice) in the compensation of employees of the Company or any of its Subsidiaries or any material increase (other than increases required under a Contract) in the compensation payable or to become payable to any officer or director of the Company or any of its Subsidiaries; provided, however, that nothing in this subsection (ix) shall, in any way, prevent the Company or any of its Subsidiaries from paying, funding or securing any benefits under any Benefit Plan after the date of this Agreement, pursuant to the terms of any Benefit Plan as in effect on the date of this Agreement;

(x) make any capital expenditures or enter into any capital commitments in excess of $250,000;

(xi) adopt a plan of complete or partial liquidation or dissolution;

(xii) settle or compromise any litigation, proceeding or investigation material to the Company and its Subsidiaries taken as a whole;

(xiii) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) or customers without the prior approval of the Buyer, except for communications in the ordinary course of business that do not relate to the transactions contemplated by this Agreement;

(xiv) make, change or revoke any Tax election, file any amended Tax Return, settle or compromise any liability for Taxes, surrender any claim for a refund of Taxes, change any method of Tax accounting or any annual Tax accounting period, enter into any closing agreement relating to any Tax or waive or extend the statute of limitations in respect of any Tax (in each case, other than with respect to U.S. federal income or franchise Taxes and any Taxes derivative therefrom) to the extent that any of the foregoing could have a material post-Closing impact on the Buyer and its Affiliates taken as a whole;

(xv) amend or modify any existing employment agreement or any consulting agreement with respect to an employee or consultant to the Company or any of its Subsidiaries, as applicable;

(xvi) make any cash distribution to the Members in excess of (A) $5,997,000, plus (B) any amounts payable to the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time pursuant to Section 6.22 that are actually received by the Company or any of its Subsidiaries prior to the Effective Time, plus (C) quarterly cash tax distributions and a cash tax distribution on or prior to the Closing with respect to any periods and/or portion thereof with respect to which the tax distribution has not previously been made, in each case computed consistent with past practice as determined in the reasonable judgment of Sellers’ Representative, minus (D) any prepayments of Debt made by the Company or any of its Subsidiaries after the date hereof and prior to the Closing Date; provided that, if under the terms of the Existing Operating Agreement, the Company is required to make a distribution to a Put Right Seller (as defined in the Existing Operating Agreement) pursuant to Section 9.1l(g) of the Existing Operating Agreement, then notwithstanding the limitation contained in this Section 6.1(b)(xvi) the Company shall be permitted to make such distribution together with a pro rata distribution (in accordance with the Existing Operating Agreement) to all other Members. To the extent that the aggregate amount of all such distributions made by the Company after the date hereof that are addressed and permitted by this Section 6.1(b)(xvi) (including the proviso in the preceding sentence) exceeds the amount of the distributions that would be permitted to be made under this Section 6.1(b)(xvi) (but for the proviso in the preceding sentence), then the Closing Date Aggregate Cash Consideration shall be reduced on a dollar-for-dollar basis by the amount of such excess; or (xvii) agree to or make any commitment to take any actions prohibited by this Section 6.1(b).

6.2 Conduct of Business of the Buyer. The Buyer agrees that:

(a) between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.2(a) of the Buyer Disclosure Letter, required by applicable Law or otherwise agreed to in writing by the Company (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), the Buyer shall, and shall cause each of its Subsidiaries to (i) conduct its business in the ordinary course of business consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it; provided, that no breach of this Section 6.2(a) shall result from any actions taken on behalf of the Buyer or its Subsidiaries by DCM under the Management Agreement, other than any such actions taken at the direction of the Board of Directors of the Buyer or the Special Committee; and

(b) between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.2(b) of the Buyer Disclosure Letter, required by applicable Law or otherwise agreed to in writing by the Company. The Buyer agrees that between the date of this Agreement and the Closing Date, except as otherwise expressly provided in this Agreement, provided in Section 6.2 of the Buyer Disclosure Letter, required by applicable Law or otherwise agreed to in writing by the Company or the Sellers’ Representative (each of which agrees to respond promptly to any request for such agreement and not to unreasonably withhold or condition such agreement), Buyer shall not, and shall cause its Subsidiaries not to (provided, that no breach of this Section 6.2 shall result from any actions taken on behalf of the Buyer or its Subsidiaries by DCM under the Management Agreement, other than any such actions taken at the direction of the Board of Directors of the Buyer or the Special Committee):

(i) amend its Charter, By-laws or comparable organizational instruments;

(ii) issue, deliver, sell, grant or authorize any Buyer Common Stock, Buyer Preferred Stock or any other capital stock, voting securities or equity interests of the Buyer or any of its Subsidiaries, or any class of securities convertible into exchangeable or exercisable for, or rights, warrants or options to acquire, Buyer Common Stock, Buyer Preferred Stock or any other capital stock, voting securities or equity interests of the Buyer or any of its Subsidiaries or repurchase, redeem or otherwise acquire Buyer Common Stock, Buyer Preferred Stock or any other capital stock, voting securities or equity interests of the Buyer or any of its Subsidiaries;

(iii) effect any recapitalization, reclassification, split or combination in the capitalization of the Buyer or any of its Subsidiaries;

(iv) make, declare or pay any dividends or make any distribution or payment (whether in cash, stock or property or any combination thereof) with respect to any shares of its capital stock, other than (A) dividends or distributions made by a wholly-owned Subsidiary of the Buyer to the Buyer or any of its Subsidiaries, (B) as necessary to maintain the Buyer’s REIT qualification and as necessary for the Buyer to avoid being subject to Tax under Sections 857, 860 and 4981 of the Code, or (C) other ordinary cash dividends made in the ordinary course consistent with past practice;

(v) adopt a plan of complete or partial liquidation or dissolution;

(vi) facilitate or approve any transaction in which all of the holders of the outstanding shares of Buyer Common Stock are afforded the opportunity to sell or otherwise dispose of any or all of such shares held by them unless the Buyer shall have used its commercially reasonable efforts to have provision made for the Persons who are to receive the Aggregate Share Consideration to be afforded the opportunity to include the Aggregate Share Consideration, or pro rata portion thereof, in such transaction on the same terms and conditions; or

(vii) agree to or make any commitment to take any actions prohibited by this Section 6.2.

Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Buyer from taking any action at any time or from time to time that in the reasonable judgment of the Board of Directors of the Buyer, upon advice of counsel, is reasonably necessary for the Buyer to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, including making dividend or distribution payments to stockholders of the Buyer in accordance with this Agreement or otherwise.

6.3 Access to Information; Confidentiality.

(a) Between the date of this Agreement and the Closing, the Company shall use commercially reasonable efforts to afford the Buyer and its professional advisors reasonable access during normal business hours and upon reasonable prior notice to all of the properties, personnel, contracts and agreements, books and records of the Company and its Subsidiaries and shall promptly deliver or make available to the Buyer information concerning the business, properties, assets and personnel of the Company and the Subsidiaries as the Buyer may from time to time reasonably request; provided, however, that such access or request shall not unreasonably interfere with any of the businesses or operations of the Company or any of its Subsidiaries; provided, further, that the auditors and accountants of the Company and its Subsidiaries shall not be obligated to make any work papers available to any Person unless and until such Person has executed a customary agreement related to such access to work papers in form and substance reasonably satisfactory to such auditors or accountants. The Buyer shall hold, and shall cause its professional advisors to hold, all Evaluation Material (as defined in the Confidentiality Agreement, between Triarc Companies, Inc. and the Buyer dated February 14, 2007 (the “Confidentiality Agreement”) or the Confidentiality Agreement, between Triarc Companies, Inc. and Bear, Stearns & Co. Inc., dated February 16, 2007 (the “Bear Stearns Confidentiality Agreement”), as applicable) in confidence in accordance with the terms of the Confidentiality Agreement or the Bear Stearns Confidentiality Agreement, as applicable, and, in the event of the termination of this Agreement for any reason, the Buyer promptly shall return all Evaluation Material in accordance with the terms of the Confidentiality Agreement.

(b) The Buyer agrees that neither the Company nor any of its Subsidiaries or any other Person acting on behalf of the Company or any of its Subsidiaries shall have or be subject to any liability, except as specifically set forth in this Agreement, to the Buyer, or any other Person resulting from the distribution to the Buyer, for the Buyer’s use, of any such information, including any information, document or material made available to the Buyer in certain “data rooms,” management presentations or any other form in expectation of the transactions contemplated by this Agreement.

(c) Between the date of this Agreement and the Closing Date, without the prior written consent of the Company, the Buyer and Buyer Sub shall not, and shall cause each of their respective employees, counsel, accountants, consultants, financing sources and other authorized representatives not to, contact or communicate with any Client or any Person who, to the Knowledge of the Buyer, is an investor in any CDO or Hedge Fund or provides services to any CDO, in each case, in connection with the transactions contemplated by this Agreement.

(d) Between the date of this Agreement and the Closing, the Buyer shall use commercially reasonable efforts to afford the Company and its professional advisors reasonable access during normal business hours and upon reasonable prior notice to all of the properties, personnel, contracts and agreements, books and records of the Buyer and the Subsidiaries and shall promptly deliver or make available to the Company information concerning the business, properties, assets and personnel of the Buyer and its Subsidiaries as the Company may from time to time reasonably request; provided, however, that such access or request shall not unreasonably interfere with any of the businesses or operations of the Buyer or any of its Subsidiaries; provided, further, that the auditors and accountants of the Buyer and its Subsidiaries shall not be obligated to make any work papers available to any Person unless and until such Person has executed a customary agreement related to such access to work papers in form and substance reasonably satisfactory to such auditors or accountants.

6.4 Expenses.

(a) Except as otherwise specifically provided herein, the parties shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

(b) Notwithstanding the foregoing, the following expenses shall be allocated equally between the Buyer, on the one hand, and the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to the respective amounts paid to such Members pursuant to Section 3.2(a)), on the other hand; provided, however, that the Buyer may (but shall not be obligated to) elect, at any time, to withdraw all (but not less than all) of the aggregate amount of any such expenses allocable to such Members from the Indemnity Escrow Fund in accordance with the Escrow Agreement:

(i) all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated in this Agreement and the Company and the Buyer agree to jointly file all required change of ownership and similar statements;

(ii) the fees and expenses of Hunton & Williams LLP in connection with the issuance of the opinion described in Section 8.11 hereof; and

(iii) all HSR Act filing fees.

6.5 Publicity. Prior to the Closing Date, except as may be required by Law, including the rules and regulations promulgated by the SEC or the NYSE, the parties hereto agree that no publicity release or announcement by the Company or the Buyer concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Sellers’ Representative and the Buyer. If any such public announcement is required by Law to be made by any party hereto, prior to making such announcement, such party will deliver a draft of such announcement to the Sellers’ Representative or the Buyer, as applicable, and shall give the Sellers’ Representative or the Buyer, as applicable, reasonable opportunity to comment thereon.

6.6 Further Actions. Subject to the terms and conditions of this Agreement, and except where another standard of effort is expressly provided for in this Agreement, between the date of this Agreement and the Closing Date, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using its commercially reasonable efforts to (i) defend any action, suit or proceeding, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including Governmental Authorities or officials), challenging this Agreement or the Merger or the other transactions contemplated by this Agreement and (ii) furnish to each other party such information and assistance and consult with respect to the terms of any undertaking as may be reasonably requested in connection with the foregoing.

6.7 Required Consents and Notices from Governmental Authorities.

(a) Each of the Buyer and the Company agrees to make, or cause to be made, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 10 Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

(b) In connection with the efforts referenced in Section 6.7(a), each of the Buyer and the Company shall (i) use its commercially reasonable efforts to cooperate in all respects with the other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person.

(c) Each of the Buyer and the Company shall use its commercially reasonable efforts to prevent the entry of any claim, action, suit, audit, assessment arbitration or inquiry, or any proceeding or investigation, before any Governmental Authority by the DOJ or the FTC (whether United States, foreign or multinational) (collectively, the “Antitrust Authorities”) or any other Person of any Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.

(d) The Buyer shall cooperate in good faith with the Antitrust Authorities, consent to the sharing of Confidential Information (as defined in the Confidentiality Agreement) among Antitrust Authorities as directed by the Company, and undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement, including proffering and consenting to an Order providing for the sale or other disposition, or the holding separate, of particular assets, categories of assets or lines of business, of either assets or lines of business of the Company, or any other assets or lines of business of the Buyer. The entry by any Governmental Authority of an Order permitting the consummation of the transactions contemplated hereby but requiring any of the assets or lines of business of the Buyer to be held separate thereafter (including portions of the Business and assets of the Company) shall not be deemed a failure to satisfy the conditions specified herein.

(e) At all times prior to the Closing, the parties hereto shall cooperate and coordinate with each other, as appropriate, with respect to filings and notifications to Governmental Authorities in connection with obtaining or making the Required Consents and Notices. Without limiting the generality of the foregoing, the Company, on the one hand, and the Buyer, on the other hand, shall make or cause to be made available all information reasonably requested by the other party to permit all necessary filings and notices to be made with or to Governmental Authorities as promptly as practicable after the date hereof. Each party shall promptly furnish or cause to be furnished all information and documents reasonably required by the relevant Governmental Authorities as may be appropriate in order to obtain or make the Required Consents and Notices.

6.8 Client Consents.

(a) As soon as reasonably practicable after the date hereof, the Company shall cause DCM to send (i) in the case of each Client that is a CDO that is party to an Advisory Contract as of the date hereof, to each Person identified in Section 6.8(a) of the Company Disclosure Letter

(collectively, the “CDO Consent Parties”) or to the trustee with respect to such CDO for distribution by such trustee to such CDO Consent Parties, a letter (each, an “Initial CDO Consent Request Letter”), (ii) to each Client that is a Hedge Fund that is a party to an Advisory Contract as of the date hereof, a written or oral communication (each, an “Initial Hedge Fund Consent Request”) requesting that the board of directors or comparable governing body of such Hedge Fund, adopt written resolutions (the “Hedge Fund Resolutions”) and (iii) to each Client that is a party to an Advisory Contract as of the date hereof (other than a CDO or a Hedge Fund), a letter (each, an “Initial Client Consent Request Letter”). Each such Initial Client Consent Request Letter, Initial CDO Consent Request Letter and Initial Hedge Fund Consent Request (x) shall notify such Client and such CDO Consent Parties of the “change of control” of DCM contemplated by this Agreement and the “assignment” (or deemed assignment) of such Advisory Contract resulting from such “change of control”, and (y) shall request the written consent of such Client and such CDO Consent Parties to such assignment (or deemed assignment) of such Advisory Contract and each such Hedge Fund Resolution shall provide for the consent of such Hedge Fund to the “assignment” (or deemed assignment) of such Advisory Contract resulting from the “change of control” of DCM contemplated by this Agreement.

(b) On or prior to the 30th day after the Initial Client Consent Request Letter, the Initial CDO Consent Party Request Letter or the Initial Hedge Fund Consent Request, as applicable, has been sent by DCM, the Company shall cause DCM to send (i) to each Client who was sent, but who has not by such date returned, an Initial Client Consent Request Letter countersigned or otherwise duly executed indicating such Client’s consent (or otherwise indicated its consent in writing) to the assignment (or deemed assignment) of the applicable Advisory Contract resulting from the “change of control” of DCM contemplated by this Agreement, a second letter (each, a “Follow-up Client Consent Request Letter”), (ii) to each CDO Consent Party or each trustee with respect to each such CDO, as the case may be, who was sent, but who has not by such date returned, an Initial CDO Consent Request Letter countersigned indicating such CDO Consent Party’s consent (or otherwise indicated its consent in writing) to the assignment (or deemed assignment) of the applicable Advisory Contract resulting from the “change of control” of DCM contemplated by this Agreement, a second letter (each, a “Follow-up CDO Consent Request Letter”) and (iii) to each Client to whom an Initial Hedge Fund Consent Request was sent but who has not by such date returned documents or other materials evidencing that the Hedge Fund Resolutions have been duly adopted by a majority of the members of the board of directors or comparable governing body of such Hedge Fund, a second communication (each, a “Follow-up Hedge Fund Consent Request”). Each Follow-Up Client Consent Letter, Follow-Up CDO Consent Request Letter and Follow-Up Hedge Fund Consent Request shall request the applicable consents described in Section 6.8(a).

(c) With respect to any Advisory Contract (other than Advisory Contracts with New Clients), the Client Consent shall be deemed given for purposes of Section 7.9 in the event that such Client or such CDO Consent Party, as applicable, has returned to DCM an executed Initial Client Consent Request Letter or a Follow-Up Client Consent Request Letter, or an executed Initial CDO Consent Request Letter or a Follow-Up CDO Consent Request Letter (or otherwise indicated its consent in writing), or documents or other materials evidencing the due adoption of the Hedge Fund Resolutions by a majority of the members of the board of directors or comparable governing body of such Hedge Fund, or by other reasonable means which shall be comparably effective in form and substance to confirm the consent of such Client or such CDO Consent Party, as the case may be, to the assignment (or deemed assignment) of such Advisory Contract resulting from the “change of control” of DCM contemplated by this Agreement. Notwithstanding the foregoing, with respect to any Advisory Contract (other than Advisory Contracts with Hedge Funds or New Clients) that does not, by its terms or under applicable Law, require the written consent of the Client party thereto or specified CDO Consent Parties (as specified in Section 6.8(a) of the Company Disclosure Letter), as applicable, to an assignment (or deemed assignment) of such Advisory Contract, the Client Consent shall be deemed given for purposes of Section 7.9 (notwithstanding the fact that such Client or such CDO Consent Parties, as applicable, shall have failed to return an Initial Client Consent 53 Request Letter or a Follow-Up Client Consent Request Letter, or an Initial CDO Consent Request Letter or a Follow-Up CDO Consent Request Letter, as applicable, countersigned indicating the consent of such Client or such CDO Consent Party (or otherwise failed to indicate its consent in writing), as applicable, to the assignment (or deemed assignment) of such Advisory Contract resulting from the “change of control” of DCM contemplated by this Agreement) 15 days after the date on which such Follow-Up Client Consent Request Letter or Follow-Up CDO Consent Letter, as applicable, was sent to such Client, such CDO Consent Party or such trustee, as applicable, if such Client or such CDO Consent Party, as applicable, has not objected in a writing received by DCM to the assignment or deemed assignment of such Advisory Contract resulting from the “change of control” of DCM contemplated by this Agreement and has continued to accept Investment Management Services from DCM for such 15 day period.

(d) With respect to any Advisory Contract entered into after the date hereof and prior to the Closing, the Company shall cause DCM to notify (i) the Client (each, a “New Client”) party to such Advisory Contract (other than a CDO) and (ii) in the case of each New Client that is a CDO, each Person whose consent is required to an assignment of such Advisory Contract related to such CDO (each a “New CDO Consent Party”) or the trustee with respect to such CDO for distribution by such trustee to such New CDO Consent Parties, of the “change of control” of DCM contemplated by this Agreement and the “assignment” (or deemed assignment) of such Advisory Contract resulting from such “change of control” and shall request the written consent of such New Client and, in the case of any New Client that is a CDO, each of the New CDO Consent Parties required under such Advisory Contract to consent to an assignment of such Advisory Contract to such assignment (or deemed assignment) of such Advisory Contract at the time such Advisory Contract is entered into, either by means of a notification and written consent substantially similar to the Initial Client Consent Request Letter, the Initial CDO Consent Request Letter or written evidence of the due adoption by a majority of the members of the board of directors or comparable governing body of such Hedge Fund or by other reasonable means which shall be comparably effective in form and substance to confirm the consent of such New Client or New CDO Consent Party, as the case may be.

(e) The Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to obtain the consents from the Clients, the New Clients, the CDO Consent Parties and the New CDO Consent Parties in the manner contemplated by this Section 6.8; provided, that neither the Company nor any of its Subsidiaries shall be required or obligated to pay any consideration to, or agree to any modification of any aspect of its relationship with, any Person from or to whom any such consents are requested. Except in accordance with the provisions of Section 6.3(c), prior to the Closing, the Buyer agrees that it will not (and it will not cause or permit any of its Affiliates to) contact, in writing or otherwise, any Client or New Client of the Company or any of its Subsidiaries (or any Person who acts as an adviser or “gatekeeper” for any such Client or New Client) or any CDO Consent Party or New CDO Consent Party in connection with the transactions contemplated by this Agreement without the prior approval of the Company.

6.9 Proxy Statement; Stockholders Meeting; NYSE Listing.

(a) As promptly as practicable after the execution of this Agreement (but in no event more than 30 days after the date of this Agreement), the Buyer, in cooperation with the Company, shall prepare and file with the SEC the preliminary Proxy Statement. The Buyer shall respond to any comments of the SEC or its staff and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the resolution of any such comments. The Buyer shall also use its commercially reasonable efforts to obtain all necessary state securities or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Membership Interests as may be reasonably requested in connection with any such action. The Buyer shall notify the Company promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Company with copies of all correspondence between the Buyer or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. The Buyer shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this

Section 6.9(a) to comply in all material respects with all applicable Laws. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Buyer, such amendment or supplement.

(b) The Buyer, acting through its Board of Directors, shall duly call, give notice of, convene and hold as promptly as practicable the Stockholders Meeting for the purpose of considering and voting upon the Stock Issuance. The Buyer covenants that, the Proxy Statement shall include the recommendation (the “Board Recommendation”) of the Board of Directors of the Buyer and of the Special Committee that the stockholders of the Buyer approve the Stock Issuance. The Buyer shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Stock Issuance and shall take all other action reasonably necessary or advisable to secure the Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Buyer may adjourn or postpone the Stockholders’ Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Buyer’s stockholders or, if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Buyer Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting.

(c) The Buyer shall use its commercially reasonable efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be authorized for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

(d) Neither the Board of Directors of the Buyer nor the Special Committee shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the Board Recommendation or the approval or declaration of advisability by such Board of Directors of this Agreement and the transactions contemplated by this Agreement (including the Merger).

6.10 Preservation of Records; Post-Closing Access to Information and Cooperation.

(a) The Buyer, at its own expense, shall preserve and keep records held by it or any of its Affiliates (including the Company or any of its Subsidiaries) relating to the Company or any of its Subsidiaries for a period of seven (7) years from the Closing Date, during which time the Buyer shall make such records available to the Sellers’ Representative as the Sellers’ Representative requires. The Buyer may destroy such records after that time, but only after the Buyer gives ninety (90) days prior written notice to the Sellers’ Representative and details the contents of the records to be destroyed; the Sellers’ Representative shall have the option to take possession of the records at its own expense within ninety (90) days of the date of such notice by the Buyer in accordance with Section 6.10(b).

(b) The Buyer (including, for the purpose of this Section 6.10(b), the Company and its Subsidiaries after the Closing) shall provide the Sellers’ Representative and its professional advisors with reasonable access to the Buyer’s books and records if reasonably required in connection with any litigation, investigation, Tax audit, discovery or similar proceeding, or in the preparation of Tax Returns, and shall prepare, at the expense of the Members who are or could reasonably be expected to be affected by such litigation, investigation, Tax audit, discovery or similar proceeding or for whom such Tax Returns are to be prepared and, in any such case, who held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to the respective amounts paid to such Members pursuant to Section 3.2(a) in relation to the aggregate amounts paid to all such Members pursuant to Section 3.2(a)), such schedules and other materials as may be reasonably requested by the Sellers’ Representative in connection with any of the foregoing and deliver, at the expense of the Members who are or could reasonably be expected to be affected by such litigation, investigation, Tax audit, discovery or similar proceeding or for whom such Tax Returns are to be prepared and, in any such case, who held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to the respective amounts paid to such Members pursuant to Section 3.2(a) in relation to the aggregate amounts paid to all such Members pursuant to Section 3.2(a)), such schedules and materials to the Sellers’

Representative and its professional advisors at such times as may be reasonably requested by the Sellers’ Representative; provided, however, that, in either case, the Buyer may (but shall not be obligated to) elect, at any time, to withdraw all (but not less than all) of the aggregate amount of any such expenses allocable to all Members who held issued and outstanding Membership Interests as immediately prior to the Effective Time from the Indemnity Escrow Fund in accordance with the Escrow Agreement. If the Sellers’ Representative shall request the assistance (including testimony) of employees of the Buyer in connection with any litigation, investigation, tax audit, discovery, similar proceeding or claim, the Buyer shall use commercially reasonable efforts to make such employees available for a reasonable period of time.

(c) The Sellers’ Representative shall exercise its rights under this Section 6.10 to the extent reasonably requested to do so by Members who hold issued and outstanding Membership Interests as of immediately prior to the Effective Time constituting at least 20% of the Fully Diluted Percentage Interests.

6.11 Termination of Related Party Transactions.

(a) Except as set forth in Section 6.11 of the Company Disclosure Letter, all Contracts between the Company or any of its Subsidiaries, on the one hand, and any Triarc Related Party, on the other hand, shall be terminated as of the Closing, and all liabilities thereunder shall thereupon be discharged and released. This covenant is intended to be for the benefit of, and shall be enforceable by, the Triarc Related Parties as if such Persons were parties hereto.

(b) On the Closing Date, the Buyer shall change its name to eliminate the reference therein to “Triarc” in accordance with the terms of the Trademark License Agreement, dated as of November 24, 2004, by and among Triarc Companies, Inc., the Company and the Buyer.

6.12 Employee Matters.

(a) On and after the Closing, the Buyer shall, and shall cause the Company and its Subsidiaries to honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company or any of its Subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries; provided, however, that nothing herein shall preclude the Buyer from having the right to terminate the employment of any employee, with or without cause.

(b) On and after the Closing until the first anniversary thereof, the Buyer shall either continue the Benefit Plans (including any severance plan or arrangement but excluding any equity-based plan or arrangement) and compensation practices of the Company and its Subsidiaries or shall provide, or cause the Company or its Subsidiaries to provide, benefits and compensation practices to employees of the Company and its Subsidiaries that are substantially similar in the aggregate to the benefits provided under the Benefit Plans and compensation practices applicable to such employees of the Company or any of its Subsidiaries, as applicable immediately prior to the Closing.

(c) The Buyer shall assume the obligation to pay to the employees of the Company and its Subsidiaries any bonuses, to the extent such bonuses are accrued, that would have been payable to the employees of the Company and its Subsidiaries with respect to the calendar year in which the Closing Date occurs, in accordance with the provisions of the policy, plan, arrangement, program, practice or agreement under which any such bonuses would have been paid in accordance with past practices.

(d) From and after the Closing Date, the Buyer shall be responsible for complying with the continuation coverage requirements of Section 4980B of the Code with respect to all “qualifying events” (as such term is defined in Section 4980B of the Code) occurring prior to, or on or after, the Closing Date with respect to any current or former “covered employee” (as such term is defined in Section 4980B of the Code) of the Company and its Subsidiaries or any related “qualified beneficiary” (as such term is defined in Section 4980B of the Code), including, for the avoidance of doubt, those former covered employees (and their qualified beneficiaries) who terminate their employment with the Company and its Subsidiaries prior to the Closing Date.

(e) From and after the Closing Date, and to the extent not otherwise addressed in the foregoing Section 6.12(d), the Buyer shall be responsible with respect to current and former employees of the

Company and its Subsidiaries and their beneficiaries (including, for the avoidance of doubt, those former employees (and their beneficiaries) who terminate their employment with the Company and its Subsidiaries prior to the Closing Date) for compliance with the Worker Adjustment and Retraining Notification Act of 1988, and any other applicable Law, including any requirement to provide for and discharge any and all notifications, benefits and liabilities to employees of the Company and its Subsidiaries and Governmental Authorities that might be imposed as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

6.13 Officers and Directors.

(a) The Company shall use its reasonable efforts to deliver to the Buyer the resignations of all members of the Board of Directors of the Company requested by the Buyer at least three Business Days prior to the Closing from their positions as directors of the Company immediately prior to the Closing.

(b) The Buyer agrees that, for a period of six (6) years from the Closing Date, neither the Existing Operating Agreement nor any other comparable organizational instruments of the Company’s Subsidiaries shall be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who on the date immediately prior to the Closing Date are or were directors, officers, agents or employees of the Company, any of their respective Subsidiaries or otherwise entitled to indemnification, advancement of expenses or exculpation pursuant to the Existing Operating Agreement or any other comparable organizational instrument of the Company’s Subsidiaries (each a “Director and/or Officer Indemnified Party”).

(c) Without limiting any additional rights that any Person may have under the Existing Operating Agreement or any other comparable organizational instrument of the Company’s Subsidiaries or any other Contract, but without duplication thereof, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the Buyer shall, or shall cause the Surviving LLC to, indemnify, defend and hold harmless the Director and/or Officer Indemnified Parties from and against any and all losses, liabilities or damages and reasonable attorneys’ fees, court costs and other out-of-pocket expenses incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Director and/or Officer Indemnified Party is or was an officer, director, employee, fiduciary or agent, at or prior to the Effective Time, of the Company, or any of its Subsidiaries or (ii) the Director and/or Officer Indemnified Party’s service, at or prior to the Effective Time, at the request of, or to represent the interests of, the Company as a director, officer, partner, member, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association or (iii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such claim, action, suit, proceeding or investigation, in addition to any rights provided in the Surviving LLC’s organizational instruments, (x) subject to applicable Law, each Director and/or Officer Indemnified Party will be entitled to advancement of reasonable expenses (including attorneys’ fees and disbursements) incurred in the defense of any claim, action, suit, proceeding or investigation from the Buyer or the Surviving LLC within 10 Business Days of receipt by the Buyer or the Surviving LLC from the Director and/or Officer Indemnified Party of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by applicable Law, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and (y) neither the Buyer nor the Surviving LLC shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Director and/or Officer Indemnified Party hereunder) unless such settlement, compromise or consent includes an unconditional release of such Director and/or Officer Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Director and/or Officer Indemnified Party otherwise consents.

(d) The Buyer agrees that, for a period of six (6) years from the Closing Date, (i) the Buyer shall, or shall cause the Surviving LLC to, obtain extended reporting or tail coverage on, obtain a substitute directors’ and officers’ liability insurance policy for, or continue to maintain, the directors’ and officers’ liability insurance policy maintained by the Company as of the date hereof for the benefit of those persons who are covered by such policy immediately prior to the Closing and (ii) the Buyer shall continue to maintain the directors’ and officers’ liability insurance policy maintained by the Buyer as of the date hereof for the benefit of those persons who are covered by such policy immediately prior to the Closing, in each case, on terms and conditions that are, in the aggregate, no less favorable to the insured with respect to claims arising from acts or omissions arising prior to and including the Closing than are currently in effect; provided, that such extended reporting or tail coverage or substitute or existing policy can be obtained and maintained on commercially reasonable terms and at a cost to the Company or the Buyer, as applicable, not greater than 200 percent of the aggregate annual premium for the directors’ and officers’ liability insurance policy maintained by the Company or the Buyer, as applicable, on the date hereof; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Buyer shall be obligated to obtain policies with the greatest coverage available for a cost not exceeding such amount.

(e) The Buyer agrees that, if the Surviving LLC merges into, consolidates with, is converted into or transfers all or substantially all of its assets to another Person, then and in each such case, the Buyer shall make proper provision so that the surviving or resulting Person or the transferee in such transaction (i) provides rights to indemnification and advancement of expenses to the Director and/or Officer Indemnified Parties on terms not materially less favorable to the Director and/or Officer Indemnified Parties than those contained in the Existing Operating Agreement and (ii) assumes the obligations of the Buyer and the Surviving LLC under this Section 6.13.

(f) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Director and/or Officer Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.13 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

6.14 Release. Effective as of the Closing Date, Buyer and the Surviving LLC, on behalf of itself and its Subsidiaries and Affiliates and each of their respective successors and assigns (each, a “Releasor”), hereby releases, acquits and forever discharges, to the fullest extent permitted by Law, each of the Members, managers and each of their respective past or present officers, directors, employees, stockholders, partners, members, managers and each of their successors and assigns (each, a “Releasee”) of, from and against any and all actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, which such Releasor or its successors or assigns ever had, now has or may have with respect to any acts or omissions prior to the Closing Date of any such Releasee with respect to the Company or any of its Subsidiaries, other than for fraud, bad faith or willful misconduct and the matter referred to in Item 2 of Section 6.1(b)(ix) of the Company Disclosure Letter (which will be assigned to the Members prior to the Closing) which shall not be released pursuant to this Section 6.14. Each Releasor agrees not to assert any claim covered by this Section 6.14 against any Releasee. Notwithstanding the foregoing, each Releasor retains, and does not release, its rights and interests under the terms and conditions of this Agreement and the Confidentiality Agreement.

6.15 Tax Matters. Notwithstanding anything to the contrary contained herein, the parties hereto agree and acknowledge that (a) Triarc Companies, Inc. and/or Gregory H. Sachs has been, and shall continue to be for all taxable years of the Company that end on or before the Closing Date, the Tax Matters Partner (as such term is defined in the Existing Operating Agreement) of the Company and shall continue to have, with respect to such periods, all the rights, obligations and authority granted to it or him, as applicable, as Tax Matters Partner pursuant to Section 5.5 of the Existing Operating Agreement, (b) the Sellers’ Representative shall prepare and file or cause to be prepared and filed all Tax Returns (including IRS Form 1065 and related schedules) and amended Tax

Returns of the Company or any of its Subsidiaries for any taxable year that ends on or before the Closing Date and shall make a Section 754 election with respect to the Company effective for the taxable year that ends on the Closing Date, (c) each income Tax Return (if any) that includes but does not end on the Closing Date shall be prepared and filed by the Buyer and presented to the Sellers’ Representative for its review at least 30 days before the date on which such Tax Return is required to be filed (taking into account any applicable extensions), and no such Tax Return or amended Tax Return shall be filed without the prior written consent of the Sellers’ Representative (which shall not be unreasonably withheld), (d) for U.S. federal income tax purposes, the parties shall treat the Merger as a fully taxable sale of Membership Interests by the holders thereof and a purchase of Membership Interests by the owners of Buyer Sub, file all Tax Returns in a manner consistent with such treatment and take no position contrary thereto unless required to do so by a change in applicable Tax Laws or a good faith resolution of a Tax contest, and (e) any and all Tax allocation or Tax sharing agreements between the Company or any of its Subsidiaries, on the one hand, and any other Person, on the other hand, shall be terminated as of the Closing Date and, from and after the Closing Date, neither the Company nor any of its Subsidiaries shall be obligated to make any payment pursuant to any such agreement for any past or future period.

6.16 Financing.

(a) Each of the Buyer and Buyer Sub shall use its commercially reasonable efforts to obtain an executed commitment letter from one or more financial institutions in form and substance reasonably satisfactory to the Buyer and the Sellers’ Representative (the “Debt Commitment Letter”) to provide the Buyer and Buyer Sub with debt financing in an amount sufficient to satisfy all of the Buyer’s and Buyer Sub’s obligations under this Agreement and the transactions contemplated hereby (x) to pay the full amount of the payments due at the Closing, (y) to refinance any Debt of the Company to be refinanced and pay all fees, penalties and premiums related thereto, and (z) to pay all expenses in connection with the Merger and the transactions contemplated hereby and thereby (the “Financing”). Each of the Buyer and Buyer Sub shall use its commercially reasonable efforts to arrange the Financing as promptly as practicable on the terms and conditions described in the Debt Commitment Letter, including using commercially reasonable efforts to (i) negotiate definitive agreements with respect thereto on the terms and conditions contained in the Debt Commitment Letter, (ii) satisfy on a timely basis all conditions applicable to the Buyer, Buyer Sub or any of their Affiliates in such definitive agreements that are within their or such Affiliates’ control and (iii) consummate the Financing contemplated by the Debt Commitment Letter at Closing. In the event any portion of the Financing becomes unavailable on terms and conditions consistent with the Debt Commitment Letter, the Buyer and Buyer Sub shall each use its commercially reasonable efforts to obtain alternative financing, including from alternative sources, as promptly as practicable following the occurrence of such event (the “Alternative Debt Financing”). The Buyer or Buyer Sub shall give the Company prompt notice upon becoming aware of any breach by any party of the Debt Commitment Letter or any termination of the Debt Commitment Letter. The Buyer or Buyer Sub shall keep the Company informed on a current basis in reasonable detail of the status of its efforts to arrange the Financing and shall not permit any amendment or modification to be made to, or any waiver of any provision of or remedy under, the Debt Commitment Letter in any respect adverse and material, when taken as a whole, to the Company without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed (it being understood that the Buyer may agree to amend the Debt Commitment Letter to provide for the assignment of a portion of the debt commitment to additional agents or arrangers and granting such persons approval rights with respect to certain matters as are customarily granted to additional agents or arrangers).

(b) The Company shall provide reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by the Buyer or Buyer Sub (provided, that such requested cooperation does not unreasonably interfere with the ongoing business of the Company, cause any representation or warranty in this Agreement to be breached, cause any closing condition set forth in Article VIII to fail to be satisfied or otherwise cause the breach of this Agreement), including (i) participation in meetings, drafting sessions and due diligence sessions, (ii) using commercially reasonable efforts to furnish the Buyer or Buyer Sub and its financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by the Buyer or Buyer Sub, (iii) using commercially reasonable efforts to assist the Buyer, Buyer Sub and its financing sources in the preparation of (A) an offering document for any of the Financing and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of the Buyer, Buyer Sub and its financing sources for any of the Financing, (v) using commercially reasonable efforts to provide and execute such documents as may be reasonably requested by the Buyer or Buyer Sub, including a certificate of the chief financial officer of the Company or any of its Subsidiaries with respect to solvency matters and consents of accountants for use of their reports in an offering document relating to the Financing, (vi) using commercially reasonable efforts to facilitate the pledging of collateral (vii) using commercially reasonable efforts to participate in “road shows” with Buyer, Buyer Sub and its financing sources as may be reasonably requested by the Buyer or Buyer Sub, and (viii) using commercially reasonable efforts to obtain accountants’ comfort letters and provide management representation letters relating to such comfort letters, as reasonably requested by the Buyer or Buyer Sub. In no event shall the Company be required to pay any commitment or similar fee, pledge any collateral, or incur any liability in connection with the Financing prior to the Closing. The Buyer or Buyer Sub shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or its Affiliates in connection with all such cooperation, including the fees and expenses of outside legal counsel and auditors. Other than in the instance of fraud or intentional misrepresentation by the Company or any of its Affiliates, the Buyer and Buyer Sub shall jointly and severally indemnify and hold harmless the Company and its Affiliates and each of their representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith.

6.17 Escrow Agreement; Registration Rights Agreement; REIT Qualification Opinion.

(a) On the Closing Date, the Buyer, the Sellers’ Representative and the Escrow Agent shall enter into the Escrow Agreement and the Buyer shall deliver to the Escrow Agent the Share Indemnity Escrow Amount.

(b) The parties hereto shall perform or comply with their respective covenants and agreements under the Registration Rights Agreement that are required to be performed or complied with on or prior to the Closing Date.

(c) The Buyer shall cause an officer of the Buyer (on behalf of the Buyer) to make such representations and warranties as may be reasonably requested by Hunton & Williams LLP as a condition to the issuance of the opinion referred to in Section 8.11.

6.18 Modification of Existing Restrictions on Transfer and Ownership of Shares. The Buyer, acting through its Board of Directors, shall take all actions necessary or desirable to exempt, pursuant to the Buyer’s Charter, the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time, their respective Affiliates and the successive transferees of any of the foregoing from the “Stock Ownership Limit” contained in the Buyer’s Charter to the extent necessary to allow such Members, their respective Affiliates and the successive transferees of any of the foregoing to own the Buyer Common Stock and/or options with respect thereto (i) issued to such Members pursuant to the Stock Issuance, (ii) distributed to such Members pursuant to Section 6.21, (iii) owned (or deemed owned pursuant to the Buyer’s Charter) by such Members immediately prior to the Effective Time, (iv) issued by the Buyer to any of such Members, their respective Affiliates and the successive transferees of any of the foregoing pursuant to options outstanding immediately prior to the Effective Time or (v) otherwise issued by the Buyer or any of its Affiliates to any director, officer or employee of the Buyer or any of its Affiliates; provided, however, that the Board of Directors of the Buyer (x) shall grant such waivers only to the extent it receives such representations, covenants, and undertakings from such Members and their respective Affiliates and the permitted successive transferees of any of the foregoing as the Board of Directors of the Buyer reasonably deems appropriate and the Board of Directors of the Buyer is advised by Hunton & Williams LLP or other nationally recognized REIT tax counsel that granting such waivers will not jeopardize the Buyer’s qualification as a REIT for federal income tax purposes and (y) shall not be required to reduce the percentage ownership limit applicable under the “Stock Ownership Limit” in the Buyer’s Charter in connection with granting the waivers contemplated by this Section 6.18.

6.19 No Shop. The Company shall not, and shall not permit any of the Affiliates, directors, officers, employees, representatives or agents of the Company or any of its Subsidiaries (collectively, the “Representatives”) to, directly or indirectly, (i) discuss, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged or acquired corporation, any transaction involving a merger, consolidation, business combination or disposition of any material amount of assets or any capital stock or other equity interests of the Company or any of its Subsidiaries other than the transactions contemplated by this Agreement (an “Acquisition Transaction”), (ii) solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company or any of its Subsidiaries in connection with an Acquisition Transaction or (iv) discuss, negotiate, undertake, initiate, authorize, recommend, propose or enter into any other transaction that could reasonably interfere with the consummation of the transactions contemplated hereby. The Company shall (and shall cause its Representatives to) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Buyer) conducted heretofore with respect to any Acquisition Transaction. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company or any of its Subsidiaries is a party.

6.20 Non-Competition; Non-Solicitation.

(a) For a period commencing on the Closing Date and ending on, (x) in the case of clauses (i), (ii) and (iii) below, the second anniversary of the Closing Date and (y) in the case of clause (iv) below, the third anniversary of the Closing Date, (the “Restricted Period”), the Sellers’ Representative shall not, and shall cause its Subsidiaries (collectively, “Restricted Persons”) not to, directly or indirectly:

(i) own, manage, operate, control or participate in the ownership, management, operation or control of, or render services to, any business, whether in corporate, proprietorship or partnership form or otherwise, that competes with the business of, or provides services similar to the services provided by, the Company or any of its Subsidiaries (a “Restricted Business”); provided, however, that the restrictions contained in this Section 6.20(a)(i) shall not restrict the acquisition by the Sellers’ Representative or any of its Subsidiaries, directly or indirectly, of less than 5% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business;

(ii) take any action with the intention of diverting from the Company or any controlled Affiliate of the Company any funds or investment accounts with respect to which the Company or any controlled Affiliate of the Company is providing Investment Management Services;

(iii) solicit or attempt to solicit any Person to cease doing business with the Company who, to the knowledge (whether actual knowledge or knowledge that such Restricted Person should have possessed under the circumstances) of such Restricted Person, is or has been a customer, supplier, licensor, licensee or other business relation of the Company at any time (A) up to the date hereof or (B) during the applicable Restricted Period; or

(iv) induce, hire, employ, attempt to hire or employ or solicit any person employed by or providing consulting services to the Company or any of its controlled Affiliates or any person who was employed by or providing consulting services to the Company or any of its controlled Affiliates during the 18 months preceding such hiring or employment or attempted hiring or employment (excluding for all purposes of this Section 6.20(a)(iv), secretaries, drivers and persons holding similar positions).

(b) The covenants and undertakings contained in this Section 6.20 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.20 will cause irreparable injury to the Buyer, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 6.20 will be inadequate. Therefore, the Buyer will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.20 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 6.20 are cumulative and in addition to any other rights and remedies which the Buyer may have hereunder or at law or in equity.

(c) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.20 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

(d) For the avoidance of doubt, “Restricted Persons” shall not be deemed to include any Person other than the Sellers’ Representative and its Subsidiaries and shall not be deemed to include (by way of illustration and not limitation) Trian Fund Management, L.P. or any funds and accounts managed by it, or any other Affiliate of the Sellers’ Representative that is not a Subsidiary of the Sellers’ Representative.

6.21 Distribution and Vesting of Buyer Common Stock. The Company shall distribute, immediately prior to the Effective Time, to each Member that holds issued and outstanding Membership Interests at such time, in accordance with such Member’s Fully Diluted Percentage Interests, all of the shares of Buyer Common Stock that are held by the Company and its Subsidiaries at such time (other than any such shares that have been granted as restricted stock awards to employees of DCM); provided, that no fractional shares of Buyer Common Stock shall be distributed to any such Member and each such Member’s allocable portion of such distribution shall be rounded down to the nearest whole number of shares of Buyer Common Stock. The Company and the Buyer shall take such actions as are necessary to accelerate the vesting and transferability of such shares of Buyer Common Stock so that such shares shall be fully vested and transferable under the Deerfield Triarc Capital Corp. Stock Incentive Plan and related stock award agreements as of the time immediately prior to their distribution as provided in the preceding sentence.

6.22 DFP Transaction.

(a) In the event that, at any time after the date hereof and prior to the Closing, the Company or any of its Subsidiaries engages in a capital markets or other transaction with respect to DFP (including a sale or other disposition of all or a portion of the assets of DFP) then the Company shall distribute to the Members (pro rata in proportion to their respective Fully Diluted Percentage Interests), (i) first, the amount of any actual out-of-pocket fees and expenses incurred by the Company or any of its Subsidiaries after the date hereof in connection with DFP, and (ii) second, one- half of the first $10,000,000 of gross proceeds received by the Company or any of its Subsidiaries from such transaction. In the event that, at any time from and after the Closing, the Surviving LLC or any of its Subsidiaries engages in a capital markets or other transaction with respect to DFP (including a sale or other disposition of all or a portion of the assets of DFP) then the Surviving LLC shall (i) pay to the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to their respective Fully Diluted Percentage Interests), on the one hand, and the Buyer on the other hand, the amount of any out-of-pocket fees and expenses incurred by the Company or any of its Subsidiaries after the date hereof and prior to the Closing and by the Surviving LLC or any of its Subsidiaries from and after the Closing, in each case, in connection with DFP, pro rata in proportion to the respective amounts so incurred, and (ii) the Surviving LLC shall pay to the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time (pro rata in proportion to their respective Fully Diluted Percentage Interests) one-half of the first $10,000,000 of gross proceeds received by the Surviving LLC or any of its Subsidiaries from such transaction.

(b) The Company acknowledges and agrees that, notwithstanding the foregoing, the Surviving LLC shall have authority, in its sole and absolute discretion, to determine whether, and under what conditions, it or DFP shall engage in a capital markets or other transaction with respect to DFP (including a sale or other disposition of all or a portion of the assets of DFP) and the Sellers’ Representative shall not be granted hereunder any right whatsoever to determine or influence in any way, or consent to or approve of, whether or under what conditions the Surviving LLC or DFP shall engage in a capital markets or other transaction with respect to DFP (including a sale or other disposition of all or a portion of the assets of DFP).

6.23 Permissible Activities. Notwithstanding the provisions of this Article VI, nothing in this Agreement shall be construed or interpreted to prevent the Company or any of its Subsidiaries, at any time prior to the close of business on the date immediately prior to the Closing Date, from (a) paying or making distributions of cash, subject to the limitation set forth in Section 6.1(b)(xvi); (b) making, accepting or settling intercompany loans or advances or prepaying any amounts owing under the Revolving Note, dated February 2, 2006, by and between DCM and Fifth Third Bank (as amended, supplemented or otherwise modified from time to time); or (c) engaging in any other transaction incident to the normal cash management procedures of the Company and its Subsidiaries, including short-term investments in time-deposits, certificates of deposit and banker’s acceptances made in the ordinary course of business.

ARTICLE VII
CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER AND BUYER SUB TO CLOSE

The obligation of the Buyer and Buyer Sub to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer:

7.1 HSR Act Filings. Any Person required in connection with the transactions contemplated hereby to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

7.2 Stockholder Approval. The Stockholder Approval shall have been obtained.

7.3 Proxy Statement. No order suspending the use of the Proxy Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC or its staff.

7.4 No Orders. No Order enjoining or prohibiting the Company, the Buyer or Buyer Sub from consummating the transactions contemplated by this Agreement shall have been entered, and no action, suit, proceeding or investigation shall have been initiated or threatened by any Governmental Authority at any time prior to the Closing seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

7.5 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement (as such representations and warranties would read if all limitations or qualifications therein as to materiality or Company Material Adverse Effect (or similar concept) were deleted therefrom) shall be true and correct on and as of the Closing Date as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for any failures to be true and correct which would not have, individually or in the aggregate, a Company Material Adverse Effect.

7.6 Performance of Covenants and Agreements. The Company shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing.

7.7 Certificate. The Company shall have furnished the Buyer with a certificate (in form and substance reasonably satisfactory to the Buyer) signed by an authorized officer of the Company to the effect that the conditions set forth in Sections 7.5 and 7.6 have been satisfied.

7.8 No Company Material Adverse Effect. Since the date of this Agreement, neither the Company nor any of its Subsidiaries has suffered any event, change, occurrence or circumstance in the financial condition, business, results of operations, properties or assets of the Company or any of its Subsidiaries that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or would reasonably be determined to have a Company Material Adverse Effect.

7.9 Client Consents. The Company shall have obtained, or shall have caused DCM to obtain, prior to the Closing, Client Consents in accordance with Section 6.8 with respect to the transactions contemplated by this Agreement from Clients existing as of the date hereof and Pipeline Funds, if any, that have closed prior to the Closing, that constituted in the aggregate at least eighty percent (80%) of the sum of (i) the Base Date AUM (excluding for all purposes of such computation the portion of Base Date AUM attributable to any such Clients the outstanding securities of which are redeemed in full prior to the Closing) and (ii) the aggregate assets under management by DCM of such Pipeline Funds as of the date on which the closing occurs for such Pipeline Fund. 7.10 Escrow Agreement. The Sellers’ Representative shall have duly executed and delivered the Escrow Agreement to the Buyer.

7.11 Financing. Buyer and Buyer Sub shall have received the amount of Financing set forth in the Debt Commitment Letter as a result of funding thereunder or as a result of funding under any Alternative Debt Financing.

7.12 Satisfaction of Put Right. In the event that one or more Sachs Affiliated Parties (as defined in the Existing Operating Agreement) exercises its put right in accordance with Section 9.11(e)(iv) of the Existing Operating Agreement, the closing of the purchase and sale of Membership Interests required as a result of such exercise shall have occurred without liability to the Buyer, Buyer Sub, the Company or any of its Subsidiaries.

7.13 Investment Banking Firm Determination. If applicable, the Investment Banking Firm Determination shall have been completed.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE

The obligation of the Company to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

8.1 HSR Act Filings. Any Person required in connection with the transactions contemplated hereby to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

8.2 Stockholder Approval. The Stockholder Approval shall have been obtained.

8.3 NYSE Listing. The shares of Buyer Common Stock to be issued to holders of Membership Interests issued and outstanding as of immediately prior to the Effective Time pursuant to the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

8.4 Proxy Statement. No order suspending the use of the Proxy Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC or its staff.

8.5 No Orders. No Order enjoining or prohibiting the Company, the Buyer or Buyer Sub from consummating the transactions contemplated by this Agreement shall have been entered, and no action, suit, proceeding or investigation shall have been initiated or threatened by any Governmental Authority at any time prior to the Closing seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

8.6 Accuracy of Representations and Warranties. The representations and warranties of the Buyer and Buyer Sub contained in this Agreement (as such representations and warranties would read if all limitations or qualifications therein as to materiality or Buyer Material Adverse Effect (or similar concept) were deleted therefrom) shall be true and correct on and as of the Closing Date as though made on and as of that date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for any failures to be true and correct which would not, individually or in the aggregate, materially prevent, impair or delay the ability of the Buyer or Buyer Sub to consummate the transactions contemplated hereby.

8.7 Performance of Covenants and Agreements. The Buyer and Buyer Sub each shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing.

8.8 Certificate. The Buyer shall have furnished the Company with a certificate (in form and substance reasonably satisfactory to the Company) signed by an authorized officer of the Buyer to the effect that the conditions set forth in Sections 8.6 and 8.7 have been satisfied.

8.9 No Buyer Material Adverse Effect. Since the date of this Agreement, neither the Buyer nor any of its Subsidiaries has suffered any event, change, occurrence or circumstance in the financial condition, business, results of operations, properties or assets of the Buyer or any of its Subsidiaries that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or would reasonably be determined to have a Buyer Material Adverse Effect.

8.10 Registration Statement. The registration statement contemplated by the Registration Rights Agreement shall have been declared effective under the Securities Act, and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

8.11 REIT Qualification Opinion. The Buyer shall have furnished the Company with an opinion of Hunton & Williams LLP, dated as of the Closing Date, to the effect that (a) commencing with its taxable year ended December 31, 2004, and for each taxable year ended through December 31, 2006, the Buyer has been organized and operated in conformity with the requirements for qualification and taxation as a REIT and (b) the Buyer’s organization and current and proposed method of operation (including the consummation of the transactions contemplated hereby and after the consummation thereof) will enable it to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2007 and in the future.

8.12 Modification of Existing Restrictions on Transfer and Ownership of Shares. The Buyer shall have taken all actions necessary or desirable to exempt, pursuant to the Buyer’s Charter, the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time, their respective Affiliates and the successive transferees of any of the foregoing from the “Stock Ownership Limit” contained in the Buyer’s Charter to the extent necessary to allow such Members, their respective Affiliates and the successive transferees of any of the foregoing to own the Buyer Common Stock and/or options with respect thereto (i) issued to such Members pursuant to the Stock Issuance, (ii) distributed to such Members pursuant to Section 6.21, (iii) owned (or deemed owned pursuant to the Buyer’s Charter) by such Members immediately prior to the Effective Time, (iv) issued by the Buyer to any of such Members, their respective Affiliates and the successive transferees of any of the foregoing pursuant to options outstanding immediately prior to the Effective Time or (v) otherwise issued by the Buyer or any of its Affiliates to any director, officer or employee of the Buyer or any of its Affiliates.

8.13 Name Change. The Buyer shall have taken the actions required by Section 6.11(b).

8.14 Escrow Agreement. The Buyer shall have duly executed and delivered the Escrow Agreement to the Sellers’ Representative.

8.15 Satisfaction of Put Right. In the event that one or more Sachs Affiliated Parties or Roberts Affiliated Parties (each, as defined in the Existing Operating Agreement) exercises its put right in accordance with Section 9.11 of the Existing Operating Agreement, the closing of the purchase and sale of Membership Interests required as a result of such exercise shall have occurred and all other conditions related to such exercise shall have been satisfied.

8.16 Investment Banking Firm Determination. If applicable, the Investment Baking Firm Determination shall have been completed.

ARTICLE IX
SELLERS’ REPRESENTATIVE

9.1 Appointment of Sellers’ Representative. Pursuant to the Member Written Consent, the Sellers’ Representative (including its successors and assigns) is appointed, authorized and empowered to be the exclusive proxy, representative, agent and attorney-in-fact of each of the Members, with full power of substitution, to give and receive notices and communications, to take any and all action on behalf of the Members pursuant to this Agreement, the Escrow Agreement and the Registration Rights Agreement and in connection with the Indemnity Escrow Fund, including but not limited to asserting, prosecuting or settling any claim against the Buyer or Buyer Sub, defending or settling any claim asserted by the Buyer or Buyer Sub, and otherwise to act and execute, deliver and receive all documents, instruments and consents on behalf of such Members at any time after the date hereof, in connection with, and that may be necessary or appropriate to accomplish the intent and implement the provisions of, this Agreement, the Escrow Agreement and the Registration Rights Agreement, and to facilitate the consummation of the transactions contemplated hereby and thereby, and in connection with the activities to be performed by or on behalf of such Members under this Agreement, the Escrow Agreement and the Registration Rights Agreement, and each other agreement, document, instrument or certificate referred to herein or therein. By executing this Agreement, the Sellers’ Representative accepts such appointment, authority and power. Notwithstanding anything in this Article IX to the contrary, the Sellers’ Representative shall not be authorized in its capacity as the Sellers’ Representative to take any action that has a disproportionate affect on a Member without the consent of such Member.

9.2 Authority. The appointment of the Sellers’ Representative by each such Member is coupled with an interest and may not be revoked in whole or in part (including, upon the death or incapacity of any such Member). Such appointment shall be binding upon the heirs, executors, administrators, estates, personal representatives, officers, directors, securityholders, successors and assigns of each of the Members. With respect to any matter contemplated by this Article IX, the Members shall be bound by any and all determinations by or against the Sellers’ Representative or the terms of any settlement or release to which the Sellers’ Representative shall become a party.

9.3 Limitation of Liability. The parties hereto understand and agree that the Sellers’ Representative is acting solely on behalf of and as agent for the Members and not in its personal capacity, and in no event shall the Sellers’ Representative be personally liable to the Members hereunder except in the case of willful misconduct or gross negligence. The Sellers’ Representative shall not be liable for any act done or omitted hereunder as Sellers’ Representative unless the Sellers’ Representative engaged in willful misconduct or gross negligence. The Members severally and not jointly agree to indemnify the Sellers’ Representative, on a pro rata basis based on the respective amounts paid to the Members pursuant to Section 3.2(a), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the fees and expenses of counsel to the Sellers’ Representative), which may at any time be imposed on, incurred by or asserted against the Sellers’ Representative in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Member shall be liable for any of the foregoing to the extent they arise from the Sellers’ Representative’s gross negligence or willful misconduct; provided, further, that no Member shall be liable for any of the foregoing in excess of the amounts paid to such Member pursuant to Section 3.2(a). The Sellers’ Representative shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be fully indemnified to its reasonable satisfaction by the Members against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

9.4 Reliance. From and after the Effective Time, each of the Buyer and the Surviving LLC is entitled to deal exclusively with the Sellers’ Representative on all matters relating to this Agreement, the Escrow Agreement and the Registration Rights Agreement (to the extent provided therein) and agrees to deal with the Sellers’ Representative on an exclusive basis. A decision, act, consent or instruction of the Sellers’ Representative shall constitute a decision of all the Members and none of the Company, the Surviving LLC or the Buyer shall have any liability for any action of, or omission by, the Sellers’ Representative in its capacity as such. Such decision, act, consent or instruction is final, binding and conclusive upon each Member, and no such Member shall have the right to object, dissent, protest or otherwise contest the same. The Buyer and the Surviving LLC may rely upon any decision, act, consent or instruction of the Sellers’ Representative. From and after the date hereof, notices or communications to or from the Sellers’ Representative will constitute notice or communications to or from each of the Members.

9.5 Successor to Sellers’ Representative. In the event of the failure, inability or refusal of Triarc Companies, Inc. (or any successor) to act as Sellers’ Representative hereunder, the Members shall promptly fill such a vacancy by approval of the majority of the Members (assuming the voting rights of the Members in effect immediately prior to the Merger).

9.6 Expenses. The Sellers’ Representative is authorized by the Members to incur expenses on behalf of the Members in acting hereunder (including the reasonable expenses of counsel to the Sellers’ Representative). The Members severally and not jointly agree to reimburse the Sellers’ Representative on demand for their pro rata share (based on the respective amounts paid to the Members pursuant to Section 3.2(a)) of all fees, costs and expenses incurred by or at the direction of the Sellers’ Representative for the benefit of the Members hereunder including, for all fees, costs and expenses incurred by the Sellers’ Representative pursuant to this Agreement, the Escrow Agreement and the Registration Rights Agreement. The Sellers’ Representative shall first seek reimbursement of any such fees, costs and expenses from the Sellers’ Representative Expense Fund.

ARTICLE X
TERMINATION OF AGREEMENT

10.1 Termination. This Agreement may not be terminated prior to the Closing, except as follows:

(a) by mutual agreement of the Buyer and the Company;

(b) at the election of the Buyer or the Company upon prior written notice, if any one or more of the conditions set forth in Article VII or Article VIII respectively (other than those that by their nature are to be satisfied at the Closing) has not been fulfilled as of the close of business on the date that is six (6) months following the date of this Agreement (the “Outside Date”); provided, however, that the party whose conduct substantially results in the failure of such condition to be fulfilled may not be the terminating party;

(c) by the Buyer or the Company if the Stockholder Approval shall not have been obtained at a Stockholders Meeting or any adjournment or postponement thereof at which the vote was taken;

(d) by the Company if the Buyer shall not have obtained an executed Debt Commitment Letter on or prior to the date that is thirty (30) days following the date of this Agreement.

(e) by the Buyer or the Company if the Buyer shall not have obtained an executed Debt Commitment Letter on or prior to the date that is sixty (60) days following the date of this Agreement.

(f) at the election of the Buyer or the Company upon prior written notice, if any court of competent jurisdiction or other Governmental Authority shall have issued a final Order or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such Order or other action is or shall have become non-appealable; or

(g) at the election of the Company or the Buyer, upon prior written notice, if there has been an inaccuracy in or breach of any representation or warranty, or breach of any covenant or agreement, made by the Buyer or Buyer Sub, on the one hand, or the Company, on the other hand, contained in this Agreement, which inaccuracy or breach (i) would give rise to a failure of a condition set forth in Articles VII or VIII, as applicable, and (ii) has not been cured by the party in breach prior to the earlier to occur of (x) 20 Business Days after such party’s receipt of written notice of such breach and (y) the Outside Date; provided, however, that no party that is then in material breach of this Agreement may terminate this Agreement pursuant to this Section 10.1(g).

10.2 Survival After Termination. If this Agreement terminates pursuant to Section 10.1 and the transactions contemplated hereby are not consummated,

(a) this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement;

(b) notwithstanding anything in this Agreement to the contrary, the provisions of Section Section 6.3, Section 6.4, this Section 10.2 and Article XI shall survive any termination of this Agreement; and

(c) the Buyer shall promptly return to the Company all books and records and all other information furnished by or on behalf of the Company, its agents, employees or representatives (including all copies, if any) and shall not use or disclose the information contained in such books and records for any purpose or make such information available to any other Person.

ARTICLE XI
SURVIVAL; INDEMNIFICATION; MISCELLANEOUS

11.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in Articles IV and V of this Agreement shall survive the Closing until the first anniversary of the Closing Date (the “Survival Period”); provided, however, that any obligations to indemnify and hold harmless shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the indemnifying party in accordance with Section 11.10 before the termination of the Survival Period.

11.2 Indemnification.

(a) Subject to Section 11.4 hereof, the Company hereby agrees to indemnify and hold Buyer and its directors, officers, employees, Affiliates, agents, attorneys, representatives, successors and assigns (collectively, the “Buyer Indemnified Parties”) harmless from and against:

(i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Company set forth in this Agreement to be true and correct in all respects at the date hereof and at the Closing Date (except where the Company’s representations and warranties are given as of any other applicable date in which case such representation and warranty shall be correct as of such date);

(ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Company under this Agreement;

(iii) any Unpaid Expenses that are Other Expenses required to be paid by the Company or any of its Subsidiaries;

(iv) any and all Losses based upon, attributable to or resulting from any claim asserted by any Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time that the allocation of the Closing Date Aggregate Cash Consideration and the Closing Date Aggregate Share Consideration to such Member as provided for in this Agreement violates the terms of the Existing Operating Agreement;

(v) any and all Taxes of or attributable to the Company or any of its Subsidiaries for any taxable period ending on or prior to the Closing Date and for the pre-Closing portion of any taxable period that includes, but does not end on, the Closing Date (a “Straddle Period”) and all Taxes attributable to any inclusion under Section 951 of the Code by the Buyer or its Affiliates at the end of the taxable year of a Subsidiary of the Company that includes the Closing Date arising out of any income accrued by such Subsidiary on or before the Closing Date. With respect to any Straddle Period, (i) Taxes, other than those referred to in clause (ii) below, attributable to the pre-Closing portion shall be determined by means of a closing of the books and records of the Company as of the close of business on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in such period, and (ii) property Taxes and ad valorem Taxes attributable to a Straddle Period shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period; and

(vi) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys’ and other professionals’ fees and disbursements (collectively, “Indemnifiable Expenses”) incident to any and all Losses with respect to which indemnification is provided hereunder.

(b) Subject to Section 11.4, Buyer hereby agrees to indemnify and hold the Members that held issued and outstanding Membership Interests as of immediately prior to the Effective Time and their respective directors, officers, employees, Affiliates, agents, attorneys, representatives, successors and assigns (collectively, the “Company Indemnified Parties”) harmless from and against:

(i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of Buyer set forth in this Agreement, to be true and correct at the date hereof and at the Closing Date (except where the Buyer’s representations and warranties are given as of any other applicable date, in which case such representation and warranty shall be correct as of such date);

(ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Buyer under this Agreement; and

(iii) any and all Indemnifiable Expenses incident to any and all Losses with respect to which indemnification is provided hereunder.

(c) The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement or any Ancillary Document shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements.

11.3 Indemnification Procedures.

(a) The rights of the Company as the indemnifying party under this Section 11.3 shall be exercised by the Sellers’ Representative. In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any Person in respect of which payment may be sought under Section 11.2 hereof (regardless of the limitations set forth in Section 11.4) (an “Indemnification Claim”), the indemnified party shall reasonably and promptly (and in any event within twenty (20) Business Days or sooner, if the nature of the Indemnification Claim so requires) cause written notice of the assertion of any Indemnification Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder; provided that the indemnifying party shall have acknowledged in writing to the indemnified party its obligation to assume the defense of any Indemnification Claim as provided hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, it shall within twenty (20) Business Days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or fails to acknowledge in writing its obligation to assume the defense of any Indemnification Claim as herein provided, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnified party defends any Indemnification Claim as provided in this Section 11.3(a), then the indemnifying party shall reimburse the indemnified party for the Indemnifiable Expenses of defending such Indemnification Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 11.3 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party’s willingness to accept the settlement offer and, subject to the applicable limitations of Section 11.4, pay the amount called for by such offer, and the indemnified party declines to accept such offer, the indemnified party may continue to contest such Indemnification Claim, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such Indemnification Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the indemnified party declined to accept plus the Losses of the indemnified party relating to such Indemnification Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the indemnified party with respect to such Indemnification Claim. If the indemnifying party makes any payment on any Indemnification Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Indemnification Claim.

(b) After any final judgment or award shall have been rendered by a Governmental Authority of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within ten (10) Business Days after the date of such notice.

(c) The failure of the indemnified party to give reasonably prompt notice of any Indemnification Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

11.4 Limitations on Indemnification.

(a) An indemnifying party shall not have any liability under Section 11.2(a)(i), Section 11.2(a)(v) (other than in respect of income or franchise Taxes) or Section 11.2(b)(i) hereof unless and until the aggregate amount of Taxes, Losses and Indemnifiable Expenses to the indemnified parties determined to arise thereunder which, in the case of any liability under Section 11.2(a)(i) or Section 11.2(b)(i), are based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct (unless such failure is the result of the indemnifying party’s fraud or willful misconduct), other than the representations and warranties set forth in Sections 4.1, 4.2(a), 4.3, 4.4, 4.21 and 5.1, 5.2(a), 5.3, 5.4 and 5.11 hereof and the representations and warranties related to income and franchise Taxes set forth in Section 4.18 hereof, exceeds $2,900,000 (the “BASKET”), in which case, only the Taxes, Losses and Indemnifiable Expenses in excess of such amount of Tax, Loss and Indemnifiable Expenses shall be covered.

(b) The Company shall not be required to indemnify any Person for an aggregate amount of Taxes, Losses and Indemnifiable Expenses above the amount contained in the Indemnity Escrow Fund, and Buyer shall not be required to indemnify any Person for an aggregate amount of Indemnifiable Expenses and Losses above an amount equal to $37,700,000.

(c) For purposes of calculating Losses hereunder (but not for purposes of determining whether a breach of any representation, warranty, covenant or agreement has occurred), any materiality or material adverse effect qualifications in the representations, warranties, covenants and agreements shall be ignored.

(d) To the extent that an indemnified party has recovered all or any portion of its Losses with respect to any matter arising under one provision of this Agreement, such indemnified party shall not be entitled to recover such portion of such Losses pursuant to other provisions of this Agreement.

(e) The Company shall not be required to indemnify any Person for any Taxes or any Losses or Indemnifiable Expenses related to Taxes in each case to the extent such Taxes are Company Expenses or are provided for on the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2006 or were incurred in the ordinary course of business since the Most Recent Balance Sheet Date.

(f) Notwithstanding anything to the contrary set forth in this Agreement, the Buyer shall not have any liability under Section 11.(b)(i) hereof for any Losses and Indemnifiable Losses determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty of the Buyer contained in Article V to be true and correct to the extent that the failure of any such representation or warranty to be true and correct arose from DCM’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement prior to the Closing Date.

11.5 Indemnity Escrow. Any payment the Company is obligated to make to any Buyer Indemnified Party pursuant to Section 11.2 shall be paid solely from the Indemnity Escrow Fund in accordance with the Escrow Agreement. Upon termination of the Survival Period, the Escrow Agent shall release all of (i) the then existing amount of the Indemnity Escrow Fund to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time in accordance with such Member’s Fully Diluted Percentage Interests, less (ii) the amount of claims for indemnification under Section 11.2 asserted by the Buyer prior to the termination of the Survival Period but not yet resolved (“Unresolved Claims”), and any unreleased amount shall be retained by the Escrow Agent. The Indemnity Escrow Fund retained for Unresolved Claims shall be released by the Escrow Agent (to the extent not utilized to pay Buyer for any such claims resolved in favor of Buyer) to each Member that held issued and outstanding Membership Interests as of immediately prior to the Effective Time in accordance with such Member’s Fully Diluted Percentage Interests upon their resolution in accordance with Sections 11.1 through 11.8.

11.6 Tax Matters. The parties agree to treat any indemnity payment made pursuant to this Article XI as an adjustment to the Aggregate Merger Consideration for all income Tax purposes unless otherwise required by a change in applicable Tax Laws or a good faith resolution of a Tax contest.

11.7 Non-Recourse. Notwithstanding anything in this Agreement to the contrary, no Representative or Affiliate of either party shall have any personal liability to the other party or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of such first party in this Agreement.

11.8 Exclusivity of Indemnity. The indemnification provided in Section 11.2 shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the representations, warranties, covenants and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement or any right, claim or action arising from the transactions contemplated by this Agreement, other than for fraud. The Buyer Indemnified Parties expressly waive, release and agree not to make any claim against the Indemnity Escrow Fund, except for indemnification claims made pursuant to Section 11.2, for the recovery of any costs or damages, whether directly or by way of contribution, or for any other relief whatsoever, under any applicable Laws, whether now existing or applicable or hereinafter enacted or applicable (including claims for breach of contract, failure of disclosure, tortious wrongdoing or violation of environmental or other securities Laws).

11.9 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) Any claim arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any Federal court in the State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such claim.

(b) Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

(d) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN SECTION 11.9(C), (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN SECTION 11.9(C) AND THIS SECTION 11.9(D).

11.10 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) on the day of delivery if delivered in person, or if delivered by facsimile upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized express courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated by notice given in accordance with this Section 11.10 by the party to receive such notice:

(a) if to the Buyer or Buyer Sub, to:

Deerfield Triarc Capital Corp.
c/o Peter Rothschild
Daroth Capital Advisors LLC
750 Third Avenue, 22nd Floor
New York, NY 10017
Facsimile: (212) 687-3200

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Simeon Gold, Esq.
Facsimile: (212) 310-8007

(b) if to the Company prior to the Closing, to:

Deerfield & Company LLC
6250 North River Road, 8th Floor
Rosemont, IL 60018
Attention: General Counsel
Facsimile: (771) 380-1695

with copies to (which shall not constitute notice):

Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017
Attention: General Counsel
Facsimile: (212) 451-3216

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Paul D. Ginsberg, Esq.
Facsimile: (212) 757-3990

(c) if to the Sellers’ Representative, to:

Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017
Attention: General Counsel
Facsimile: (212) 451-3216

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Paul D. Ginsberg, Esq.
Facsimile: (212) 757-3990

11.11 Entire Agreement. This Agreement, together with the Confidentiality Agreement, the Ancillary Documents, the Company Disclosure Letter, the Buyer Disclosure Letter and any other collateral agreements executed in connection with the consummation of the transactions contemplated hereby, contain the entire agreement among the parties with respect to the Merger and supersede all prior agreements, written or oral, with respect thereto.

11.12 Waivers and Amendments. This Agreement may be amended, supplemented or modified, and the terms hereof may be waived, whether before or after the effectiveness of the Member

Written Consent, only by a written instrument signed by the parties hereto prior to the Effective Time or, in the case of a waiver, by the party waiving compliance; provided, that after the effectiveness of the Member Written Consent, no such amendment, supplement or modification shall be made which by Law requires the further approval of the Members without such further approval; and provided, further, that after the Effective Time any amendment, supplement or modification of Sections 3.2(a),6.10(c), 6.11, 6.13, 6.14, 6.22, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7 and 11.8 must be consented in writing by the third party beneficiary thereof under Section 11.21. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

11.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction, except to the extent that provisions of the ILLCA are mandatorily applicable.

11.14 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement is not assignable by any party without the prior written consent of the other parties.

11.15 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words “include,” “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.”

11.16 Articles and Sections. All references herein to Articles and Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The Article and Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

11.17 Interpretation. The parties acknowledge and agree that (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement. Any statute, regulation, or other law defined or referred to herein (or in any agreement or instrument that is referred to herein) means such statute, regulation or other law as, from time to time, may be amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person also refer to its predecessors and permitted successors and assigns.

11.18 Disclosure. Notwithstanding anything to the contrary contained in this Agreement or in any Section of the Company Disclosure Letter or Buyer Disclosure Letter, any information disclosed in one Section of the Company Disclosure Letter or Buyer Disclosure Letter shall be deemed to be disclosed in other Sections of the Company Disclosure Letter or Buyer Disclosure Letter only to the extent that the relevance of such information to such other Sections of the Company Disclosure Letter or Buyer Disclosure Letter shall be readily apparent on its face. Certain information set forth in the Company Disclosure Letter or Buyer Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company or Buyer in this Agreement or that such information is material, nor shall such information be deemed to establish a standard of materiality, nor shall it be deemed an admission of any liability of, or concession as to any defense available to, the Company or Buyer, as applicable.

11.19 Severability of Provisions. If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby. If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

11.20 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto. The delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be deemed to be valid delivery thereof.

11.21 No Third Party Beneficiaries. Except as otherwise provided in Sections 3.2(a), 6.10(c), 6.11, 6.13, 6.14, 6.22, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7 and 11.8, no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the parties hereto. Without limiting the generality of the foregoing, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Company or any of the Subsidiaries (including any beneficiary or dependent thereof) in respect of continued employment by the Company or any of the Subsidiaries or otherwise.

11.22 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damages would occur, no adequate remedy at law would exist and damages would be difficult to determine. Accordingly, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:

DEERFIELD TRIARC CAPITAL CORP.

By:	/s/ Peter H. Rothschild
	Name:	Peter H. Rothschild
	Title:	Chairman of the Special Committee of the Board of Directors of Deerfield Triarc Capital Corp.

BUYER SUB:

DFR MERGER COMPANY, LLC,

By: DEERFIELD TRIARC CAPITAL CORP.,
 its sole member

By:	/s/ Peter H. Rothschild
	Name:	Peter H. Rothschild
	Title:	Chairman of the Special Committee of the Board of Directors of Deerfield Triarc Capital Corp.

COMPANY:

DEERFIELD & COMPANY LLC

By:	/s/ Edward P. Garden
	Name:	Edward P. Garden
	Title:	Director

SELLERS’ REPRESENTATIVE:

TRIARC COMPANIES, INC.

By:	/s/ Nelson Peltz
	Name:	Nelson Peltz
	Title:	Chairman and Chief Executive Officer

Annex B

April 19, 2007

The Special Committee of the Board of Directors
Deerfield Triarc Capital Corp.
6250 North River Road, 8th Floor
Rosemont, IL 60018

Gentlemen:

We understand that Deerfield Triarc Capital Corp. (“DFR”), DFR Merger Company, LLC, a wholly owned subsidiary of DFR (“Merger Sub”), Deerfield & Company LLC (“DCM”) and Triarc Companies, Inc. (“Triarc”) intend to enter into an Agreement and Plan of Merger to be dated as of April 19, 2007 (the “Agreement”), pursuant to which Merger Sub will merge with and into DCM (the “Merger”). Upon the terms and subject to the conditions set forth in the Agreement, as a result of the Merger all outstanding membership interests in DCM will be converted into the right to receive, subject to the terms of the Agreement, an aggregate amount of consideration equal to (i) 9,635,192 shares of DFR Common Stock (the “Aggregate Share Consideration”) and (ii) an amount in cash (the “Aggregate Cash Consideration” and, together with the Aggregate Share Consideration, the “Aggregate Merger Consideration”) equal to $145.0 million, subject to adjustment as provided in the Agreement. You have provided us with a copy of the Agreement in substantially final form.

You have asked us to render our opinion as to whether the Aggregate Merger Consideration is fair, from a financial point of view, to DFR.

In the course of performing our review and analyses for rendering this opinion, we have:

•	reviewed a draft of the Agreement, dated April 19, 2007;

•	reviewed DFR’s Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 2005 and 2006 and its Current Reports on Form 8-K filed since December 31, 2006;

•	reviewed Triarc’s Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 2004, 2005 and 2006 and its Current Reports on Form 8-K filed since December 31, 2006;

•

reviewed certain operating and financial information relating to DFR’s business and prospects, including projections for the years ended December 31, 2007 through December 31, 2010, all as prepared and provided to us by DFR’s management;

•

reviewed certain operating and financial information relating to DCM’s business and prospects, including projections for the years ended December 31, 2007 through December 31, 2010, all as prepared and provided to us by DCM’s management;

•	reviewed certain estimates of cost synergies, revenue synergies and other combination benefits expected to result from the Merger, all as prepared and provided to us by DFR’s and DCM’s management;

•	met with certain members of DFR’s and DCM’s senior management to discuss DFR’s and DCM’s respective businesses, operations, historical and projected financial results and future prospects;

•	reviewed the historical prices, trading multiples and trading volumes of the common shares of DFR;

•	reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to DCM;

•	reviewed the terms of recent mergers and acquisitions involving companies which we deemed generally comparable to DCM;

•	performed discounted cash flow analyses based on the projections for DCM, DFR and the synergy estimates furnished to us;

•	reviewed the pro forma financial results, financial condition and capitalization of DFR giving effect to the Merger; and

•	conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to or discussed with us by DFR and DCM or obtained by us from public sources, including, without limitation, the projections and synergy estimates referred to above. With respect to the projections and synergy estimates, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of DFR and DCM, as the case may be, as to the expected future performance of DFR and DCM. We note that the management of DFR is composed entirely of members of the management of DCM. We have not assumed any responsibility for the independent verification of any such information, including, without limitation, the projections and synergy estimates, and we have further relied upon the assurances of the senior management of DFR and DCM, as the case may be, that they are unaware of any facts that would make the information, projections and synergy estimates incomplete or misleading.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of DFR and DCM, nor have we been furnished with any such appraisals. We have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on DFR, DCM or Merger Sub.

We do not express any opinion as to the price or range of prices at which the shares of common stock of DFR may trade subsequent to the announcement or consummation of the Merger.

We have acted as a financial advisor to the Special Committee of the Board of Directors of DFR in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger. In addition, DFR has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement. Bear Stearns (i) has previously been engaged by DFR and (ii) has previously been engaged (and may currently be engaged) by DCM, Triarc, Trian LLP (“Trian”) and their respective affiliates, in each case to provide investment banking, brokerage and other services on matters unrelated to the Merger, for which we have received (or expect to receive) customary fees. Bear Stearns may seek to provide DFR, DCM, Triarc and Trian and their respective affiliates with certain investment banking and other services unrelated to the Merger in the future.

Consistent with applicable legal and regulatory requirements, Bear Stearns has adopted policies and procedures to establish and maintain the independence of Bear Stearns’ research departments and personnel. As a result, Bear Stearns’ research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to DFR, DCM, Triarc, the Merger and other participants in the Merger that differ from the views of Bear Stearns’ investment banking personnel.

In the ordinary course of business, Bear Stearns and its affiliates may actively trade for its own account and for the accounts of its customers equity and debt securities, bank debt and/or other financial instruments issued by DFR, DCM, Triarc and/or Trian and their respective affiliates, as well as derivatives thereof, and, accordingly, may at any time hold long or short positions in such securities, bank debt, financial instruments and derivatives.

It is understood that this letter is intended for the benefit and use of the Special Committee of the Board of Directors of DFR and does not constitute a recommendation to the Special Committee of the Board of Directors of DFR or any holders of DFR common stock as to how to vote in connection with the Merger or otherwise. This opinion does not address DFR’s underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for DFR, the financing of the Merger or the effects of any other transaction in which DFR might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety, and a description of this letter and our fairness analysis either written or approved by us may also be included, in any proxy statement/prospectus to be distributed to the holders of DFR common stock in connection with the Merger. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Merger Consideration is fair, from a financial point of view, to DFR.

Very truly yours,

BEAR, STEARNS & CO. INC.

By: /s/ Charles Edelman Senior Managing Director

Annex C

April 19, 2007

The Special Committee of the Board of Directors of
Deerfield Triarc Capital Corp.
6250 North River Road, 8th Floor
Rosemont, IL 60018

The Board of Directors of Deerfield Triarc Capital Corp.
6250 North River Road, 8th Floor
Rosemont, IL 60018

Dear Members of the Special Committee and Board of Directors:

We understand that Deerfield Triarc Capital Corp. (the “Company” or the “Buyer”), DFR Merger Company, LLC, a wholly-owned subsidiary of the Company (“Buyer Sub”), Deerfield & Company LLC (the “Seller”) and Triarc Companies, Inc. (“Triarc”), as Seller’s representative, propose to enter into the Merger Agreement (defined below) pursuant to which, among other things, Buyer Sub will be merged with and into the Seller (the “Merger”) and that, in connection with the Merger, the membership interests in the Seller will be converted into the right to receive in the aggregate: (i) $145 million in cash minus the Closing Debt (as defined in the Merger Agreement) and (ii) $145 million in shares of the Company’s common stock, par value $.001 per share (the “Company Common Stock”), based upon the average of the closing price of the Company Common Stock for the 10 trading days immediately preceding the execution of the Merger Agreement (the aggregate of (i) and (ii), the “Consideration”). The Seller, following the consummation of the Merger, is sometimes referred to herein as the “Combined Company.”

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Special Committee (the “Committee”) and Board of Directors of the Company as to whether, as of the date hereof, the Consideration to be paid by the Company in connection with the Merger is fair to the Company from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the Company’s annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2006;

2.

reviewed the Seller’s audited financial statements for the fiscal years ended December 31, 2004 and December 31, 2005, draft unaudited financial statements for the fiscal year ended December 31, 2006, and quarterly income statements for the fiscal years ended December 31, 2003 through December 31, 2006, which Seller’s management has identified as being the most current information available;

3.

spoken with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the Merger, and spoken with representatives of the Company’s other investment bankers and counsel regarding the Company, the Merger, and related matters;

4.

spoken with certain members of the management of the Seller regarding the operations, financial condition, future prospects and projected operations and performance of the Seller and regarding the Merger, and spoken with representatives of the Seller’s investment bankers and counsel regarding the Seller, the Merger, and related matters;

5.	reviewed the following agreements and documents:

a.	draft dated April 19, 2007 of an Agreement and Plan of Merger, by and among Buyer, Buyer Sub, Seller and Triarc (the “Merger Agreement”);

b.	draft of the Seller’s Disclosure Schedule to the Merger Agreement, dated April 19, 2007;

c.	the Confidential Memorandum regarding the Seller, prepared by the Seller’s investment banker, dated October, 2006;

d.	the Management Agreement by and among Deerfield Triarc Capital Corp. and Deerfield Capital Management LLC, dated December 23, 2004;

6.

reviewed financial forecasts and projections prepared as of April 18, 2007 by the management of the Company with respect to the Company for the fiscal years ended December 31, 2007 to December 31, 2010;

7.

reviewed financial forecasts and projections prepared as of March 30, 2007 by the management of the Company with respect to the Company under a no capital raising scenario for the fiscal years ended December 31, 2007 and December 31, 2008;

8.

reviewed financial forecasts and projections prepared as of April 18, 2007 by the management of the Seller with respect to the Seller for the fiscal years ended December 31, 2007 through December 31, 2010;

9.

reviewed financial forecasts and projections prepared as of March 19, 2007 and April 18, 2007 by the management of the Seller with respect to the Combined Company for the fiscal years ended December 31, 2007 and December 31, 2008, as well as the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects, strategic benefits and other synergies expected by the managements of the Company and the Seller to result from the Merger (the “Synergies”);

10.	reviewed historical and projected information about the Seller’s assets under management and the related management and incentive fees;

11.

reviewed the historical market prices and trading volume for the Company’s publicly traded securities since the Company’s initial public offering and those of certain publicly traded companies which we deemed relevant;

12.

reviewed certain other publicly available financial data for certain companies that we deemed comparable to the Company and the Seller and publicly available transaction prices paid in other transactions that we deemed relevant; and

13.	conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, managements of the Company and the Seller have advised us, and we have assumed, that the financial forecasts and projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to the future financial results and condition of the Company, the Seller and the Combined Company, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. Furthermore, upon the advice of the managements of the Company and the Seller, we have assumed that the analyses and forecasts with respect to the Synergies reviewed by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and the Seller and that the Synergies will be realized in the amounts and the time periods indicated thereby, and we express no opinion with respect to such analyses, forecasts or Synergies or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Seller since the date of the most recent financial statements provided to us, and that there are no information or facts that would make any of the information reviewed by us incomplete or misleading. We have not considered any aspect or implication of any transaction to which the Company or the Seller is a party (other than as specifically described herein with respect to the Merger).

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 5 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise) or any other financial term of the Merger. We also have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company or the Seller, or otherwise have an adverse effect on the Company or the Seller or any expected benefits of the Merger. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft documents identified above will not differ in any material respect from such draft documents.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, the Seller or any other party, nor were we provided with any such appraisal or evaluation. We express no opinion regarding the liquidation value of any entity. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or the Seller is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or the Seller is or may be a party or is or may be subject and, at your direction and with your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertion of claims, outcomes or damages arising out of any such matters.

We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger or any alternatives to the Merger, (b) negotiate the terms of the Merger, or (c) advise the Committee, the Board of Directors or any other party with respect to alternatives to the Merger. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

This Opinion is furnished for the use and benefit of the Committee and the Board of Directors in connection with their consideration of the Merger and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder or any other person as to how such person should act or vote with respect to the Merger. This Opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to Houlihan Lokey or any of its affiliates be made by any recipient of this Opinion, without the prior written consent of Houlihan Lokey; provided that this Opinion may be reproduced in its entirety and a description thereof (subject to Houlihan Lokey’s prior review and written approval) may be included in the Company’s proxy statement filed with the Securities and Exchange Commission for the special meeting of the Company’s stockholders called to approve the issuance of Company common stock in connection with the Merger.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Committee, the Company, the Seller, its respective security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Merger or otherwise, except as expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or the Seller, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company, the Seller or any other party or the effect of any other transaction in which the Company, the Seller or any other party might engage, (v) the tax or legal consequences of the Merger to either the Company, the Seller, their respective security holders, or any other party, (vi) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not the Company, the Seller, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, or (viii) the solvency, creditworthiness or fair value of the Company, the Seller or any other participant in the Merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Committee, the Company and the Seller and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Seller and the Merger.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company in connection with the Merger, taken in the aggregate, is fair to the Company from a financial point of view.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

By: /s/ Anne Marie Miller Senior Vice President

Annex D

REGISTRATION RIGHTS AGREEMENT

among

DEERFIELD TRIARC CAPITAL CORP.,

THE PARTIES IDENTIFIED

AS THE STOCKHOLDERS ON THE

SIGNATURE PAGES HERETO AND THE OTHER

PERSONS WHO MAY BECOME PARTIES TO THIS

AGREEMENT FROM TIME TO TIME,
as Stockholders

and

TRIARC COMPANIES, INC.,
as Sellers’ Representative

DATED AS OF APRIL 19, 2007

i

REGISTRATION RIGHTS AGREEMENT dated as of April 19, 2007 (this “Agreement”), between Deerfield Triarc Capital Corp., a Maryland corporation (the “Company”), the parties identified as the stockholders on the signature pages hereto and the Persons who may become parties to this Agreement from time to time in accordance with the terms of this Agreement (each, a “Stockholder” and collectively, the “Stockholders”) and Triarc Companies, Inc., a Delaware corporation, as the Sellers’ Representative under the Merger Agreement referred to below (the “Sellers’ Representative”).

WHEREAS, the Company, DFR Merger Company, LLC, an Illinois limited liability company and an indirect wholly owned subsidiary of the Company (“Merger Sub”), Deerfield & Company LLC, an Illinois limited liability company (“Deerfield”) and the Sellers’ Representative have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into Deerfield, with Deerfield surviving the merger and becoming an indirect wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, pursuant to the transactions contemplated by the Merger Agreement, the Stockholders shall receive, as consideration in the Merger, cash and shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

WHEREAS, in order to induce Deerfield and the Sellers’ Representative to enter into the Merger Agreement, (i) the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement and (ii) the effectiveness of the Initial Shelf Registration is a condition to the obligations of Deerfield to consummate the Merger; and

WHEREAS, certain of the members of Deerfield have become parties to this Agreement on the date hereof and each other member of Deerfield will be permitted to become a party to this Agreement at any time prior to the Closing of the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Amendment Effectiveness Deadline Date” has the meaning set forth in Section 2(d)(i).

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are permitted or required by law to be closed, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Common Stock” has the meaning set forth in the recitals and shall include any security into which the Common Stock is converted, exchanged, reclassified, recapitalized or the like.

“Company” has the meaning set forth in the preamble.

“Deerfield” has the meaning set forth in the recitals.

“Deferral Notice” has the meaning set forth in Section 3(h)(ii).

“Deferral Period” has the meaning set forth in Section 3(h).

“Disclosure Package” means (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale (including, without limitation, a contract of sale).

“Effectiveness Period” means (x) with respect to a registration pursuant to Section 2(a), the period commencing on the Closing Date and ending on the earlier of (i) the second anniversary of the Closing Date (subject to an extension in the event that a Deferral Period is imposed by the Company in accordance with Section 3(h) hereof; provided that such extension shall be equal to the aggregate time periods of the Deferral Periods, if any) and (ii) the date that all Registrable Securities have ceased to be Registrable Securities and (y) with respect to a registration pursuant to Exhibit A, the period commencing on the date such Registration Statement first becomes effective and ending on the date that is 180 days thereafter (subject to an extension in the event that a Deferral Period is imposed by the Company in accordance with Section 3(h) hereof; provided that such extension shall be equal to the aggregate time periods of the Deferral Periods, if any).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Deadline Date” has the meaning set forth in Section 2(a).

“Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 405 of the Securities Act.

“Holder” means any Stockholder holding Registrable Securities and each Permitted Transferee of Registrable Securities from a Stockholder.

“Holder Indemnified Party” has the meaning set forth in Section 6(a).

“Indemnified Party” has the meaning set forth in Section 6(c).

“Indemnifying Party” has the meaning set forth in Section 6(c).

“Initial Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Initiating Holders” has the meaning set forth in Section 1.1(a) of Exhibit A.

“Losses” has the meaning set forth in Section 6(a).

“Material Event” has the meaning set forth in Section 3(h).

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Notice and Questionnaire” means a written notice and questionnaire in customary form delivered by a Holder to the Company.

“Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Permitted Transferee” has the meaning set forth in Section 8(f).

“Person” has the meaning set forth in the Merger Agreement.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post- effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

“Public Sale” means any sale of Registrable Securities to the public pursuant to a public offering registered under the Securities Act or to the public through a broker or market maker pursuant to the provisions of Rule 144 or any other public offering not required to be registered under the Securities Act.

“Registrable Securities” means any and all shares of Common Stock received by the Stockholders pursuant to the Merger Agreement or Escrow Agreement (including any and all shares of Common Stock held by Deerfield or any of its subsidiaries and distributed or otherwise transferred directly or indirectly to a Holder) and any shares of capital stock or other equity interests issued or issuable to any of the Holders with respect to such shares of Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, Registrable Securities shall not include shares of Common Stock that (i) have been sold in a Public Sale (except that shares of Common Stock received by a Person in the Spin Distribution or otherwise received directly or indirectly from a Holder that may not be sold without volume or manner of sale limitations under the provisions of Rule 144 shall nonetheless constitute Registrable Securities), (ii) may in the written opinion of counsel to the Company be sold by such Holder (taking into account any affiliate of such Holder or other person with whom such Holder must aggregate sales under Rule 144) without restriction (including volume and manner of sale restrictions) on a single day without registration in compliance with Rule 144 or (iii) cease to be outstanding.

“Registration Default” has the meaning set forth in Section 2(e).

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

“Restricted Securities” means “restricted securities” as defined in Rule 144.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission or any successor agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Sellers’ Representative” has the meaning set forth in the preamble.

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Spin Distribution” has the meaning set forth in Section 2(a).

“Stockholders” has the meaning set forth in the preamble.

“Subsequent Registration Statement” has the meaning set forth in Section 2(b).

“Successor Entity” means any limited liability company, limited partnership, corporation or other entity into which the Company may have converted or of which the Company may have become a direct or indirect subsidiary (whether by merger, conversion, transfer of substantially all of its assets or otherwise).

Section 2. Registration.

(a) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable after the date hereof but in any event not later than 30 days after the date hereof (the “Filing Deadline Date”), a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Shelf Registration Statement”) registering the resale from time to time by Holders (including the distribution by the Sellers’ Representative of Registrable Securities as a dividend or other distribution to its stockholders) (the “Spin Distribution”)) of all of the Registrable Securities (the “Initial Shelf Registration Statement”). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders, including the Spin Distribution, in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the date that all of the conditions to the parties obligation to consummate the Merger shall have been satisfied or waived (other than the condition to Deerfield’s obligation to consummate the Merger that the Initial Shelf Registration Statement shall have been declared effective) and, subject to any Deferral Periods, to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date seven (7) days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities (including the recipients of the Spin Distribution) in accordance with applicable law.

(b) If the Initial Shelf Registration Statement, any Subsequent Registration Statement or any Registration Statement filed pursuant to Section 1.1 or 1.3 of Exhibit A ceases to be effective for any reason at any time during the applicable Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within seven (7) days of such cessation of effectiveness amend the such Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a “Subsequent Registration Statement”). If a Subsequent Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause the Subsequent Registration Statement to become effective as promptly as is practicable after such filing and, subject to any Deferral Periods, to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the applicable Effectiveness Period.

(c) The Company shall supplement and amend each Registration Statement filed pursuant to this Agreement (including Exhibit A) if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, or if required by the Securities Act.

(d) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(h). Each Holder wishing to sell Registrable Securities pursuant to a Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three Business Days prior to any intended distribution by such Holder of Registrable Securities under such Registration Statement. From and after the date the Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of (x) seven (7) days after such date or (y) seven (7) days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within seven (7) days of such delivery date:

(i) if required by applicable law, file with the SEC a post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Registration Statement, use its commercially reasonable efforts to cause such post- effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline

Date”) that is seven (7) days after the date such post-effective amendment is required by this clause to be filed;

(ii) provide such Holder and the underwriters, if any, copies of any documents filed pursuant to Section 2(d)(i); and

(iii) notify such Holder and the underwriters, if any, as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i);

provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(h). Notwithstanding anything contained herein to the contrary, the Amendment Effectiveness Deadline Date shall be extended by up to seven (7) days from the expiration of a Deferral Period if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

(e) If the Holders intend to distribute the Registrable Securities covered by a Registration Statement filed pursuant to Section 2(a) or (b) or Section 1.1 or 1.3 of Exhibit A by means of an underwriting, they shall so advise the Company. The underwriter or underwriters will be selected by the Company, subject to the approval of a majority in interest of the Holders participating in such registration. In such event, the right of any Holder to include Registrable Securities in such underwritten offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders participating in the registration and the Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company and the Holders participating in such underwriting in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder at the time of the filing of the registration statement; provided, however, that the number of Registrable Securities held by Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(f) From and after the end of the Effectiveness Period referred to in clause (x) of the defined term “Effectiveness Period,” the Holders shall have the additional registration rights set forth in Exhibit A attached hereto.

Section 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof or Exhibit A, the Company shall:

(a) Prepare and file as soon as reasonably practicable with the SEC a Registration Statement or Registration Statements on Form S-3 or another appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders in accordance with the intended method or methods of distribution thereof (including the Spin Distribution), and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing any Registration Statement, Prospectus or Disclosure Package or any amendments or supplements thereto with the SEC, the Company shall furnish to the Sellers’ Representative, if prior to the Merger, or the Holders and the underwriters, if any, if subsequent to the Merger, copies of all such documents proposed to be filed and within seven (7) days of the delivery of such copies in good faith consider reflecting in each such document when so filed with the SEC all comments, if any, that the Sellers’ Representative, if prior to the Merger, or the Holders and the underwriters, if any, if subsequent to the Merger, shall propose;

provided, that the Company shall not be required to take any actions under this Section 3(a) that are, in the opinion of counsel experienced in such matters, in violation of applicable law. The Company shall promptly provide copies of any written correspondence from the SEC with respect to a Prospectus, prospectus supplement, Registration Statement or post-effective amendment to the Sellers’ Representative, if prior to the Merger, or the Holders and the underwriters, if any, if subsequent to the Merger.

(b) Subject to its ability to issue a Deferral Notice, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable Effectiveness Period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

(c) As promptly as practicable give notice to the Sellers’ Representative, if prior to the Merger, or the Notice Holders and the underwriters, if any, if subsequent to the Merger, (i) when any Prospectus, prospectus supplement, Registration Statement, Disclosure Package or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of a Material Event and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(h)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(h) shall apply.

(d) Use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to the Sellers’ Representative, if prior to the Merger, or to the Notice Holders and the underwriters, if any, if subsequent to the Merger, of the withdrawal of any such order.

(e) As promptly as practicable, furnish to the Sellers’ Representative, if prior to the Merger, or each Notice Holder and the underwriters, if any, if subsequent to the Merger, without charge, at least one conformed copy of the Registration Statement and any amendment thereto, excluding all schedules, exhibits and all documents incorporated or deemed to be incorporated therein by reference (unless requested in writing by the Sellers’ Representative, if prior to the Merger, or such Notice Holder, if subsequent to the Merger).

(f) During the Effectiveness Period, deliver to each Notice Holder and the underwriters, if any, in connection with any sale of Registrable Securities pursuant to such Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; to provide a “reasonable number” of copies thereof to the New York Stock Exchange as contemplated by Rule 153 under the Securities Act; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each

Notice Holder and the underwriters, if any, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(g) Prior to any public offering of the Registrable Securities pursuant to such Registration Statement, use its commercially reasonable efforts to register or qualify or cooperate with the Notice Holders and the underwriters, if any, in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any underwriter or Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with the offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(h) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which the financial statements included in such Registration Statement become ineligible for inclusion therein, such Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any related Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the good faith judgment of the Company makes it necessary or advisable to suspend the availability of the such Registration Statement and the related Prospectus for a discrete period of time because not to do so would be detrimental to the Company and its subsidiaries:

(i) Subject to the Deferral Period, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, use its commercially reasonable efforts to cause it to be declared effective as promptly as is practicable, and

(ii) give notice to the Notice Holders and the underwriters, if any, that the availability of the Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to such Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

The Company shall use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) or (B) above, as promptly as is practicable, and (y) in the case of clause (C) above, as soon as practicable after, in the good faith judgment of the Company, public disclosure of such pending corporate development would no longer be detrimental to the interests of the Company. The Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of one or more Registration Statements or any related Prospectuses for a period (the “Deferral Period”) that shall not exceed 30 days in any three-month period or 90 days in any 12-month period.

(i) If requested in writing in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, any underwriter, and any broker-dealers, attorneys and accountants retained by such Notice Holders, and any attorneys or other agents retained by an underwriter or a broker-dealer engaged by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders and the underwriters, if any, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, that such Persons shall first hereby agree with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities (in which case the Company shall be provided notice prior to such disclosure so that it may seek a protective order), (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such Person or (iv) such information becomes available to any such Person from a source other than the Company and such source is not bound by a confidentiality agreement.

(j) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of such Registration Statement, which statements shall be made available no later than 45 days after the end of the 12-month period or 90 days if the 12-month period coincides with a fiscal year of the Company.

(k) Cooperate with each Notice Holder and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such names as such Notice Holder may request in writing at least three Business Days prior to any sale of such Registrable Securities.

(l) Use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class and series issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

(m) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc.

(n) With respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule

159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review of counsel to such Holders.

(o) Make all required filings of all Free Writing Prospectuses with the SEC.

(p) Enter into and perform its obligations under such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Section 6 of the Agreement, and take such other actions as sellers of a majority of shares of such Registrable Securities, or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

(q) Obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent, an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel.

(r) If requested by the managing underwriter of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter, the purchase price being paid therefor by such underwriter and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post- effective amendment.

Section 4. Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that it shall not be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. The Company may exclude from such registration the Registrable Securities of any Holder that does not furnish such information provided above so long as such information is not so furnished. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

Section 5. Registration Expenses. The Company shall bear all fees and expenses incurred by it in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. or New York Stock Exchange Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the counsel to the Company in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Notice Holders holding a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses,

(iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company and one half of the fees and disbursements of one counsel representing all of the Holders in connection with the such Registration Statement; provided, that, in the case of the Initial Shelf Registration Statement, all of the fees and disbursements of counsel representing all of the Holders in connection with such Initial Shelf Registration Statement that are incurred prior to the effectiveness thereof shall be borne by the Company, (v) reasonable fees and disbursements of the registrar and transfer agent for the Common Stock and (vi) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay all underwriting discounts and commissions and any stock transfer taxes in connection with any underwritten offering.

Section 6. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Notice Holder, each underwriter (as defined in the Securities Act) for such Holder, each director, officer or Affiliate of any of the foregoing Persons and each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing Persons (collectively the “Holder Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or the Disclosure Package, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Holder Indemnified Party furnished to the Company in writing by such Holder Indemnified Party expressly for use therein; provided, that the Company shall not be liable to any Holder Indemnified Party to the extent that such Losses arise out of or are based upon an untrue statement or alleged untrue statement of material fact or omission or alleged omission if either (i) (A) such Holder Indemnified Party was required by law to send or deliver, and failed to send or deliver, a copy of the Prospectus with or prior to delivery written confirmation of the sale by such Holder Indemnified Party to the Person asserting the claims from which the Losses arise and (B) the Prospectus would have corrected such untrue statement or omission or alleged omission or (ii) (A) such Holder Indemnified Party disposed of Registrable Securities to the Person asserting the claim from which such Losses arise pursuant to a Registration Statement and sent or delivered, or was required by law to send or deliver, a Prospectus to such Person in connection with the disposition, (B) such Holder Indemnified Party received a Deferral Notice in writing prior to the date of such disposition and (C) such untrue statement or omission or alleged omission was the reason for the Deferral Notice.

(b) Indemnification by Holders. Each Holder agrees, if shares held by such Holder are included in the securities as to which such registration is being effected, severally and not jointly to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement, and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) each underwriter and each other Holder, from and against all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or the Disclosure

Package, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only (i) with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus, the Disclosure Package or any amendments or supplements thereto or (ii) with respect to any Losses that may arise as a result of the disposition by such Holder of Registrable Securities to the Person asserting the claim from which such Losses arise pursuant to a Registration Statement, the Prospectus or any amendments or supplements thereto if such Holder sent or delivered, or was required by law to send or deliver, a Prospectus in connection with such disposition, such Holder received a Deferral Notice with respect to such prospectus in writing prior to the date of such disposition and the untrue statement or alleged untrue statement or omission or alleged omission was the reason for the Deferral Notice. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds (if any) received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed in writing to pay such fees and expenses or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and, in the reasonable judgment of the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that all such fees and expenses shall be reimbursed as they are incurred upon presentation of a statement or statements thereof in reasonable detail and subject to an undertaking to return such amounts if it is determined that such party is not entitled to indemnification under this Agreement in respect of such matter. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(d) Contribution. To the extent that the indemnification provided for in Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient in respect of any Losses referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Holders shall be deemed to be equal to the aggregate Specified Value Per Share (as defined in the Merger Agreement) as of the Closing

Date of the Registrable Securities to which such Losses relate. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this paragraph are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

(e) The indemnity, contribution and expense reimbursement obligations of the parties hereunder shall be in addition to any liability any Indemnifying Party or Indemnified Party may otherwise have hereunder, under the Merger Agreement or otherwise.

(f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or the Company, or the Company’s officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.

Section 7. Information Requirements. The Company covenants that, for so long as it is subject to the reporting requirements of the Exchange Act, it will file the reports required to be filed by it under the Exchange Act so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act. The Company also covenants that, for so long as any Stockholder holds any Registrable Securities, it will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company’s most recent report filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

Section 8. Miscellaneous.

(a) Successor Entity; Recapitalizations, Exchanges, etc. The Company shall cause any Successor Entity to deliver to the Holders a written undertaking confirming its obligations under this agreement as a condition to any transaction pursuant to which such Successor Entity is formed. In addition, the Company shall cause any other successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Holders with respect to the Registrable Securities on terms substantially the same as this Agreement as a condition of any such transaction.

(b) No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company that is inconsistent with the rights granted to the Holders in this Agreement. The

Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement.

(c) Interpretation. Any reference in this Agreement to a statute shall be to such statute, as amended from time to time prior to the date hereof, and to the rules and regulations promulgated thereunder prior to the date hereof. Any reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with its terms. Unless the context otherwise requires, (1) all references made in this Agreement to an Article or Section are to an Article or Section of this Agreement, (2) “or” is disjunctive but not necessarily exclusive, (3) “will” shall be deemed to have the same meaning as the word “shall” and (4) words in the singular include the plural and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not so followed. All references to “$” or dollar amounts are to lawful currency of the United States of America, unless otherwise expressly stated. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(d) Amendments and Waivers. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by written instrument duly executed by (i) the Company and (ii) Holders holding Registrable Securities representing at least a majority of the aggregate number of Registrable Securities owned by all of the Holders, if subsequent to the Merger. No waiver by any party of any term or condition contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition contained in this Agreement on any future occasion.

(e) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be delivered by hand or overnight courier service or by facsimile:

If to any Holder, to the address for such Holder specified on the signature pages hereto.

If to the Sellers’ Representative, to:

Triarc Companies, Inc.
280 Park Avenue
New York, New York 10017
Attention: Brian L. Schorr, Esq.
Fax: (212) 451-3216

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Paul D. Ginsberg, Esq.
Fax: (212) 757-3990

If to the Company, to:

Deerfield Triarc Capital Corp.
c/o Peter Rothschild
Daroth Capital Advisors LLC
750 Third Ave., 22nd Floor
New York, NY 10017
Fax: (212) 687-3200

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10053
Attention: Simeon Gold, Esq.
Fax: (212) 310-8007

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication shall be effective (i) if delivered by hand, when such delivery is made at the address specified in this Section 8(e), (ii) if delivered by overnight courier service, the next Business Day after such communication is sent to the address specified in this Section 8 or (iii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8 and appropriate confirmation is received.

(f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns; provided that rights granted to any Holder hereunder may only be assigned in connection with a transfer of Registrable Securities to the assignee in accordance with the following sentence (the “Permitted Transferees”) and may be further assigned as so provided by a Permitted Transferee to a subsequent Permitted Transferee. In connection with any transfer by a Holder of Registrable Securities, the transferring Holder may assign to the transferee all of its rights and related obligations under this Agreement with respect to any Registrable Securities so transferred, and upon the Company’s receipt from the assignee of a completed and executed Joinder substantially in the form of Exhibit B hereto, such assignee will be deemed to also be a Holder under this Agreement. The Company shall not assign this Agreement, in whole or in part. Any purported assignment not in accordance with this Agreement shall be null and void.

Except as provided in Section 6, this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

(g) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

(h) Governing Law. This Agreement and any claim or controversy relating hereto shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state that would result in the application of the law of another jurisdiction.

(i) Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8 shall be deemed effective service of process on such party.

(j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

(l) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

(m) Rules of Construction. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n) Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

(o) Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions (without the payment or posting of any bond) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(p) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the earlier of (i) the date on which the Merger Agreement is terminated in accordance with the terms thereof or (ii) the date on which all Registrable Securities held by all Holders (and any affiliate of a Holder or other person with whom such Holder must aggregate sales under Rule 144) can be sold without restriction (including volume and manner of sale restrictions) on a single day without registration in compliance with Rule 144 and such Holder has received an opinion of counsel to the Company to that effect; provided, that any liabilities or obligations under Section 4, 5, 6 or 7, shall survive termination and remain in effect in accordance with their terms.

(q) Sellers’ Representative. The Holders acknowledge and agree to the provisions of Article IX of the Merger Agreement, which hereby are incorporated herein by reference.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DEERFIELD TRIARC CAPITAL CORP.
By:	/s/ Peter H. Rothschild
	Name:	Peter H. Rothschild
	Title:	Chairman of the Special Committee of the Board of Directors of Deerfield Triarc Capital Corp.
TRIARC COMPANIES, INC., as Sellers’ Representative
By:	/s/ Nelson Peltz
	Name:	Nelson Peltz
	Title:	Chairman and Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TRIARC DEERFIELD HOLDINGS, LLC
By:	/s/ Nelson Peltz
	Name:	Nelson Peltz
	Title:	Chairman and Chief Executive Officer
All notices, requests and other communications to the party above should be sent to:

EXHIBIT A

ADDITIONAL REGISTRATION RIGHTS

1.1. Request for Registration.

(a) If the Company shall receive a written request from the Holders (the “Initiating Holders”) of at least twenty percent (20%) of the Registrable Securities then outstanding, excluding for purposes of determining such 20% any Registrable Securities held at such time by the Escrow Agent (as defined in the Merger Agreement) (the “Escrow Shares”), that the Company file a registration statement under the Securities Act, then the Company shall:

(i) within seven (7) days of the receipt thereof, give written notice of such request to all Holders; and

(ii) use commercially reasonable efforts to effect promptly, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered, subject to any Deferral Periods, in a written request received by the Company within fifteen (15) days of the making of the notice pursuant to Section 1.1(a)(i) of this Exhibit A.

(b) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.1:

(i) After the Company has effected one (1) registration pursuant to this Section 1.1 and such registration statement has been declared or ordered effective and has remained effective for the applicable Effectiveness Period; provided, that if such request pursuant to this Section 1.1 is subsequently withdrawn by the requester in writing, it shall not be counted against the limitation of requests set forth in this Section 1.1(c)(i);

(ii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

1.2. Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register any of its capital stock under the Securities Act for its own account or the account of any of its stockholders with registration rights (other than in connection with a registration effected solely to implement an employee benefit plan or arrangement or a business combination transaction or any other similar transaction for which a registration statement on Form S-4 under the Securities Act or any comparable successor form is applicable), the Company will promptly give written notice thereof to the Holders of Registrable Securities at least twenty (20) days prior to the filing of such registration statement, or such lesser time that is reasonable taking into account the Company’s contractual obligation to file such registration statement. Upon the written request of each Holder given within fifteen (15) days after the giving of such notice by the Company, the Company shall, subject to the provisions of this Section 1.2, cause to be registered under the Securities Act in such registration statement all of the Registrable Securities that each such Holder has requested to be registered.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. Regardless of any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a reduction in the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first, to the Company and the Person or Persons requesting such registration (if other than the Company) shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them; and then second, all other holders of securities having the right to include such securities in such registration (including the Holders of the Registrable Securities) shall be entitled to participate pro rata based on the number of shares requested to be sold by such Holders.

D-A-1

The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 of the Agreement.

1.3. Form S-3 Registration.

Notwithstanding anything in Section 1.1 or Section 1.2 of this Exhibit A to the contrary, in case the Company shall receive from the Holders of at least twenty percent (20%) of Registrable Securities then outstanding, excluding the Escrow Shares for purposes of such determination, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and the Company is then eligible to use Form S-3 for the resale of Registrable Securities, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) subject to any Deferral Periods, promptly effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.3:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2.5 million; or

(iii) if the Company has effected a total of three (3) registrations pursuant to Section 1.1 and Section 1.3 of this Exhibit A, provided, that any such registration shall be deemed to have been “effected” if the registration statement relating thereto (A) has become or been declared or ordered effective under the Securities Act, and any of the Registrable Securities of the Initiating Holder(s) included in such registration have actually been sold thereunder and (B) has remained effective for the applicable Effectiveness Period; or

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered promptly after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.3 shall not be counted as requests for registration effected pursuant to Section 1.1 or Section 1.2 respectively of this Exhibit A.

1.4. Obligations of the Company.

Whenever required under Sections 1.1, 1.2 or 1.3 of this Exhibit A to effect the registration of any Registrable Securities, the Company shall comply with the applicable obligations of the Company under the Agreement, including Sections 2, 3, 5 and 6 of the Agreement.

D-A-2

EXHIBIT B

[FORM OF] JOINDER

[Date]

[COMPANY]
[ADDRESS]

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of [•], 2007 (the “Agreement”), with [BUYER] (the “Company”). Capitalized terms used and not otherwise defined herein are used herein as defined in the Agreement.

The undersigned (“Transferee”) hereby: (i) acknowledges receipt of a copy of the Agreement; (ii) notifies the Company that, on [Date], Transferee acquired from [insert name of assigning Stockholder] [describe the Registrable Securities that were transferred] (the “Transferred Securities”) and an assignment of such transferor’s rights under the Agreement with respect and to the Transferred Securities, and the Transferee has assumed from such transferor the liability for any and all obligations under the Agreement arising after the date of transfer related to the Transferred Securities; (iii) advises the Company that, immediately after such transfer the further disposition of the Transferred Securities is restricted under the Securities Act or subject to volume or manner of sale limitations under Rule 144; and (iv) agrees to be bound by all terms of the Agreement with respect to the Transferred Securities applicable to a Holder of such Transferred Securities as if the Transferee was an original signatory to the Agreement.

Notices to the Transferee for purposes of the Agreement may be addressed to: [  ], [  ], Attn: [  ], Fax: [  ].

This document shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that State.

[Transferee]
[By:]
Name:
[Title:]

cc: [Transferor]

D-B-1

Annex E

FORM OF
ESCROW AGREEMENT
by and among
[  ]
as Escrow Agent,
DEERFIELD TRIARC CAPITAL CORP.,
as Buyer
and
TRIARC COMPANIES, INC.,
as Sellers’ Representative

Dated: as of [  ], 2007

Schedules
Schedule I	Fully Diluted Percentage Interests
Annexes
Annex I	Form of Certificate of Instruction
Annex II	Form of Objection Certificate
Annex III	Form of Resolution Certificate
Annex IV	Form of Litigation Certificate
Annex V	Form of Buyer Cancellation Certificate
Annex VI	Form of Sellers’ Representative Cancellation Certificate

i

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [  ], 2007 by and among [  ], a [  ] banking corporation, as escrow agent (the “Escrow Agent”), Deerfield Triarc Capital Corp., a Maryland corporation (the “Buyer”) and Triarc Companies, Inc., a Delaware corporation in its capacity as Sellers’ Representative pursuant to the Merger Agreement defined below (in such capacity, the “Sellers’ Representative”). Capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in Section 13.

WHEREAS, the Buyer, DFR Merger Company, LLC, an Illinois limited liability company and an indirect wholly owned subsidiary of the Buyer (“Buyer Sub”), Deerfield & Company LLC, an Illinois limited liability company (the “Company”), and the Sellers’ Representative have entered into the Agreement and Plan of Merger, dated as of April 19, 2007 (the “Merger Agreement”), pursuant to which on the terms and subject to the conditions set forth therein, inter alia, at the Effective Time (as defined therein), Buyer Sub will, in accordance with the Illinois Limited Liability Company Act, as amended, merge with and into the Company (the “Merger”) and each of the Membership Interests issued and outstanding immediately prior to the Effective Time (such holders, the “Eligible Members”) shall be converted into the pro rata right to receive a combination of Buyer Common Stock and cash;

WHEREAS, pursuant to Section 3.3(b)(i) of the Merger Agreement, the Buyer will deposit, or cause to be deposited, with the Escrow Agent a certificate or certificates representing 2,504,817 shares of Buyer Common Stock (the “Share Indemnity Escrow Amount”);

WHEREAS, the Buyer and the Sellers’ Representative desire to create an escrow account for the Share Indemnity Escrow Amount and any dividends or distributions declared or paid on the Share Indemnity Escrow Amount (including any income and interest earned or accrued with respect thereto) and to appoint the Escrow Agent as the escrow agent for such account upon the terms and conditions set forth below;

WHEREAS, it is a condition to the obligations of the parties to effect the Merger that the parties hereto enter into this Agreement; and

WHEREAS, the Escrow Agent is not a party to the Merger Agreement, is not bound by any of its terms and will not be required to refer to such agreement for any reason whatsoever.

NOW THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Appointment of Escrow Agent.

The Buyer and the Sellers’ Representative hereby appoint the Escrow Agent as the escrow agent under and pursuant to the terms, conditions and provisions of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to perform the duties thereof subject to the terms, conditions and provisions of this Agreement. The Escrow Agent acknowledges receipt of an executed copy of this Agreement.

2. Deposit of the Share Indemnity Escrow Amount.

(a) Simultaneously with the execution and delivery of this Agreement, (i) the Buyer is depositing with the Escrow Agent, on behalf of the Eligible Members, a certificate or certificates representing the Share Indemnity Escrow Amount (the “Escrow Shares”) and (ii) the Eligible Members are delivering to the Escrow Agent duly executed stock transfer powers relating to the Share Indemnity Escrow Amount. The Escrow Shares and Cash Escrow described below are collectively referred to as the “Escrow Fund”. Promptly following the receipt of the Escrow Shares, the Escrow Agent shall confirm in writing to the Buyer that the Escrow Shares were received by it and the number of Escrow Shares received.

(b) The Escrow Agent hereby agrees to establish and maintain the Escrow Fund in a separate account and shall invest the cash portion of the Escrow Fund, as determined by the Sellers’ Representative, from time to time, in writing, in (i) designated readily marketable direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America (“U.S. Securities”), (ii) bank time deposits evidenced by certificates of deposit issued by commercial banks in the United States having capital and surplus in excess of $500,000,000, (iii) money market funds registered as investment companies under the Investment Company Act of 1940, as amended, that seek to maintain a stable $1 net asset value and that are rated AAA (or the equivalent thereof) or better by Moody’s Investors Service Inc. or Standard and Poor’s Corporation or (iv) the Escrow Agent’s insured money market fund or a money market fund that invests only in U.S. Securities, or if not so directed, in Service Class Shares of the U.S. Government Portfolio of the Wilmington Funds, a mutual fund managed by Rodney Square Management Corporation, a subsidiary of the Escrow Agent (the “Wilmington Mutual Fund”) (collectively, all investments referred to in this sentence are referred to herein as “Permitted Investments”). The parties hereto acknowledge that (w) shares in the Wilmington Mutual Fund are not obligations of Wilmington Trust Company, are not deposits and are not insured by the FDIC, (x) the Escrow Agent or its affiliates are compensated by the Wilmington Mutual Fund for services rendered in its capacity as investment advisor, custodian and/or transfer agent, (y) Wilmington Trust Company, or its affiliates, are also compensated by the Wilmington Mutual Fund for providing shareholder services and (z) such compensation is both described in detail in the prospectus for the fund, and is in addition to the compensation paid to Wilmington Trust Company in its capacity as the Escrow Agent hereunder. The Escrow Agent shall hold and dispose of the Escrow Fund in accordance with the terms, conditions and provisions of this Agreement.

(c) Except as provided in Section 24, any dividends and other distributions declared and paid with respect to the Escrow Shares, and any income and interest earned or accrued with respect to the cash portion of the Escrow Fund (the “Cash Escrow”) shall be held in the Escrow Fund and for all purposes of this Agreement shall be deemed to be part of the Escrow Fund.

(d) The Escrow Fund shall not be subject to any Lien by any creditor of any party hereto or any party connected to or affiliated with the Sellers’ Representative and shall be used solely for the purpose set forth on this Agreement.

(e) The Escrow Fund, and any income and interest earned or accrued with respect to the Cash Escrow and any dividends and other distributions declared with respect to the Escrow Shares, shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of the Buyer or the Eligible Members owing to the Escrow Agent in any capacity, except as expressly provided herein.

(f) In the event that the Escrow Shares are exchanged for any other securities and/or cash or other property by reason of a conversion, merger, consolidation, recapitalization, reorganization or similar corporate transaction, such securities and/or property shall be substituted for the Escrow Shares for purposes of this Agreement and all references to Buyer Common Stock in this Agreement shall be deemed to refer to such securities, and the Sellers’ Representative and the Buyer shall agree to such equitable adjustments in the provisions of this Agreement as may be necessary to give effect to this sentence. Prompt written notice of any such exchange shall be provided by the Buyer to the Escrow Agent and the Escrow Agent shall be entitled to conclusively rely on such notice. No such exchange shall affect the Escrow Agent’s rights, duties or immunities under this Agreement.

3. Voting of the Escrow Shares. Prior to the later to occur of (i) the Termination Date (as defined below) and (ii) the time at which all Escrow Shares have been distributed to the Eligible Members pursuant to this Agreement, each Eligible Member will have voting rights with respect to the Escrow Shares pro rata in proportion to each such Eligible Member’s Fully Diluted Percentage Interest and the Escrow Agent and the Buyer shall cooperate with the exercise of such rights as reasonably requested by such Eligible Members. The Eligible Members’ Fully Diluted Percentage Interests are set forth in Schedule I of this Agreement. While the Escrow Shares remain in the Escrow Agent’s possession pursuant to this Agreement, the Eligible Members shall retain and be able to exercise all other incidents of ownership of the Escrow Shares which are not inconsistent with the terms and conditions of this Agreement or the Merger Agreement.

4. Escrow Fund. Except as otherwise provided in Section 5, the Escrow Fund shall be held and disposed of by the Escrow Agent as follows:

(a) Pursuant to the Merger Agreement, if payment is required by the Eligible Members pursuant to Sections 3.5, 6.4(b) or 6.10(b) of the Merger Agreement and the Buyer has elected to withdraw the amount of any such payment from the Escrow Fund, then each of the Buyer and the Sellers’ Representative promptly shall provide a joint written notice to the Escrow Agent instructing the Escrow Agent to deliver to the Buyer, within two Business Days after such date, from the Escrow Fund, an amount equal to all (but not less than all) of the aggregate amount of any such payment allocable to the Eligible Members.

(b) Claims for Indemnification Against the Company.

(i) Concurrently with the delivery by the Buyer to the Sellers’ Representative of notice of an Indemnification Claim under the Merger Agreement, the Buyer will deliver to the Escrow Agent a certificate in substantially the form of Annex I attached hereto (a “Certificate of Instruction”). No Certificate of Instruction may be delivered by the Buyer after the close of business on the day on which the claim underlying such Certificate of Instruction expires under Section 11.1 of the Merger Agreement, and in any event no Certificate of Instruction may be delivered by the Buyer after the close of business on the Business Day immediately preceding the Termination Date. The Escrow Agent shall give written notice to the Sellers’ Representative of its receipt of a Certificate of Instruction not later than the third Business Day following receipt thereof, together with a copy of such Certificate of Instruction. The Escrow Agent shall be entitled to conclusively rely on any Certificate of Instruction provided to it by the Buyer and shall have no duty to determine if any such Certificate of Instruction has been provided to the Escrow Agent in violation of this Section 4(b).

(ii) If the Escrow Agent (A) shall not, within 30 calendar days following its receipt of a Certificate of Instruction (the “Objection Period”), have received from the Sellers’ Representative a certificate in substantially the form of Annex II attached hereto (an “Objection Certificate”) disputing the Sellers’ Representative’s obligation to pay the Owed Amount referred to in such Certificate of Instruction, or (B) shall have received such an Objection Certificate within the Objection Period and shall thereafter have received either (i) a certificate from the Buyer and the Sellers’ Representative substantially in the form of Annex III attached hereto (a “Resolution Certificate”) stating that the Buyer and the Sellers’ Representative have agreed that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to the applicable Buyer Indemnified Parties or (ii) a copy of a final and non-appealable order of a court of competent jurisdiction (accompanied by a certificate of the Buyer and the Sellers’ Representative substantially in the form of Annex IV attached hereto (a “Litigation Certificate”)) stating that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to the applicable Buyer Indemnified Parties, then the Escrow Agent shall, on the Business Day next following (I) the expiration of the Objection Period or (II) the Escrow Agent’s receipt of a Resolution Certificate or a Litigation Certificate, as the case may be, deliver to the Buyer, from the Escrow Fund, an amount equal to the Owed Amount (or, if such Resolution Certificate or Litigation Certificate specifies that a lesser amount than such Owed Amount is payable, such lesser amount). The Escrow Agent shall give written notice to the Buyer of its receipt of an Objection Certificate not later than the third Business Day following receipt thereof, together with a copy of such Objection Certificate. The Escrow Agent shall be entitled to conclusively rely on any Objection Certificate, Resolution Certificate or Litigation Certificate provided to it by the Sellers’ Representative or the Buyer, respectively, and shall have no duty to determine if any such Objection Certificate, Resolution Certificate or Litigation Certificate has been provided to the Escrow Agent in violation of this Section 4(b).

(iii) Upon the payment by the Escrow Agent of the Owed Amount referred to in a Certificate of Instruction, such Certificate of Instruction shall be deemed canceled. Upon the receipt by the Escrow Agent of a Resolution Certificate or a Litigation Certificate and the payment by the Escrow Agent of the Owed Amount referred to therein, the related Certificate of Instruction shall be deemed canceled.

(iv) Upon the determination by the applicable Buyer Indemnified Parties that it has no claim or has released its claim with respect to an Owed Amount referred to in a Certificate of Instruction (or a specified portion thereof), the Buyer shall, not later than the third Business Day following such determination or release, deliver to the Escrow Agent a Certificate substantially in the form of Annex V attached hereto (a “Buyer Cancellation Certificate”) canceling such Certificate of Instruction (or such specified portion thereof, as the case may be), and such Certificate of Instruction (or portion thereof) shall thereupon be deemed canceled. The Escrow Agent shall give written notice to the Sellers’ Representative of its receipt of a Buyer Cancellation Certificate not later than the third Business Day following receipt thereof, together with a copy of such Buyer Cancellation Certificate. The Escrow Agent shall be entitled to conclusively rely on any Buyer Cancellation Certificate provided to it by the Buyer and shall have no duty to determine if any such Buyer Cancellation Certificate has been provided to the Escrow Agent in violation of this Section 4(b).

(v) If a Resolution Certificate or a Litigation Certificate delivered pursuant to 4(b)(ii) indicates that the portion of the Owed Amount that is payable is less than the entire Owed Amount indicated on the applicable Certificate of Instruction, the Certificate of Instruction shall be deemed cancelled as to the difference between the Owed Amount and the portion of the Owed Amount payable pursuant to the Resolution Certificate or the Litigation Certificate, as the case may be. Upon receipt of a final and non-appealable order of a court of competent jurisdiction stating that none of the Owed Amount referred to in a Certificate of Instruction as to which the Sellers’ Representative delivered an Objection Certificate within the Objection Period is payable by the Company to the applicable Buyer Indemnified Parties who delivered the applicable notice of Indemnification Claim, the Sellers’ Representative may deliver a copy of such order (accompanied by a certificate of the Sellers’ Representative substantially in the form of Annex VI attached hereto (a “Sellers’ Representative Cancellation Certificate”)) canceling such Certificate of Instruction, and such Certificate of Instruction shall thereupon be deemed canceled. The Escrow Agent shall give written notice to the Buyer of its receipt of a Sellers’ Representative Cancellation Certificate not later than the third Business Day following receipt thereof, together with a copy of such Sellers’ Representative Cancellation Certificate. The Escrow Agent shall be entitled to conclusively rely on any Sellers’ Representative Cancellation Certificate provided to it by the Sellers’ Representative and shall have no duty to determine if any such Sellers’ Representative Cancellation Certificate has been provided to the Escrow Agent in violation of this Section 4(b).

(vi) Notwithstanding the foregoing, all distributions from the Escrow Fund pursuant to this Section 4(b) shall be subject to the applicable limitations on the indemnification rights of the Buyer Indemnified Parties contained in Article XI of the Merger Agreement.

(c) Other Applicable Provisions.

(i) If payment is to be made from the Escrow Fund to the Buyer or a Buyer Indemnified Party under Section 4(a) or Section 4(b), such payment shall be made using the Cash Escrow and the Escrow Shares, pro rata in proportion to the amounts of cash and Permitted Investments, on the one hand, and Escrow Shares (valued at their then Current Market Price), on the other hand, contained in the Escrow Fund at such time. To the extent payment is to be made from the Escrow Fund to the Buyer or a Buyer Indemnified Party under Section 4(a) or Section 4(b) in the form of Escrow Shares, (x) the value of each such share shall be deemed to equal the Current Market Price as of the date of the final determination of the Resolution Certificate or the Litigation Certificate, as the case may be, or (if applicable) if no Objection Certificate is delivered, the date of the Certificate of Instruction, and (y) a certificate or certificates evidencing in the aggregate a number of whole Escrow Shares (rounding down to the nearest whole number) shall be delivered to the recipient.

(ii) To the extent that the Escrow Agent is required to deliver amounts from the Escrow Fund to the Buyer or the applicable Buyer Indemnified Parties under Section 4(a) or Section 4(b), it shall deliver to the Buyer or the applicable Buyer Indemnified Parties such amounts from the Escrow Fund free and clear of all Liens attributable to the Escrow Agent in its individual capacity and, in the case of Escrow Shares, stock transfer powers related thereto. The Buyer shall cause the transfer agent for the Buyer Common Stock to cooperate with the Escrow Agent in providing replacement stock certificates for shares of Buyer Common Stock in substitution for those held by the Escrow Agent in order to enable the Escrow Agent to make distributions of Escrow Shares required under this Agreement.

(iii) No certificate shall be delivered pursuant to this Section 4 unless it shall have been prepared in good faith by the party delivering such certificate, and all certificates delivered pursuant to this Section 4 shall represent bona fide notice for purposes of this Agreement.

5. Other Instructions Received By Escrow Agent. Notwithstanding anything to the contrary herein, the Escrow Agent shall dispose of the Escrow Fund in accordance with joint written instructions of the Buyer and the Sellers’ Representative given at any time. Whenever this Agreement provides for a writing to be delivered by the Buyer or the Sellers’ Representative to the Escrow Agent, the Escrow Agent shall only rely on a writing signed by any vice president or more senior corporate officer on behalf of the Sellers’ Representative and the Buyer.

6. Release of Escrow.

(a) Termination Date Release. The escrow established by this Agreement shall terminate on [  ]1 (the “Termination Date”); provided, that this Agreement shall continue in effect with respect to the escrow until the resolution of all outstanding indemnification claims as to which the Escrow Agent has properly received a Certificate of Instruction in accordance with Section 4(b)(i) on or prior to the Termination Date, and such escrow shall continue with respect to such claims until such claims have been resolved in accordance herewith. On the Termination Date, the Escrow Agent shall deliver to the Eligible Members, pro rata based on such Eligible Member’s Fully Diluted Percentage Interest, the remaining portion of the Escrow Fund, if any, less that amount of cash and Permitted Investments and a number of Escrow Shares, pro rata in proportion to the amounts of cash and Permitted Investments, on the one hand, and Escrow Shares (valued at their then Current Market Price), on the other hand, contained in the Escrow Fund at such time, that is equal to the aggregate of all amounts designated in the Certificates of Instruction received by the Escrow Agent prior to the Termination Date that have not been canceled in accordance with clauses (iii), (iv) or (v) of Section 4(b).

(b) Final Release. At such time on or following the Termination Date as the final determination referred to in Section 4(a) has been made and all Certificates of Instruction received by the Escrow Agent prior to the Termination Date have been canceled in accordance with clauses (iii), (iv) or (v) of Section 4(b), the Escrow Agent shall promptly deliver to Eligible Members, pro rata based on each such Eligible Member’s Fully Diluted Percentage Interest, the remaining portion of the Escrow Fund, if any, and this Agreement (other than Sections 8, 9, 10, and 13) shall automatically terminate. Notwithstanding the foregoing, each time a Certificate of Instruction is canceled after the Termination Date, if the aggregate amount of cash and Permitted Investments plus the Current Market Value of the Escrow Shares remaining in the Escrow Fund at such time exceeds the aggregate of all amounts designated in the Certificates of Instruction received by the Escrow Agent prior to the Termination Date that have not been canceled in accordance with clauses (iii), (iv) or (v) of Section 4(b), the Escrow Agent shall promptly deliver to the Eligible Members, pro rata based on each such Eligible Member’s Fully Diluted Percentage Interest, an amount of cash and Permitted Investments and a number of Escrow Shares, pro rata in proportion to the amounts of cash and Permitted Investments, on the one hand, and Escrow Shares (valued at their then Current Market Price), on the other hand, contained in the Escrow Fund at such time, that is equal to such excess.

(c) Other Applicable Provisions.

(i) To the extent Escrow Shares are delivered in any release from the Escrow Fund under this Section 6, a certificate or certificates evidencing in the aggregate a number of whole Escrow Shares (rounding down to the nearest whole number) shall be delivered to the applicable Eligible Members.

(ii) To the extent that the Escrow Agent is required to release amounts from the Escrow Fund under this Section 6, it shall release such amounts from the Escrow Fund free and clear of all Liens

[1] Note to Draft: To be conformed to the end of the Survival Period in the Merger Agreement.

attributable to the Escrow Agent in its individual capacity and, in the case of Escrow Shares, stock transfer powers related thereto.

7. Escrow Fund Statements. Not later than ten calendar days after the end of each calendar month during the term of this Agreement, the Escrow Agent shall deliver to the Buyer and the Sellers’ Representative a statement reflecting the investment activity and month-end balance with respect to the cash portion of the Escrow Fund during the prior month.

8. Compensation. In consideration of the services provided by the Escrow Agent in the performance of its duties hereunder, the Buyer and the Eligible Members agree to promptly reimburse the Escrow Agent for all out-of-pocket costs and expenses reasonably incurred by the Escrow Agent with respect to this Agreement, including reasonable fees of legal counsel, and to further compensate the Escrow Agent in accordance with the fee arrangements described in a separate Fee Agreement between the Buyer, the Sellers’ Representative and the Escrow Agent. It is expressly understood by the parties hereto that such costs and expenses referred to in the preceding sentence shall be borne equally between the Buyer, on one hand, and the Eligible Members, on the other hand; provided, that, the obligations of the Eligible Members shall be funded using the Cash Escrow and the Escrow Shares, pro rata in proportion to the amounts of cash and Permitted Investments, on the one hand, and Escrow Shares (valued at their Current Market Price on the date of payment), on the other hand, contained in the Escrow Fund at such time.

9. Limitations On Duties of Escrow Agent.

(a) All parties hereto acknowledge that the duties of the Escrow Agent hereunder are solely ministerial in nature and have been requested for their convenience. The Escrow Agent shall not be deemed to be the agent of, or the fiduciary for, either/any party hereto, or to have any legal or beneficial interest in the Escrow Fund. The parties hereto agree that the Escrow Agent (i) is a party to this Agreement only and has no duties or responsibilities in connection with, and shall not be charged with knowledge of, any agreements related hereto and (ii) shall not be liable for any act or omission taken or suffered in good faith with respect to this Agreement unless such act or omission is the result of the gross negligence or willful misconduct of the Escrow Agent. In no event shall the Escrow Agent be liable for punitive, consequential or incidental damages.

(b) The Escrow Agent may consult with legal counsel in connection with its duties hereunder and shall be fully protected and incur no liability relative to any action or inaction taken in good faith in accordance with the advice of such legal counsel and the Escrow Agent shall not be liable for the negligence of such legal counsel appointed by it with due care. The Escrow Agent shall have no responsibility for determining the genuineness or validity of any certificate, document, notice or other instrument or item presented to or deposited with it and shall be fully protected in acting in accordance with any written instruction given to it by any of the parties hereto and reasonably believed by the Escrow Agent to have been signed by the proper representatives of such parties.

(c) The Escrow Agent shall not be responsible for any losses relative to the investment or liquidation of the cash portion of the Escrow Fund, provided, that the cash portion of the Escrow Fund is invested and held in accordance with Section 2. In addition, the Escrow Agent shall not be responsible for assuring that the Escrow Fund is sufficient for the disbursements contemplated under Section 4 or under the Merger Agreement. The Escrow Agent shall be entitled to break or cancel any investment to the extent reasonably necessary or appropriate to make any payment required hereby, and shall not be responsible for any costs or penalties associated therewith.

(d) The parties hereto shall not require the Escrow Agent to institute legal proceedings of any kind or to appear in, prosecute or defend any action relating to the Merger Agreement. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it with respect to this Agreement unless requested to do so in writing by any of the parties hereto, and unless and until it is indemnified by the requesting party to the satisfaction of the Escrow Agent, in its sole and absolute discretion, against the cost and expense of such defense including, without limitation, the reasonable fees and expenses of its legal counsel. If any conflicting demand shall be made upon the Escrow Agent, it shall not be required to determine the same or take any action thereon and may await settlement of the controversy by appropriate and non-appealable legal proceedings. Upon the commencement of any action against or otherwise involving the Escrow

Agent with respect to this Agreement, the Escrow Agent shall be entitled to interplead the matter of this escrow in the Chosen Court (as defined in Section 16) and, in such event, the Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under this Agreement. In any such action, the Escrow Agent shall be entitled to the indemnities provided in Section 10 below.

(e) To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(f) The Escrow Agent will at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Merger Agreement or any document referred to therein, other than this Agreement.

(g) The Escrow Agent will not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions provided by the Buyer and/or the Sellers’ Representative, as applicable, in accordance with and subject to this Agreement.

(h) No provision of this Escrow Agreement will require the Escrow Agent to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Escrow Agent has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

(i) The Escrow Agent will not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution, delivery or performance hereof by the other parties hereto.

(j) The Escrow Agent will have no personal liability for any error or judgment made in good faith by any employee or agent of the Escrow Agent unless such person was grossly negligent.

(k) The Escrow Agent will incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including natural disaster, war or other circumstances beyond its reasonable control, the Escrow Agent will be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

(l) The Escrow Agent undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement. No implied covenants or obligations will be read into this Agreement.

(m) Whenever the Escrow Agent is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Escrow Agent will promptly give written notice (in such form as will be appropriate under the circumstances) to the Buyer and the Sellers’ Representative requesting instruction as to the course of action to be adopted, and, to the extent the Escrow Agent acts in good faith in accordance with any such joint instruction received, the Escrow Agent will not be liable on account of such action to any person.

10. Indemnification. The Buyer, on the one hand, and the Eligible Members, on the other hand, shall severally and not jointly indemnify, protect, save and hold harmless the Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnitees”) from and against any and all obligations, liabilities, claims, suits, judgments, losses, damages, costs or expenses of any kind or nature, including, without limitation, reasonable attorney’s fees and disbursements, which may be imposed on, incurred by, or asserted against any of them in connection with this Agreement or the Escrow Agent’s duties hereunder, except to the extent arising from the Escrow Agent’s or another Indemnitee’s gross negligence, bad faith or willful misconduct. The foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement. It is expressly understood by the Buyer and the Eligible Members that all payments made in connection with this paragraph shall be borne equally between the Buyer, on the one hand, and the Eligible Members, on the other hand, and to the extent that the Buyer or the Eligible Members pays in excess of 50% of the aggregate payments made in connection with this paragraph, the other party shall reimburse either the Buyer or the Eligible Members, as the case may be, in the amount of such excess.

11. Resignation of Escrow Agent; Appointment of Successor Escrow Agent. The Escrow Agent may resign as escrow agent at any time and be discharged of its duties hereunder after thirty calendar days’ notice to the Buyer and the Sellers’ Representative, but only if a successor escrow agent has been jointly appointed by the Buyer and the Sellers’ Representative prior to the effective date of the Escrow Agent’s resignation. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by the Buyer and the Sellers’ Representative and delivered to the Escrow Agent. Upon receipt of notice of resignation or removal, the Buyer and the Sellers’ Representative promptly shall use their commercially reasonable efforts to designate a successor escrow agent to serve in accordance with the terms of this Agreement. In the case of a resignation, if the Buyer and the Sellers’ Representative cannot unanimously agree on a successor escrow agent during such thirty day period, the Escrow Agent shall have the right to appoint (or, at the expense of the Buyer and the Sellers’ Representative (each of the Buyer, on one hand, and the Sellers’ Representative, on the other hand, being liable for 50% of such expense), to petition a court of competent jurisdiction to appoint) a successor escrow agent to serve in accordance with the terms of this Agreement. Any successor escrow agent shall be a banking corporation or trust company having total assets in excess of $300,000,000, which shall agree in writing to be bound by the provisions hereof. Upon the appointment of a successor escrow agent by the parties hereunder, the Escrow Agent’s duties and responsibilities under this Agreement shall terminate. If (a) the Escrow Agent shall merge or consolidate with another corporation or shall sell all or substantially all of its corporate trust business to another corporation and (b) such surviving corporation or transferee is a banking corporation or trust company having total assets in excess of $300,000,000, the surviving corporation or transferee, as applicable, shall be the escrow agent hereunder without any further act on the part of any of the parties to this Agreement, and shall be bound by the terms of this Agreement.

12. Definitions. The following terms, as used herein, have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day, other than Saturday, Sunday or a day on which banks in Wilmington, Delaware or New York City are permitted or required by law to be closed, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

“Buyer” has the meaning set forth in the preamble.

“Buyer Cancellation Certificate” has the meaning set forth in Section 4(b)(iv).

“Buyer Common Stock” means the commons stock, par value $0.001 per share, of the Buyer.

“Buyer Indemnified Parties” has the meaning set forth in the Merger Agreement.

“Buyer Sub” has the meaning set forth in the recitals.

“Cash Escrow” has the meaning set forth in Section 2.

“Certificate of Instruction” has the meaning set forth in Section 4(b)(i).

“Chosen Court” has the meaning set forth in Section 16.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Closing Price” means, with respect to any shares of Buyer Common Stock as of the date of determination, the closing price per share of a share of Buyer Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which shares of Buyer Common Stock are then listed or admitted to trading.

“Code” means the Internal Revenue Code of 1986, as amended.

“Current Market Price” means, with respect to a share of Buyer Common Stock, on any date of determination, the average of the daily Closing Price of shares of Buyer Common Stock for the immediately preceding ten days on which the national securities exchanges are open for trading.

“Eligible Members” has the meaning set forth in the recitals.

“Escrow Agent” has the meaning set forth in the preamble.

“Escrow Fund” has the meaning set forth in Section 2.

“Escrow Shares” has the meaning set forth in Section 2.

“Fee Agreement” means that agreement between the Buyer and the Escrow Agent whereby the Escrow Agent will receive its compensation.

“Fully Diluted Percentage Interest” has the meaning set forth in the Merger Agreement.

“Indemnification Claim” has the meaning set forth in the Merger Agreement.

“Indemnitees” has the meaning set forth Section 10.

“Liens” means any liens, pledges, security interests, claims, encumbrances, options, rights of first refusal or offer, mortgages, deeds of trust, easements, restrictive covenants, encroachments or other survey defects or any other restriction or third party right, including restrictions on the right to vote equity interests.

“Litigation Certificate” has the meaning set forth in Section 4(b)(ii).

“Membership Interests” has the meaning set forth in the Merger Agreement.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Objection Certificate” has the meaning set forth in Section 4(b)(ii).

“Objection Period” has the meaning set forth in Section 4(b)(ii).

“Owed Amount” has the meaning in the applicable Certificate of Instruction, Resolution Certificate or Litigation Certificate.

“Permitted Investments” has the meaning set forth in Section 2.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust or other entity or organization, including an unincorporated organization, a government or political subdivision or an agency or instrumentality thereof.

“Resolution Certificate” has the meaning set forth in Section 4(b)(ii).

“Sellers’ Representative” has the meaning set forth in the preamble.

“Sellers’ Representative Cancellation Certificate” has the meaning set forth in Section 4(b)(v).

“Share Indemnity Escrow Amount” has the meaning set forth in the recitals.

“Termination Date” has the meaning set forth in Section 6(b).

“U.S. Securities” has the meaning set forth in Section 2.

“Wilmington Mutual Fund” has the meaning set forth in Section 2.

13. Amendment, etc. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by written instrument duly executed by each of the Buyer, the Sellers’ Representative and the Escrow Agent, which in the case of the Escrow Agent, such consent shall not be unreasonably withheld, delayed or conditioned. No waiver by any party of any term or condition contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition contained in this Agreement on any future occasion. Notwithstanding anything herein to the contrary, the Escrow Agent may, but will not be obligated to, enter into any such amendment which adversely affects the Escrow Agent’s rights, duties or immunities under this Agreement or otherwise.

14. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied or sent by email, overnight courier or certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telecopied (upon electronic confirmation) or by email, or if sent by overnight courier, one day after the date of such sending, or if mailed, two days after the date of mailing, as follows:

If to the Sellers’ Representative:

Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017
Facsimile: (212) 451-3216
Attention: Brian L. Schorr, Esq.

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile: (212) 757-3990
Attention: Paul D Ginsberg, Esq.

If to the Buyer or Buyer Sub:

Deerfield Triarc Capital Corp.
c/o Peter Rothschild
Daroth Capital Advisers LLC
750 Third Avenue, 22nd Floor
New York, NY 10017
Facsimile: (212) 687-3200

With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Simeon Gold, Esq.
Facsimile: (212) 310-8007

If to the Escrow Agent:

[  ]
[  ]
[  ]
[  ]
[  ]

With a copy to:

[  ]

[  ]
[  ]
Facsimile:
Attention:

15. Governing Law. This Agreement and any claim or controversy related hereto shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflict of laws thereof.

16. Consent to Jurisdiction and Service of Process. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City (each, a “Chosen Court”), so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of the Chosen Court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Court or that any such suit, action or proceeding which is brought in the Chosen Court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of the Chosen Court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14 shall be deemed effective service of process on such party.

17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

18. No Third-Party Beneficiaries. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement, the Indemnitees under Section 10 and any Buyer Indemnified Parties.

19. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any party or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other parties or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

20. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

21. Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

22. Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions (without the payment or posting of any bond) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

23. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

24. Certain Tax Matters. The parties hereto agree that the Eligible Members will be deemed to be owners of the Escrow Fund for income tax purposes in accordance with each such Eligible Member’s Fully Diluted Percentage Interest, and that they will report all income, if any, that is earned on, or derived from, the cash portion of the Escrow Fund as the income of such Person in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto; provided, however, that in order to permit each Eligible Member to satisfy its tax obligations hereunder, upon issuance of an IRS Form 1099 by the Escrow Agent to such Eligible Member with respect to taxable income or gain, the Escrow Agent shall deliver to such Eligible Member an amount of cash equal to 40% of the amount of such taxable income or gain during the period covered by and included on such IRS Form 1099 issued to such Eligible Member.

25. Entire Agreement. This Agreement (including all Schedules and Annexes hereto) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

26. Payment Dates. Whenever any payment under this Agreement shall be due on a day other than a Business Day, that payment shall be made on the next succeeding Business Day.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

[ ]
By:
Name:
Title:
DEERFIELD TRIARC CAPITAL CORP.
By:
Name:
Title:
TRIARC COMPANIES, INC., as Sellers’ Representative
By:
Name:
Title:

ANNEX I

FORM OF

CERTIFICATE OF INSTRUCTION

to

[  ],

as Escrow Agent

The undersigned, Deerfield Triarc Capital Corp., a Maryland corporation (the “Buyer”), pursuant to Section 4(b)(i) of the Escrow Agreement, dated as of [  ], 2007, by and among the Escrow Agent, the Buyer and the Sellers’ Representative, (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

(a) certifies that (i) [the Buyer]/[a Buyer Indemnified Party] has sent to the Sellers’ Representative a notice of Indemnification Claim, a copy of which written notice is attached hereto, and (ii) the amount of $___________ (the “Owed Amount”) is payable to [the Buyer]/[such Buyer Indemnified Party] by the Company pursuant to Section 11.2(a) of the Merger Agreement by reason of the matter described in such notice of Indemnification Claim; and

(b) instructs you to deliver to [the Buyer]/[such Buyer Indemnified Party] $_____ from the Escrow Fund payable as provided in Section 4(c) of the Escrow Agreement within 10 Business Days following the expiration of the Objection Period, unless you receive an Objection Certificate from the Sellers’ Representative prior to the expiration of the Objection Period.

DEERFIELD TRIARC CAPITAL CORP.
By:	______________________________
Name:
Title:

Dated: _________________, 200__

ANNEX II

FORM OF

OBJECTION CERTIFICATE

to

[  ],

as Escrow Agent

The undersigned, pursuant to Section 4(b)(ii) of the Escrow Agreement, dated as of [  ], 2007, by and among the Escrow Agent, the Buyer and Sellers’ Representative (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

(a) disputes that the Owed Amount referred to in the Certificate of Instruction dated _________, ____ is payable to [the Buyer]/[the Buyer Indemnified Party] by the Company pursuant to Section 11.2(a) of the Merger Agreement;

(b) certifies that the undersigned has sent to [  ] a written statement dated ___________, ____, a copy of which is attached hereto, disputing the liability of the Company to [the Buyer]/[the Buyer Indemnified Party] for the Owed Amount; and

(c) objects to your making payment to [the Buyer]/[the Buyer Indemnified Party] as provided in such Certificate of Instruction.

TRIARC COMPANIES, INC., as Sellers’ Representative
By:	________________________________
Name:
Title:

Dated: _________________, 200__

ANNEX III

FORM OF

RESOLUTION CERTIFICATE

to

[  ],

as Escrow Agent

The undersigned, pursuant to Section 4(b)(ii) of the Escrow Agreement, dated as of [  ], 2007, by and among the Escrow Agent, the Buyer and the Sellers’ Representative (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

(a) certify that (i) [the Buyer]/[a Buyer Indemnified Party] and the Company have resolved their dispute as to the matter described in the Certificate of Instruction dated __________, ____ and the related Objection Certificate dated ___________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates is $______________;

(b) instruct you to deliver to [the Buyer]/[a Buyer Indemnified Party] from the Escrow Fund, an amount equal to $_______, payable as provided in Section 4(c) of the Escrow Agreement in each case, within 10 Business Days following your receipt of this Certificate; and

(c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable by the Company to [the Buyer]/[such Buyer Indemnified Party] and such Certificate of Instruction is hereby canceled.

DEERFIELD TRIARC CAPITAL CORP.
By:	______________________________
Name:
Title:
TRIARC COMPANIES, INC., as Sellers’ Representative
By:	________________________________
Name:
Title:

Dated: _________________, 200__

ANNEX IV

FORM OF

LITIGATION CERTIFICATE

to

[  ],

as Escrow Agent

The undersigned, pursuant to Section 4(b)(ii) of the Escrow Agreement, dated as of [  ], 2007, by and among the Escrow Agent, the Buyer and the Sellers’ Representative (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

(a) certify that (i) attached hereto is an order of a court of competent jurisdiction resolving the dispute between [the Buyer]/[a Buyer Indemnified Party] and the Company as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates, as provided in such order, is $______________;

(b) instruct you to deliver to [the Buyer]/[such Buyer Indemnified Party] from the Escrow Fund, an amount equal to $______, payable as provided in Section 4(c) of the Escrow Agreement, in each case, within 10 Business Days following your receipt of this Certificate; and

(c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable by the Company to [the Buyer]/[such Buyer Indemnified Party] and such Certificate of Instruction is hereby canceled.

DEERFIELD TRIARC CAPITAL CORP.
By:	_______________________________
Name:
Title:
TRIARC COMPANIES, INC., as Sellers’ Representative
By:	________________________________
Name:
Title:

Dated: _________________, 200__

ANNEX V

FORM OF

BUYER CANCELLATION CERTIFICATE

to

[  ],

as Escrow Agent

The undersigned, Deerfield Triarc Capital Corp., a Maryland corporation (the “Buyer”), pursuant to Section 4(b)(iv) of the Escrow Agreement, dated as of [  ], 2007, by and among the Escrow Agent, the Buyer and the Sellers’ Representative (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

(a) certifies that (i) it hereby releases its claim against the Company with respect to [all] [specify portion] of the Owed Amount designated in the Certificate of Instruction dated _____________, ____ and (ii) as a result the Owed Amount with respect to such Certificate of Instruction is $__________; and

(b) agrees that such Certificate of Instruction is, to the extent released as provided in clause (i) of paragraph (a) above, canceled.

DEERFIELD TRIARC CAPITAL CORP.
By:	_______________________________
Name:
Title

Dated: _________________, 200__

ANNEX VI

FORM OF

SELLERS’ REPRESENTATIVE CANCELLATION CERTIFICATE

to

[  ],

as Escrow Agent

The undersigned, pursuant to Section 4(b)(v) of the Escrow Agreement, dated as of [  ], 2007, by and among the Escrow Agent, the Buyer and the Sellers’ Representative (terms defined in said Escrow Agreement have the same meanings when used herein), hereby certifies that (i) attached hereto is a final, nonappealable order of a court of competent jurisdiction resolving the dispute between [the Buyer]/[the Buyer Indemnified Party] and the Sellers’ Representative as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____, (ii) as provided in such order, there is no Owed Amount with respect to the matter described in such Certificate, and (iii) this Sellers’ Representative Cancellation Certificate is being rendered by the Sellers’ Representative in good faith and that [the Buyer]/[the Buyer Indemnified Party] and the Escrow Agent may rely on such good faith determination.

TRIARC COMPANIES, INC., as Sellers’ Representative
By:	________________________________
Name:
Title:

Dated: _________________, 200__

Schedule I

Fully Diluted Percentage Interests

Eligible Members	Fully Diluted Percentage Interests

Total	100.0%

Sch. I-1